As filed with the Securities and Exchange Commission on September 26, 2006

Registration No. 333-135953

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

AMENDMENT NO. 1
TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICROFIELD GROUP, INC.
(Name of small business issuer in its charter)

Oregon	1731	93-0935149
(State or other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

111 SW Columbia, Suite 480
Portland, Oregon 97201
(503) 419-3580
(Address and telephone number of principal executive offices and principal place of business)

Rodney M. Boucher, Chief Executive Officer
MICROFIELD GROUP, INC.
111 SW Columbia, Suite 480
Portland, Oregon 97201
(503) 419-3580
(Name, address and telephone number of agent for service)

Copies to:
Jeffrey Fessler, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Flr.
New York, New York 10018
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2006

MICROFIELD GROUP, INC.

13,125,000 SHARES OF

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 13,125,000 shares of our common stock, consisting of up to 5,625,000 shares issuable upon the exercise of common stock purchase warrants and 7,500,000 shares of common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will pay the expenses of registering these shares.

Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol “MICG”. The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on September 22, 2006, was $1.80.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Microfield Group, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

TABLE OF CONTENTS

Where You Can Find More Information
Prospectus Summary
Risk Factors
Forward Looking Statements
Use of Proceeds
Market For Equity and Related Stockholder Matters
Selected Financial Data
Management’s Discussion and Analysis of Financial Condition or Plan of Operation
Business
Description of Property
Legal Proceedings
Management
Executive Compensation
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Description of Securities
Indemnification for Securities Act Liabilities
Plan of Distribution
Selling Stockholders
Legal Matters
Experts
Available Information
Index to Financial Statements

i

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed on Form S-1 with the Securities and Exchange Commission or SEC. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. You should refer to the registration statement for additional information about us and the common stock being offered in this prospectus. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement or any document incorporated by reference into the registration statement are not necessarily complete, and you should review the referenced document itself for a complete understanding of its terms.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference facilities located at 100 F Street, N.E., Washington, DC 20549, and at the SEC’s regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Woolworth Building, 233 Broadway New York, New York. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the secured convertible notes to the financial statements.

MICROFIELD GROUP, INC.

We specialize in the installation of electrical, control, and telecomunications products and services, and in transactions involving integration of consumers of electricity into the wholesale electricity markets. We expanded through acquisitions in 2005 from an energy and related technologies and services business to a business that also provides energy consumers a new source of energy revenues and savings and the means to achieve such benefits. Included in these acquisitions are the capabilities to service high voltage facilities including wind farms and solar energy collection facilities. Two new subsidiaries have been integrated with the Christenson Velagio, Inc. (“CVI”) subsidiary this year. These subsidiaries are Christenson Electric, Inc. (“CEI”), acquired in July and EnergyConnect, Inc. (ECI”), acquired in October. Our objective is to leverage our assets and resources and build a viable, profitable, wholesale power transaction, electrical services, and technology infrastructure business.

We have the ability to deliver the following products and services:

•              Electrical and systems engineering and design

•              Controls, lighting, and cabling

•              Building electric service

•              Solar, wind, distributed generation, and substations

•              Information technology networks

•              Telecommunications, computer telephony, and integrated systems

•              Life safety and security systems

•              Redistribution in malls and shopping centers

•              Construction, maintenance, inspection, and upgrades

•              Integrated building controls, wiring, and cabling

•              HVAC,

•          Lighting

•              Life safety systems

•              Telecommunications systems integration and infrastructure

•              Computer telephony integration

•              Digital Video CCTV systems

•              Enterprise security systems

•              Wireless networking solutions

•              Information technology networks

•              Voice / data systems

•              Electrical construction service

•              Buildings and industrial systems

•              Substations

•              Wind farms, solar collectors, and distributed generation

•              Redistribution in malls and shopping centers

•              Software development

•              Commercial building energy data management, data acquisition, and modeling

•              Regional grid data monitoring, data management, and price forecasting

•              Electric consumer transactional interface, wholesale products, and transaction management

•              Settlement systems and related protocols

•              Electric Power Transactions

•              Service electric energy, capacity, and reserve needs of regional electric grids

•              Service wholesale electric markets to improve electric supply and delivery efficiencies

•              Enable buildings and industrial consumers to contribute to these services

CVI has been focused on electrical and technology products and services to customers in the Portland and Eugene, Oregon markets and the southwest Washington State markets. With the recent acquisitions our footprint for coordinating, managing, directing, and/or supervising services to energy consumers is being expanded to include additional regions in the US. CEI provides electrical design and construction services to utilities, grid operators and electric power generation companies nationally. ECI enables buildings and industrial electric consumers to contribute to the wholesale electric market, provides the transaction technologies and processes to integrate consumers into the wholesale electric market, and uses these capabilities to service regional electric grid operators with energy, capacity, reserves, and related needs. Integrating CVI, CEI and ECI combines the breadth of services needed to deliver full service solutions to our customers.

CVI has continuously provided electrical design, engineering, and construction services for more that 50 years. It now services all of the electrical, control, lighting, safety, security, and related systems needed for economic and secure operations of buildings and industrial sites. A substantial portion of CVI business is repeat business under long-standing relationships with it customers. CVI operates a fleet of service trucks that supply the electric related needs of hundreds of customers.

Through its work on alternative energy projects such as wind farms and solar farms, CEI has been at the forefront of the current boom in building the alternative energy distribution infrastructure. CEI will continue its historic businesses including wind farm electrical construction, maintenance and construction of substations, and maintenance and construction of distribution and transmission facilities. Christenson Electric also continues to provide services to Bonneville Power Administration and other major utilities under long-standing contractual relationships.

ECI provides wholesale electric market transaction services to regional electric grids. Selected needs of electric grid operators, including energy, capacity, and reserves have been formed into products that can be delivered through ECI systems to the grid. ECI technologies, processes, and services enable buildings and electric consumers to contribute to such wholesale services at levels and with complexities of service never before achieved. It is anticipated ECI transaction services will increase the need for many of the services supplied by CVI before the acquisition.

For the fiscal year ended December 31, 2005, we generated $57,935,035 in revenues and had a net loss of $77,953,193. This loss included charges of $77,419,759 due to impairment of our Company’s goodwill and intangibles, and $503,543 for the revaluation of a warrant liability at December 31, 2005. For the year ended January 1, 2005, we generated $36,466,618 in revenues and had a net loss of $6,181,683. As a result of our history of losses and our experiencing difficulty in generating sufficient cash flow to meet our obligations and sustain our operations, our auditors, in their report dated February 24, 2006, have expressed substantial doubt about our ability to continue as going concern. Christenson Electric was acquired on July 20, 2005. Therefore the revenue and net loss numbers above only include revenue and expenses from that entity from July 20, 2005 through December 31, 2005. EnergyConnect was acquired on October 13, 2005, therefore the revenue and net income amounts mentioned above only include revenue and expenses of EnergyConnect from October 14, 2005 through December 31, 2005.

Our principal offices are located at 111 SW Columbia Ave, Suite 480, Portland, Oregon 97201, and our telephone number is (503) 419-3580. We are an Oregon corporation. We maintain websites at www.microfield.com and www.energyconnectinc.com The information contained on these websites is not deemed to be a part of this prospectus.

Recent Developments

On June 30, 2006, we closed a private placement of 7,500,000 shares of common stock for gross proceeds of approximately $15 million before payment of commissions and expenses. We also issued 5,625,000 warrants to purchase shares of our common stock at $3.00 per share which are exercisable until 2011. The warrants can be exercised on a “cashless” basis if a registration statement covering the shares of common stock underlying the warrants is not available for resale of such shares.  In connection with the private placement, we entered into a registration rights agreement with the investors in the private placement pursuant to which we have agreed to file a registration statement with the SEC to register for resale the shares of common stock issued in the private placement, as well as the shares of common stock issuable upon the exercise of the warrants.  The registration rights provide for us to file a registration statement with the SEC no later than 90 days after June 30, 2006 and have it declared effective by the SEC no later than 120 days after June 30, 2006.  We filed this registration statement on July 21, 2006, registering for resale the 7,500,000 shares of common stock and the 5,625,000 shares of common stock underlying the warrants.  In the event that the registration statement is not declared effective by the SEC by October 28, 2006, we shall pay to each holder of securities an amount in cash equal to 1% of the amount paid by such holders for the securities for every 30-day period the registration statement is not declared effective.  The maximum amount paid shall not exceed 10% of the aggregate amount paid by the holders for the securities.

The Offering

Common stock offered by selling stockholders	Up to 13,125,000 shares, consisting of the following:

	-	7,500,000 shares of common stock;

	-	up to 5,625,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $3.00 per share.

Use of proceeds	We will not receive any proceeds from the sale of the common stock.

Over-The-Counter Bulletin Board Symbol	MICG

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business

We Have a History Of Losses Which May Continue and Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred net losses of $6,181,683 for the year ended January 1, 2005 and $6,046,232 for the year ended January 3, 2004. For the fiscal year ended December 31, 2005, we had a net loss of $77,953,193. Of this amount $77,419,759 was due to a non-cash write-off of impaired goodwill from the ECI transaction, and other intangible asset, non-cash impairment charges, and in addition included a charge of $503,543 for the non-cash re-valuation of a warrant liability. For the six months ended July 1, 2006, we had a net loss of $4,169,723. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors. Additionally, as we continue to incur losses, our accumulated deficit will continue to increase, which might make it harder for us to obtain financing in the future. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us, which could result in reducing or terminating our operations.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

We will require additional funds to sustain and expand our research and development activities. We anticipate that we will require up to approximately $2,000,000 to fund our anticipated research and development operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. Even if we do receive additional financing, it may not be sufficient to sustain or expand our research and development operations or continue our business operations.

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Registered Public Accounting Firm Has Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated February 24, 2006, our independent registered public accounting firm stated that our financial statements for the year ended December 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised due to our incurring net losses of $77,953,193 and $6,181,683, for the years ended December 31, 2005 and January 1, 2005, respectively. In addition, at December 31, 2005, our current liabilities exceeded our current assets by $5,698,183. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, generating sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Many Of Our Competitors Are Larger and Have Greater Financial and Other Resources than We Do and Those Advantages Could Make It Difficult For Us to Compete With Them.

The electrical products and services industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

The Failure To Manage Our Growth In Operations And Acquisitions Of New Product Lines And New Businesses Could Have A Material Adverse Effect On Us.

The expected growth of our operations (as to which no representation can be made) will place a significant strain on our current management resources. To manage this expected growth, we will need to improve our:

•              operations and financial systems;

•              procedures and controls; and

•              training and management of our employees.

Our future growth may be attributable to acquisitions of new product lines and new businesses. We expect that future acquisitions, if successfully consummated, will create increased working capital requirements, which will likely precede by several months any material contribution of an acquisition to our net income.

Our failure to manage growth or future acquisitions successfully could seriously harm our operating results. Also, acquisition costs could cause our quarterly operating results to vary significantly. Furthermore, our stockholders would be diluted if we financed the acquisitions by incurring convertible debt or issuing securities.

Although we currently only have operations within the United States, if we were to acquire an international operation; we will face additional risks, including:

•              difficulties in staffing, managing and integrating international operations due to language, cultural or other differences;

•              Different or conflicting regulatory or legal requirements;

•              Foreign currency fluctuations; and

•              diversion of significant time and attention of our management.

Potential future acquisitions could be difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our operating results.

Since September 2004, we have acquired three companies and we intend to further expand our operations through targeted, strategic acquisitions over time. This may require significant management time and financial resources because we may need to integrate widely dispersed operations with distinct corporate cultures. Our failure to manage future acquisitions successfully could seriously harm our operating results. Also, acquisition costs could cause our quarterly operating results to vary significantly. Furthermore, our stockholders would be diluted if we financed the acquisitions by incurring convertible debt or issuing securities.

Goodwill Recorded On Our Balance Sheet May Become Impaired, Which Could Have A Material Adverse Effect On Our Operating Results.

As a result of each of the acquisitions we have been a party to, we have recorded a significant amount of goodwill. As required by Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Intangible Assets,” we annually evaluate the potential impairment of goodwill that was recorded at each acquisition date. Circumstances could change which would give rise to an impairment of the value of that recorded goodwill. This potential impairment would be charged as an expense to the statement of operations which could have a material adverse effect on our operating results. For the twelve months ended December 31, 2005, we wrote off, approximately $77 million of goodwill due to impairment testing of this asset.

If We Are Unable to Retain the Services of Messrs. Boucher and Walter, or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued service of Mr. Rodney M. Boucher, our Chief Executive Officer and Mr. A. Mark Walter, our President. We do not have employment agreements with Messrs. Boucher or Walter. Loss of the services of Messrs. Boucher or Walter could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Boucher or Walter. We are not aware of any named executive officer or director who has plans to leave us or retire. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Our success is dependent on the growth in energy management and curtailment programs, and the continued need for electrical construction and technology services, and to the extent that such growth slows and the need for services curtail , our business may be harmed.

The construction services industry has experienced a drop in demand since 2000 both in the United States and internationally. Recently, however, that trend has reversed in response to a turnaround in the capital markets, renewed growth in the construction industry, passage of favorable energy tax legislation by Congress, and a vibrant real estate market. It is difficult to predict whether these changes will result in continued economic improvement in the industries which our company serves. If the rate of growth should slow down, or end users reduce their capital investments in construction related products, our operating results may decline which could cause a decline in our profits.

Our quarterly results fluctuate and may cause our stock price to decline.

Our quarterly operating results have fluctuated in the past and will likely fluctuate in the future. As a result, we believe that period to period comparisons of our results of operations are not a good indication of our future performance. A number of factors, many of which are outside of our control, are likely to cause these fluctuations.

The factors outside of our control include:

•              Construction and energy market conditions and economic conditions generally;

•              Timing and volume of customers’ specialty construction projects;

•              The timing and size of construction projects by end users;

•              Fluctuations in demand for our services;

•              Changes in our mix of customers’ projects and business activities;

•              The length of sales cycles;

•              Adverse weather conditions, particularly during the winter season, could effect our ability to render services in certain regions of the United States;

•              The ability of certain customers to sustain capital resources to pay their trade accounts receivable balances;

•              Reductions in the prices of services offered by our competitors; and

•              Costs of integrating technologies or businesses that we add.

The factors substantially within our control include:

•              Changes in the actual and estimated costs and time to complete fixed-price, time-certain projects that may result in revenue adjustments for contracts where revenue is recognized under the percentage of completion method;

•              The timing of expansion into new markets;

•              Costs incurred to support internal growth and acquisitions;

•              Fluctuations in operating results caused by acquisitions; and

•              The timing and payments associated with possible acquisitions.

Because our operating results may vary significantly from quarter to quarter, our operating results may not meet the expectations of securities analysts and investors, and our common stock could decline significantly which may expose us to risks of securities litigation, impair our ability to attract and retain qualified individuals using equity incentives and make it more difficult to complete acquisitions using equity as consideration.

Failure to keep pace with the latest technological changes could result in decreased revenues.

The market for our services is partially characterized by rapid change and technological improvements. Failure to respond in a timely and cost-effective way to these technological developments could result in serious harm to our business and operating results. We have derived, and we expect to continue to derive, a significant portion of our revenues from technology based products. As a result, our success will depend, in part, on our ability to develop and market product and service offerings that respond in a timely manner to the technological advances of our customers, evolving industry standards and changing client preferences.

Failure to properly manage projects may result in costs or claims.

Our engagements often involve large scale, highly complex projects utilizing leading technology. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our customers, and to effectively manage the project and deploy appropriate resources, including third-party contractors, and our own personnel, in a timely manner. Any defects or errors or failure to meet clients’ expectations could result in claims for substantial damages against us. Our contracts generally limit our liability for damages that arise from negligent acts, error, mistakes or omissions in rendering services to our clients. However, we cannot be sure that these contractual provisions will protect us from liability for damages in the event we are sued. In addition, in certain instances, we guarantee customers that we will complete a project by a scheduled date or that the project will achieve certain performance standards. As a result, we often have to make judgments concerning time and labor costs. If the project experiences a problem, we may not be able to recover the additional costs we will incur, which could exceed revenues realized from a project. Finally, if we miscalculate the resources or time we need to complete a project with capped or fixed fees, our operating results could seriously decline.

During the ordinary course of our business, we may become subject to lawsuits or indemnity claims, which could materially and adversely affect our business and results of operations.

We have in the past been, and may in the future be, named as a defendant in lawsuits, claims and other legal proceedings during the ordinary course of our business. These actions may seek, among other things, compensation for alleged personal injury, workers’ compensation, employment discrimination, breach of contract, property damage, punitive damages, civil penalties or other losses, consequential damages or injunctive or declaratory relief. In addition, pursuant to our service arrangements, we generally indemnify our customers for claims related to the services we provide thereunder. Furthermore, our services are integral to the operation and performance of the electric distribution and transmission infrastructure. As a result, we may become subject to lawsuits or claims for any failure of the systems that we work on, even if our services are not the cause for such failures. In addition, we may incur civil and criminal liabilities to the extent that our services contributed to any property damage or blackout. With respect to such lawsuits, claims, proceedings and indemnities, we have and will accrue reserves in accordance with generally accepted accounting principles. In the event that such actions or indemnities are ultimately resolved unfavorably at amounts exceeding our accrued reserves, or at material amounts, the outcome could materially and adversely affect our reputation, business and results of operations. In addition, payments of significant amounts, even if reserved, could adversely affect our liquidity position.

Our failure to comply with, or the imposition of liability under, environmental laws and regulations could result in significant costs.

Our facilities and operations, including fueling and truck maintenance, repair, washing and final-stage construction, are subject to various environmental laws and regulations relating principally to the use, storage and disposal of solid and hazardous wastes and the discharge of pollutants into the air, water and land. Violations of these requirements, or of any permits required for our operations, could result in significant fines or penalties. We are also subject to laws and regulations that can impose liability, sometimes without regard to fault, for investigating or cleaning up contamination, as well as for damages to property or natural resources and for personal injury arising out of such contamination. Such liabilities may also be joint and several, meaning that we could be held responsible for more than our share of the liability involved, or even the entire amount. The presence of environmental contamination could also adversely affect our ongoing operations. In addition, we perform work in wetlands and other environmentally sensitive areas, as well as in different types of underground environments. In the event we fail to obtain or comply with any permits required for such activities, or such activities cause any environmental damage, we could incur significant liability. We have incurred costs in connection with environmental compliance, remediation and/or monitoring, and we anticipate that we will continue to do so. Discovery of additional contamination for which we are responsible, the enactment of new laws and regulations, or changes in how existing requirements are enforced, could require us to incur additional costs for compliance or subject us to unexpected liabilities.

The electric infrastructure servicing business is subject to seasonal variations, which may cause our operating results to vary significantly from period to period and could cause the market price of our stock to fall.

Due to the fact that a significant portion of our business is performed outdoors, our results of operations are subject to seasonal variations. These seasonal variations affect our core activities of maintaining, upgrading and extending electrical distribution powerlines and not only our storm restoration services. Generally, during the winter months, demand for new work and maintenance services may be lower due to reduced construction activity during inclement weather, while demand for electrical service and repairs may be higher due to damage caused by such weather conditions. Additionally, more energy management transactional revenues are produced in peak energy usage months during the winter and summer. Seasonal variations will cause fluctuations in our revenues during the year. As a result, operating results may vary significantly from period to period. If our operating results fall below the public’s or analysts’ expectations in some future period or periods, the market price of our common stock will likely fall in such period or periods.

Employee strikes and other labor-related disruptions may adversely affect our operations.

Our electric services business is labor intensive, requiring large numbers of electricians, installers and other personnel. Subject to seasonality, approximately 85-95% of our workforce is unionized. Strikes or labor disputes with our unionized employees may adversely affect our ability to conduct our business. If we are unable to reach agreement with any of our unionized work groups on future negotiations regarding the terms of their collective bargaining agreements, or if additional segments of our workforce become unionized, we may be subject to work interruptions or stoppages. Any of these events would be disruptive to our operations and could harm our business.

Our Trademark and Other Intellectual Property Rights May not be Adequately Protected Outside the United States, Resulting in Loss of Revenue.

We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of any potential international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure you that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent, as do the laws of the United States.

Intellectual Property Litigation Could Harm Our Business.

Litigation regarding patents and other intellectual property rights is extensive in the technology industry. In the event of an intellectual property dispute, we may be forced to litigate. This litigation could involve proceedings instituted by the U.S. Patent and Trademark Office or the International Trade Commission, as well as proceedings brought directly by affected third parties. Intellectual property litigation can be extremely expensive, and these expenses, as well as the consequences should we not prevail, could seriously harm our business.

If a third party claims an intellectual property right to technology we use, we might need to discontinue an important product or product line, alter our products and processes, pay license fees or cease our affected business activities. Although we might under these circumstances attempt to obtain a license to this intellectual property, we may not be able to do so on favorable terms, or at all. We are currently not aware of any intellectual property rights that are being infringed nor have we received notice from a third party that we may be infringing on any of their patents.

Furthermore, a third party may claim that we are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our product candidates. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel. There is a risk that a court would decide that we are infringing the third party’s patents and would order us to stop the activities covered by the patents. In addition, there is a risk that a court will order us to pay the other party damages for having violated the other party’s patents. The technology industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the patent claims of the relevant patent and/or that the patent claims are invalid, and we may not be able to do this. Proving invalidity, in particular, is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our licensors’ issued patents or our pending applications or our licensors’ pending applications or that we or our licensors were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our or our licensors’ patent applications and could further require us to obtain rights to issued patents covering such technologies. If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Risks Relating to Our Common Stock

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. Prior to May 2001 and new management, we were delinquent in our reporting requirements, having failed to file our quarterly and annual reports for the years ended 1998 — 2000 (except the quarterly reports for the first two quarters of 1999). We have also been delinquent in filing recent quarterly and annual reports, the last being our 10-KSB for the year 2004. There can be no assurance that in the future we will always be current in our reporting requirements.

Our Common Stock is Subject to the “Penny Stock” Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•              that a broker or dealer approve a person’s account for transactions in penny stocks; and

•              the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•              obtain financial information and investment experience objectives of the person; and

•              make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•              sets forth the basis on which the broker or dealer made the suitability determination; and

•              that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FORWARD LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Among the important factors on which such statements are based are assumptions concerning our ability to obtain additional funding, our ability to compete against our competitors, our ability to integrate our acquisitions and our ability to attract and retain key employees.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants owned by the selling stockholders. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Nasdaq Bulletin Board Market under the symbol “MICG.OB.” The following table sets forth the high and low sales prices as reported by the Nasdaq Bulletin Board Market for the periods indicated.

	High	Low
Fiscal 2004
First Quarter	$0.95	$0.35
Second Quarter	0.75	0.30
Third Quarter	0.69	0.31
Fourth Quarter	0.51	0.30
Fiscal 2005
First Quarter	$0.48	$0.24
Second Quarter	0.62	0.25
Third Quarter	2.60	0.50
Fourth Quarter	2.68	1.46
Fiscal 2006
First Quarter	$5.00	$2.32
Second Quarter	$4.38	$2.70
Third Quarter (through September 15, 2006)	$2.98	$1.75

As of June 30, 2006, we had 199 record holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. There were no cash dividends declared or paid in fiscal years 2005 or 2004.

On June 30, 2006, we closed a private placement of 7,500,000 shares of common stock for gross proceeds of approximately $15 million before payment of commissions and expenses. We also issued 5,625,000 warrants to purchase shares of our common stock at $3.00 per share which are exercisable until 2011

In October 2005, 5,233,603 shares of common stock were issued in a private placement which totaled $3,434,000. The financing included conversion of $158,000 of debt, and also required the payoff of $1,100,000 of additional debt to a related party. The investors in the private placement also received warrants to purchase another 2,944,693 shares of our common stock.

In April 2004, 4,605.265 shares of Series 4 preferred stock were issued in conjunction with a $1,750,000 private placement. Each of these shares of preferred stock is convertible into 1,000 shares of our common stock.

Also in April 2004, 3,640.803 shares of Series 3 preferred stock were issued in exchange for the conversion of previously existing debt in the amount of $1,529,000 owed to various related parties. Each of these shares of preferred stock is convertible into 1,000 shares of our common stock.

Under the terms of the private placement agreements and the debt conversion agreements, a 6.5% cumulative dividend based on the value converted and issued, is due to those shareholders of these two series of preferred shares, as well as the Series 2 preferred shares, when declared by the board of directors. Dividends on those preferred shares can only be declared if, in the discretion of the board of directors, we are in a cash flow position sufficient to pay a dividend. We do not anticipate declaring such dividends on that converted amount before there are legally available funds to pay that dividend. We do not anticipate declaring any dividends on common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The following equity compensation information, as of December 31, 2005, is presented in compliance with SEC regulation S-B Item 201(d).

Number of
securities
remaining
available for
	Number of		future issuance
	Securities to be		under equity
	issued upon	Weighted average	compensation
	exercise of	exercise price of	plans (excluding
	outstanding	outstanding	securities
	options and	options and	reflected in
	warrants	warrants	column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,717,765	$0.44	3,153,423
Equity compensation plans not approved by security holders	27,364,849	$2.05	-0-
Total	35,082,614	$1.69	3,153,423

We have a Stock Incentive Plan. At December 31, 2005, 7,717,765 shares of common stock were reserved for issuance to employees, officers and directors to whom options have been granted. Under the Plan, options may be granted to purchase shares of our common stock at fair market value, as determined by our Board of Directors, at the date of grant. The options are exercisable over a period of up to five years from the date of grant or such shorter term as provided for in the Plans. The options become exercisable over periods ranging between zero and four years.

On October 13, 2005, we entered into an agreement to purchase all the outstanding shares of EnergyConnect, Inc. (ECI) in exchange for 27,365,305 shares of our common stock at $2.34 per common share, issuance of 19,695,432 warrants to purchase our common shares at $2.58 per share, and issuance of 3,260,940 options to purchase our common stock at $0.32 per share. The transaction was valued at approximately $108 million.

On October 5, 2005, we completed a private placement in the amount of $3,434,000 in exchange for 4,905,717 shares of our common stock, and warrants to purchase another 2,944,693 shares of common stock at $0.90 per share.

We also issued an additional 327,886 common shares in payment of a $229,520 fee charged by an investment advisor in the transaction. As a part of the private placement, we were required to pay $1.1 million to JMW Group, LLC and Christenson Leasing, LLC (CLLLC), both related parties, to reduce the debt in our subsidiaries. As a part of the private placement agreement, the warrants were included as a part of the equities for which registration rights were received. According to current accounting pronouncements, the Black-Scholes value of these warrants were recorded as a warrant liability and a reduction of paid in capital at the date of the transaction. The change in the value of these warrants of $503,543 between the issue date and the end of the fiscal year was then recorded as an increase in the warrant liability, with an expense for warrant revaluation recorded as a charge in the consolidated statement of operations.

On September 10, 2004, we entered into a Master Vehicle Lease Termination Agreement with CLLLC (see Note 18), under which we terminated our previous master vehicle lease agreement with CLLLC. Under the terms of this termination agreement, we were released from our obligation under the previous master vehicle lease agreement. In consideration for this release we issued 1,000,000 warrants to purchase common shares, which were valued at $515,000 using the Black Scholes model. This warrant value was recorded in our consolidated balance sheet as common stock warrants, with a corresponding expense recorded in our consolidated statement of operations.

In connection with the August 24, 2004 debt issuance by Destination Capital, LLC (see Note 18), we are obligated to issue warrants to purchase the common stock. According to the terms of the debt issuance, warrants in the amount of 12.5% percent of the loan balance, outstanding on the first day of each month, will be issued to the debt holders for each calendar month that the debt is outstanding. Each warrant is exercisable into one share of common stock at the lesser of $0.38 per share or the price applicable to any shares, warrants or options issued (other than options issued to employees or directors) while the loan is outstanding, and will expire in 2009. Prior to this debt issuance, we exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock. This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares. In accordance with EITF 00-19, the fair value of the 37,500 warrants initially issued in connection with the debt issuance must be recorded as a liability for warrant settlement in the financial statements using the Black-Scholes model, and any subsequent changes in our stock price to be recorded in earnings. Accordingly, the aggregate fair value of these warrants, issued prior to September 1, 2004, was determined to be $17,513. At the end of each quarter the increase or decrease in derivative value was recorded in earnings in the consolidated statement of operations. On September 1, 2004, our shareholder’s voted to increase the authorized shares available for issuance or conversion, which cured the situation described above. Accordingly, the fair value of the warrants on September 1, 2004 was determined to be $20,775. The warrant liability was reclassified to shareholders’ equity and the increase from the prior quarter end warrant value was recorded in earnings.

For the months from September 1, 2004 to July 2, 2005, according to the terms of the warrant provision of the August 24, 2004 debt agreement we are obligated to issue 1,588,542 additional warrants. The value of these warrants of $604,955 was added to shareholders’ equity on the consolidated balance sheet, with a corresponding expense charged to interest expense in the consolidated statement of operations. This included a charge against earnings of $320,967 associated with an aggregate of 894,792 warrants, that we were obligated to issue during the first six months of fiscal year, 2005. On August 1, 2005, we re-negotiated the debt obligation with Destination Capital LLC, and eliminated the warrant provision previously contained in the note. There was no interest expense associated with this note charged against our statement of operations after July 1, 2005.

On July 28, 2004, we issued an aggregate of 1,600,000 shares of common stock to a consultant in exchange for $560,000 of services rendered, which approximated the fair value of the shares issued during the period services were completed and rendered. Compensation costs of $560,000 were charged to operations during the year ended January 1, 2005.

In connection with the January 22, 2004 debt issuance (see Note 13), we are obligated to issue warrants to purchase common stock. According to the terms of the debt issuance, warrants in the amount of one percent of our fully diluted common stock will be issued to the debt holders on the first day of each calendar month that the debt is outstanding. We repaid this debt in April 2004, and accordingly issued 1,403,548 warrants, which is equivalent to 4% of the fully diluted common stock outstanding under the terms outlined in that agreement. Each warrant is exercisable into one share of common stock at $0.31 per share, subject to changes specified in the debt agreement, and will expire in 2008. Prior to this debt issuance, we exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock. This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares. In accordance with EITF 00-19, the fair value of the warrants issued in connection with the debt issuance must be recorded as a liability for warrant settlement in the financial statement using the Black-Scholes model, and any subsequent changes in our stock price to be recorded in earnings. Accordingly, the aggregate fair value of these warrants, on the date each of the obligations to issue warrants arose, was determined to be $701,824. At September 1, 2004, our shareholder’s voted to increase the authorized shares available for issuance or conversion, which cured the situation described above. Accordingly, the fair value of the warrants on September 1, 2004 was determined to be $780,372. The warrant liability was reclassified to shareholders’ equity and the increase from the initial warrant value was recorded in earnings.

SELECTED FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. The statements of operations data for the twelve months ended December 31, 2005, January 1, 2005 and January 3, 2004 and the balance sheet data at December 31, 2005 and January 1, 2005 are derived from our audited financial statements which are included elsewhere in this prospectus. The statements of operations data for the six months ended July 1, 2006 and July 2, 2005 and balance sheet data as of July 1, 2006 were derived from our unaudited financial statements that are included elsewhere in this prospectus. The statement of operations data for the years ended December 28, 2002 and December 29, 2001 and the balance sheet data at December 28, 2002 and December 29, 2001 are derived from our audited financial statements which are not included in this prospectus. The unaudited financial statements were prepared on a basis consistent with our audited financial statements contained in this prospectus and include, in the opinion of management, all adjustments necessary for the fair presentation of the financial information contained in those statements. The historical results are not necessarily indicative of results to be expected for future periods. The following information is presented in thousands, except per share data.

	Six Months ended		Fiscal years ended
	July 1,	July 2,	December 31,	January 1,	January 3,	December 28,	December 29,
	2006	2005	2005	2005	2004	2002	2001
Statements of Operations:
Sales	$40,132	$17,901	$57,935	$36,467	$10,342	$—	$—
Cost of sales	34,518	14,098	47,702	30,335	8,712	—	—
Gross profit	5,613	3,804	10,233	6,132	1,630	—	—
Operating expense	7,759	3,227	86,179 *	10,639	4,104	279	396
(Loss) from continuing operations	(4,187)	(228)	(78,000)	(6,394)	(3,143)	(241)	(293)
Net loss	(4,170)	(203)	(77,953)	(6,182)	(6,046)	(364)	(283)
Net loss per share	$(0.07)	$(0.01)	$(2.88)	$(0.36)	$(0.59)	$(0.06)	$(0.06)
Weighted average shares	60,884	18,524	27,048	17,340	10,309	5,615	4,596
Balance Sheet Data:
Cash	$13,876		$729	$11	$131	$91	$473
Total assets	75,081		55,241	11,775	14,042	1,045	488
Total liabilities	50,048		27,337	12,334	14,034	270	97
Shareholders’ equity (deficit)	$25,033		$27,904	$(559)	$8	$775	$391

*                    Includes write-off of impaired goodwill of $77,420,000 resulting from the re-valuation of goodwill purchased in the acquisition of EnergyConnect, Inc. in October 2005.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF
OPERATION

Some of the information in this filing contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•              discuss our future expectations;

•              contain projections of our future results of operations or of our financial condition; and

•              state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus.

Overview

We specialize in the installation of electrical products and services, and in transactions between consumers of electricity and the wholesale market. Our objective is to leverage our assets and value to successfully build a viable, profitable, and sustainable transaction-based electrical services and technology infrastructure business.

On October 13, 2005, we acquired, via merger, substantially all of the assets of EnergyConnect, Inc., a Nevada corporation. EnergyConnect merged with and into our wholly owned subsidiary, ECI Acquisition Co., an Oregon corporation, with ECI Acquisition continuing as the surviving corporation and our wholly owned subsidiary. The name of the surviving entity was changed to EnergyConnect, Inc.

As a result of the merger, we issued 27,365,306 shares of our common stock and 19,695,432 common stock purchase warrants exercisable at $2.58 per share to EnergyConnect shareholders in exchange for all the outstanding shares of EnergyConnect. We also granted options to purchase 3,260,940 shares of our common stock at $0.32 per share to the EnergyConnect option holders in connection with the assumption of the EnergyConnect Employee Stock Option Plan.

Pursuant to an Agreement and Plan of Merger dated July 20, 2005 by and between us, CPS Acquisition Co., Christenson Electric, Inc. and CEAC, Inc., an Oregon corporation and sole shareholder of Christenson Electric, Inc., we acquired, substantially all of the assets, of Christenson Electric. As part of the purchase price of Christenson Electric we assumed debt in the amount of $8,916,000 and issued 2,000,000 shares of our common stock to CEAC. The value of the merger was determined based on a share price of $0.64, which was the average closing price for our common stock over the five days ending July 20, 2005. The acquisition closing date was July 20, 2005.

We specialize in the installation of electrical, control, and telecommunications products and services, and in transactions involving integration of consumers of electricity into the wholesale electricity markets. The Company expanded through acquisitions in 2005 from an energy and related technologies and services business to a business that also provides energy consumers a new source of energy revenues and savings and the means to achieve such benefits. Included in these acquisitions are the capabilities to service high voltage facilities including wind farms and solar energy collection facilities. Two new subsidiaries have been integrated with the Christenson Velagio, Inc. (“CVI”) subsidiary this year. These are Christenson Electric, Inc. (“CEI”) in July and EnergyConnect, Inc. (“ECI”) in October. Our objective is to leverage our assets and resources and build a viable, profitable wholesale power transaction electrical services, and technology infrastructure business.

We have the ability to deliver the following products and services:

•              Electrical and systems engineering and design

•              Controls, lighting, and cabling

•              Building electric service

•              Solar, wind, distributed generation, and substations

•              Information technology networks

•              Telecommunications, computer telephony, and integrated systems

•              Life safety and security systems

•              Redistribution in malls and shopping centers

•              Construction, maintenance, inspection, and upgrades

•              Integrated building controls, wiring, and cabling

•             HVAC,

•             Lighting

•             Life safety systems

•              Telecommunications systems integration and infrastructure

•             Computer telephony integration

•             Digital Video CCTV systems

•             Enterprise security systems

•             Wireless networking solutions

•             Information technology networks

•             Voice / data systems

•              Electrical construction service

•             Buildings and industrial systems

•             Substations

•             Wind farms, solar collectors, and distributed generation

•             Redistribution in malls and shopping centers

•              Software development

•              Commercial building energy data management, data acquisition, and modeling

•              Regional grid data monitoring, data management, and price forecasting

•              Electric consumer transactional interface, wholesale products, and transaction management

•              Settlement systems and related protocols

•              Electric Power Transactions

•              Service electric energy, capacity, and reserve needs of regional electric grids

•              Service wholesale electric markets to improve electric supply and delivery efficiencies

•              Enable buildings and industrial consumers to contribute to these services

CVI has been focused on electrical and technology products and services to customers in the Portland and Eugene, Oregon markets and the southwest Washington State markets. With the recent acquisitions the Company’s footprint for coordinating, managing, directing, and/or supervising services to energy consumers is being expanded to include additional regions in the US. CEI provides electrical design and construction services to utilities, grid operators and electric power generation companies nationally. ECI enables buildings and industrial electric consumers to contribute to the wholesale electric market, provides the transaction technologies and processes to integrate consumers into the wholesale electric market, and uses these capabilities to service regional electric grid operators with energy, capacity, reserves, and related needs. Integrating CVI, CEI and ECI combines the breadth of services needed to deliver full service solutions to our customers.

CVI has continuously provided electrical design, engineering, and construction services for more that 50 years. It now services all of the electrical, control, lighting, safety, security, and related systems needed for economic and secure operations of buildings and industrial sites. A substantial portion of CVI business is repeat business under long-standing relationships with it customers. CVI operates a fleet of service trucks that supply the electric related needs of hundreds of customers.

Through its work on alternative energy projects such as wind farms and solar farms, CEI has been at the forefront of the current boom in building the alternative energy distribution infrastructure. CEI will continue its historic businesses including wind farm electrical construction, maintenance and construction of substations, and maintenance and construction of distribution and transmission facilities. Christenson Electric also continues to provide services to Bonneville Power Administration and other major utilities under long-standing contractual relationships.

ECI provides wholesale electric market transaction services to regional electric grids. Selected needs of electric grid operators, including energy, capacity, and reserves have been formed into products that can be delivered through ECI systems to the grid. ECI technologies, processes, and services enable buildings and electric consumers to contribute to such wholesale services at levels and with complexities of service never before achieved. It is anticipated ECI transaction services will increase the need for many of the services supplied by CVI before the acquisition.

These services and capabilities are expected to provide the substantial majority of our sales in the foreseeable future. Our results will therefore depend on continued and increased market acceptance of these products and our ability to deliver, install and service them to meet the needs of our customers. Any reduction in demand for, or increase in competition with respect to these products could have a material adverse effect on our financial condition and results of operations.

The Company’s current acquisition strategy is to actively review target opportunities for value-added potential and pursue targets that bring significant benefits, and are strategic and accretive.

Management’s Focus in Evaluating Financial Condition and Operating Performance.

Management meets regularly to review the two main functional organizations within our subsidiaries. These organizations include Operations, which consists of customer solicitation and project work performance, and Finance and Administration, which consists of our administration and support. Based on the kinds of information reviewed, meetings are held daily, weekly and monthly. Following is a list of the most critical information which management examines when evaluating the performance and condition of our company.

Revenue. Sales personnel and project managers are responsible for obtaining work to be performed by us. Revenue is booked daily based on our revenue recognition policy. Where applicable, these bookings are reviewed the following day by our President, the Chief Financial Officer and several of their direct reports. Revenues of EnergyConnect are reviewed by our CEO, EnergyConnect’s President and the EnergyConnect employee in charge of technology. Decisions about various aspects of the business are made, and actions are taken based on the prior day or week’s revenue, and whether or not it met daily and weekly revenue goals and expectations. Monthly customer revenue for all three subsidiaries is also examined, in detail, as a part of a review of our financial statements for the prior month, by our executive team and board of directors.

Expense Control. We have various controls in place to monitor spending. These range from authorization and approvals by the head of each subsidiary and our CFO as well as review of the periodic check runs by the CFO, and reviews of labor efficiency and utilization by the President and our project managers. An organizational team, which is comprised of the President, CFO, several department heads and key employees, meets bi-weekly to review reports that monitor expenses and cost efficiency, among other factors. Additionally, the executive team of Christenson Velagio and Christenson Electric, comprised of our President, CFO and Controller, meets weekly to review those subsidiaries’ operations. All expenses of EnergyConnect are reviewed and approved by the President of EnergyConnect. Each subsidiary’s financial statements are reviewed monthly with the board of directors to oversee monthly spending patterns and expenses as a part of the review of the prior month’s financial statements.

Cash Requirements. We focus on cash daily, through a series of meetings that highlight cash received from borrowings on the prior day’s billings, cash required to fund daily operating needs, cash received from customers and several other factors that impact cash. We review accounts receivable reports, ineligible receivables and accounts payable reports in conjunction with preparing a daily cash flow schedule that projects and tracks all cash sources and uses. Our management and the board of directors use this information in determining cash requirements.

Longer term cash needs are reviewed on a weekly basis by our Chairman, CEO, President, CFO, Controller and the EnergyConnect President. These meetings are used to determine whether we may need to enter into additional financings or debt agreements to satisfy longer term cash requirements.

Research and Development. We will spend a certain amount in the upcoming year for research and development in EnergyConnect related to development of proprietary tools and software used in the

Customer service. We consider our reputation as one of our most valuable assets. Much of the revenue in our Christenson subsidiaries is based either on repeat business or referrals from our loyal customer base. We review service issues and any customer feedback continually to ensure continued customer satisfaction through timely and high quality work. The same attention to customer needs and satisfaction will be integral to EnergyConnect’s business as that business is built.

Safety. Safety is of utmost importance to us and our employees. Our engineers, electricians and technicians are required to undergo regular educational seminars, which include safety training. We have well defined procedures designed to prevent accidents. Management reviews reports on our safety record, and examines the facts and circumstances surrounding specific accidents to ensure that all procedures were followed, or to modify procedures if needed.

Business Characteristics.

Revenue. We generate revenue by performing electrical service work, technology infrastructure design and installation and through transactions between energy users and regional electric grid operators. These projects are obtained by our sales force and project managers. These projects come from direct solicitation of work, the bidding process, referrals, regular maintenance relationships and repeat customer projects. Revenue from transactions are driven primarily by the acquisition of energy consumers to participate in our programs and support delivery of increasing amounts of service to regional grid operators.

Cash. We generate cash mainly through operations. Cash is borrowed daily from an asset based lender under revolving credit facilities in Christenson Velagio and Christenson Electric. These borrowings are repaid through collections from customers’ accounts. Each subsidiary submits to its lender, daily summaries of customer billings, cash collections, ineligible accounts and the amount of the borrowings requested. The lender approves the submissions and deposits funds directly into each subsidiary’s bank account.

EnergyConnect started invoicing for transactions just prior to its acquisition by us. It is anticipated that its main source of cash will be from operations. This cash, combined with debt financing, if available, will be used to supplement cash from operations until EnergyConnect becomes cash positive on an operating basis.

We have also generated cash through debt issuances and private placements of common and preferred stock. The board of directors reviews both short and long range business plans and projections, and implements funding strategies based on the cash needs produced in the projections. These projections are reviewed quarterly and changes are made if needed.

Opportunities and Risks. Some of the significant business risks we face, among others, include interruption in the flow of materials and supplies, changes in laws that allow for tax credits, interruption of our work force through disagreements with our union, business contraction and expansion caused by the economy, seasonality factors and our general lack of liquidity.

As a part of our regular business planning, we anticipate the effect that these risks may potentially have on our financial condition. Some of the risks are planned for contractually to minimize our liability in cases where we are subject to contract performance. Others are anticipated by forging plans for staff reductions or increases should the economy move drastically in one direction. We also continually look for additional funding sources and cash availability, both by improving operating performance internally and from external debt and equity sources, should our cash be strained by certain factors.

Business Goal Attainment.

When entering into acquisitions, our goal is to realize certain synergies within the resulting organization, save costs from eliminating duplicate processes, and come out of the combination as a profitable company. We achieved operating profitability in the first three quarters of 2005. In the fourth quarter 2005 we had a charge of $77,420,000 related to the impairment of goodwill acquired in the acquisition of ECI, and an additional charge of $503,543 related to the revaluation of the value of warrants issued in the October 2005 private placement. Excluding those charges provides management with results that more closely represent the operations of the business. The results exclusive of those charges show that the core operations of the business were profitable for the full year. These results mark a turnaround from the unprofitable operations we sustained in the business during 2004 and 2003.

Trends.

A large portion of our current business is closely tied to the economy. In a down economy, our work becomes more dependent on repeat business from ongoing customer relationships. When the service, manufacturing and retail industries aren’t expanding, our service projects are more focused toward changes, adds, moves, and fixes within this customer base. We continue to see improvement in the economy at the current time. We experienced a moderate increase in revenues (10.9%) in 2005 in Christenson Velagio compared to the same period of 2004. With the acquisition of Christenson Electric and EnergyConnect, we will experience more seasonality in our revenue base. A large portion of Christenson Electric’s business is impacted by the weather. Wind farms are located in areas of the country where the weather usually becomes severe in the winter, limiting or preventing work on those projects during the severe winter months. EnergyConnect is less affected by changes in the economy than our other subsidiaries. Its business is based on energy usage and prices. During periods of higher level energy costs, EnergyConnect may be positively affected by a down economy, in that EnergyConnect may gain more participation in its energy programs as a way for companies to defray some of their energy costs.

In the years prior to 2005, we saw a dramatic downturn in spending for technology infrastructure. This affected the technology side of our acquired businesses. It is anticipated that as the economy continues to improve, our Company will see increasing revenue from the sales of technology products and services. Also, with the passage of the latest energy bill by Congress, Christenson Electric should continue to benefit from alternative energy projects.

Critical Accounting Policies

The discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate, on an on-going basis, our estimates and judgments, including those related to revenue recognition, sales returns, bad debts, excess inventory, impairment of goodwill and intangible assets, income taxes, contingencies and litigation. Our estimates are based on historical experience and assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Revenue recognition and allowances;

Accruals for contingent liabilities;

Inventories and reserves for shrinkage and obsolescence;

Bad debt reserves;

Purchase price allocation and impairment of intangible and long-lived assets;

Significant portions of our revenues are derived from construction and service projects. Revenues from fixed-price, cost-plus-fee, time and material and unit-price contracts are recognized using the percentage-of-completion method of accounting which recognizes income as work on a contract progresses. Recognition of revenues and profits generally are related to costs incurred in providing the services required under the contract. Earned revenue is the amount of cost incurred on the contract in the period plus the proportional amount of gross profit earned during the same period. This method is used because management considers total cost to be the best available measure of completion of construction contracts in progress. Provisions for estimated losses on construction contracts in progress are made in their entirety in the period in which such losses are determined without reference to the percentage complete. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to revenue and costs, and are recognized in the period in which the revisions are determined. Claims for additional revenue are not recognized until the period in which such claims are allowed. Direct contract costs include all direct labor, direct materials and some estimating costs and shop and equipment costs. General and administrative costs are charged to expense as incurred. Revenue from discontinued operations is recognized when persuasive evidence of an arrangement existed, the price was fixed, title had transferred, collection of resulting receivables was probable, no customer acceptance requirements existed and there were no remaining significant obligations.

We also produce revenue through agreements with both building owners and the power grid operators. Under our agreements with facilities owners, we use and may install software and other electrical and energy related products that control energy in their buildings. In conjunction with this agreement we also contract with the power grid operators to use energy, capacity, and related ancillary services during specified times and under specified conditions. These transactions are summarized at the end of each monthly period and submitted to the power grid for settlement and approval. The transactions are recorded as revenue on the settlement date, which may fall 30-60 days after the transaction date from which the revenue is derived, because management feels that without an established history for this source of revenue, and the potential for disputes, that the settlement date, on which both parties agree to the amount of revenue to recognize, is the most conservative and appropriate date to use.

We make estimates of liabilities that arise from various contingencies for which values are not fully known at the date of the accrual. These contingencies may include accruals for reserves for costs and awards involving legal settlements, costs associated with vacating leased premises or abandoning leased equipment, and costs involved with the discontinuance of a segment of a business. Events may occur that are resolved over a period of time or on a specific future date. Management makes estimates of the potential cost of these occurrences, and charges them to expense in the appropriate periods. If the ultimate resolution of any event is different than management’s estimate, compensating entries to earnings may be required.

We adjust inventory for estimated excess and obsolete inventory equal to the difference between the cost of inventory and the estimated fair value based upon assumptions about future demand and market conditions. At July 1, 2006 the allowance for inventory obsolescence was $143,020 and reflects management’s current estimate of potentially obsolete inventory based on these factors. Any significant unanticipated changes in demand or competitive product developments could have a significant impact on the value of our inventory and our reported results. If actual market conditions are less favorable than those projected, additional inventory write-downs and charges against earnings may be required.

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Accounts receivable, historical bad debts, customer concentrations, customer creditworthiness, current economic trends, and changes in customer payment terms and practices are analyzed when evaluating the adequacy of the allowance for doubtful accounts. At July 1, 2006, the allowance for doubtful accounts was $229,797. This allowance was determined by reviewing customer accounts and considering each customer’s creditworthiness as of July 1, 2006 and the potential that some of these accounts may be uncollectible. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances and charges against earnings may be required.

Intangible and long-lived assets to be held and used, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset, and its eventual disposition. Measurement of an impairment loss for intangible and long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a discounted cash flow model.

We measure the carrying value of goodwill recorded in connection with the acquisitions for potential impairment in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.” To apply SFAS 142, a company is divided into separate “reporting units,” each representing groups of products that are separately managed. For this purpose, we have one reporting unit. To determine whether or not goodwill may be impaired, a test is required at least annually, and more often when there is a change in circumstances that could result in an impairment of goodwill. If the trading of our common stock is below book value for a sustained period, or if other negative trends occur in our results of operations, a goodwill impairment test will be performed by comparing book value to estimated market value. To the extent goodwill is determined to be impaired, an impairment charge is recorded in accordance with SFAS 142.

In connection with the placement of certain debt instruments during the second quarter 2006 and the year ended December 31, 2005, we issued freestanding warrants. Although the terms of the warrants do not provide for net-cash settlement, in certain circumstances, physical or net-share settlement is deemed to not be within our control and, accordingly, we are required to account for these freestanding warrants as a derivative financial instrument liability, rather than as shareholders’ equity.

The warrant liability is initially measured and recorded at its fair value, and is then re-valued at each reporting date, with changes in the fair value reported as non-cash charges or credits to earnings. For warrant-based derivative financial instruments, the Black-Scholes option pricing model is used to value the warrant liability.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

We tested our intangibles for impairment as of the end of 2005, 2004 and 2003. Goodwill of $106,544,871 was recorded upon the acquisition of ECI, and represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. At December 31, 2005, it was determined in an independent valuation that the goodwill generated in this transaction was impaired. The Company decided to write off approximately $77,191,344 of this goodwill. The write-off of the goodwill, and the amortization of the intangible assets are included in operating expenses in the consolidated statement of operations. Also during the year ended December 31, 2005, our acquisition of CEI resulted in the valuation of CEI’S Christenson name and customer relationships as intangible assets. The Company’s trade name is considered to have an undeterminable life, and as such will not be amortized. Instead, the trade name will be tested annually for impairment, with any impairment charged against earnings in the Company’s consolidated statement of earnings. It was determined that the value of the trade name on the balance sheet of the Company as of December 31, 2005 was partially impaired. An expense of $114,415 was charged against earnings for the year ended December 31, 2005.

At January 1, 2005 an impairment test was performed on the value of the trade name within CVI, and the result indicated that the recorded book value of our trade name exceeded its fair value, as determined by undiscounted cash flows. Upon completion of the assessment, we recorded a non-cash impairment charge of $376,000, net of tax, or $0.02 per share at January 1, 2005 to reduce the carrying value of the trade name to its estimated value of $872,771.

During the fourth quarter of 2003, management determined that the goodwill recorded for both IST and Velagio was impaired due to the fact that operations of both of these entities were discontinued. A charge was recorded in 2003 under “Loss from discontinued operations,” in the consolidated statement of operations in the amount of $1,295,000 for Velagio and $250,000 for IST.

Recent Accounting Pronouncements

New Accounting Pronouncements

FIN 47. In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. We are required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. We do not expect the adoption of this Interpretation to have a material impact on our consolidated financial position, results of operations or cash flows.

SFAS 154. In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. We do not expect the adoption of this SFAS to have a material impact on our consolidated financial position, results of operations or cash flows.

SFAS 155. On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

Results of Operations

Six Months Ended July 1, 2006 compared to Six Months Ended July 2, 2005

The financial information presented for the six months ended July 1, 2006, represents activity in Microfield Group, Inc. and its wholly-owned subsidiaries, CEI and ECI. The financial information presented for the six months ended July 2, 2005 represents activity in Microfield and its previously separate subsidiary CVI, as the acquisitions of CEI and ECI did not occur until later in the fiscal year 2005. Since there is neither revenue nor expense from the separate business previously named CEI, and from ECI included in the totals for the six months ended July 2, 2005, comparisons between the current quarter totals, and those from the same period in 2005, are not meaningful.

Sales.  Revenue for the six months ended July 1, 2006 was $40,132,000 compared to $17,901,000 for the six months ended July 2, 2005. Sales within CEI and ECI for the six month period in 2006 totaled $38,992,000 and $1,140,000, respectively. There were sales to one customer that comprised 22% of total revenue in the six months ended July 1, 2006. There were no sales to any customers during the six months ended July 2, 2005 that exceeded 10% of our total sales for that period.

Cost of  Sales.  Cost of sales for the six months ended July 1, 2006 was $34,518,000 compared to $14,098,000 for the six months ended July 2, 2005. Cost of sales includes the cost of labor, products, supplies and overhead used in providing electrical and technology services.

Gross Profit.  Gross profit for the six months ended July 1, 2006 was $5,613,000 (or 14.0%) compared to $3,804,000 (or 21.2%) for the same period in 2005.

Future gross profit margins will depend on the volume and mix of sales of products and services to the our customers, as well as our ability to control costs. It is our goal to sustain higher levels of gross margins through continuing cost reduction efforts, an emphasis on obtaining higher gross margin work projects and diligent management and oversight of project costs.

Operating Expenses.  Operating expenses are comprised mainly of payroll costs, facilities and equipment rent, outside services, insurance, utilities and depreciation.  Operating expenses were $7,759,000 (19.3% of sales) for the six months ended July 1, 2006, compared to $3,226,000 (18.0% of sales) for the six months ended July 2, 2005. The increase is due to the addition of the two acquired companies and the operating costs associated with them. Operating costs were also affected by the charge for stock based compensation, which was $975,590 for the six months ended July 1, 2006, compared to none in the six months ended July 2, 2005. We were not required to charge stock based compensation expense against earnings in 2005.

The level of operating expense for the 2006 is anticipated to continue to be significantly higher compared to the level incurred in the 2005 due to the addition of the costs from the two acquired business that were not in the expense totals for the full twelve months of 2005. CEI was acquired in July of 2005, and ECI was acquired in October 2005. We anticipate expenses, operating expenses will approximate between 17% and 24% of sales for 2006.

Interest Expense.  Interest expense was $845,000 for the six months ended July 1, 2006 compared to $784,000 for the six months ended July 2, 2005. Interest expense increased from the prior year due mainly to higher market rates of interest and to higher outstanding balances under our operating line of credit over this six month period. We recorded $321,000 in non-cash interest expense associated with the warrant cost under the terms of the Destination Capital note in the six months ended July 2, 2005. Excluding the effect of these non-cash interest charges, interest expense was $463,000 for the six months ended July 2, 2005.

Derivative income/expense. We recorded derivative expense of $1,436,000 in the first six months of 2006. This is a result of the re-valuation of a warrant obligation initially recorded in the October 2005 private placement. In accordance with SFAS 131, this warrant obligation is required to be marked-to-market at the end of each reporting period, with the resulting increase or decrease in its value being recorded as derivative income or expense in our consolidated statement of operations for that period. This compares to derivative income in the first six months of 2005 of $32,000 from the re-measurement of an embedded derivative. These derivative income and expense amounts are recorded based on the fluctuations of the Black Scholes value of the derivative liabilities listed on the consolidated balance sheet. The expense is computed using the fair value of our common stock, among other factors, and will produce derivative expense or derivative income as our stock price increases or decreases, respectively.

Gain / Loss From Discontinued Operations. Discontinued operations are comprised of a royalty from the sale of the SoftBoard business. The SoftBoard business was sold in 2000. As part of the sale price, we receive royalties from the purchaser of that business, based on sales of SoftBoard products. These royalties are listed in the income statement under “Gain on sale of discontinued operations.” The amount of $17,068 received in the first quarter 2006 is the last payment to be received by us under the royalty agreement.

Income Taxes. There was no provision for income taxes for the six months ended July 1, 2006 and July 2, 2005 due to losses incurred by us in those periods. No tax benefit from loss carryback was recorded in either year as there was no income tax paid in the open loss carryback periods. We have provided a full valuation allowance on its net deferred tax asset.

The following table sets forth, as a percentage of sales, certain consolidated statement of operations data relating to the business for the periods indicated.

	Fiscal 2005	Fiscal 2004	Fiscal 2003
Net sales	100%	100%	100%
Cost of goods sold	82	83	84
Gross profit	18	17	16
Operating expenses	149	29	40
Loss from continuing operations	(131)	(12)	(24)
Other income (expense)	(4)	(5)	(6)
Loss before income taxes	(135)	(17)	(30)
Benefit from income taxes	—	—	—
Loss before discontinued operations	(135)	(17)	(30)
Discontinued operations	—	1	(28)
Net loss	(135)%	(16)%	(58)%

Fiscal Year Ended December 31, 2005 compared to Fiscal Year Ended January 1, 2005 compared to Fiscal Year Ended January 3, 2004

Due to the acquisitions of CEI and ECI in 2005, the financial information presented for the year ended December 31, 2005, represents activity in CEI and ECI for the periods from the date of their acquisitions to the end of the fiscal year, combined with revenue, other income and S G & A expenses of Microfield Group, Inc. for the year ended December 31, 2005. The financial information presented for the fiscal year ended January 1, 2005 does not include any revenues and expenses for CEI and ECI. Due to the disproportionate size of the revenues and expenses in the accompanying consolidated statements of operations in 2005 compared to those in 2004, comparisons between the two periods may not be meaningful.

The financial information presented for the year ended January 1, 2005, represents activity in CVI and Microfield Group for the full twelve months of 2004. Due to the acquisition of CTS and Velagio on September 16, 2003, the financial information presented for the year ended January 3, 2004, represents activity in Velagio and CTS for the three and a half months from the date of their acquisitions to the end of the fiscal year, combined with revenue, other income and S G & A expenses of IST and Microfield Group, Inc. for the year ended January 3, 2004. Due to the disproportionate size of the revenues in 2004 compared to those in 2003, no meaningful comparison can be made between revenue of the two years presented in the accompanying consolidated statements of operations. Comparisons will be made between quarterly revenue and expenses on a consecutive basis in 2004, and also to revenue and expenses for the fourth quarter of 2003.

Sales. Revenue for the fiscal year ended December 31, 2005 was $57,935,000 compared to $36,467,000 for the fiscal year ended January 1, 2005. The increase in revenue between periods is partly due to an increase in sales within CVI of approximately 11% in 2005 over sales in 2004. The acquisitions of CEI and ECI contributed revenue of approximately $18,482,000 in 2005 compared to none in 2004. There were sales to one customer that comprised more than 10% of our total sales for the fiscal year 2005. Our revenue is subject to some seasonal influences, with the summer months typically producing the largest revenues of the year. This seasonality may become more pronounced with the acquisition of CEI, whose revenue is lower during times of severe winter weather.

Revenue for the fiscal year ended January 1, 2005 increased to $36,467,000 from $10,342,000 for the fiscal year ended January 3, 2004. The revenue amount for the prior fiscal year includes sales of technology products and electrical construction services in CVI during the three and a half months from the date of the acquisition to the end of the fiscal year. There were no sales to any one customer that comprised more than 10% of our total sales for the fiscal year 2004 or 2003. Revenues for the first through the fourth quarters of 2004 were $9,191,000, $9,646,000, $9,493,000 and $8,137,000. These compare to revenue of $9,235,000 in the fourth quarter of 2003. The company’s revenue is subject to some seasonal influences, with the summer months typically producing the largest revenues of the year. Revenue was down in the fourth quarter of 2004 compared to the previous consecutive quarters, and from the prior year fourth quarter due primarily to a decision we made to forego bidding on larger, less profitable contracts. This shift was made in the summer of 2004 and affected revenue late in the third quarter and during the fourth quarter of 2004.

For the fiscal year ended December 31, 2005, revenue for CEI and ECI was $56,762,252 and $1,172,783, respectively, as compared to $36,466,618 and $0 for the fiscal year ended January 1, 2005, respectively and $10,342,045 and $0 for the fiscal year ended January 3, 2004, respectively.

Cost of Sales. Cost of sales totaled $47,702,000 (82%) for the fiscal year ended December 31, 2005, compared to $30,335,000 (83%), for the same period in the prior year. The current fiscal year’s cost of sales includes the cost of labor, products, supplies and overhead used in providing electrical and technology services in CVI for the full year and those costs within CEI and ECI from the dates of their acquisitions in 2005 through the end of the year. Overall costs as a percentage of sales, including CEI and ECI, decreased due to the continued emphasis on procuring higher margin projects. Costs of sales within CVI totaled approximately $32,137,000 which represented 80% of sales of CVI. Costs of sales within CEI and ECI totaled approximately $16,234,000 which represented 88% of sales within those combined entities.

Cost of sales totaled $30,335,000 (83%) for the fiscal year ended January 1, 2005, compared to $8,712,000 (84%) for the same period in the prior year. All of the 2004 cost of sales includes the cost of labor, products, supplies and overhead used in providing electrical and technology services in CVI. Prior year amounts include those costs from September 16, 2003, the date of acquisition of CTS, to the end of the fiscal year. Cost of sales for the first through the fourth quarters of 2004 were $7,379,000, $7,975,000, $7,804,000 and $7,177,000. These compare to cost of sales of $7,851,000 in the fourth quarter of 2003.

For the fiscal year ended December 31, 2005, costs of sales for CEI and ECI was $47,036,913 and $665,585, respectively, as compared to $30,334,987 and $0 for the fiscal year ended January 1, 2005, respectively, and $8,712,117 and $0 for the fiscal year ended Janaury 3, 2004, respectively.

Gross Profit. Gross profit for the fiscal year ended December 31, 2005 was $10,233,000 (18%) compared to $6,132,000 (17%) for the fiscal year ended January 1, 2005. This increase in gross profit is due primarily to the gross profits provided by newly acquired CEI and ECI. These businesses provided gross profits of approximately $2,248,000 from the dates of their acquisitions in 2005 through the end of the year. Gross profit within CVI for the year ended December 31, 2005 increased to approximately $8,089,000 (20%) from $6,131,000 (17%) in the same period in 2004. This was due primarily to increased sales in the current year within CVI and our emphasis on higher margin projects. ECI is starting to grow revenue and gross profits, producing approximately $507,000 in gross profits from the date of acquisition to the end of the fiscal year 2005. CEI produced approximately $1,741,000 in gross profit from the date of its acquisition through December 31, 2005.

Gross profit for the fiscal year ended January 1, 2005 was $6,132,000 (16.8%) compared to $1,630,000 (or 15.8%) for the fiscal year ended January 3, 2004. Gross profit for the first through the fourth quarters of 2004 was $1,812,000, $1,671,000, $1,689,000 and $960,000. These compare to gross profit of $1,384,000 in the fourth quarter of 2003. Gross profit was down in the fourth quarter of 2004 compared to the previous consecutive quarters due primarily to the move we made to not bid on larger, less profitable work. The margin in the fourth quarter of 2004 (12.7%) was lower than margins experienced in the first three quarters of 2004 (between 17.3% and 18.9%) due to losses we took on three specific projects in the fourth quarter.

For the fiscal year ended December 31, 2005, gross profit for CEI and ECI was $9,725,339 and $507,198, respectively, as compared to $6,131,631 and $0 for the fiscal year ended January 1, 2005, respectively, and $1,629,928 and $0 for the fiscal year ended January 3, 2004, respectively.

Future gross profits and gross margins will depend on the volume and mix of sales of products and services to our customers, as well as our ability to control costs and efficiently manage their jobs. It is anticipated that while savings are realized from the implementation of continuing cost reduction efforts and higher gross margin work projects are targeted, overall gross profit margins may decrease due to the lower margin business associated with revenues within CEI.

Sales, General and Administrative Expenses (S, G & A). S, G & A expenses are comprised mainly of payroll costs, facilities and equipment rent, outside services, insurance, utilities and depreciation. S, G & A expenses were $8,759,000 (15.1%) for the fiscal year ended December 31, 2005, compared to $9,748,000 (26.7%) for the fiscal year ended January 1, 2005. The decrease in dollar amounts between years occurred despite adding $1,630,000 from expenses incurred within CEI and ECI from the dates of their acquisitions in 2005 through the end of the current year.

Expenses within the Microfield holding company and CVI totaled approximately $6,897,000 in 2005 compared to approximately $9,748,000 in 2004. This decrease of $2,851,000 in Microfield and CVI expense is due primarily a decrease in overhead payroll costs of $693,000, a re-allocation of $501,000 of bonding and insurance costs into cost of sales, a reduction in general variable costs of $307,000, and lower professional fees of $861,000. The decrease in professional fees was primarily a result of lower legal fees of $484,000 due to the fees incurred with a lawsuit in 2004, lower investor relations costs of $181,000 due to the high initial cost of signing up our investor relations firm, and a reduction in consulting fees of $160,000. The reduction in payroll costs within CVI, which include salary, payroll taxes and fringe benefits, was due primarily to staff reductions and the elimination of some executive positions.

S, G & A expenses within the newly acquired subsidiaries in 2005 consisted mainly of payroll and benefits of $775,000, professional and consulting fees of $244,000, and fixed costs such as rent and insurance of $449,000.

S, G & A expenses increased to $9,748,000 (26.7%) for the fiscal year ended January 1, 2005, compared to $4,104,000 (39.7%) for the fiscal year ended January 3, 2004. The increase in dollar amounts between years is due to a full year of expenses of CVI in 2004 compared to three and a half months from the acquisition of CVI on September 16, 2003. The decrease in percentage of S, G & A expenses to sales is due to lower relative payroll costs in the fiscal year ended January 1, 2005 compared to the prior year. S, G & A expenses are comprised mainly of payroll costs, facilities and equipment rent, outside services, insurance, utilities and depreciation. Payroll costs, which include salary, payroll taxes and fringe benefits, totaled $5,533,000 for the fiscal year ended January 1, 2005. These costs totaled $1,476,000, $1,377,000, $1,271,000, and $1,409,000, for the first through the fourth quarters of 2004, respectively. These expenses decreased through the first three quarters due to staff reductions and the elimination of some executive positions. These expenses increased in the fourth quarter due to year end reconciliations in certain accounts.

Total rents for the year ended January 1, 2005 were $490,000, which was primarily comprised of facilities rent. This is compared to $203,000 of rent incurred in the year ended January 3, 2004.

Outside services, professional fees, insurance, utilities and depreciation for the year ended January 1, 2005 totaled $2,866,000, compared to $842,000 for the year ended January 3, 2004. The increase in these expenses is due primarily to having a full year’s expenses in 2004 compared to three and a half months in 2003. Expenses for the first through the fourth quarter 2004 totaled $1,008,000, $425,000, $894,000 and $539,000, respectively. The first quarter of 2004 included $395,000 in legal expense for anticipated costs in defending a lawsuit filed against us (see Legal Proceedings). These expenses decreased through the first two quarters of 2004 due to lower usage of professionals and outside service providers, and to a 50% reduction in telephone and utility costs. These third quarter 2004 costs increased significantly compared to the second quarter due to added investor relations costs. During that quarter, we issued 1,600,000 shares of its common stock to an investor relations firm for services to be rendered for us in the public equity markets. This issuance was recorded in shareholders’ equity at the fair market value of the stock on the date of issuance, and resulted in an expense of $560,000. Of this total, $472,000 was charged to expense in the third quarter of 2004, with the remaining $88,000 charged to expense in the fourth quarter 2004.

The level of S, G & A expenses for the 2006 fiscal year is expected to increase compared to the level incurred in the year ended December 31, 2005 due to the fact that a full year of expenses of both CEI and ECI will be included in our statement of operations for 2006.

Write-off of impaired goodwill and intangibles. Current year charges included a write-off of $77,419,759 for the impairment of the goodwill recorded in the acquisition of ECI. This amount also includes $114,415 of impairment of the CEI trade name recorded in the acquisition of ECI in July 2005, and an additional $114,000 write off for excess value purchased in the acquisition of a competitor’s base of business. The prior year charges of $376,000 included a write-down of the trade name associated with the acquisition of Christenson Velagio. This intangible was recorded initially with the acquisition of CVI in September 2003. We perform annual impairment test on our goodwill and intangible assets. Future impairment charges, if any, will be recorded as a charge against earnings.

Interest Expense. Interest expense was $1,580,000 for the year ended December 31, 2005, compared to $1,959,000 for the year ended January 1, 2005, and $428,000 for the year ended January 3, 2004. The significant decrease in interest expense between 2005 and 2004 was primarily a result of the charges in 2004 for interest on warrant liabilities and the increasing values caused by our fluctuating stock price. The significant increase in interest expense between 2004 and 2003 was primarily also a result of the charges on warrant liabilities and the increasing values caused by our fluctuating stock price. For a portion of the year in 2004, we did not have a sufficient amount of authorized common shares to issue in the conversion of all common stock equivalents. Several events occurred during 2004 in which warrants to purchase common stock were issued. In accordance with EITF 00-19, the fair value of the warrants issued in the private placement must be recorded as a liability in the financial statements using the Black-Scholes model, and any subsequent changes in our stock price to be recorded in earnings. These warrant issuances and subsequent increases in value resulted in non-cash charges to interest expense during the fiscal year 2004 of $1,087,000. (See Non-cash Expense Table below.)

Loss on valuation of warrant liability. On October 5, 2005, as a part of a private placement, we issued warrants that were given registration rights. These warrants were valued and recorded as a liability. In accordance with EITF 00-19, the fair value of the warrants issued in the private placement must be recorded as a liability in the financial statements using the Black-Scholes model, and any subsequent changes in our stock price to be recorded in earnings. This warrant issuance and the increase in value between their issuance and the end of the year resulted in non-cash charges to other expense during the fiscal year 2005 of $503,543. (See Non-cash Expense Table below.)

Gain / Loss From Discontinued Operation. After the acquisitions of Velagio and CTS in 2003, management discontinued the operations of both Velagio and IST due to a decline in sales and a decision to focus on the CTS business. Accordingly, the revenue, expenses and other income or losses for both Velagio and CTS are condensed and reported as discontinued operations in the consolidated statement of operations. Certain information from those businesses is reported below.

We recorded miscellaneous income of $149,000 in the year ended January 1, 2005, from the resolution of certain liabilities that were contained in the balance sheet of Velagio. For the fiscal year ended January 3, 2004, sales of IST and Velagio products and services included in discontinued operations totaled $496,000. The cost of sales and gross profit included in discontinued operations for the year ended January 3, 2004 totaled $440,000 and $56,000, respectively.

S, G & A and other expense incurred in IST and Velagio for the year ended January 3, 2004 totaled $2,987,000. Included in this amount is a write down from the impairment of goodwill, in both IST and Velagio, of $1,546,000. Also included in this amount are charges against earnings of $255,000 for the write off of the remaining value of intangibles acquired in the acquisition of IST in 2002.

Discontinued operations also contain gains of $46,000, $63,000 and $37,000 on the sale of the SoftBoard business for the years ended December 31, 2005, January 1, 2005 and January 3, 2004, respectively. The SoftBoard business was sold in 2000. As part of the sale price, we receive royalties from the purchaser of that business, based on sales of SoftBoard products. These royalties are listed in the income statement under “Gain on sale of discontinued operations.”

Income Taxes. There was no provision for income taxes in 2005, 2004 and 2003 due to losses incurred by us in those years. No tax benefit from loss carryback was recorded in any year as there was no income tax paid in the open loss carryback periods. Because of the significant losses recorded in prior periods, we have provided a full valuation allowance on our net deferred tax asset.

Non-cash Expense Items

Since the acquisition of CTS and Velagio in September of 2003, we have entered into several financings, debt conversions and other transactions where common stock or warrants were issued as a part of the agreements. Many of the issuances resulted in charges to our statement of operations over that period. Additionally, other transactions and events occurred in which significant non-cash expense or income arose due to the nature of those occurrences. The following table lists these items and the effect on our statements of operations for the fiscal years ended December 31, 2005, January 1, 2005 and January 3, 2004.

Non-cash expense item description*	December 31, 2005	January 1, 2005	January 3, 2004
Stock-based derivative liability re-measurement	$88,024	$16,150	$140,754
Interest expense on warrant issuances and re- measurements	320,967	912,402	—
Re-valuation of warrant liability	503,543	—	—
Common stock and stock options issued for services	244,000	560,000	—
Interest expense on amortization of debt discount	13,564	158,869	—
Intangible write-off and amortization	77,419,759	110,556	1,841,189
Gain on disposal of assets and lease termination	(7,145)	(92,137)	—
Write down of impaired intangible asset	—	376,000	—
Unused reserve for legal fees to contest lawsuit	(120,000)	205,568	—
Loss on debt extinguishment	—	515,000	111,000
Total transactional non-cash income and expense	$78,462,712	$2,762,408	$2,092,943

*                    This table does not include recurring non-cash expenses such as depreciation.

Liquidity and Capital Resources

Since inception, we have financed our operations and capital expenditures through public and private sales of equity securities, cash from operations, and borrowings under bank lines of credit. At July 1, 2006, we had positive working capital of approximately $7,118,000 and our primary source of liquidity consisted of cash and its operating lines of credit.

Accounts receivable increased to $12,894,000 at July 1, 2006 from $8,558,000 at December 31, 2005. The increase is due to the larger volume of business in process at July 1, 2006 than was in process at the end of the prior year. The alternative energy projects, specifically those in the wind energy sector, are typically undertaken in the spring, summer and fall months, and slow down over the winter months due to severe weather in those areas. Our receivables are net of an allowance for doubtful accounts of $230,000 and $229,000 at July 1, 2006 and December 31, 2005, respectively. Management expects these receivables to remain fairly constant as a percentage of sales in year over year comparisons, decreasing slightly as efficiencies in the billing and collection processes are achieved. At July 1, 2006, one customer’s outstanding receivable balance accounted for 21% of total outstanding accounts receivable.

Inventory decreased to $327,000 at July 1, 2006 from $721,000 at December 31, 2005. This decrease is due to a large portion of the inventory on hand at year end being fully utilized on a specific project early in the first quarter of 2006. Sequentially, this balance increased by $12,000 from April 1, 2006 due primarily to seasonal fluctuations. This balance mainly includes inventory used in the electrical services business. We maintain a fleet of trucks and vans which each maintain a certain level of inventory needed to provide timely products and services to our customers. The inventory levels should remain relatively constant, and increase slightly as our revenue increases.

We recorded costs in excess of billings, which reflect those costs incurred on construction and services, which have not yet been billed to customers. This amount increased by $2,956,000 to $4,995,000 at July 1, 2006 from $2,039,000 at December 31, 2005, due to several large projects outstanding at July 1, 2006 which were under-billed on that date. This should remain relatively constant as a percentage of sales on an ongoing basis.

Property and equipment, net of depreciation increased by $94,000 to $545,000 at July 1, 2006, compared to $451,000 at December 31, 2005. This increase was due primarily to the purchase of office equipment in the amount of approximately $25,000, leasehold improvement costs of $75,000 associated with the company’s move to a new location, less normal depreciation on fixed assets. We do not anticipate spending significant amounts to acquire fixed assets for the foreseeable future.

In the acquisition of CEI in July 2005, we recorded goodwill of $5,934,000 due to the excess of the purchase price paid over the book value of the net assets of CEI. As a result of the transaction we also recorded $873,000 in intangible value associated with the Christenson trade name. This intangible was written down by $114,000 at December 31, 2005 due to an impairment of the asset. This value has an indefinite life, and as such will not be amortized. We also recorded a $1,687,335 customer relationship intangible asset in this transaction. This amount was calculated during testing performed at year end, and as such was reclassified from goodwill previously recorded. This intangible asset has a ten-year life and will be amortized monthly on a straight-line basis, over that period.

We recorded $106,545,000 in goodwill from the acquisition of ECI in October 2005, which represents the value of the price paid for the stock of ECI over the net asset value of the assets and liabilities within ECI. At December 31, 2005, an impairment test was performed on the value of the goodwill resulting in an impairment charge of $77,191,000. This charge is recorded as an operating expense in the consolidated statement of operations. We do not amortize goodwill.

We also recorded an intangible asset of $2,390,667 at the date of the ECI acquisition consisting of developed technology that is currently used within ECI. The intangible asset acquired has an estimated useful life of ten years, and as such will be amortized monthly, over that period. No cash was paid for the acquisition of either CEI or ECI.

Accounts payable increased by $2,899,000 to $10,041,000 at July 1, 2006 from $7,142,000 at December 31, 2005. This increase is due to the higher levels of payables associated with increased activity at the end of the second quarter compared to the activity levels at December 31, 2005. Payables consist primarily of the costs of inventory, materials and supplies used in the electrical construction services and technology infrastructure services provided by us.

Accrued payroll, payroll taxes and benefits were $3,105,000 at July 1, 2006. These amounts consist primarily of union and non-union payroll, and payroll withholdings, health and welfare benefits owed to the unions representing our electricians and technicians, and other payroll related obligations. This liability will vary between reporting periods based on the fact that payroll taxes decrease as the tax obligation thresholds for some of the taxes are exceeded. The combined payroll, payroll tax and benefit amounts should fluctuate with our revenues reflecting the increased or decreased activity levels, and as such, represents a main cash use of our funds. These liabilities are primarily short-term in nature with most of them being paid within one to six weeks of the expense being incurred.

The main bank line of credit was approximately $10,000,000 at July 1, 2006 compared to a balance of $5,840,000 at December 31, 2005. This lending facility is a primary source of funds for us. Amounts are drawn against it each day based on the amount of eligible revenues that are billed by us. As receivables are collected daily, those funds are used to pay down the facility. With the completion of our private placement on June 30, 2006, a significant portion of this facility was paid down. In future periods, when there exists no outstanding balance under the line, collected funds will be remitted by the lender, to us as they are collected. The facility has a limit of $10,000,000 and borrowings are based on 90% of eligible accounts receivable, plus 50% of work in process, up to a total of 95% of eligible collateral. In July 2006, after we significantly reduced the amount outstanding under the line, the advance rate, which had been increased as an accommodation to us, was revised back down to 85% of eligible accounts receivable, with no inclusion of work in process in the borrowing base. As of July 1, 2006, based on eligible receivables, we had no available borrowing capacity. We have an additional line of credit that is for $120,000 and is unsecured. There was approximately $117,000 outstanding under this line at July 1, 2006 and December 31, 2005.

In August 2004, we entered into a borrowing agreement with Destination Capital, LLC. Under this loan agreement, we borrowed $1,200,000 to be used for operating capital. On August 1, 2005, we entered into an agreement to split this debt into three separate promissory notes in the amounts of $516,667, $420,000 and $180,000. These notes were then assigned to two related parties, JMW Group and CLC. The $420,000 and the $180,000 loans were paid off in conjunction with the October 2005 private placement. As of July 1, 2006, due to required monthly payments, there was $83,000 due under the remaining outstanding loan.

We and our subsidiary have suffered recurring losses from ongoing operations and have experienced negative cash flows from continuing operating activities during 2005 and the first two quarters of 2006. As of July 1, 2006 as a result of the private placement completed on June 30, 2006, we had working capital of $7,118,000, total liabilities of $50,048,000 (of which $22,985,000 is the result of an imbedded derivative associated with outstanding warrant liabilities) and an accumulated deficit of $111,664,000. We have reduced our operating losses significantly from prior years. The current operating loss of $2,145,000 for the six months ended July 1, 2006 includes $976,000 in stock based compensation expense and $259,000 of expense due to the amortization of intangible assets. Because of these reduced operating losses, and the reduction of a significant portion of debt as a result of the capital infusion on June 30, 2006, we believe we will have sufficient capital resources to meet projected operating cash flow needs for the next twelve months.

We had no commitments for capital expenditures in material amounts at July 1, 2006.

Our independent certified public accountants have stated in their report, which is included with our audited financial statements in the Form 10-KSB for the year ended December 31, 2005, that we have incurred operating losses in the last two years and that we are dependent on management’s ability to raise capital and develop profitable operations. These factors, among others, may raise substantial doubt about our ability to continue as a going concern. By adjusting its operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow deficits. Any projections of future cash needs and cash flows are subject to substantial uncertainty. If our capital requirements vary materially from those planned, we may require additional financing sooner than anticipated. We are not assured that financing will be available in amounts or on terms acceptable to us, if at all. If we issue equity securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. Debt financing, if available, may involve restrictive covenants, which could restrict our operations or finances. If we cannot raise funds or sell assets, if needed, on acceptable terms, we may not be able to continue our operations, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements which could negatively impact our business, operating results and financial condition.

On June 30, 2006, we closed a private placement of 7,500,000 shares of common stock for gross proceeds of approximately $15 million before payment of commissions and expenses. We also issued 5,625,000 warrants to purchase shares of our common stock at $3.00 per share which are exercisable until 2011.

Inflation

In the opinion of management, inflation will not have an impact on our financial condition and results of its operations.

Off-Balance Sheet Arrangements

We do not maintain off-balance sheet arrangements nor does we participate in any non-exchange traded contracts requiring fair value accounting treatment.

Related Party Transactions

We have a number of promissory notes, lines of credit and lease obligations owing to related parties. The following table lists the notes and obligations outstanding at July 1, 2006 by related party.

			Amount of	Monthly
Related Party	Type of Obligation	Maturity Date	Obligation	Payment
Christenson Leasing LLC(a)(g)	T. I. lease	December 2007	129,875	7,940
Christenson Leasing LLC(a)(g)	Vehicle leases	various	58,785	various
Christenson Leasing LLC(a)(g)	Equipment lease	December 2007	—	(f)60,000
JMW Group, LLC(a)	Note payable	August 2006	83,333	(c) 41,667
Aequitas Capital Management(a)	Note payable	April 2006	19,907	various
Rod Boucher(h)	Note payable	September 13, 2008	417,207	11,309
William C. McCormick	Note payable	July 2005	250,000	interest only
Mark Walter	Bond guarantee fees	Open obligation	—	(b)4,000
Destination Microfield, LLC(d)	Vehicle lease	August 2006	—	(e)36,350
William C. McCormick	Indemnity fees	Open obligation	—	(h)14,913
John B. Conroy	Note receivable	September 2005	66,250	—

(a)      Robert J. Jesenik, a former director owns a significant interest in these entities.

(b)      This bond guarantee fee is an approximation, and fluctuates based on the total open bond liability.

(c)      This payment amount is for principal only. An additional amount is due monthly which includes interest at prime plus 10%.

(d)      William C. McCormick, Chairman of our board of directors, holds a minority ownership interest in this entity.

(e)      These payments vary over the term of the loan. This amount represents the monthly payment in effect on July 1, 2006.

(f)       This payment was reduced to $60,000 per month by terms of the reissued note, starting November 1, 2005.

(g)      This note represents deferred salaries and expenses payable to Mr. Boucher prior to the acquisition of EnergyConnect, and a $100,000 loan made to us in May 2006.

(h)      These indemnity fees are payments made on standby letters of credit which are in place to guarantee payments to vendors on specific jobs.

Terms and conditions of each of the notes and agreements are listed below.

Notes Payable to Destination Capital, LLC

On August 24, 2004 we entered into a Business Loan Agreement with Destination under which we could borrow up to $2,000,000 based on Destination’s discretion and funds availability. Under the terms of the agreement, we pay interest at prime plus 10% (prime plus 12% in the event of a default), with nine monthly interest only payments starting September 24, 2004, and 15 monthly principal payments of $83,333 and accrued interest until maturity. At loan maturity on August 24, 2006, any remaining principal and accrued interest owed is then due and payable. This loan is immediately due if there occurs a default, there is a sale or disposal of all or substantially all of our assets or stock , or if there is a transfer of ownership or beneficial interest, by merger or otherwise, of our stock or our subsidiary. Additionally, we will issue to Destination the number of warrants equal to 12.5% of the value of the loan balance, on the first day of each month the loan is outstanding. These warrants have a five year life and will be issued at the lower of $0.38 or the price applicable to any shares, warrants or options (excluding options granted to employees or directors) issued by us while the loan is outstanding. Beginning August 1, 2004, we were obligated to issue the following warrant amounts based on the outstanding loan balances on the first day of each month.

Date	Loan Balance	Warrants to be Issued
August 1, 2004	$300,000	37,500
September 1, 2004	$750,000	93,750
October 1, 2004	$1,200,000	150,000
November 1, 2004	$1,200,000	150,000
December 1, 2004	$1,200,000	150,000
January 1, 2005	$1,200,000	150,000
February 1, 2005	$1,200,000	150,000
March 1, 2005	$1,200,000	150,000
April 1, 2005	$1,200,000	150,000
May 1, 2005	$1,200,000	150,000
June 1, 2005	$1,200,000	150,000
July 1, 2005	$1,158,334	144,792
Total warrants to be issued as of July 1, 2006		1,626,042

We were obligated to issue warrants to purchase 37,500 common shares at the time this note was issued. The fair value of these warrants was determined to be $17,513 using the Black Scholes pricing model. The assumptions used included a risk free rate of 3.8%, volatility of 155%, fair market value of our stock of $.50 per share and a remaining life of 5 years. The calculated fair value amount was recorded as a debt discount and is being amortized over the twenty-four month term of the debt. The warrants issued from September 1, 2004 through July 1, 2005 were also valued using the Black Scholes pricing model. The assumptions used include risk free rates ranging from 3.39% to 4.17%, volatility percentages ranging from 121% to 155%, remaining lives of 5 years for each warrant issuance, and fair market values of our stock ranging from $0.30, to $0.60 per share. At the time these warrant obligations arose, we had sufficient authorized common shares to effect the exercise of these warrants. Accordingly, the fair values of the warrants issued from September 1, 2004 through July 2, 2005, $604,955, were classified as common stock warrants in the shareholders’ equity (deficit) section on the consolidated balance sheet, and expensed as interest expense in the consolidated statement of operations, as they were issued.

On August 1, 2005 the note owed to Destination was replaced by three notes, which were assigned to two related parties, Christenson Leasing Company LLC (CLC) and JMW Group, LLC (JMW). The three notes contain the following terms: $516,667 note payable to JMW with monthly payments of $41,667 plus interest at prime plus 10% beginning August 24, 2005 through August 24, 2006; $180,000 note payable to JMW with monthly payments of $5,000 plus interest at prime plus 10% beginning August 24, 2005 through July 24, 2008; $420,000 note payable to CLC with monthly payments of $11,667 plus interest at prime plus 10% beginning August 24, 2005 through July 24, 2008. In October 2005, the note to CLC and the smaller of the two notes to JMW were paid in full by CVI. Also, as a result of the renegotiation of these notes, the warrant obligation, contained in the business loan agreement was eliminated.

Note Payable to Rod Boucher

On October 13, 2005, as a part of the acquisition of EnergyConnect, we assumed the liabilities of EnergyConnect. Included in the liabilities was a note payable to Rod Boucher. Mr. Boucher became our Chief Executive Officer as of the date of the acquisition. The note represents expenses within EnergyConnect prior to its acquisition. The note is in the amount of $329,033, with monthly payments of $11,309, including interest at prime plus 10%, due on the 13th of each month through September 13, 2008. This note was repaid in full in August 2006.

Note Payable to William McCormick

On January 28, 2005, we entered into a promissory note agreement with William McCormick in the amount of $250,000. Pursuant to the terms of the note, monthly payments of interest only at 15% per annum, are due on the 28th day of each month starting on February 28, 2005. The note was to be paid in full on July 28, 2005 and was paid in full in July 2006.

Bond Guarantee Fees

Mark Walter

A certain number of Christenson Electric construction projects require us to maintain a surety bond. The bond surety company requires an additional guarantee for issuance of the bond. We have an agreement with Mark Walter, our President under which at quarter end we pay Walter between $1,000 and $4,000 per month for his personal guarantee of this bond liability. The guarantee fee is computed as 10% of the open liability under bonds issued for Christenson Electric.

William McCormick

Certain construction projects within Christenson Electric required standby letters of credit. Our chairman of the board of directors has provided two letters of credit in the amounts of $1,000,000 and $193,000, for which he is paid indemnity fees. Under the $1,000,000 letter of credit agreement, Mr. McCormick is paid a fee of 15% of the letter of credit amount. Under the $193,000 letter of credit, Mr. McCormick is paid a fee of 15% per annum of the open liability of the issuer of the letter of credit, plus 1% of the gross profit of the job requiring the letter of credit. The letter of credit guarantee fees are calculated and accrued monthly. As of July 1, 2006, the amounts owed to Mr. McCormick under the letter of credit obligations totaled $78,960.

Other Indemnifier

We also had an unrelated party guarantee a $1 million standby letter of credit issued as security for a large construction job. This party was paid a fee of 15% of the letter of credit amount for providing this security. This agreement also requires a secondary indemnity, should funds be drawn against this letter of credit, the substantial majority of which has been provided by Aequitas Capital Management, a related party. Robert Jesenik, our former director, is a principal shareholder and CEO of Aequitas. Aequitas charges an additional fee of 15% of the letter of credit amount. Aequitas is also indemnified by Christenson Electric should it have to indemnify the primary guarantor. This letter of credit and the related fees ended in April 2006.

Tenant improvement lease

On December 30, 2002, Christenson Electric entered into a non-cancelable operating lease agreement with Christenson Leasing, LLC (CLC) covering $300,000 of leasehold improvements in our facility. The terms of the lease call for monthly payments of $7,500 including interest at 17.3% through December 2007. Christenson Electric was in default under the lease terms, which default was cured in March 2005, with the resumption of payments due under the lease under a modified payment plan arrangement.

On July 1, 2005, Christenson Electric entered into a promissory note with Aequitas Capital Management, a related party, covering certain equipment and furniture previously leased from Jesenik Enterprises, Inc., JW Assurance and Holding Limited, and JMW Capital Partners, Inc., each a related party. No payments had been made on these lease obligations since September 2002. At July 1, 2005, these entities assigned their interests in the obligation to Aequitas Capital, which we consolidated into one promissory note with total principal due of $90,847, interest accruing at 7% per annum, maturing at April 1, 2006, and with $5,047 monthly installment payments and, in addition, a lump sum payment of $50,000 due on October 1, 2005. As of July 1, 2006, the payments on this note had not been made as scheduled, the balance on the note was $19,907, and it was in default.

Equipment Lease Agreement

On December 31, 2002, Christenson Electric entered into a sale and leaseback agreement with Christenson Leasing, under which it sold machinery and tools, automotive equipment, and office furniture and equipment, not subject to prior liens. The agreement called for payments of $97,255 starting on January 2, 2003 through December 2007. On September 1, 2003, Christenson Velagio’s predecessor, Christenson Technology entered into a sublease agreement with Christenson Electric for use of certain equipment contained in that lease. The equipment consists of various construction vehicles, trailers, miscellaneous construction equipment, office furniture, computer hardware and software. Under the terms of the lease the formerly separate subsidiary, Christenson Velagio paid Christenson Electric $40,000 monthly beginning on September 1, 2003, with the final payment due on December 1, 2007. The lease is accounted for as an operating lease and contains a 10% purchase option at the end of the lease term, December 31, 2007. In 2003, we modified the payment plan to the lessor, under which $10,000 of the monthly lease obligation was be paid to the lessor in an equivalent amount of our Series 3 preferred stock. This arrangement to tender a portion of the payment with preferred stock in lieu of cash, was for the thirteen monthly payments beginning with the December 2003 lease payment, through the payment due in December 2004. Beginning with the payment due in January 2005, the total monthly amount due was paid entirely in cash.

In July 2005, the lease agreement between Christenson Electric and CLC was renegotiated, with a portion of the remaining operating lease obligation converted to a $500,000 note payable. In accordance with that agreement, the $100,000 monthly lease payment owed by CEI under the lease was reduced to $60,000 per month starting with the payment due on November 1, 2005. The $500,000 note was paid in full by Christenson Electric in October 2005.

Master Vehicle Lease Agreements

Christenson Velagio

We entered into a new Master Vehicle Lease Agreement, effective September 9, 2004, with Destination Microfield, LLC. Destination Microfield, LLC is partially owned by William C. McCormick. In accordance with the terms of the agreement, we will make twelve monthly payments of $29,000 starting October 5, 2004, twelve monthly payments of $35,000, starting October 5, 2005, and three monthly payments of $45,000 ending on December 9, 2006. This lease is accounted for as an operating lease with equal monthly amounts charged to expense in the consolidated statement of operations over the life of the lease. In October 2005, we signed a twelve month extension to this lease at $45,000 per month, with the lease now scheduled to end in December 2007. The lease also contains an interest rate provision with the monthly payment adjusting based on any increases in the prime rate. The monthly payment in effect on July 1, 2006 is $36,350. This adjustment is made on an annual basis.

Christenson Electric

We, through our subsidiary Christenson Electric are a party to an agreement with CLC under which Christenson Electric leases its vans and trucks. In accordance with the terms of the agreement, we pay to CLC a varying amount each month representing the lease and maintenance costs of those vehicles. The lease is a month to month agreement that is modified with each addition or removal or vehicles.

Real Property Sub Leases

On September 1, 2003, our formerly separate subsidiary, Christenson Velagio entered into seven real property subleases with Christenson Electric for use of buildings, offices and storage yards to house the operations and property of Christenson Velagio. Christenson Electric, as the sublessor, is party to a master property lease with an unrelated party. Christenson Velagio has operating activities in Portland and Eugene, Oregon. The monthly sublease payments totaled $54,464 through November 30, 2004. On November 30, 2004, we terminated our lease with Christenson Electric for space in the Thurman Building and entered into a lease directly with the building owner for a smaller space in the building. The rent per month on the Thurman Building is $38,898. We also are lessees to a facility which we have subleased to a third party. Under this lease, we pay $32,352 per month to our lessor, and receive $25,000 per month from our subleasee. This sublease agreement terminated in February 2006. Our obligation under the master lease for this facility ends in September 2008. On April 17, 2006, we moved to this facility and we are searching for a tenant for the Thurman office location. As a newly combined entity, Christenson has operating activities in Portland and Eugene, Oregon.

As of July 1, 2006, our total real property lease payments totaled $87,491, of which $675 was on a month-to-month basis. The remaining $86,816 is due on leases with maturity dates between July 2007 and October 2008.

Note receivable

In 1998, John B. Conroy, then our Chairman, CEO and President, entered into a transaction whereby he purchased 45,000 shares of our common stock at $1.75 per share. Mr. Conroy issued a promissory note to us for $78,750 in payment for the shares. On May 17, 2004 the Note was replaced with a new non-recourse note for $66,250 under which the original amount of the note was offset against a $12,500 amount owed by us to Mr. Conroy. The note also acknowledges the outstanding accrued interest due by Mr. Conroy in the amount of $21,937. Additionally, the interest rate of the new promissory note was established at 3.4% per annum, and the due date was extended to August 29, 2006. Mr. Conroy resigned as Chairman, CEO and President on September 16, 2002, and resigned as a director in October 2003. At July 1, 2006, accrued interest receivable under this note totaled $26,519. We have accounted for the $66,250 due from Mr. Conroy as a reduction in common stock equity in prior years. In May 2004, we accounted for the $12,500 amount due to Mr. Conroy and additional $637 of interest adjustment as an increase in common stock equity.

Contractual Obligations and Commitments

The following is a summary of our significant contractual cash obligations for the periods indicated that existed as of July 1, 2006, and is based on information appearing in the notes to consolidated financial statements included elsewhere in this filing.

	Total	Less than 1 Year	1-2 Years	3-5 Years	More than 5 Years
Long Term Debt	$3,243,149	$1,456,778	$1,786,371	$—	$—
Capital Lease	212,745	79,798	130,769	$2,178	—
Operating Lease	5,296,849	2,254,315	3,035,034	7,500	—
Total	$8,752,743	$3,790,891	$4,952,174	$9,678	$—

We were obligated under a registration rights agreement dated October 5, 2005 to file a registration statement by December 5, 2005. In addition, we were obligated under the registration rights agreement to use our best reasonable efforts to have this registration statement declared effective by the SEC by February 5, 2006. We did not file the registration statement by December 5, 2005 and the registration statement was not declared effective by the SEC by February 5, 2006, therefore for every 30-day period it was not filed and declared effective we accrued an aggregate $68,680, which represents 2% of the investment amount, in penalties to the selling stockholders who purchased common stock and warrants in October 2005 or in our sole discretion, issue 67,665 shares of common stock to such selling stockholders, which represents the number of shares converted at market to 4% of the investment amount per month. On June 8, 2006, the registration statement was declared effective by the SEC and we issued an aggregate 440,399 shares of common stock to the selling stockholders who purchased common stock and warrants in October 2005.

BUSINESS

General

We specialize in the installation of electrical, control, and telecomunications products and services, and in transactions involving integration of consumers of electricity into the wholesale electricity markets. We expanded through acquisitions in 2005 from an energy and related technologies and services business to a business that also provides energy consumers a new source of energy revenues and savings and the means to achieve such benefits. Included in these acquisitions are the capabilities to service high voltage facilities including wind farms and solar energy collection facilities. Two new subsidiaries have been integrated with the Christenson Velagio, Inc. (“CVI”) subsidiary this year. These subsidiaries are Christenson Electric, Inc. (“CEI”), acquired in July and EnergyConnect, Inc. (ECI”), acquired in October. Our objective is to leverage our assets and resources and build a viable, profitable, wholesale power transaction, electrical services, and technology infrastructure business.

We have the ability to deliver the following products and services:

•              Electrical and systems engineering and design

•              Controls, lighting, and cabling

•              Building electric service

•              Solar, wind, distributed generation, and substations

•              Information technology networks

•              Telecommunications, computer telephony, and integrated systems

•              Life safety and security systems

•              Redistribution in malls and shopping centers

•              Construction, maintenance, inspection, and upgrades

•              Integrated building controls, wiring, and cabling

•              HVAC,

•              Lighting

•              Life safety systems

•              Telecommunications systems integration and infrastructure

•              Computer telephony integration

•              Digital Video CCTV systems

•              Enterprise security systems

•              Wireless networking solutions

•              Information technology networks

•              Voice / data systems

•              Electrical construction service

•              Buildings and industrial systems

•              Substations

•              Wind farms, solar collectors, and distributed generation

•              Redistribution in malls and shopping centers

•              Software development

•              Commercial building energy data management, data acquisition, and modeling

•              Regional grid data monitoring, data management, and price forecasting

•              Electric consumer transactional interface, wholesale products, and transaction management

•              Settlement systems and related protocols

•              Electric Power Transactions

•              Service electric energy, capacity, and reserve needs of regional electric grids

•              Service wholesale electric markets to improve electric supply and delivery efficiencies

•              Enable buildings and industrial consumers to contribute to these services

CVI has been focused on electrical and technology products and services to customers in the Portland and Eugene, Oregon markets and the southwest Washington State markets. With the recent acquisitions our footprint for coordinating, managing, directing, and/or supervising services to energy consumers is being expanded to include additional regions in the US. CEI provides electrical design and construction services to utilities, grid operators and electric power generation companies nationally. ECI enables buildings and industrial electric consumers to contribute to the wholesale electric market, provides the transaction technologies and processes to integrate consumers into the wholesale electric market, and uses these capabilities to service regional electric grid operators with energy, capacity, reserves, and related needs. Integrating CVI, CEI and ECI combines the breadth of services needed to deliver full service solutions to our customers.

CVI has continuously provided electrical design, engineering, and construction services for more that 50 years. It now services all of the electrical, control, lighting, safety, security, and related systems needed for economic and secure operations of buildings and industrial sites. A substantial portion of CVI business is repeat business under long-standing relationships with it customers. CVI operates a fleet of service trucks that supply the electric related needs of hundreds of customers.

Through its work on alternative energy projects such as wind farms and solar farms, CEI has been at the forefront of the current boom in building the alternative energy distribution infrastructure. CEI will continue its historic businesses including wind farm electrical construction, maintenance and construction of substations, and maintenance and construction of distribution and transmission facilities. Christenson Electric also continues to provide services to Bonneville Power Administration and other major utilities under long-standing contractual relationships.

ECI provides wholesale electric market transaction services to regional electric grids. Selected needs of electric grid operators, including energy, capacity, and reserves have been formed into products that can be delivered through ECI systems to the grid. ECI technologies, processes, and services enable buildings and electric consumers to contribute to such wholesale services at levels and with complexities of service never before achieved. It is anticipated ECI transaction services will increase the need for many of the services supplied by CVI before the acquisition.

For the fiscal year ended December 31, 2005, we generated $57,935,000 in revenues and had a net loss of $77,953,000. This loss included charges of $77,419,759 due to impairment of our goodwill and intangibles, and $503,543 for the revaluation of a warrant liability at December 31, 2005. For the year ended January 1, 2005, we generated $36,466,618 in revenues and had a net loss of $6,181,683. As a result of our history of losses and our experiencing difficulty in generating sufficient cash flow to meet our obligations and sustain our operations, our auditors, in their report dated February 24, 2006, have expressed substantial doubt about our ability to continue as going concern. Christenson Electric was acquired on July 20, 2005. Therefore the revenue and net loss numbers above only include revenue and expenses from that entity from July 20, 2005 through December 31, 2005. EnergyConnect was acquired on October 13, 2005, therefore the revenue and net income amounts mentioned above only include revenue and expenses of EnergyConnect from October 14, 2005 through December 31, 2005.

Recent Acquisitions

On October 13, 2005, we acquired, via merger, substantially all of the assets of EnergyConnect, Inc., a Nevada corporation. EnergyConnect merged with and into our wholly owned subsidiary, ECI Acquisition Co., an Oregon corporation, with ECI Acquisition continuing as the surviving corporation and our wholly owned subsidiary. The name of the surviving entity was changed to EnergyConnect, Inc.

As a result of the merger, we issued 27,365,306 shares of our common stock and 19,695,432 common stock purchase warrants exercisable at $2.58 per share to EnergyConnect shareholders in exchange for all the outstanding shares of EnergyConnect. We also granted options to purchase 3,260,940 shares of our common stock at $0.32 per share to the EnergyConnect option holders in connection with the assumption of the EnergyConnect Employee Stock Option Plan.

Pursuant to an Agreement and Plan of Merger dated July 20, 2005 by and between us, CPS Acquisition Co., Christenson Electric, Inc. and CEAC, Inc., an Oregon corporation and sole shareholder of Christenson Electric, Inc., we acquired, substantially all of the assets, of Christenson Electric. As part of the purchase price of Christenson Electric we assumed debt in the amount of $8,916,000 and issued 2,000,000 shares of our common stock to CEAC. The value of the merger was determined based on a share price of $0.64, which was the average closing price for our common stock over the five days ending July 20, 2005. The acquisition closing date was July 20, 2005.

Products and Services

We conduct business with the goal of providing organizations with energy, electrical and technology infrastructure products and services. Our main products and services include:

Electrical Design & Construction Services

Since its inception in 1945, the electrical services group that we acquired in September 2003 established its business and the value of its name based on the quality and reliability of their work. Our services include installation of lighting systems, wiring of high-rise buildings, design-build on complex institutional or industrial locations, building control systems and installation of emergency power systems. Our engineers, project managers and field technicians take projects from concept through implementation.

Digital Video CCTV Systems and Infrastructure

Surveillance systems have quickly emerged as a high priority for facilities of all sizes in the private and public sectors due to a number of environmental and social concerns. Christenson Velagio’s knowledge in the design as well as implementation of sophisticated digital systems including cameras, multiplexers, monitoring centers, switching devices and network infrastructure allows us to provide a complete, turnkey source for systems of all sizes and levels of complexity. Christenson Velagio’s engineers and technicians have the capability to design and install state-of-the-art fiber optic networks and switching gear, IP Video Local Area Network (LAN) and Wide Area Network (WAN) architectures, as well as highly sophisticated monitoring stations.

Telecommunications Systems and Infrastructure

Increasing levels of need and flexibility have continued to fuel growth in the area of facilities telephony and IP Telephony systems. Competencies with most major manufacturer’s systems and architectures allows us to provide correct scale and functionality in designs and provide reliability through the installation and maintenance programs.

Enterprise Security and Life Safety Systems

Our extensive knowledge of access control systems, intrusion alarm systems and fire protection systems, allows Christenson Velagio to provide the highest level of protection available for most sizes of enterprises. Providing a safe working environment, protection of company assets including intellectual property, and reducing liability exposure are critical business needs that are met with our systems. Our ability to perform facility audits assists its customers in evaluating site requirements or weaknesses in their existing systems and provides a basis for recommendations. Included in this category of service (beyond physical site security) is our ability to provide IT Network security including firewalls and VPN/Remote access security functions.

Wireless Networking Solutions

Wireless networking solutions is one of the fastest growing segments of communications technology. Our experience with WI-FI Networks, wireless telephony and our capability for on-site assessments enables us to provide complete design and implementation services. The Pacific Northwest has taken a leading position in the implementation of wireless “hot spots” both in the private and public sector. As this high growth area expands, our knowledge and real world experience will assist customers in providing this level of capability to their locations.

Information Technology (IT) Network Design & Engineering

From designing of systems and infrastructure to implementation and maintenance, we have years of field experience in the design and installation of complex IT network configurations. Whether it is in the form of LANS, WANS, or MANS, switching and routing hardware or high speed Internet access, our employees have the knowledge and expertise in-house to handle any requirement. Our technical support staff capability is well established and has an excellent reputation for technical competency during system installation as well as subsequent service and repair.

Power Services

We provide high voltage design, construction, and maintenance services to owners of substations, transmission lines, and distribution lines. We also design and wire wind generation, solar generation, and other distributed generation facilities including the associated collection facilities linking these generators to the electric grid.

Electricity Redistribution Services

Our wholesale transaction services business has produced opportunities for malls, shopping centers, and other commercial buildings to achieve reduced energy costs and simultaneously qualify for participating in wholesale services. Using our capabilities for designing, engineering, and constructing electrical and control facilities combined with our power systems and market capabilities we now offer electric redistribution services. We install new and modified equipment, assist the owner of the facility in becoming a bulk buyer of electricity and distributor to tenants, and assist in the ongoing operation. Once the facility operates as a single unit it may also qualify for participation in our wholesale programs to gain additional benefits.

Wholesale Power Transactions

We provide a number of needed products and services to regional electric power grids and to utilities. The products and services are provided via wholesale electricity markets and include economic energy services, capacity services, and various ancillary services such as synchronized reserves and emergency supply. These products and services are formed by applying our technologies and processes to enable large energy users such as commercial buildings and industrials to contribute components of such products and services which we then assemble and deliver to the grid.

Discontinued Lines

Prior to October 24, 2000 we developed, manufactured, and marketed computer conferencing and telecommunications products designed to enhance and facilitate group communications. The Company’s product lines consisted of a series of digital whiteboards, interactive rear projection systems, and interactive plasma display systems sold under the brand name SoftBoard, along with a variety of application software packages, supplies and accessories. On October 24, 2000 the assets of the Company that were utilized in operating the SoftBoard business were sold to Greensteel, Inc., a wholly-owned subsidiary of PolyVision Corporation. Prior to September 2002, the Company had not been engaged in continuing operations since the date of the sale of its SoftBoard assets to Greensteel. The Company currently receives royalties from PolyVision, based on sales of SoftBoard products. These royalties are listed in the income statement under “discontinued operations.”

Sales and Distribution

Our CVI and CEI subsidiaries generate sales through the relationships they have cultivated and the quality work product they have maintained over the 58 year history of the companies. Prior to our acquisitions of Christenson Technology Services and Christenson Electric, in various forms since inception, they have primarily served the Northwest market since 1945. The “Christenson” name has been a key component in building a well established, loyal customer base. Much of our sales are generated by word of mouth or through repeat customer projects. Growth throughout its existence has been achieved by entering into additional markets within the electrical services industry.

The ECI subsidiary produces revenue through sales to power grid operators. Those sales a facilitated by longstanding relationships between our employees and the grid operators and by full membership in the grid organizations. We help the grid operator develop and establish the capability to receive products and services from our participant base. These currently include a number of risk-managed energy, capacity, and ancillary service products that meet the needs of the grid.

We regularly install products and design product configurations for customer sites based on the products and/or services designed by us, ordered by the customer, or according to plans specified by the customer or general contractor. We may also enlist the assistance of various consultants or subcontractors to provide specific services relative to the contract we have with our customer.

For construction projects, we normally deliver products or have products delivered directly to our customers, and then install those products as a part of the services provided to the customer. We do not currently sell any products through distributors, dealers or other resellers as a part of our business.

Customers

The primary customers for our wholesale power transaction business are regional power grid operators, and to a lesser extent, electric utilities. Our employees have built relationships with these customers through many years of high-level involvement in the energy industry and by rapidly increasing service levels to these customers. There are only a few grid operators, as they control broad regional electric grids some of which cover as many as a dozen states. For example, PJM Interconnection, a regional transmission organization (RTO) and current customer, operates the largest competitive wholesale electricity market in the world. PJM coordinates the movement of electricity in all or parts of Delaware, Illinois, Indiana, Kentucky, Maryland, Michigan, New Jersey, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and the District of Columbia. As we sign up participating facility owners or management companies in these regional areas, the customer from whom we are paid, remains the same within each such market.

Technology and electric service customers span all major industries, including: government, education, retail, entertainment, finance, health care, manufacturing and transportation. Some of these direct customers include Evergreen School District, Allied Security, Portland Community College, Legacy, Melvin Mark Properties and Boeing. With the acquisition of ECI this year, this customer base has become a vendor base. National companies for which we provide electrical, technology, and other services are natural contributors to the wholesale electric market through ECI. In addition, we have developed and are developing participants who are the owners or operators of high volume energy use facilities. While most of the facilities currently targeted are in the Midwest and East, the owners and operators of these facilities are spread across the country. These include real estate investment trusts (REITS) that own multiple high rise buildings, industrials, and organizations that own multiple buildings such as universities and governments. Some of these participants will, in turn, become customers for our technology, electrical, and other services. High voltage and wind generation customers are nationally recognized companies that are on the forefront of power distribution, transmission, and alternative energy generation.

Approximately half of our current revenue base comes as subcontracting work through general contractors. For the year ended December 31, 2005 one customer accounted for approximately 10% or more of our revenue.

Acquisitions and Investments

Our strategy is one that focuses on the acquisition and deployment of products and services with strong intellectual property asset value and the potential for significant growth. During 2005 we completed the acquisitions of ECI and CEI, which both had significant built-in intangible values which we hope to integrate and develop. Part of ECI’s value is contained in the proprietary software that we will use to manage and control energy consumption patterns in participant properties. We have also acquired a tremendous amount of industry knowledge with the added employee base that will be drawn upon to expand the business. CEI’s value is derived from its long standing history of excellent electrical services provided throughout the United States.

Our current acquisition strategy is to actively review target opportunities for value-added potential and pursue targets that bring significant, related benefits, and are strategic and accretive.

Competition

We compete in the electrical services, communications, networking, energy management services and wholesale electric power markets. The principal competitive factors in the markets in which we compete include price, service, product technology, product performance, the ability to provide a broad range of products and services, conformance to industry standards, union representation of our workforce, market presence, and the ability to design and implement cost beneficial and technologically advanced customer solutions.

The electrical services industry is well established, and we compete mainly on the basis of our excellent reputation for providing reliable, timely, cost effective, first class products and services. A portion of this business is done through the bidding process either directly with the customer or in a subcontracting role with a general contractor. Winning projects depends on several factors including size of the jobs, price, customer service and reputation from prior work completed. Our electricians and technicians are members of the local electrical union. Union representation of our workforce is also a factor in whether we are successful in obtaining work in competitive situations.

In the technology side of the business, the markets in which we compete are constantly changing. While the services provided in bringing new technology to customers remain fairly constant, the technology of the products sold or installed changes continually. This requires that our engineers and technicians remain in touch with new product introductions, and advancing or emerging technologies. Our engineers and technicians are regularly trained regarding safety, new products and technologies, and how to adapt or configure their customers’ applications to take advantage of the new technologies.

We have opened and expanded a new segment in regional wholesale electric markets. While wholesale markets have existed for many years, virtually all of the transactions have been electric generating companies selling to grid operators that, in turn sell to utilities. In some parts of the U. S. all of these transactions take place within a single vertically integrated utility carrying out each of the functions identified. In most of the US, however, each of the functions is performed by a separate entity. Although provisions have now been made in most grids for consumer participation in wholesale markets servicing grid operators, across the U. S. energy consumer participation in these markets has been diminimus. We have developed the systems and business processes enabling energy consumers to contribute to products serving selected components of the regional wholesale markets on a scale never before realized. Our potential competitors have made no significant progress in developing these capabilities. In each market served by us, there exist small curtailment service providers, utilities, and retail energy suppliers that are and will continue to provide some service. While we expect all of these entities to partner with us in expanding these market segments, some may choose to compete. Some of these entities are very large and may ultimately develop competing systems or seek an acquisition of us or our capabilities. In each market ECI attempts to capture a core market share of satisfied participants and a continuously expanding scope and scale of automated technologies.

We have dozens of competitors in the electrical services and technology services markets. Some of our major competitors include, Capitol Electric Company, Dynalectric, Electrical Construction Company, Hughes Electrical Contractors, LH Morris, Oregon Electric Group and Tice Electric Company. Some of these companies compete with us across many of our product lines and service offerings in both the electric services and technology services markets.

We have also established a national market presence in the alternative energy field, against a handful of competitors. These competitors are mainly large national service providers such as Rosendon Electric and Alliant

Energy. CEI has several competitors in their high voltage and utility service markets, consisting of several of the companies that compete with CVI across their line of business.

The barriers to entry in the electrical and technology markets that we currently serve are relatively low and new companies may be created that compete with our companies in various segments of their markets. Several of our competitors may have greater financial, engineering and technical resources, may be able to compete for “non-union only” work, and may be able to provide a broader range of products and services than us. Our success in competing in these markets depends on its ability to provide timely service and creative technology offerings that provide our customers long-term, cost effective solutions to their electrical and technology service requirements. Any inability to effectively control and manage these competitive factors could have a material adverse effect on our business, operating results and our financial condition.

Manufacturing and Supply

We purchase telecommunication equipment, networking equipment, cabling, wiring and various other equipment and supplies that we use in customer applications, or that we sell and install at customer sites. We rely on various vendors for these products, and do not manufacture any of the products that we sell or install.

The electrical services industry is a mature industry. As such, there are numerous vendors that supply the products that we use in our markets. We purchase supplies from several of these vendors, and have secondary sources for all products that we buy. Our companies have had negative operating cash flows in our businesses during much of the time since they were acquired by us. This negative cash flow has had a measurable impact on our operations, and there is no assurance that the supply of products and materials will continue to be available if our working capital position further deteriorates.

Our goal is to keep our inventory of parts and supplies to a minimum. A fleet of vehicles is leased by us for use by technicians and electricians in servicing customers. Each vehicle has a stock of parts and/or tools used by our employees in their work. The inventory on board the vehicles is kept at a fairly constant level, to match the work flow throughout the year. Each technician and electrician has the authority to order and pick up parts as needed to fulfill job requirements in conjunction with our purchase order policy. CVI also maintains a stock of inventory and supplies at its main plant.

The technology services business is subject to rapid technological developments, evolving industry standards, changes in customer requirements, and new product introductions and enhancements. Our future success in this industry depends on our ability to keep pace with these new developments and requirements, and to provide customer solutions using current technology, on a cost-effective and timely basis. Failure to keep pace with these customer requirements, industry standards and technological developments could have a material adverse effect on our results of operations and financial condition.

Our principal suppliers of inventory include Graybar Electric Co., Inc., Anixter, Inc., Platt Electric Supply, Inc., Ronco Communications, Inc., Crescent Electric Supply, Inc., and North Coast Electric, Inc. We generally believe we have good relationships with our current principal vendor base.

We buy products and supplies on both open account and job accounts, up to various limits, specified by each particular vendor. Job accounts can be set up by a vendor for products or supplies used on specific projects. The vendor is protected from our non payment by lien rights. Lien rights give vendors the legal ability to receive payment directly from their creditor’s customer. We do not have a history of having lien rights filed against our jobs. Should our cash situation worsen, vendors could exercise their lien rights against us, which could harm our reputation in the markets where we do business. This could have a material adverse effect on our business, our operating results and financial condition.

We do not have any long-term contracts for the purchase of products or supplies with any of our material vendors.

The acquisition of ECI turns our traditional customer base of buildings and industrial sites into vendors that provide modifications to energy use that we use to provide services to regional electric grids. Each of the buildings or industrial sites participating in these services is under contract and receives payment from us for such contributions. The contracts with these participants have varying durations and terms depending on markets, products, and ability to perform. We believe we have excellent relationships with these participants. We expect all of our participants to continue serving us. As contracts expire, these entities are free to stop serving or attempt to develop alternative means to service the wholesale electric market without using our capabilities.

Intellectual Property

As a part of the purchase of Innovative Safety Technologies in 2002, we own United States Patent No. 5,288,945. This patent covers the No Tug Plug™ and was issued in February 1994. The patent was purchased by Innovative Safety Technologies in July 2002 from the original inventor. Innovative Safety Technologies was granted the Trademark for the mark “No Tug Plug,” in November, 2002. In November 2003, we made the decision to discontinue the operations of Innovative Safety Technologies. We still own the above mentioned patent and trademark.

Through the September 2003 acquisition of Christenson Technology Services, now known as Christenson Velagio, and through the 2005 acquisition of Christenson Electric we acquired the “Christenson” trade name. The Christenson name employs particular branding and trade dress that makes it highly recognizable. Also in September 2003 through the acquisition of Velagio, we acquired the rights to the Velagio name.

ECI has filed for patent and copyright protection of its energy automation software. This patent has been filed for but not yet approved. We also purchased a significant amount of intangible assets as a part of the acquisition of ECI. These intangible assets were valued with the assistance if an independent intangible asset valuation firm.

We protect our intellectual property rights through a combination of patent, trademark, trade secret and other intellectual property law, nondisclosure agreements and other measures. We believe, however, that our financial performance will depend more upon the service excellence, technical knowledge and innovative design abilities of our employees, than upon such protection. Notwithstanding the foregoing, we will strongly defend all intellectual property rights from infringement.

Government Approval or Regulations

We are subject to certain local government regulations regarding Uniform Commercial Building Codes. Many projects require inspection by local government building code inspectors. We are subject to and comply with federal regulations pertaining to health and safety, employment, privacy, and related regulations pertinent to all public businesses. While we are not directly subject to regulation by the Federal Energy Regulatory Commission (FERC) or state public utility commissions, these commissions have oversight of region grids and electric utilities. The FERC must approve all wholesale products purchased by regional grids, and state commissions may be involved in approval of transactions with electric utilities.

Employees

As of September 15, 2006, we employed 421 persons. Our workforce fluctuates based on the project work flow at any specific point in time. Approximately 360 of our employees are covered by collective bargaining agreements, and we believe our relations with our employees are good.

DESCRIPTION OF PROPERTY

We lease six facilities in Portland and Eugene, Oregon, and one facility in San Jose, California during 2005. These facilities consist of approximately 39,000 square feet of office space, 18,000 square feet of which is being subleased to a third party at December 31, 2005. The remaining facilities are occupied pursuant to both fixed-term, and month-to-month leases. We do not own or lease any manufacturing space.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

In March, 2004, Kurt Underwood (former President/CEO of Microfield Group, Inc.) filed a lawsuit in Multnomah County Circuit Court, Portland, Oregon under case number 0403-02370 against Robert J. Jesenik, Aequitas Capital Management (formerly known as JMW Capital Partners), Destination Capital, LLC, Microfield Group, Inc., Christenson Electric, Inc., Steven M. Wright, Andrew S. Craig, Thomas A. Sidley, R. Patrick Hanlin, Michael Stansell, Brian A. Oliver, Brian N. Christopher, Kevin D. Robertson, Christenson Group, LLC, and

Christenson Velagio, Inc. The lawsuit alleged that the Defendants violated Oregon securities law and Oregon common law in connection with the following transactions (which closed simultaneously in September 2003): (1) the merger of CTS Acquisition Co. (a wholly-owned subsidiary of the Company) with and into Christenson Technology Services, Inc.; and (2) the merger of VSI Acquisition Co. (A wholly-owned subsidiary of the Company) with and into Velagio, Inc. In addition, the lawsuit alleged that Mr. Underwood was terminated as an employee entitling him to severance pay. The lawsuit sought damages of approximately $1.4 million.

On May 27, 2004, the company, certain executives, board members and related companies filed two separate answers, affirmative defenses, and counterclaims against Mr. Underwood in Multnomah County Circuit Court alleging violations of Oregon Securities law and Oregon common law in connection with the above named transactions. In addition, the countersuit alleged that Mr. Underwood was terminated by us for good cause. The lawsuit sought damages of not less than $2.5 million and return of the 3.4 million shares of Microfield stock held by Mr. Underwood in exchange for the return of the shares of Velagio stock held by us.

On May 11, 2005 we and Mr. Underwood entered into a Settlement Agreement under which both parties agreed to drop their respective lawsuits. The Settlement Agreement provides that the Company and certain defendants will jointly and severally purchase Mr. Underwood’s Microfield Stock for the aggregate purchase price of $362,500. The purchase price will be allocated as follows: $50,000 to the purchase of Mr. Underwood’s 119,050 Series 2 preferred shares and the balance to the purchase of Mr. Underwood’s 3,404,958 common shares. Additionally, the Settlement Agreement terminates Mr. Underwood’s Microfield Warrant. Payment under the Settlement Agreement occurred as scheduled on August 1, 2005. Microfield assigned its right to purchase these shares to Energy Fund II, LLC, a significant shareholder, which purchased all of Underwood’s shares in the settlement.

MANAGEMENT

The following table sets forth information regarding our directors and executive officers as of September 15, 2006:

Name	Age	Positions
Rodney M. Boucher	62	Chief Executive Officer and Director
A. Mark Walter	41	President and Director
Randall R. Reed	50	Chief Financial Officer
Gene Ameduri	58	Director
William C. McCormick	72	Chairman of the Board of Directors
Michael W. Stansell	62	Director
Gary D. Conley	45	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are six directors on our board of directors. During 2005, our Directors were not compensated in cash for their services. Starting with the February 2006 board meeting, those directors considered as outside directors, will be compensated $500 for each board meeting held at our headquarters or other location where the director is required to travel. Each year at the discretion of the board, directors are awarded a certain number of non-qualified stock options. During 2005 board members were awarded 50,000 shares each for their service in 2004. No awards for 2005 service have been awarded. Gary Conley was awarded 50,000 non-qualified options in 2006 for joining our board of directors. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Rodney M. Boucher joined us through the acquisition of EnergyConnect. He was appointed Chief Executive Officer on that date. Prior to that date Mr. Boucher was the founder, President and CEO of EnergyConnect, Inc. from its inception in 1998 until its acquisition by us in October 2005. Before forming EnergyConnect Mr. Boucher was Chief Executive Officer of Calpine Power Services and Senior Vice President of Calpine Corporation from 1995 to 1998. Prior to that Mr. Boucher served as Chief Operating Officer of Citizens Power and Light and held a number of senior management positions with PacifiCorp and United Illuminating Company including Chief Information Officer, Vice President of Operations, Vice President of Power Resources, and Director of Engineering. Mr. Boucher holds an AMP certificate from Harvard Business School, a MS in electrical engineering from Rensselaer Polytechnic University and a Bachelor of Science from Oregon State University. Mr. Boucher is a member of several non-profit boards and a senior fellow of the American Leadership Forum.

A. Mark Walter joined us in January 2003 when he was appointed Director of Operations and held various management positions within our wholly owned subsidiary, Christenson Velagio, before his promotion to Senior Vice President and Chief Operating Officer of Christenson Velagio in January 2004. Mr. Walter was appointed President of Microfield and Christenson Velagio in November 2004, and appointed to the Board of Directors in April 2005. Mr. Walter has 18 years of experience in leading profitable commercial and industrial electrical services businesses. Prior to joining Christenson Velagio, Mr. Walter was Operations Director for Power City Electrical, a regional electrical company, from 1992 to 2002.

Randall R. Reed joined us in September 2005 when he was appointed Chief Financial Officer. Mr. Reed provided financial, accounting and SEC consulting for us from September 2002 through September 2005 through his consulting firm Reed Financial Services, which he operated from January 2001 through September 2005. From July 1999 to January 2001, Mr. Reed was Chief Financial Officer for Dry, Inc. a consumer products company. Mr. Reed was Chief Financial Officer and Controller of Microfield Graphics, Inc., a publicly traded manufacturer of technology products from August 1985 to July 1999. Prior to his position there he was with Coopers & Lybrand, an international public accounting firm, from 1981 to 1985. Mr. Reed is a CPA.

Gene Ameduri joined us in October 2005 through our acquisition of EnergyConnect, Inc. On that date he was named President of EnergyConnect. He joined EnergyConnect in 2003 as Senior Vice President. Prior to that, Mr. Ameduri was with Roth Brothers, Inc., a mechanical contractor. Roth Brothers is a subsidiary of First Energy. He was there from 1981 to 2003, and held the office of Vice President of the Facilities Automation Division among other management positions.

William C. McCormick joined us in January 2004 as Interim Chief Executive Officer and resigned that post in November 2004 with the appointment of A. Mark Walter as President of Christenson Velagio. Prior to coming to us, Mr. McCormick was Chief Executive Officer of Precision Castparts, Corp., a publicly traded aerospace company, from August 1994 to August 2002. He also served as the Chairman of the board of directors there from October 1994 to August 2003. Mr. McCormick joined Precision Castparts in April 1985. Prior to Precision Castparts, Mr. McCormick spent 32 years at General Electric in various businesses, including GE Aircraft Engines, Carboloy Systems, Distribution Equipment, and Industrial Electronics. Mr. McCormick serves on the board of directors and is Chair of the Audit Committee of Merix Corporation, a publicly traded manufacturer of high performance interconnect products. He serves on the boards of several other “for profit” and non profit companies. McCormick holds a BS in Mathematics from the University of Cincinnati.

Michael W. Stansell joined us in November 1985 as Director of Manufacturing and was appointed Vice President, Operations, in January 1987. Mr. Stansell was appointed to our board of directors in November 1999 and served as our President from November 1999 until October 2002. Mr. Stansell was a division manufacturing manager, among other positions, at Tektronix Corporation from August 1965 through October 1985.

Gary D. Conley was elected as a director on December 13, 2005. Mr. Conley is currently the CEO of SolFocus, a concentrator of solar technology founded to commercialize advanced concentrator solar technology. Mr. Conley was CEO of GuideTech, a manufacturer of semiconductor test equipment from July 2003 to February 2005. Prior to that, Mr. Conley was Senior Vice President in charge of the Memory Test Division at Credence Corporation, a manufacturer of semiconductor test equipment, from May 1993 to November 1996. Mr. Conley was President of EPRO, a manufacturer of semiconductor test equipment from January 1990 to May 1993, at which time the business was sold to Credence. Mr. Conley has been an active investor in early stage, advanced technology companies. He sits on the boards of several companies. Mr. Conley holds a BS degree in Physics from the University of South Florida.

Audit Committee

The Audit Committee charter was discussed, reviewed and adopted February 6, 2003. With the turnover of directors that occurred in 2005, the board met and appointed new members to the audit committee on December 13, 2005. The Audit Committee now consists of Mr. McCormick and Mr. Stansell. The Board of Directors has determined that Mr. McCormick is an “audit committee financial expert” as defined in SEC rules. The audit committee held several meetings during fiscal year 2005 coincident with the filing of SEC quarterly Forms 10-QSB and other press releases involving financial matters. Mr. Hanlin served as Chairman of the Audit Committee until his resignation in February 2005, at which time Mr. Jesenik became Chairman of the committee. On December 13, 2005, Mr. McCormick was appointed Chairman of the audit committee.

The Audit Committee oversees the accounting, financial reporting and audit processes; makes recommendations to the board of directors regarding the selection of independent auditors; reviews the results and scope of audit and other services provided by the independent auditors; reviews the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and review our internal controls.

Governance Committee

We adopted our Code of Ethics in February 2003. The Governance committee members for 2005 included Mr. McCormick and Mr. Steven Wright, a former director who resigned as a director on October 13, 2005. On December 13, 2005, the board of directors appointed Mr. Boucher and Mr. Walter as members of its Governance committee. The governance committee had informal meetings and discussions throughout 2004. The current policy requires that the governance committee consist of two Board Members. A copy of the Code of Ethics is available from us by contacting Mr. Michael W. Stansell, c/o Microfield Group, Inc., 1631 NW Thurman St., Suite 200, Portland, Oregon 97209.

Compensation Committee

Our compensation committee for 2005 consisted of Mr. McCormick, and Mr. Robert J. Jesenik, a former director who resigned as a director on October 13, 2005. On December 13, 2005, the board of directors appointed Mr. Ameduri as the member of the Compensation committee, and Gary Conley was added as a member on February 22, 2006. The compensation committee had one formal meeting during the year and numerous informal meetings and discussions throughout 2005. The committee determines the compensation level, option grants and other compensation for our executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by it, or written representations from certain reporting persons, we believe that, during 2005, all executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements. Destination Capital LLC, Christenson Group, LLC, A. Mark Walter, Robert J. Jesenik, Energy Fund II, LLC, Gary M. Kapral and Randall R. Reed each had one late Form 4 Filing. Michael Stansell and William C. McCormick each had two late Form 4 Filings. Steven M. Wright had ten late Form 4 Filings.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer and other executive officers of our Company whose total annual salary and bonus exceeded $100,000 (collectively, the “named officers”) for fiscal years 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

				Long Term Compensation Awards
	Annual Compensation			Securities	All Other
	Fiscal Year	Salary($)	Bonus($)	Underlying Options (#)	Compensation ($)
Rodney M. Boucher (1)	2005	62,500	—	—	—
Chief Executive Officer	2004	—	—	—	—
and Director	2003	—	—	—	—
A. Mark Walter (2)	2005	153,939	—	1,000,000	7,200
President and Director	2004	68,289	—	200,000	7,200
	2003	89,362	—	—	7,200
Randall R. Reed (3)	2005	56,000	—	100,000	—
Chief Financial Officer	2004	—	—	—	—
	2003	—	—	—	—
Gene Ameduri (4)	2005	41,667	—	—	—
President of EnergyConnect	2004	—	—	—	—
And Director	2003	—	—	—	—
William C. McCormick (5)	2005	—	—	1,050,000	—
Former Interim Chief Executive	2004	—	—	1,200,000	—
Officer and Director	2003	—	—	—	—
Gary M. Kapral (6)	2005	68,289	—	—	—
Chief Financial Officer	2004	138,462	—	150,000	—
	2003	—	—	—	—

(1)       Mr. Boucher was appointed our Chief Executive Officer on October 13, 2005.

(2)       Mr. Walter was appointed our President effective November 18, 2004. Prior to this appointment he served as our Senior Vice President and Chief Operating Officer.

(3)       Mr. Reed was appointed our Chief Financial Officer on September 19, 2005.

(4)       Mr. Ameduri was appointed President of EnergyConnect on October 13, 2005.

(5)       Mr. McCormick was appointed Interim CEO effective January 21, 2004. He held this position with no cash compensation. He resigned that position effective November 15, 2004 with the appointment of A. Mark Walter as President. Mr. McCormick is Chairman of the Board of Directors.

(6)       Mr. Kapral was appointed our Chief Financial Officer effective May 17, 2004. He left the Company in March 2005.

Options Granted in Last Fiscal Year

During 2005, we granted 1,000,000 incentive stock options to purchase Microfield Group, Inc. common stock under our Stock Incentive Plan to the named officers. One nonqualified option for 100,000 options was issued to a current executive officer, in 2005, prior to his employment with us. No other current executive officers received options exercisable for shares of our Common Stock during fiscal 2005. All other employees who are not currently executive officers of the Company received options exercisable for a total of 3,310,940 shares of Common Stock during fiscal 2005. There were an additional 1,370,000 nonqualified stock options awarded to individuals or entities not employed by us. These included 1,200,000 options that were issued to directors of the Company, and 170,000 options that were issued to outside consultants.

Option Exercise and Holdings

The following table provides information concerning the exercise of options during fiscal 2005 and unexercised options held as of the end of the fiscal year with respect to the named officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

			Number of
			Securities		Value of
			Underlying		Unexercised
			Unexercised		In-The-Money
	Shares		Options		Options
	Acquired	Value	At FY-End (#)		At FY-End ($) (2)
	On Exercise	Realized	exerciseable/		Exerciseable/		Grant	Expiration
Name	(#)	($) (1)	Unexerciseable		Unexerciseable		Date	Date
A. Mark Walter	—	—	47,917	52,083	$91,042	$98,958	1/22/04	1/22/09
			25,000	75,000	52,500	157,500	12/3/04	12/3/09
			166,667	833,333	358,333	1,791,667	4/29/05	4/29/10
Randy Reed	—	—	100,000	—	$166,000	—	8/23/05	8/23/10
William C. McCormick	—	—	1,150,000	50,000	$2,369,000	$103,000	11/12/04	11/12/09
	—	—	50,000	—	112,000	—	4/7/05	4/7/10
	—	—	166,667	833,333	276,667	1,383,333	8/23/05	8/23/10

(1)       Market value of the underlying securities at exercise date, minus exercise price of the options.

(2)       Market value of the underlying securities at December 31, 2005, $2.50 per share, minus exercise price of the unexercised options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 15, 2006 as to (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of any class of our common or preferred stock, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group. Except as otherwise noted, we believe the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

		Common Stock and Common Stock Equivalents
Five Percent Shareholders, Directors, Director Nominees and Certain Executive Officers		Equivalent Common Shares Beneficially Owned (1)	Approximate Voting Percentage (2)
(3)	Vince Cushing c/o Entwistle & Cappucci, LLP 333 West Wacker Dr., Suite 2070 Chicago, IL 60606	9,703,245	12.3%
(4)	Robert J. Jesenik 805 SW Broadway, Suite 560 Portland, OR 97205	8,309,407	10.7%
(5)	Christenson Group, LLC / CEAC 805 SW Broadway, Suite 560 Portland, OR 97205	6,237,338	8.0%
(6)	Brian Oliver 805 SW Broadway, Suite 560 Portland, OR 97205	3,933,759	5.2%
(7)	Rodney M. Boucher 111 SW Columbia, Suite 400 Portland, OR 97201	14,818,025	18.3%
(8)	Gene Ameduri 111 SW Columbia, Suite 400 Portland, OR 97201	9,500,199	12.1%
(9)	William C. McCormick 111 SW Columbia, Suite 400 Portland, OR 97201	2,226,722	2.9%
(10)	A. Mark Walter 111 SW Columbia, Suite 400 Portland, OR 97201	483,333	*
(11)	Michael Stansell 111 SW Columbia, Suite 400 Portland, OR 97201	127,100	*
(12)	Randall R. Reed 111 SW Columbia, Suite 400 Portland, OR 97201	29,168	*
(13)	Gary D. Conley 111 SW Columbia, Suite 400 Portland, OR 97201	8,333	*
(14)	All directors and executive officers as a group (7 persons)	27,189,880	31.1%

*                    Less than 1%

(1)             Shares to which the person or group has the right to acquire within 60 days after September 15, 2006 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(2)             Percentage prior to offering is based on 74,544,339 shares of common stock outstanding as of September 15, 2006

(3)             Includes 4,060,914 warrants convertible into common stock within 60 days after September 15, 2006.

(4)             Includes 2,129,613 common equivalent preferred shares outstanding as of September 15, 2006, and 955,654 warrants convertible into common stock within 60 days after September 15, 2006.

(5)             Includes 4,328,017 common equivalent preferred shares outstanding as of September 15, 2006.

(6)             Includes 1,054,549 common equivalent preferred shares outstanding as of September 15, 2006, and 468,803 warrants convertible into common stock within 60 days after September 15, 2006.

(7)             Includes 263,158 common equivalent preferred shares outstanding as of September 15, 2006, and 6,091,371 warrants convertible into common stock within 60 days after September 15, 2006.

(8)             Includes 3,857,868 warrants convertible into common stock within 60 days after September 15, 2006.

(9)             Includes 263,158 common equivalent preferred shares outstanding as of September 15, 2006, and 1,837,486 warrants and options convertible into common stock within 60 days after September 15, 2006.

(10)       Includes 483,333 options convertible into common stock within 60 days after September 15, 2006.

(11)       Includes 50,000 options convertible into common stock within 60 days after September 15, 2006.

(12)       Includes 29,168 options convertible into common stock within 60 days after September 15, 2006.

(13)       Includes 8,333 options convertible into common stock within 60 days after September 15, 2006.

(14)       Includes 526,316 common equivalent preferred shares outstanding as of September 15, 2006, and 12,357,558 warrants and options convertible into common stock within 60 days after September 15, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a number of promissory notes, lines of credit and lease obligations owing to related parties. The following table lists the notes and obligations outstanding at July 1, 2006 by related party.

Related Party	Type of Obligation	Maturity Date	Amount of Obligation	Monthly Payment
Christenson Leasing LLC(a)(g)	T. I. lease	December 2007	129,875	7,940
Christenson Leasing LLC(a)(g)	Vehicle leases	various	58,785	various
Christenson Leasing LLC(a)(g)	Equipment lease	December 2007	—	(f)60,000
JMW Group, LLC(a)	Note payable	August 2006	83,333	(c) 41,667
Aequitas Capital Management(a)	Note payable	April 2006	19,907	various
Rod Boucher(h)	Note payable	September 13, 2008	417,207	11,309
William C. McCormick	Note payable	July 2005	250,000	interest only
Mark Walter	Bond guarantee fees	Open obligation	—	(b)4,000
Destination Microfield, LLC(d)	Vehicle lease	August 2006	—	(e)36,350
William C. McCormick	Indemnity fees	Open obligation	—	(h)14,913
John B. Conroy	Note receivable	September 2005	66,250	—

(a)             Robert J. Jesenik, a former director owns a significant interest in these entities.

(b)            This bond guarantee fee is an approximation, and fluctuates based on the total open bond liability.

(c)             This payment amount is for principal only. An additional amount is due monthly which includes interest at prime plus 10%.

(d)            William C. McCormick, Chairman of our board of directors, holds a minority ownership interest in this entity.

(e)             These payments vary over the term of the loan. This amount represents the monthly payment in effect on July 1, 2006.

(f)               This payment was reduced to $60,000 per month by terms of the reissued note, starting November 1, 2005.

(g)            This note represents deferred salaries and expenses payable to Mr. Boucher prior to the acquisition of EnergyConnect, and a $100,000 loan made to us in May 2006.

(h)            These indemnity fees are payments made on standby letters of credit which are in place to guarantee payments to vendors on specific jobs.

Terms and conditions of each of the notes and agreements are listed below.

Notes Payable to Destination Capital, LLC

On August 24, 2004 we entered into a Business Loan Agreement with Destination under which we can borrow up to $2,000,000 based on Destination’s discretion and funds availability. Under the terms of the agreement, we pay interest at prime plus 10% (prime plus 12% in the event of a default), with nine monthly interest only payments starting September 24, 2004, and 15 monthly principal payments of $83,333 and accrued interest until maturity. At loan maturity on August 24, 2006, any remaining principal and accrued interest owed is then due and payable. This loan is immediately due if there occurs a default, there is a sale or disposal of all or substantially all of our assets or stock , or if there is a transfer of ownership or beneficial interest, by merger or otherwise, of our stock or our subsidiary. Additionally, we will issue to Destination the number of warrants equal to 12.5% of the value of the loan balance, on the first day of each month the loan is outstanding. These warrants have a five year life and will be issued at the lower of $0.38 or the price applicable to any shares, warrants or options (excluding options granted to employees or directors) issued by us while the loan is outstanding. Beginning August 1, 2004, we were obligated to issue the following warrant amounts based on the outstanding loan balances on the first day of each month.

Date	Loan Balance	Warrants to be Issued
September 1, 2004	$750,000	93,750
October 1, 2004	$1,200,000	150,000
November 1, 2004	$1,200,000	150,000
December 1, 2004	$1,200,000	150,000
January 1, 2005	$1,200,000	150,000
February 1, 2005	$1,200,000	150,000
March 1, 2005	$1,200,000	150,000
April 1, 2005	$1,200,000	150,000
May 1, 2005	$1,200,000	150,000
June 1, 2005	$1,200,000	150,000
July 1, 2005	$1,158,334	144,792
Total warrants to be issued as of July 1, 2006		1,626,042

We were obligated to issue warrants to purchase 37,500 common shares at the time this note was issued. The fair value of these warrants was determined to be $17,513 using the Black Scholes pricing model. The assumptions used included a risk free rate of 3.8%, volatility of 155%, fair market value of our stock of $.50 per share and a remaining life of 5 years. The calculated fair value amount was recorded as a debt discount and is being amortized over the twenty-four month term of the debt. The warrants issued from September 1, 2004 through July 1, 2005 were also valued using the Black Scholes pricing model. The assumptions used include risk free rates ranging from 3.39% to 4.17%, volatility percentages ranging from 121% to 155%, remaining lives of 5 years for each warrant issuance, and fair market values of our stock ranging from $0.30, to $0.60 per share. At the time these warrant obligations arose, we had sufficient authorized common shares to effect the exercise of these warrants. Accordingly, the fair values of the warrants issued from September 1, 2004 through July 2, 2005, $604,955, were classified as common stock warrants in the shareholders’ equity (deficit) section on the consolidated balance sheet, and expensed as interest expense in the consolidated statement of operations, as they were issued.

On August 1, 2005 the note owed to Destination Capital was replaced by three notes, which were assigned to two related parties, Christenson Leasing Company LLC (CLC) and JMW Group, LLC (JMW). The three notes contain the following terms: $516,667 note payable to JMW with monthly payments of $41,667 plus interest at prime plus 10% beginning August 24, 2005 through August 24, 2006; $180,000 note payable to JMW with monthly payments of $5,000 plus interest at prime plus 10% beginning August 24, 2005 through July 24, 2008; $420,000 note payable to CLC with monthly payments of $11,667 plus interest at prime plus 10% beginning August 24, 2005 through July 24, 2008. In October 2005, the note to CLC and the smaller of the two notes to JMW were paid in full by CVI. Also, as a result of the renegotiation of these notes, the warrant obligation, contained in the business loan agreement was eliminated.

Note Payable to Rod Boucher

On October 13, 2005, as a part of the acquisition of EnergyConnect, we assumed the liabilities of EnergyConnect. Included in the liabilities was a note payable to Rod Boucher. Mr. Boucher became our Chief Executive Officer as of the date of the acquisition. The note represents expenses within EnergyConnect prior to the acquisition by. The note is in the amount of $329,033, with monthly payments of $11,309, including interest at prime plus 10%, due on the 13th of each month through September 13, 2008. This note was repaid in full in August 2006.

Note Payable to William McCormick

On January 28, 2005, we entered into a promissory note agreement with William McCormick in the amount of $250,000. Pursuant to the terms of the note, monthly payments of interest only at 15% per annum, are due on the 28th day of each month starting on February 28, 2005. The note was to be paid in full on July 28, 2005 and was paid in full in July 2006.

Bond Guarantee Fees

Mark Walter

A certain number of Christenson Electric construction projects require us to maintain a surety bond. The bond surety company requires an additional guarantee for issuance of the bond. We have an agreement with Mark Walter, our president under which at quarter end we pay Walter between $1,000 and $4,000 per month for his personal guarantee of this bond liability. The guarantee fee is computed as 10% of the open liability under bonds issued for Christenson Electric.

William McCormick

Certain construction projects within Christenson Electric required standby letters of credit. Our chairman of the board of directors has provided two letters of credit in the amounts of $1,000,000 and $193,000, for which he is paid indemnity fees. Under the $1,000,000 letter of credit agreement, Mr. McCormick is paid a fee of 15% of the letter of credit amount. Under the $193,000 letter of credit, Mr. McCormick is paid a fee of 15% per annum of the open liability of the issuer of the letter of credit, plus 1% of the gross profit of the job requiring the letter of credit. The letter of credit guarantee fees are calculated and accrued monthly.  As of July 1, 2006, the amounts owed to Mr. McCormick under the letter of credit obligations totaled $78,960.

Other Indemnifier

We also had an unrelated party guarantee a $1 million standby letter of credit issued as security for a large construction job. This party was paid a fee of 15% of the letter of credit amount for providing this security. This agreement also requires a secondary indemnity, should funds be drawn against this letter of credit, the substantial majority of which has been provided by Aequitas Capital Management, a related party. Robert Jesenik, our former director, is a principal shareholder and CEO of Aequitas. Aequitas charges an additional fee of 15% of the letter of credit amount. Aequitas is also indemnified by Christenson Electric should it have to indemnify the primary guarantor. This letter of credit and the related fees ended in April 2006.

Tenant improvement lease

On December 30, 2002, Christenson Electric entered into a non-cancelable operating lease agreement with Christenson Leasing, LLC (CLC) covering $300,000 of leasehold improvements in our facility. The terms of the lease call for monthly payments of $7,500 including interest at 17.3% through December 2007. Christenson Electric was in default under the lease terms, which default was cured in March 2005, with the resumption of payments due under the lease under a modified payment plan arrangement.

On July 1, 2005, Christenson Electric entered into a promissory note with Aequitas Capital Management, a related party, covering certain equipment and furniture previously leased from Jesenik Enterprises, Inc., JW Assurance and Holding Limited, and JMW Capital Partners, Inc., each a related party. No payments had been made on these lease obligations since September 2002. At July 1, 2005, these entities assigned their interests in the obligation to Aequitas Capital, which we consolidated into one promissory note with total principal due of $90,847, interest accruing at 7% per annum, maturing at April 1, 2006, and with $5,047 monthly installment payments and, in addition, a lump sum payment of $50,000 due on October 1, 2005. As of July 1, 2006, the payments on this note had not been made as scheduled, the balance on the note was $19,907, and it was in default.

Equipment Lease Agreement

On December 31, 2002, Christenson Electric entered into a sale and leaseback agreement with Christenson Leasing, under which it sold machinery and tools, automotive equipment, and office furniture and equipment, not subject to prior liens. The agreement called for payments of $97,255 starting on January 2, 2003 through December 2007. On September 1, 2003, Christenson Velagio’s predecessor, Christenson Technology entered into a sublease agreement with Christenson Electric for use of certain equipment contained in that lease. The equipment consists of various construction vehicles, trailers, miscellaneous construction equipment, office furniture, computer hardware and software. Under the terms of the lease the former separate subsidiary, Christenson Velagio paid Christenson Electric $40,000 monthly beginning on September 1, 2003, with the final payment due on December 1, 2007. The lease is accounted for as an operating lease and contains a 10% purchase option at the end of the lease term, December 31, 2007. In 2003, we modified the payment plan to the lessor, under which $10,000 of the monthly lease obligation was be paid to the lessor in an equivalent amount of our Series 3 preferred stock. This arrangement to tender a portion of the payment with preferred stock in lieu of cash, was for the thirteen monthly payments beginning with the December 2003 lease payment, through the payment due in December 2004. Beginning with the payment due in January 2005, the total monthly amount due was paid entirely in cash.

In July 2005, the lease agreement between Christenson Electric and CLC was renegotiated, with a portion of the remaining operating lease obligation converted to a $500,000 note payable. In accordance with that agreement, the $100,000 monthly lease payment owed by CEI under the lease was reduced to $60,000 per month starting with the payment due on November 1, 2005. The $500,000 note was paid in full by Christenson Electric in October 2005.

Master Vehicle Lease Agreements

Christenson Velagio

We entered into a new Master Vehicle Lease Agreement, effective September 9, 2004, with Destination Microfield, LLC. Destination Microfield, LLC is partially owned by William C. McCormick. In accordance with the terms of the agreement, we will make twelve monthly payments of $29,000 starting October 5, 2004, twelve monthly payments of $35,000, starting October 5, 2005, and three monthly payments of $45,000 ending on December 9, 2006. This lease is accounted for as an operating lease with equal monthly amounts charged to expense in the consolidated statement of operations over the life of the lease. In October 2005, we signed a twelve month extension to this lease at $45,000 per month, with the lease now scheduled to end in December 2007. The lease also contains an interest rate provision with the monthly payment adjusting based on any increases in the prime rate. The monthly payment in effect on July 1, 2006 is $36,350. This adjustment is made on an annual basis.

Christenson Electric

We, through our subsidiary Christenson Electric is party to an agreement with CLC under which Christenson Electric leases its vans and trucks. In accordance with the terms of the agreement, we pay to CLC a varying amount each month representing the lease and maintenance costs of those vehicles. The lease is a month to month agreement that is modified with each addition or removal or vehicles.

Real Property Sub Leases

On September 1, 2003, our former separate subsidiary, Christenson Velagio entered into seven real property subleases with Christenson Electric for use of buildings, offices and storage yards to house the operations and property of Christenson Velagio. Christenson Electric, as the sublessor, is party to a master property lease with an unrelated party. Christenson Velagio has operating activities in Portland and Eugene, Oregon. The monthly sublease payments totaled $54,464 through November 30, 2004. On November 30, 2004, we terminated our lease with Christenson Electric for space in the Thurman Building and entered into a lease directly with the building owner for a smaller space in the building. The rent per month on the Thurman Building is $38,898. We also are lessees to a facility which we have subleased to a third party. Under this lease, we pay $32,352 per month to our lessor, and receive $25,000 per month from our subleasee. This sublease agreement terminated in February 2006. Our obligation under the master lease for this facility ends in September 2008. On April 17, 2006, we moved to this facility and we are searching for a tenant for the Thurman office location. As a newly combined entity, Christenson has operating activities in Portland and Eugene, Oregon.

As of July 1, 2006 our total real property lease payments totaled $87,491, of which $675 was on a month-to-month basis. The remaining $86,816 is due on leases with maturity dates between July 2007 and October 2008.

Note receivable

In 1998, John B. Conroy, then our Chairman, CEO and President, entered into a transaction whereby he purchased 45,000 shares of our common stock at $1.75 per share. Mr. Conroy issued a promissory note to us for $78,750 in payment for the shares. On May 17, 2004 the Note was replaced with a new non-recourse note for $66,250 under which the original amount of the note was offset against a $12,500 amount owed by us to Mr. Conroy. The note also acknowledges the outstanding accrued interest due by Mr. Conroy in the amount of $21,937. Additionally, the interest rate of the new promissory note was established at 3.4% per annum, and the due date was extended to August 29, 2006. Mr. Conroy resigned as Chairman, CEO and President on September 16, 2002, and resigned as a director in October 2003. At July 1, 2006, accrued interest receivable under this note totaled $26,519. We have accounted for the $66,250 due from Mr. Conroy as a reduction in common stock equity in prior years. In May 2004, we accounted for the $12,500 amount due to Mr. Conroy and additional $637 of interest adjustment as an increase in common stock equity.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 225,000,000 shares of common stock, no par value. As of September 15, 2006, there were 74,544,339 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of Preferred Stock, no par value. The 10,000,000 shares of Preferred Stock authorized are undesignated as to preferences, privileges and restrictions. As the shares are issued, the Board of Directors must establish a “series” of the shares to be issued and designate the preferences, privileges and restrictions applicable to that series. As of September 15, 2006, we had 4,321,431 shares of Series 2 convertible preferred stock issued and outstanding, 2,039.689 shares of Series 3 convertible preferred stock issued and outstanding and 1,154.456 shares of Series 4 convertible preferred stock issued and outstanding.

The terms of our outstanding series of preferred stock are as follows.

Series 2 Preferred Stock

Dividends. Series 2 preferred stock issued and outstanding shall be entitled to receive a cash dividend in the amount of 6.5% of the issue price per annum. The Series 2 preferred stock dividends shall be payable in cash, quarterly, subject to the declaration of the dividend by the board of directors, if and when the board of directors deems advisable. Any declared but unpaid dividend will not bear interest and will be payable out of net profits. If net profits are not sufficient to pay this dividend, either in whole or in part, then any unpaid portion of the dividend will be paid in full out of our net profits in subsequent quarters before any dividends are paid upon shares of junior stock. Thus far, no dividends have been declared. As of July 1, 2006 there were dividends of approximately $325,805 in arrears.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, except in certain circumstances, the holders of each share of Series 2 preferred stock shall be entitled to be paid out of our assets available for distribution to our shareholders, before any declaration and payment or setting apart for payment of any amount shall be made in respect of junior stock, an amount equal to the issue price and all accrued but unpaid dividends.

Conversion. Each holder of any share(s) of Series 2 preferred stock may, at the holder’s option, convert all or any part of such share(s) from time to time held by the holder into shares of common stock at any time after the date of issuance. Each such share of Series 2 preferred stock shall be convertible into one share of fully-paid and non-assessable shares of common stock. Each share of Series 2 preferred stock shall automatically be converted into shares of common stock on a one-for-one basis immediately upon the consummation of a sale of our common stock in a bona fide, firm commitment, underwritten public offering under the Securities Act of 1933, as amended, which results in aggregate cash proceeds (before underwriters’ commissions and offering expenses) to us of $5,000,000 or more. In any event, if not converted to common stock, each share of Series 2 preferred stock shall automatically be converted into shares of common stock on a one-for-one basis immediately upon the third anniversary of the date of issuance of the Series 2 preferred stock. The Series 2 preferred shares were originally issued in September 2003.

Voting Rights. Each holder of Series 2 preferred stock shall have the right to one vote for each share of Common Stock into which such Series 2 preferred stock could then be converted.

Series 3 Preferred Stock

Dividends. Series 3 preferred stock issued and outstanding shall be entitled to receive a cash dividend in the amount of 6.5% of the issue price per annum. The Series 3 preferred stock dividends are cumulative and shall be payable in cash, quarterly, subject to the declaration of the dividend by the board of directors, if and when the board of directors deems advisable. Any declared but unpaid dividend will not bear interest and will be payable out of net profits. If net profits are not sufficient to pay this dividend, either in whole or in part, then any unpaid portion of the dividend will be paid in full out of our net profits in subsequent quarters before any dividends are paid upon shares of junior stock. If this preferred stock is converted into our common stock, and there exist undeclared dividends on the conversion date, the dividends will remain our obligation, and will be paid when declared and when there are legally available funds to make that payment. Thus far, no dividends have been declared. As of July 1, 2006 there were dividends of approximately $113,183 in arrears.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, except in certain circumstances, the holders of each share of Series 3 preferred stock shall be entitled to be paid out of our assets available for distribution to our shareholders, before any declaration and payment or setting apart for payment of any amount shall be made in respect of junior stock, an amount equal to the issue price and all accrued but unpaid dividends.

Conversion. Each holder of any share(s) of Series 3 preferred stock may, at the holder’s option, convert all or any part of such share(s) from time to time held by the holder into shares of common stock at any time after one year from the date of issuance. Each such share of Series 3 preferred stock shall be convertible into one thousand shares of fully-paid and non-assessable shares of common stock. Each share of Series 3 preferred stock shall automatically be converted into shares of common stock on a one-for-one thousand basis immediately upon the consummation of a sale of our common stock in a bona fide, firm commitment, underwritten public offering under the Securities Act of 1933, as amended, which results in aggregate cash proceeds (before underwriters’ commissions and offering expenses) to us of $5,000,000 or more. In any event, if not converted to common stock, each share of Series 3 preferred stock shall automatically be converted into shares of common stock on a one-for-one thousand basis immediately upon the third anniversary of the date of issuance of the Series 3 preferred stock. The Series 3 preferred shares were originally issued in April 2004.

Voting Rights. Each holder of Series 3 preferred stock shall have the right to one vote for each share of Common Stock into which such Series 3 preferred stock could then be converted.

Series 4 Preferred Stock

Dividends. Series 4 preferred stock issued and outstanding shall be entitled to receive a cash dividend in the amount of 6.5% of the issue price per annum. The Series 4 preferred stock dividends are cumulative shall be payable in cash, quarterly, subject to the declaration of the dividend by the board of directors, if and when the board of directors deems advisable. Any declared but unpaid dividend will not bear interest and will be payable out of net profits. If net profits are not sufficient to pay this dividend, either in whole or in part, then any unpaid portion of the dividend will be paid in full out of our net profits in subsequent quarters before any dividends are paid upon shares of junior stock. If this preferred stock is converted into our common stock, and there exist undeclared dividends on the conversion date, the dividends will remain our obligation, and will be paid when declared and when there are legally available funds to make that payment. Thus far, no dividends have been declared. As of July 1, 2006 there were dividends of approximately $70,286 in arrears.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, except in certain circumstances, the holders of each share of Series 4 preferred stock shall be entitled to be paid out of our assets available for distribution to our shareholders, before any declaration and payment or setting apart for payment of any amount shall be made in respect of junior stock, an amount equal to the issue price and all accrued but unpaid dividends.

Conversion. Each holder of any share(s) of Series 4 preferred stock may, at the holder’s option, convert all or any part of such share(s) from time to time held by the holder into shares of common stock at any time after one year from the date of issuance. Each such share of Series 4 preferred stock shall be convertible into one thousand shares of fully-paid and non-assessable shares of common stock. Each share of Series 4 preferred stock shall automatically be converted into shares of common stock on a one-for-one thousand basis immediately upon the consummation of a sale of our common stock in a bona fide, firm commitment, underwritten public offering under the Securities Act of 1933, as amended, which results in aggregate cash proceeds (before underwriters’ commissions and offering expenses) to us of $5,000,000 or more. In any event, if not converted to common stock, each share of Series 4 preferred stock shall automatically be converted into shares of common stock on a one-for-one thousand basis immediately upon the third anniversary of the date of issuance of the Series 4 preferred stock. The Series 4 preferred shares were originally issued in April 2004.

Voting Rights. Each holder of Series 4 preferred stock shall have the right to one vote for each share of Common Stock into which such Series 4 preferred stock could then be converted.

Warrants

In connection with debt financing entered into during fiscal year 2000, we issued two stock warrants each to purchase individually 1,033,000 common shares at a price of $0.50 per share and $0.38722 per share, respectively. Pursuant to the terms of the warrant agreements, these exercises prices were lowered to $0.408 and $0.361, respectively. This reduction in exercise prices was triggered by the issuance of certain equity instruments at a lower price than the exercise price of these warrants. The warrants had an initial term of 5 years and were to expire on June 30, 2005. On September 15, 2003, we extended the life of a portion of these warrants until June 30, 2007 as partial consideration to satisfy a $150,000 promissory note between Christenson Technology Services, Inc. and Aequitas Capital Management. As of July 1, 2006, the warrant holders have exercised all of these warrants.

In connection with an April 2003 common stock private placement, we issued 111,308 warrants to purchase common stock. Each warrant is exercisable into one share of common stock at $0.40 per share and will expire in 2008. As of July 1, 2006, the warrant holders have exercised 101,308 warrants and 10,000 warrants remain outstanding.

In September 2003, in connection with a preferred stock private placement, we issued 333,334 warrants to purchase common stock. Each warrant is exercisable into one share of common stock at $0.42 per share and will expire in 2008. As of July 1, 2006, the warrant holders have exercised 183,333 warrants and 150,001 warrants remain outstanding.

In connection with the January 22, 2004 debt issuance by Destination Capital, LLC, we issued 1,403,548 warrants. These were subsequently transferred, in total, to five separate recipients. Each of these warrants is exercisable into one share of common stock at $0.31 per share, subject to changes specified in the debt agreement, and will expire in 2008. As of July 1, 2006, the warrant holders have exercised 1,364,946 warrants and 38,602 warrants remain outstanding.

In connection with the August 24, 2004 debt issuance by Destination Capital, LLC, we issued 1,626,042 warrants. Subsequent to their issuance, 1,481,250 warrants were transferred to two separate recipients. Each warrant is exercisable into one share of common stock at the lesser of $0.38 per share or the price applicable to any shares, warrants or options issued (other than options issued to employees or directors) while the loan is outstanding, and will expire in 2009. As of July 1, 2006, the warrant holders have exercised 1,309,616 warrants and 316,426 warrants remain outstanding.

On September 10, 2004, we entered into a Master Vehicle Lease Termination Agreement with Christenson Leasing Company, LLC, under which we terminated our previous master vehicle lease agreement with Christenson Leasing Company, LLC. Under the terms of this termination agreement, we were released from our obligation under the previous master vehicle lease agreement. In consideration for this release, we issued 1,000,000 warrants to purchase our common shares. These warrants were subsequently transferred to Destination Microfield, LLC which purchased the fleet of vehicles from Christenson Leasing Company, LLC. William C. McCormick, the Company’s Chairman of the Board of Directors, holds a minority interest in Destination Microfield. Each warrant is exercisable into one share of common stock at $0.38 per share and will expire in 2009. As of July 1, 2006, the warrant holders exercised all 1,000,000 warrants, for 889,648 shares of commom stock.

In October 2005, in connection with a common stock private placement, we issued 2,944,693 warrants to purchase common stock. Each warrant is exercisable into one share of common stock at $0.90 per share and will expire in 2010. As of July 1, 2006, the warrant holders have exercised 54,235 warrants, for 42,274 shares of commom stock.

In October 2005, in connection with the acquisition of EnergyConnect, Inc., we issued 19,695,432 warrants to purchase common stock. Each warrant is exercisable into one share of common stock at $2.58 per share and will expire in 2010. As of July 1, 2006, the warrant holders have not exercised any of these warrants.

In June 2006, in connection with a common stock private placement, we issued 5,625,000 warrants to purchase common stock.  Each warrant is exercisable into one share of common stock at $3.00 per share and will expire in 2011.

TRANSFER AGENT

Our transfer agent for our common stock is Mellon Investor Services LLC, 85 Challenger Road, Ridgefield, New Jersey 07660.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Oregon law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the common stock and warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  to cover short sales made after the date that this registration statement is declared effective by the Commission;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the Commission, the selling stockholders may deliver these securities to close out such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Upon us being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon us being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers.

We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Commission.  If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act unless an exemption therefrom is available.  The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person based on its ownership of the shares of common stock and the warrants, as of September 15, 2006, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercise, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Except for the private placement on June 30, 2006, of 7,500,000 shares of common stock and 5,625,000 warrants to the selling stockholders set forth below, the selling stockholders do not have and within the past three years have not had any position, office or other material relationship with us or any of our predecessors or affiliates.

In accordance with the terms of registration rights agreements with the holders of the shares of common stock and the warrants, this prospectus generally covers the resale of at least the sum of (i) the number of shares of common stock issued and (ii) the shares of common stock issued and issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised, as applicable, in full, as of the trading day immediately preceding the date this registration statement was initially filed with the SEC.

Under the terms of the warrants, a selling stockholder may not exercise the warrants, to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised.  The number of shares in the fourth column does not reflect this limitation.  The selling stockholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

For the table set forth below, the following persons have investment and voting control over the shares owned by the respective entities:

Entity	Control Person

Fort Mason Master, LP	Dan German
Fort Mason Partners, LP	Dan German
LB I Group, Inc.	Will Yelsits
Enable Growth Partners, LP	Mitch Levine
Enable Opportunity Partners, LP	Mitch Levine
Pierce Diversified Strategy Master Fund LLC, Ena	Mitch Levine
RHP Master Fund Ltd.	(1)
Whalehaven Capital Fund Ltd.	Arthur Jones, Trevor Williams and Derek Wood
Harbour Holdings Ltd.	Charles A. Paquelet
Skylands Special Investment LLC	Charles A. Paquelet
Skylands Quest LLC	Charles A. Paquelet
Skylands Special Investment II LLC	Charles A. Paquelet

(1)          RHP Master Fund, Ltd. is a party to an investment management agreement with Rock Hill Investment Management, L.P., a  limited partnership of which the general partner is RHP General Partner, LLC.  Pursuant to such agreement, Rock Hill      Investment Management directs the voting and disposition of shares owned by RHP Master Fund.  Messrs.  Wayne Bloch and Peter Lockhart own all of the interests in RHP General Partner.  The aforementioned entities and individuals disclaim beneficial ownership of our securities owned by the RHP Master Fund.

	Beneficial Ownership Prior to Offering (1)
Name of Selling Security Holder	Shares		Percentage(2)	Shares Offered

Fort Mason Master, LP	4,108,563	(3)(4)	4.9%	4,108,563
Fort Mason Partners, LP	266,437	(4)(5)	*	266,437
LB I Group, Inc.	3,500,000	(6)	4.7%	3,500,000
Enable Growth Partners, LP	1,968,750	(7)	2.6%	1,968,750
Enable Opportunity Partners, LP	393,750	(8)	*	393,750
Pierce Diversified Strategy Master Fund LLC, Ena	262,500	(9)	*	262,500
RHP Master Fund Ltd.	875,000	(10)	1.2%	875,000
Whalehaven Capital Fund Ltd.	875,000	(11)	1.2%	875,000
Harbour Holdings Ltd.	519,750	(12)	*	519,750
Skylands Special Investment LLC	246,400	(13)	*	246,400
Skylands Quest LLC	76,475	(14)	*	76,475
Skylands Special Investment II LLC	32,375	(15)	*	32,375

*              Less than 1%

(1)                   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of September 15, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)                   Percentage prior to offering is based on 74,544,339 shares of common stock outstanding as of September 15, 2006

(3)                   Includes 1,760,813 shares of common stock underlying warrants. Under the terms of the warrants, such selling stockholder may not exercise the warrants, to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. Assuming such 4.99% restriction was not in effect, such selling stockholder would beneficially own 5.4% of the outstanding common stock.

(4)                   The shares listed herein are owned by Fort Mason Master, L.P. and Fort Mason Partners, L.P. (collectively, the “Fort Mason Funds”).  Fort Mason Capital, LLC serves as the general partner of each of the Fort Mason Funds and, in such capacity, exercises sole voting and investment authority with respect to such shares.  Mr. Daniel

German serves as the sole managing member of Fort Mason Capital, LLC.  Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any.

(5)                   Includes 114,187 shares of common stock underlying warrants.

(6)                   Includes 1,500,000 shares of common stock underlying warrants. This selling security holder is an affiliate of a broker-dealer and has represented to us that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.  Lehman Brothers Inc. is the parent company of this selling security holder.  Lehman Brothers Holdings Inc., a public reporting company, is the parent company of Lehman Brothers Inc. The address for this selling security holder is c/o Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022, Attn: Eric Salzman and Will Yelsits. Lehman Brothers Inc. is a registered broker-dealer.

(7)                   Includes 843,750 shares of common stock underlying warrants.  This selling security holder is an affiliate of a broker-dealer and has represented to us that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(8)                   Includes 168,750 shares of common stock underlying warrants.  This selling security holder is an affiliate of a broker-dealer and has represented to us that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(9)                   Includes 112,500 shares of common stock underlying warrants.  This selling security holder is an affiliate of a broker-dealer and has represented to us that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(10)             Includes 375,000 shares of common stock underlying warrants.

(11)             Includes 375,000 shares of common stock underlying warrants.

(12)             Includes 222,750 shares of common stock underlying warrants.

(13)             Includes 105,600 shares of common stock underlying warrants.

(14)             Includes 32,775 shares of common stock underlying warrants.

(15)             Includes 13,875 shares of common stock underlying warrants.

LEGAL MATTERS

Dunn Carney Allen Higgin & Tongue LLP of Portland, Oregon will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2005 and January 1, 2005 and for the years then ended that appear in the prospectus.

The financial statements for the year ended January 3, 2004 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Microfield Group, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

MICROFIELD GROUP, INC.
INDEX TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2005, January 1, 2005 and January 3, 2004

Report of Independent Registered Certified Public Accounting Firm
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2005 and January 1, 2005
Consolidated Statements of Operations for the years ended December 31, 2005, January 1, 2005 and January 3, 2004
Statement of Changes in Shareholders’ Equity (Deficit) for the years ended December 31, 2005, January 1, 2005 and January 3, 2004
Consolidated Statements of Cash Flows for the years ended December 31, 2005, January 1, 2005 and January 3, 2004
Notes to Consolidated Financial Statements

For the Six Months Ended July 1, 2006 and July 2, 2005
Condensed Consolidated Balance Sheets—July 1, 2006 and December 31, 2005
Condensed Consolidated Statements of Operations—three and six months ended July 1, 2006 and July 2, 2005
Condensed Consolidated Statement of Cash Flows—six months ended July 1, 2006 and July 2, 2005
Notes to Condensed Consolidated Financial Statements

Christenson Electric Inc.
For the Fiscal Years Ended October 31, 2004 and 2003

Report of Registered Independent Certified Public Accounting Firm
Balance Sheets—October 31, 2004 and 2003
Statements of Operations for the years ended October 31, 2004 and 2003
Statement of Changes in Shareholders’ Equity (Deficit) for the years ended October 31, 2004 and 2003
Statements of Cash Flows for the years ended October 31, 2004 and 2003
Notes to Financial Statements

For the Six Months Ended April 30, 2005 and 2004

Statements of Operations—six months ended April 30, 2005 and 2004
Statements of Cash Flows—six months ended April 30, 2005 and 2004
Notes to Financial Statements

EnergyConnect, Inc.

For the Fiscal Years Ended December 31, 2004 and 2003

Report of Registered Independent Certified Public Accounting Firm
Balance Sheets—December 31, 2004 and 2003
Statements of Operations for the years ended December 31, 2004 and 2003
Statement of Changes in Shareholders’ Equity (Deficit) for the years ended December 31, 2004 and 2003
Statements of Cash Flows for the years ended December 31, 2004 and 2003
Notes to Financial Statements

For the Nine Months Ended September 30, 2005 and 2004

Statements of Operations—nine months ended September 30, 2005 and 2004
Statements of Cash Flows—nine months ended September 30, 2005 and 2004
Notes to Financial Statements

Pro Forma Financial Statements

Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months ended December 31, 2005 for Microfield Group, Inc.,
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Microfield Group, Inc.
Portland, Oregon

We have audited the accompanying consolidated balance sheet of Microfield Group, Inc. and its wholly-owned subsidiaries (the “Company”) as of December 31, 2005 and January 1, 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Microfield Group, Inc. and its wholly-owned subsidiaries as of December 31, 2005 and January 1, 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note 2 to the accompanying consolidated financial statements, the Company has suffered recurring losses and is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants

McLean, Virginia
February 24, 2006

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Microfield Group, Inc.

In our opinion, the consolidated statements of operations, of changes in shareholders’ equity (deficit) and of cash flows for the year ended January 3, 2004 present fairly, in all material respects, the results of operations and cash flows of Microfield Group, Inc. and its subsidiaries (the “Company”) for the year ended January 3, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from continuing operations, and has experienced negative cash flows from continuing operating activities. In addition, the Company may not have sufficient cash resources to meet short-term cash requirements. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As more fully described in Note 18, the Company has entered into debt agreements, lease agreements and an administrative services agreement with entities owned or controlled by a significant shareholder and director.

/s/ PRICEWATERHOUSECOOPERS, LLP
Portland, Oregon
May 19, 2004

MICROFIELD GROUP, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2005 AND JANUARY 1, 2005

	December 31, 2005	January 1, 2005
Current assets:
Cash and cash equivalents	$729,016	$10,992
Accounts receivable, net of allowances of $228,767 and $103,969	8,536,851	6,241,001
Accounts receivable — related parties	20,904	178,900
Inventory, net of allowances (Note 4)	720,769	239,328
Costs in excess of billings (Note 6)	2,039,040	822,656
Other current assets	607,793	450,602
Total current assets	12,654,373	7,943,479
Property and equipment, net (Note 5)	450,988	125,777
Intangible assets, net (Note 7 & 8)	6,008,937	1,393,281
Goodwill (Note 7 & 8)	35,962,766	2,276,243
Other assets	164,283	36,243
Total Assets	$55,241,347	$11,775,023
Current liabilities:
Cash disbursed in excess of available funds	$942,436	$26,125
Accounts payable	7,141,573	3,451,991
Accounts payable — related parties	—	99,932
Accrued payroll taxes and benefits	1,762,626	1,297,379
Bank line of credit (Note 14)	5,957,470	4,392,975
Current portion of notes payable (Note 14)	950,993	673,968
Current portion of notes payable — related parties (Notes 14 & 18)	727,766	485,500
Billings in excess of costs (Note 6)	802,640	523,919
Other current liabilities	67,052	226,788
Total current liabilities	18,352,556	11,178,577
Long-term liabilities:
Long term notes payable (Note 14)	1,605,477	412,922
Long term notes payable — related parties (Notes 14 & 18)	464,977	700,635
Warrant liability (Note 13)	6,790,462	—
Derivative liability — notes (Note 12)	123,928	41,863
Total long-term liabilities	8,984,844	1,155,420
Commitments and contingencies (Note 19)	—	—
Shareholders’ equity(deficit):
Convertible Series 2 preferred stock, no par value, 10,000,000 shares authorized, 5,875,241 and 6,821,436 shares issued and outstanding (Note 10)	2,367,699	2,765,101
Convertible Series 3 preferred stock, no par value, 10,000,000 shares authorized, 3,485 and 3,641 shares issued and outstanding, respectively (Note 10)	1,463,658	1,273,667
Convertible Series 4 preferred stock, no par value, 10,000,000 shares authorized, 4,392 and 4,605 shares issued and outstanding, respectively (Note 10)	1,643,423	1,568,834
Common stock, no par value, 125,000,000 shares authorized, 55,557,870 and 18,491,618 shares issued and outstanding, respectively	91,532,139	20,707,192
Common stock warrants (Note 13)	38,391,161	2,256,112
Accumulated deficit	(107,494,133)	(29,129,880)
Total shareholders’ equity (deficit)	27,903,947	(558,974)
Total liabilities and shareholders’ equity (deficit)	$55,241,347	$11,775,023

The accompanying notes are an integral part of these consolidated financial statements

MICROFIELD GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005, JANUARY 1, 2005 AND JANUARY 3, 2004

	December 31, 2005	January 1, 2005	January 3, 2004
Sales	$57,935,035	$36,466,618	$10,342,045
Cost of goods sold	47,702,498	30,334,987	8,712,117
Gross profit	10,232,537	6,131,631	1,629,928
Operating expenses
Sales, general and administrative	(8,759,333)	(9,748,188)	(4,104,098)
Write-off of impaired goodwill and intangible assets (Note 7)	(77,419,759)	(376,000)	—
Loss on lease termination (Notes 13)	—	(515,000)	—
Loss from operations	(75,946,555)	(4,507,557)	(2,474,170)
Other income (expense)
Interest income	—	1,126	3,298
Interest expense	(1,580,462)	(1,959,104)	(427,623)
Gain (loss) on debt extinguishment (Note 13)	111,847	—	(111,000)
Derivative expense (Note 12)	(88,024)	(16,150)	(123,393)
Gain (loss) on disposal of assets	7,145	87,795	—
Loss on valuation of warrant liability (Note 13)	(503,543)	—	—
Other expense	—	—	(10,299)
Total other income (expense)	(2,053,037)	(1,886,333)	(669,017)
Loss before provision for income taxes	(77,999,592)	(6,393,890)	(3,143,187)
Provision for income taxes	—	—	—
Loss from continuing operations	(77,999,592)	(6,393,890)	(3,143,187)
Discontinued operations:
Gain (loss) on discontinued operations—Velagio and IST (Note 9)	—	149,380	(2,939,803)
Gain on sale of discontinued operations—SoftBoard (Note 9)	46,399	62,827	36,758
Net loss	$(77,953,193)	$(6,181,683)	$(6,046,232)
Deemed preferred stock dividend (Note 10)	(411,060)	(1,170,641)	—
Net loss attributable to common shareholders	$(78,364,253)	$(7,352,324)	$(6,046,232)
Basic and diluted net loss per share from continuing operations (Note 17)	$(2.88)	$(0.37)	$(0.31)
Basic and diluted net income (loss) per share from discontinued operations (Note 17)	$0.00	$0.01	$(0.28)
Basic and diluted net loss per share (Note 17)	$(2.88)	$(0.36)	$(0.59)
Basic and diluted net loss per share attributable to common shareholders	$(2.89)	$(0.42)	$(0.59)
Weighted average shares used in per share calculations:
Basic and diluted	27,048,127	17,340,152	10,308,815

The accompanying notes are an integral part of these consolidated financial statements.

MICROFIELD GROUP, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FISCAL YEARS ENDED DECEMBER 31, 2005, JANUARY 1, 2005 AND JANUARY 3, 2004

	Convertible Series 2 Preferred Stock		Convertible Series 3 Preferred Stock		Convertible Series 4 Preferred Stock		Common Stock		Common Stock Warrants		Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Warrants	Amount	Deficit	Equity (Deficit)
Balance, December 28, 2002	—	$—	—	$—	—	$—	8,224,652	$16,149,034	2,066,000	$357,000	$(15,731,324)	$774,710
Common shares repurchased							(951,445)	(209,318)				(209,318)
Common shares issued in private placement							1,113,078	269,549				269,549
Common shares issued upon acquisition of CTS							4,193,142	1,090,217				1,090,217
Common shares and employee stock options issued upon acquisition of Velagio							4,193,143	1,202,872				1,202,872
Re-measurement of warrant value originally issued with debt										111,000		111,000
Convertible preferred shares issued in private placement, net of issuance costs and liability for warrant settlement	1,785,714	667,636										667,636
Convertible preferred shares issued for retirement of related party debt, net of issuance costs	1,821,437	747,465										747,465
Convertible preferred shares issued for retirement of related party debt, net of issuance costs	3,333,333	1,400,000										1,400,000
Net loss											(6,046,232)	(6,046,232)
Balance, January 3, 2004	6,940,484	$2,815,101	—	$—	—	$—	16,772,570	$18,502,354	2,066,000	$468,000	$(21,777,556)	$7,899

	Convertible Series 2 Preferred Stock		Convertible Series 3 Preferred Stock		Convertible Series 4 Preferred Stock		Common Stock		Common Stock Warrants		Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Warrants	Amount	Deficit	Equity (Deficit)
Convertible Series 3 preferred shares issued for retirement of related party debt			3,640.803	$546,121				983,017				1,529,138
Partial satisfaction of note receivable through reduction of account payable (see Note 18)								13,137				13,137
Convertible Series 4 preferred shares issued in private placement, net of issuance costs					4,605.265	$1,125,739		598,684				1,724,423
Conversion of preferred Series 2 shares to common shares	(119,048)	(50,000)					119,048	50,000				—
Warrant values recognized upon warrant issuance (Note 13)									1,693,750	798,988		798,988
Warrant reclassification recorded upon expansion of authorized common shares (Note 13)									1,885,689	989,124		989,124
Common stock issued for services							1,600,000	560,000				560,000
Amortization of beneficial conversion features accounted for as deemed preferred stock dividend (See Note 10)				727,546		443,095					(1,170,641)	—
Net loss											(6,181,683)	(6,181,683)
Balance January 1, 2005	6,821,436	$2,765,101	3,640.803	$1,273,667	4,605.265	$1,568,834	18,491,618	$20,707,192	5,645,439	$2,256,112	$(29,129,880)	$(558,974)
Amortization of beneficial conversion features accounted for as deemed preferred stock dividend (See Note 10)				255,471		155,589					(411,060)	—
Warrant values recognized upon warrant issuance (Note 13)									894,792	320,967		320,967

	Convertible Series 2 Preferred Stock		Convertible Series 3 Preferred Stock		Convertible Series 4 Preferred Stock		Common Stock		Common Stock Warrants		Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Warrants	Amount	Deficit	(Deficit)
Common shares issued in the acquisition of Christenson Electric (Note 7)							2,000,000	1,280,000				1,280,000
Common shares issued in private placement							5,233,603	3,434,000				3,434,000
Common shares issued in the acquisition of EnergyConnect (Note 7)							27,365,305	64,034,814	19,695,432	36,495,391		100,530,205
Stock options issued in the acquisition of EnergyConnect (Note 7)								6,769,711				6,769,711
Stock options issued to outside consultants								244,000				244,000
Common shares issued upon conversion of preferred shares	(946,195)	(397,402)	(155.905)	(65,480)	(213.158)	(81,000)	1,315,258	543,882				—
Common shares issued upon exercise and forfeiture of warrants (Note 13)							1,079,440	743,539	(1,815,507)	(681,309)		62,230
Common shares issued upon exercise of options							41,000	11,920				11,920
Common shares issued upon retirement of debt							31,646	50,000				50,000
Valuation of warrant liability issued in private placement (Note 13)									(6,286,919)	2,944,693		(6,286,919)
Net loss											(77,953,193)	(77,953,193)
Balance December 31, 2005	5,875,241	$2,367,699	3,484.898	$1,463,658	4,392.107	$1,643,423	55,557,870	$91,532,139	27,364,849	$38,391,161	$(107,494,133)	$27,903,947

Each share of Series 3 and Series 4 preferred stock is convertible into one thousand shares of the Company’s common stock.

The accompanying notes are an integral part of these consolidated financial statements

MICROFIELD GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005, JANUARY 1, 2005 AND JANUARY 3, 2004

	December 31, 2005	January 1, 2005	January 3, 2004
Cash Flows From Operating Activities:
Net loss	$(77,953,193)	$(6,181,683)	$(6,046,232)
Add (deduct):
(Gain) loss on discontinued operations (Note 9)	—	(149,380)	2,939,803
(Gain) on sale of discontinued operations (Note 9)	(46,399)	(62,827)	(36,758)
Loss from continuing operations	(77,999,592)	(6,393,890)	(3,143,187)
Depreciation on fixed assets (Note 5)	116,174	409,081	215,413
Amortization on intangible assets (Note 8)	220,702	110,552	32,244
Amortization of debt discount	7,563	158,869	—
Noncash interest expense recorded on warrant issuance	320,967	882,522	—
Gain on disposal of fixed assets	—	(85,795)	—
Warrants issued with lease termination	—	515,000	—
Warrants and stock options issued for services	244,000	560,000	—
Gain on debt extinguishment	(111,847)	—	—
Re-measurement of warrants on term extension	—	—	111,000
Re-measurement of warrant liability	503,543	43,409	117,960
Re-measurement of derivative associated with Steelcase note	88,024	6,264	35,599
Write down of goodwill and intangible assets	77,419,759	376,000	—
Changes in current assets and liabilities, net of effect of acquisitions:
Accounts receivable	(217,254)	(808,955)	(280,582)
Accounts receivable—related party	(16,166)	206,222	(183,553)
Inventory	(481,441)	190,201	178,403
Other current assets	282,604	(56,359)	(46,266)
Costs in excess of billings	(531,877)	694,570	525,721
Other long term assets	(63,729)	52,057	(24,480)
Cash disbursed in excess of available funds	916,311	(191,656)	—
Accounts payable	(856,623)	(443,882)	182,451
Accounts payable—related party	(99,932)	(101,618)	410,636
Billings in excess of cost	(99)	169,375	(133,010)
Accrued expenses	(185,333)	—	—
Other current liabilities	(200,555)	52,632	690,211
Net cash used by continuing operations	(644,801)	(3,655,401)	(1,311,440)
Net cash provided by discontinued operations	—	149,380	(2,939,803)
Assets disposed in discontinued operations	—	—	2,016,492
Net cash provided by sale of discontinued operations	46,399	62,827	36,758
Net cash used by operating activities	(598,402)	(3,443,194)	(2,197,993)
Cash flows from investing activities
Purchases of fixed assets	(47,238)	(117,713)	(2,000)
Loan to non-related company	—	(200,000)
Net cash acquired in mergers with CEI, ECI Velagio and CTS	254,820	—	621,391
Net cash provided (used) by investing activities	207,582	(317,713)	619,391
Cash flows from financing activities:
Borrowings on line of credit	60,508,869	36,149,231	10,832,886
Repayments on line of credit	(60,305,851)	(36,087,355)	(10,185,200)
Borrowing on Union note payable	188,012	958,572
Repayments on Union note payable	(665,104)	—
Repayments on notes payable	(278,095)	(69,773)	(11,527)
Repayments on notes payable—related party	(1,689,137)	(600,000)	(97,389)
Borrowings on note payable—related party	—	1,800,000	90,000
Repayments on lease obligation	—	(233,732)	—
Proceeds from issuance of preferred stock	—	1,724,423	750,003
Proceeds from issuance of common stock	3,350,150	—	239,381
Net cash provided by financing activities	1,108,844	3,641,366	1,618,154
Net increase (decrease) in cash and cash equivalents	718,024	(119,541)	39,552
Cash and cash equivalents, beginning of period	10,992	130,533	90,981
Cash and cash equivalents, end of period	$729,016	$10,992	$130,533
Supplemental schedule of non-cash financing and investing activities:
Beneficial conversion feature of Series 3 and Series 4 preferred stock	$—	$1,581,701	$—
Amortization of beneficial conversion feature	$411,060	$1,170,641	$—
Series 3 preferred stock issued for related party operating lease obligations	$—	$130,000	$—
Conversion of account payable-related party to preferred stock	$—	$210,209	$—
Issuance of preferred stock in exchange for conversion of related party debt (See Note 18)	$—	$1,188,919	$2,165,000
Valuation of warrants issued with related party debt	$320,967	$172,734	$
Valuation of warrants issued with preferred stock	$—	$—	$64,902
Conversion of derivative liabilities to shareholders’ equity	$—	$989,124	$—
Conversion of preferred stock to common stock	$543,882	$—	$—
Reduction of note receivable secured by common stock	$—	$13,137	$—
Common stock issued upon acquisitions of Velagio and CTS	$—	$—	$2,293,089
Common stock issued to settle related party debt	$—	$—	$40,000
Costs of Velagio and CTS acquisitions	$—	$—	$139,800
Net tangible liabilities assumed in Velagio and CTS acquisitions	$—	$—	$13,910,104
Net intangible assets acquired in Velagio and CTS acquisitions	$—	$—	$5,704,548
Repurchase of common stock through issuance of note payable	$—	$—	$209,318
Preferred stock private placement costs	$—	$—	$35,000
Acquisition of CEI:
Assets purchased	$4,610,103	$—	$—
Goodwill	$5,934,438	$—	$—
Liabilities assumed	$(8,916,022)	$—	$—
Common stock issued	$(1,280,000)	$—	$—
Direct acquisition costs	$(348,519)	$—	$—
Cash paid for acquisition	$—	$—	$—
Acquisition of ECI:
Assets purchased	$2,689,348	$—	$—
Goodwill	$106,544,871	$—	$—
Liabilities assumed	$(1,509,930)	$—	$—
Common stock and stock options issued	$(70,804,525)	$—	$—
Common stock previously issued	$(200,000)	$—	$—
Warrants issued upon acquisitions	$(36,495,391)	$—	$—
Direct acquisition costs	$(224,373)	$—	$—
Cash paid for acquisition	$—	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

MICROFIELD GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, JANUARY 1, 2005 AND JANUARY 3, 2004

1. Description of the Business

Microfield Group, Inc. (the “We” or the “Company”) is an energy-related technology and electrical service company. Through our subsidiaries EnergyConnect, Inc. (“ECI”), Christenson Velagio, Inc. (“CVI”) and Christenson Electric, Inc. (“CEI”) we provide the highest quality electrical construction, technology and energy related services.

The Company was incorporated in October 1986 as an Oregon Corporation, succeeding operations that began in October 1984. The Company’s headquarters are located in Portland, Oregon.

2. Liquidity Matters

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements during the years ended December 31, 2005, January 1, 2005 and January 3, 2004, the Company incurred net losses of $77,953,000, $6,182,000, and $6,046,000, respectively. The current year loss includes $77,420,000 of expense associated with charges for impairment of goodwill and intangible assets at December 31, 2005, and $504,000 of expense associated with a warrant re-valuation. The Company’s current liabilities exceeded its current assets by $5,698,000 as of December 31, 2005. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop profitable operations within its subsidiaries and resolve its liquidity problems. The Company has raised approximately $3,276,000 in cash through issuance of Common Stock during the year ended December 31, 2005, $1,750,000 in cash through issuance of Series 4 Preferred Stock during the year ended January 1, 2005, and $1,300,000 in cash through issuances of new common and preferred shares in the fiscal year ended January 3, 2004. Debt to related parties, in the aggregate amount of approximately $3,903,000 has been converted to equity during the years ended December 31, 2005, January 1, 2005 and January 3, 2004. Management has been successful in cutting certain expenses, both to improve gross margins and to reduce the monthly overhead costs. While the Company anticipates it will continue to improve its bottom line results as a result of cost reduction efforts and fundraising events, its high level of debt, history of losses and liquidity issues raise doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By adjusting the Company’s operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, the Company is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to them, this could have a material adverse effect on the Company’s business, results of operations liquidity and financial condition. Investment capital or debt facilities may be difficult to obtain due. There can be no assurance that additional capital will be available or, if available, will be at terms acceptable to the Company. The Company is continuing to focus on opportunities to increase revenues and grow margins while continuing to reduce monthly expenses in an attempt to turn cash flow positive and maintain profitability before charges for non-cash intangible reductions.

3. Summary of Significant Accounting Policies

Fiscal Year

The Company’s fiscal year is the 52- or 53-week period ending on the Saturday closest to the last day of December. The Company’s current fiscal year is the 52-week period ending December 31, 2005. The Company’s last two fiscal years were the 52-week periods ended January 1, 2005 and January 3, 2004.

Principles of Consolidation

The Consolidated Statements of Operations presented above, contain revenue and expense data of Microfield Group, Inc. for the years ended December 31, 2005, January 1, 2005 and January 3, 2004. On July 20, 2005 and October 13, 2005, the Company acquired two wholly-owned subsidiaries, Christenson Electric, Inc. (CEI) and EnergyConnect,

Inc. (ECI), respectively (see Note 7). The revenue and expense data of CEI and ECI are included in the Consolidated Statement of Operations from the respective acquisition dates, to December 31, 2005. On September 16, 2003, the Company acquired two wholly-owned subsidiaries, Christenson Technology Services, Inc. (CTS) and Velagio, Inc. (Velagio) (see Note 9). The revenue and expense data of CTS is included in the Consolidated Statement of Operations from the acquisition date, September 16, 2003, to January 3, 2004. Revenue and expense data of its subsidiaries, Velagio and Innovative Safety Technologies are included in discontinued operations in the Consolidated Statement of Operations. All significant inter-company accounts and transactions between the Company and its subsidiaries have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are primarily maintained at two financial institutions.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value due to the relative short maturities of these instruments. The carrying value of debt, derivatives and the liability for warrant settlement are recorded at the estimated fair value of these instruments.

Inventories

Inventories are stated at the lower of cost or market, using the first-in, first-out method. Inventory is comprised almost entirely of the cost of material. The Company provides inventory allowances based on estimates of excess and obsolete inventories.

Advertising Costs

Advertising and marketing costs of $40,000 were expensed as incurred in each of the years ended December 31, 2005 and January 1, 2005, and $27,000 for the year ended January 3, 2004.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of computer equipment and software is computed using straight line or accelerated declining balance method over the estimated useful lives of the assets. Estimated lives of three to five years are used for computer equipment and software. Depreciation of vehicles is computed using the straight-line method over the estimated useful lives of the assets. Estimated lives of three years are used for vehicles. Depreciation of furniture and fixtures is computed using straight line or accelerated declining balance method over the estimated useful lives of the assets. Estimated lives of five to seven years are used for furniture and fixtures.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. During the year ended December 31, 2005, revenues from one major customer approximated $5,680,000 or 10% of sales. At December 31, 2005 and January 1, 2005 there were no customers whose accounts receivable accounted for more than 10% of total outstanding trade accounts receivable. The Company performs limited credit evaluations of its customers, does not require collateral on accounts receivable balances, but does often retain lien rights to reduce its risk. The Company has not experienced material credit losses for the periods presented. The level of sales to any single customer may vary and the loss of any one of these customers, or a decrease in the level of sales to any one of these customers, could have a material adverse impact on the Company’s financial condition and results of operations.

The Company currently relies on various sources for key components used in the installation and sales of its products and services. During the year ended December 31, 2005, purchases from two major vendors approximated $3.5 million or 17.3% and 10.2% of purchases, respectively. None of the Company’s products or supplies used in the performance of its services is from a single source. The inability of any limited source suppliers to fulfill supply and production requirements, could materially impact future operating results.

The Company’s business is concentrated in the electrical services and technology services industry. Its future success depends on the buying patterns of its customers and continued demand by customers for the Company’s products and services. The Company’s success will depend on its ability to maintain its history of first rate quality in designing customer solutions and performing its services, enhancing its existing products and services and to develop and introduce, on a timely basis, successful new products or services.

Revenue and Cost Recognition

Significant portions of the Company’s revenues are derived from construction and service projects. Revenues from fixed-price, cost-plus-fee, time and material and unit-price contracts are recognized using the percentage-of-completion method of accounting which recognizes income as work on a contract progresses. Recognition of revenues and profits generally are related to costs incurred in providing the services required under the contract. Earned revenue is the amount of cost incurred on the contract in the period plus the amount of gross profit earned during the same period. This method is used because management considers total cost to be the best available measure of completion of construction contracts in progress. Provisions for estimated losses on construction contracts in progress are made in their entirety in the period in which such losses are determined without reference to the percentage complete. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to revenue and costs, and are recognized in the period in which the revisions are determined. Claims for additional revenue are not recognized until the period in which such claims are allowed. Direct contract costs include all direct labor, direct materials and some estimating costs and shop and equipment costs. General and administrative costs are charged to expense as incurred. As of December 31, 2005, accounts receivable does not include any retainage that is over one year old. Revenue from discontinued operations was recognized when persuasive evidence of an arrangement existed, the price was fixed, title had transferred, collection of resulting receivables was probable, no customer acceptance requirements existed and there were no remaining significant obligations.

We also produce revenue through agreements with both building owners and the power grid operators. Under our agreements with facilities owners, we use and may install software and other electrical and energy related products that control energy in their buildings. In conjunction with this agreement we also contract with the power grid operators to use energy, capacity, and related ancillary services during specified times and under specified conditions. These transactions are summarized at the end of each monthly period and submitted to the power grid for settlement and approval. The transactions are recorded as revenue on the settlement date, which may fall 30-60 days after the transaction date from which the revenue is derived, because management feels that without an established history for this source of revenue, and the potential for disputes, that the settlement date, on which both parties agree to the amount of revenue to recognize, is the most conservative and appropriate date to use.

Impairment of Long-lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a discounted cash flow model. (See Note 8)

The Company measures the carrying value of goodwill recorded in connection with the acquisitions for potential impairment in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.” To apply SFAS 142, a company is divided into separate “reporting units,” each representing groups of products that are separately managed. For this purpose, the Company has one reporting unit. To determine whether or not goodwill may be impaired, a test is required at least annually, and more often when there is a change in circumstances that could result in an impairment of goodwill. If the trading of our common stock is below book value for a sustained period, or if other negative trends occur in our results of operations, a goodwill impairment test will be performed by comparing book value to estimated market value. To the extent goodwill is determined to be impaired, an impairment charge is recorded in accordance with SFAS 142.

Income Taxes

The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in operations in the period that includes the enactment date. Due to recurring losses, there has been no provision for income taxes in the periods presented.

Computation of Net Income (Loss) per Share

Basic earnings (loss) per common share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per common share is computed using the combination of dilutive common share equivalents, which include convertible preferred shares, options and warrants and the weighted-average number of common shares outstanding during the period. During the year ended December 31, 2005, January 1, 2005 and January 3, 2004, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

Pension Plan Contributions

The Company contributes to several Multi-Employer Pension Benefit Plans on behalf of its employees covered by a collective bargaining agreement. During the years ended December 31, 2005, January 1, 2005 and January 3, 2004, the Company contributed $2,704,000, $1,895,000 and $630,000 to these plans, respectively, which was expensed as incurred.

Stock Based Compensation

The Company accounts for its employee and director stock options in accordance with provisions of Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees.” Pro forma disclosures are required under SFAS 123, “Accounting for Stock-Based Compensation” and as amended by SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” are presented below. Under this method, no stock based compensation expense has been recognized for stock options issued to employees because the exercise prices of options issued were equal to or greater than the fair value of the underlying shares at the date of grant.

Had compensation cost for the Company’s plan been determined based on the fair value at the grant dates consistent with the method of SFAS No. 123, the total value of options granted would have been $1,401,700 for the year ended December 31, 2005, $716,224 for the year ended January 1, 2005, and $141,530 for the year ended January 3, 2004. Of the current year amount, $244,000 was expensed in the consolidated statement of operations as they were options awarded for services by non-employees. The remainder of the option award amounts would be amortized over the vesting period of the options. The total compensation expense that would have been recognized if the Company had determined such costs based on the fair value method would have been $835,024, $244,354 and $19,174 for the years ended December 31, 2005, January 1, 2005 and January 3, 2004, respectively.

Accordingly, under SFAS No. 123, the Company’s net loss and loss per share for the years ended December 31, 2005, January 1, 2005 and January 3, 2004, would have been changed to the pro forma amounts indicated below:

		December 31, 2005	January 1, 2005	January 3, 2004
Net loss	As reported	$(77,953,193)	$(6,181,683)	$(6,046,232)
Less: Total stock-based employee compensation expense determined under fair value based method for awards, not including amounts to non-employees already included in the calculation of net income, net of related tax effects		(591,024)	(244,354)	(19,174)
Net loss	Pro forma	$(78,544,217)	$(6,426,037)	$(6,065,406)
Net loss attributable to common shareholders	Pro forma	$(78,955,277)	(7,596,678)	(6,065,406)
Basic and diluted net loss per share	As reported	$(2.88)	$(0.36)	$(0.59)
	Pro forma	$(2.90)	$(0.37)	$(0.59)
Basic and diluted net loss per share attributable to common shareholders	Pro forma	$(2.92)	$(0.44)	$(0.59)

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), “Share-Based Payment” which is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation”. Statement 123R supersedes APB opinion No. 25, “Accounting for Stock Issued to Employees”, and amends FASB Statement No. 95, “Statement of Cash Flows”. Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006.

Comprehensive Income

The Company has no items of other comprehensive income or expense. Accordingly, the Company’s comprehensive loss and net loss are the same for all periods presented.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company evaluates, on an on-going basis, its estimates and judgments, including those related to revenue recognition, sales returns, bad debts, excess inventory, impairment of goodwill and intangible assets, income taxes, contingencies and litigation. Its estimates are based on historical experience and assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Recent Accounting Pronouncements

FIN 47. In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

SFAS 154. In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

SFAS 155. On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

4. Inventories

Inventories are stated at the lower of first-in, first-out, cost or market value, and consist of the following:

	December 31, 2005	January 1, 2005
Raw materials	$530,298	$47,794
Finished goods	405,143	334,554
	935,441	382,348
Less allowance for obsolete inventory	(214,672)	(143,020)
Inventory, net	$720,769	$239,328

5. Property and Equipment

Property and equipment consist of the following:

	December 31, 2005	January 1, 2005
Tools and equipment	$483,861	$365,323
Software	109,118	109,118
Furniture	—	15,500
Leasehold Improvements	196,460	—
Vehicles	117,329	—
	906,768	489,941
Less accumulated depreciation and amortization	(455,780)	(364,164)
Equipment, net	$450,988	$125,777

Depreciation expense included as a charge to income was $116,174, $409,081 and $215,413 for the years ended December 31, 2005, January 1, 2005 and January 3, 2004, respectively.

On September 10, 2004, the Company entered into a Master Vehicle Lease Termination Agreement with CLLLC, under which the Company was released from its obligation under the master vehicles lease agreement (Note 18) and vehicles under the capital lease were accordingly excluded from the Company’s property and equipment.

6. Construction Contracts in Progress

Revenues and costs recognized on construction contracts in progress contrast the related billings as follows:

	December 31, 2005	January 1, 2005
Direct costs to date	$28,200,939	$6,839,044
Gross profit to date	4,354,967	1,345,213
Earned contract revenue	32,559,906	8,184,257
Contract billings to date	(31,319,506)	(7,885,520)
Net under billings	$1,236,400	$298,737

Included in the accompanying consolidated balance sheets under the following captions are:

	December 31, 2005	January 1, 2005
Costs and estimated earnings in excess of billings	$2,039,040	$822,656
Billings in excess of costs and estimated earnings	(802,640)	(523,919)
Net under billings	$1,236,400	$298,737

The following table represents the Company’s backlog activity for the current year ended December 31, 2005.

December 31, 2005
Backlog, beginning of year	$3,424,505
Contract additions	68,600,542
Billings	(59,062,685)
Backlog, end of year	$12,962,362

7. Acquisitions

Acquisition of Christenson Technology Services, Inc.

On September 16, 2003, the Company acquired Christenson Technology Services, Inc. (CTS) in exchange for 4,193,142 shares of the Company’s common stock. The shares of common stock issued in conjunction with the merger were not registered under the Securities Act of 1933. The acquisition of CTS was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The results of operations for CTS have been included in the Consolidated Statements of Operations since the date of acquisition.

CTS is a combination of Christenson Technology Services, Inc. and Christenson Electrical Services, (CES). These two lines of business sell different products and services, but often support the same customer. CTS provides complete structured voice, video and data cabling solutions, local and wide area network design, enterprise computing services, security solutions and wireless LAN applications.

CES’ core businesses include electrical contracting and support for commercial and high-tech construction of high-rise office towers, hospitals, clean rooms or production areas, custom design and manufacture of energy management systems and industrial control panels, and maintenance of commercial lighting for retail, office, warehouse and industrial work environments.

The value of the Company’s common stock issued as a part of the acquisition was determined based on the average price of the Company’s common stock for several days before the acquisition of CTS. The components of the purchase price were as follows:

Common stock	$1,090,217
Direct acquisition costs	59,984
Total purchase price	$1,150,201

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The estimate of fair value of the assets acquired was based on management’s and an independent appraiser’s estimates. The total purchase price was allocated to the assets and liabilities acquired as follows:

Cash and other current assets	$8,221,945
Equipment and other assets	2,003,977
Intangible assets—Trade name	1,248,771
Intangible assets—Customer lists	663,305
Goodwill	2,299,084
Current liabilities	(8,303,952)
Notes payable	(4,982,929)
Total	$1,150,201

The intangible assets of $1,912,076 consist of a trade name and customer lists. These intangible assets acquired have estimated useful lives as follows: Christenson trade name—indeterminate life; customer lists relative to the CTS base of customers—six years. Goodwill of $2,299,084 represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually. The Company tested the trade name value for impairment as of the end of the 2005, 2004, and 2003 fiscal years. Upon completion of the assessment at January 1, 2005, the results indicated that the recorded book value of the trade name exceeded its fair value, as determined by undiscounted cash flows. The Company recorded a non-cash impairment charge of $376,000, net of tax, or $0.02 per share at January 1, 2005 to reduce the carrying value of trade name to its estimated value of $872,771.

Acquisition of Velagio, Inc.

On September 16, 2003, the Company acquired Velagio, Inc. (Velagio) in exchange for 4,193,143 shares of the Company’s common stock and 473,907 employee stock options to purchase the Company’s common shares, of which 412,027 options were fully vested. The shares of common stock issued in conjunction with the merger were not registered under the Securities Act of 1933. The acquisition of Velagio was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The results of operations for Velagio have been included in the Consolidated Statements of Operations since the date of acquisition.

Velagio, Inc. was a business solutions provider that offered a blend of business consulting and information technology integration services. Specifically, Velagio had professional service capabilities in strategic business consulting; business process re-engineering; enterprise application software selections and implementations; commercial software development; and technology infrastructure integration and support services. Velagio had licensed proprietary customer relationship management (CRM) software in the area of sales force automation.

The value of the Company’s common stock issued as a part of the acquisition was determined based on the average price of the Company’s common stock for several days before the acquisition of Velagio. The fair value of employee stock options issued in conjunction with this acquisition has been included in the determination of the purchase price. The fair value of such options was determined using the Black-Scholes model. The Company used the following assumptions in calculating the value of these options: Risk free rate—1.94%; Volatility index—118%; Dividend yield: 0%. The components of the purchase price were as follows:

Common stock	$1,090,217
Option issuance value	112,655
Direct acquisition costs	59,984
Total purchase price	$1,262,856

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The estimate of fair value of the assets acquired was based on management’s and an independent appraiser’s estimates. The total purchase price was allocated to the assets and liabilities acquired as follows:

Cash and other current assets	$224,166
Equipment and other assets	53,298
Goodwill	1,295,366
Current liabilities	(309,974)
Total	$1,262,856

Goodwill of $1,295,366 represented the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. At January 3, 2004, it was the Company’s view that the goodwill generated in this transaction was impaired. The Company decided to write off this goodwill due to the fact that separations of nearly all of the former Velagio employees have left few intangible assets from the acquisition and no further identifiable Velagio product or market. New Microfield management, who joined in February, further concentrated on improving the electrical businesses with no intention of re-establishing the enterprise software development business. The write-off of the goodwill, and the financial results of Velagio since its acquisition are included discontinued operations in the consolidated statement of operations.

Acquisition of Christenson Electric, Inc.

On July 20, 2005, the Company acquired Christenson Electric, Inc. (CEI) in exchange for 2,000,000 shares of the Company’s common stock and the assumption of certain liabilities within CEI. The shares of common stock issued in conjunction with the merger were not registered under the Securities Act of 1933. The acquisition of CEI was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The results of operations for CEI have been included in the Consolidated Statements of Operations since the date of acquisition.

CEI provides services to utilities and other energy related companies. Through its work on alternative energy projects such as wind farms and solar farms, CEI has been at the forefront of the current boom in building the alternative energy distribution infrastructure. CEI will continue its historic business of wind farm construction and electrical maintenance and construction of substation distribution and transmission facilities across the United States. CEI also provides services to Bonneville Power Administration and other major utilities under long-standing contractual relationships.

The value of the Company’s common stock issued as a part of the acquisition was determined based on the average price of the Company’s common stock for several days before the acquisition of CEI. The components of the purchase price were as follows:

Common stock	$1,280,000
Direct acquisition costs	348,519
Total purchase price	$1,628,519

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The estimate of fair value of the assets acquired was based on management’s and an independent appraiser’s estimates. The total purchase price was allocated to the assets and liabilities acquired as follows:

Cash and other current assets	$3,420,300
Equipment and other assets	317,032
Intangible assets—Trade name	872,771
Goodwill	5,934,438
Current liabilities	(7,046,401)
Notes payable	(1,869,621)
Total	$1,628,519

The intangible asset of $872,771 at the date of acquisition consisted of a trade name. The intangible asset acquired has an indefinite estimated useful life. Goodwill of $5,934,438 at the acquisition date represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually. The goodwill value was tested for impairment as of December 31, 2005 using both the market value approach and the undiscounted cash flow approach. In both cases, the goodwill was determined to not be impaired.

At December 31, 2005, the Company had an independent purchase allocation performed as of the acquisition date. It was determined that there existed an additional intangible other than that that was recorded on the acquisition date. This additional intangible, a customer relationship intangible, amounted to $1,687,335. An entry was recorded at December 31, 2005 to reclassify this amount out of goodwill into intangible assets, and a charge was taken against earnings for amortization of this asset from the date of acquisition through the end of the year. This customer relationship intangible is being amortized over its estimated useful life of 10 years.

The Company tested the trade name value for impairment as of the end 2005, and the result indicated that the recorded book value of trade name exceeded its fair value, as determined by undiscounted cash flows. Upon completion of the assessment, the Company recorded a non-cash impairment charge of $114,415 at December 31, 2005 to reduce the carrying value of the trade name to its estimated value of $758,356 (Note 8).

Acquisition of EnergyConnect, Inc.

On September 16, 2003, the Company acquired EnergyConnect, Inc. (ECI) in exchange for 27,365,305 shares of the Company’s common stock, 19,695,432 warrants to purchase shares of the Company’s common stock and 3,260,940 stock options to purchase the Company’s common shares. The shares of common stock issued in conjunction with the merger were not registered under the Securities Act of 1933. The acquisition of ECI was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The results of operations for ECI have been included in the Consolidated Statements of Operations since the date of acquisition.

Through EnergyConnect’s energy automation software systems, we have the capability to develop and provide solutions and infrastructure for the electric energy supply chain. ECI’s energy automation is a suite of products that deliver new energy-related revenues to energy consumers and major benefits to the electric grid. It’s anticipated that a portion of ECI’s services will drive additional growth in Christenson Velagio.

The value of the Company’s common stock issued as a part of the acquisition was determined based on the average price of the Company’s common stock for several days before and after the acquisition of ECI. The fair value of employee stock options issued in conjunction with this acquisition has been included in the determination of the purchase price. The fair value of such options was determined using the Black-Scholes model. The components of the purchase price were as follows:

Common stock	$64,234,814
Warrant issuance value	36,495,391
Stock option issuance value	6,769,711
Direct acquisition costs	224,374
Total purchase price	$107,724,290

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The estimate of fair value of the assets acquired was based on management’s and an independent appraiser’s estimates. The total purchase price was allocated to the assets and liabilities acquired as follows:

Cash and other current assets	$263,256
Equipment and other assets	35,426
Intangible asset—Developed technology	2,390,667
Goodwill	106,544,871
Current liabilities	(1,509,930)
Total	$107,724,290

The intangible asset of $2,390,667 at the date of acquisition consisted of developed technology that is currently used within ECI. The intangible asset acquired has an estimated useful life of ten years, and as such will be amortized monthly, over that period. Goodwill of $106,544,871 represented the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. At December 31, 2005, it was determined in an independent valuation that the goodwill generated in this transaction was impaired. The Company decided to write off approximately $77,191,344 of this goodwill. The write-off of the goodwill and the amortization of the intangible assets are included in operating expenses in the consolidated statement of operations.

The following unaudited proforma information presents a summary of the consolidated results of operations of the Company assuming the acquisitions of CEI and ECI occurred on the first day of 2005. Results for the operations of CTS, now CVI are included for the full fiscal year. Results for the operations of Velagio, acquired in 2003 are not included in this data as Velagio was discontinued in 2003. The following information is unaudited.

	December 31, 2005 (unaudited)		January 1, 2005 (unaudited)	January 3, 2004 (unaudited)
Sales	$69,512,107		$47,331,099	$58,910,593
Net loss	$(79,647,557	)*	$(10,594,010)	$(10,812,546)
Basic and diluted net loss per share	$(1.59)		$(0.27)	$(0.23)

*                    This amount includes a charge of $77,191,344 for the write-off of impaired goodwill at December 31, 2005.

8. Intangible Assets and Goodwill

We amortize intangible assets on a straight-line basis. As a result of acquisitions in previous years, the Company had intangibles totalling $1,536,076 at January 1, 2005. Impairment test were performed on these assets at December 31, 2005, which indicated that there was no impairment of those intangibles as of that date. Accordingly, the consolidated statement of operations for the twelve months ended December 31, 2005 includes only charges for amortization of intangibles acquired in 2005.

Our acquisition of CEI resulted in the valuation of CEI’S Christenson name and customer relationships as intangible assets. The Company’s trade name is considered to have an undeterminable life, and as such will not be amortized. Instead, the trade name will be tested annually for impairment, with any impairment charged against earnings in the Company’s consolidated statement of earnings. It was determined that the value of the trade name on the balance sheet of the Company as of December 31, 2005 was partially impaired. An expense of $114,415 was charged against earnings for the year ended December 31, 2005 (see Note 7).

The CEI customer relationship was determined to have a ten-year life. This intangible was amortized using that life, and amortization from the date of the acquisition through December 31, 2005, was taken as a charge against income in the consolidated statement of operations.

As a result of our acquisition of ECI we recorded an intangible asset of $2,390,667 at the date of acquisition representing developed technology that is currently used within ECI. The intangible asset acquired has an estimated useful life of ten years, and as such will be amortized monthly, over that period. Goodwill of $106,544,871 represented the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. At December 31, 2005, it was determined in an independent valuation that the goodwill generated in this transaction was impaired. The Company decided to write off approximately $77,191,344 of this goodwill. The write-off of the goodwill, and the amortization of the intangible assets are included in operating expenses in the consolidated statement of operations.

Intangible assets consist of the following:

	December 31, 2005	January 1, 2005
Christenson Velagio trade name	$872,771	$872,771
Christenson Velagio customer lists	663,305	663,305
Christenson Electric trade name	758,356	—
Christenson Electric customer relationships	1,687,335	—
EnergyConnect developed technology	2,390,667	—
	6,372,434	1,536,076
Accumulated depreciation and amortization	(363,497)	(142,795)
Intangible assets, net	$6,008,937	$1,393,281

Amortization of intangible assets included as a charge to income was $220,702, $110,552 and 32,244 for the years ended December 31, 2005, January 1, 2005 and January 3, 2004, respectively. Based on the Company’s current intangible assets, amortization expense for the five succeeding years will be as follows:

Year	Amortization Expense
2006	$518,351
2007	518,351
2008	518,351
2009	486,106
2010	407,801
Total	$2,448,960

The Company does not amortize goodwill. As a result of the acquisitions of CEI and ECI, the Company recorded goodwill in the amount of $112,479,309 during fiscal year 2005. The changes in the carrying amount of goodwill for the years ended December 31, 2005, January 1, 2005 and January 3, 2004 are recorded below.

	December 31, 2005	January 1, 2005	January 3 2004
Beginning goodwill balance	$2,276,243	$2,299,084	$250,490
Goodwill recorded upon acquisition of Velagio	—	—	1,295,366
Goodwill recorded upon acquisition of CTS	—	—	2,497,106
Adjustments to goodwill	—	(22,841)	(198,022)
Goodwill write off due to impairment in CTS, Velagio and IST			(1,545,856)
Goodwill recorded upon acquisition of CEI	5,934,438	—	—
Goodwill allocation due to prior period adjustments in CEI	85,893	—	—
Goodwill recorded upon acquisition of ECI	106,544,871	—	—
Goodwill write off due to impairment in ECI	(77,191,344)	—	—
Reduction of goodwill for re-allocation of intangible asset — CEI	(1,687,335)	—	—
Ending goodwill balance	$35,962,766	$2,276,243	$2,299,084

Considerable management judgment is necessary to estimate fair value. We enlisted the assistance of an independent valuation consultant to determine the values of our intangible assets and goodwill, both at the dates of acquisition and at specific dates annually. Based on various market factors and projections used by management, actual results could vary significantly from managements’ estimates.

9. Discontinued Operations

SoftBoard

On September 7, 2000, the Company entered into a definitive agreement with Greensteel, Inc. (Greensteel), a wholly-owned subsidiary of Polyvision Corporation, for the sale of substantially all of the Company’s assets used in the SoftBoard operations. The terms of the asset sale called for Greensteel to pay the Company up to $3,500,000, with $2,000,000 payable at the closing of the transaction and up to an additional $1,500,000 in contingent earn-out payments based on net sales of the Company’s SoftBoard products over a five-year period. Shareholders approved the agreement, the transaction was finalized on October 24, 2000 and resulted in a gain of $1,221,852.

A total of $46,399, $62,827 and $36,758 in contingent earn-out payments were received by the Company during the years ended December 31, 2005, January 1, 2005 and January 3, 2004, respectively. These amounts were recorded as gain on the sale of discontinued operations in the Consolidated Statements of Operations.

As a result of shareholder approval of the Greensteel agreement, discontinued operations accounting treatment has been applied to the SoftBoard operation. Accordingly, the net gain incurred from the Softboard operations is reported in gain from discontinued operations for all periods presented to reflect the reclassification of these operations as discontinued. Also, cash flows from the Softboard operations are reported as “net cash provided by discontinued operations” whether associated with operating, investing or financing activities.

Velagio and IST

During the fourth quarter of 2003, management determined that the previous operations of Velagio and IST should be discontinued. After the acquisition of Velagio and CTS on September 16, 2003, management decided to focus on the electrical construction services and technology infrastructure products and services business acquired with CTS. As a result of expense cuts made after the acquisitions, all of the previous employees of Velagio and IST were either refocused in areas within the Company that supported the electrical and technology side of the business, or separated from the Company.

Sales of Velagio from September 16, 2003, the date of the acquisition, to January 3, 2004, were approximately $154,000. The net loss of Velagio for this period was $1,794,000, of which $1,295,000 was from the write-off of goodwill recorded upon its acquisition. Sales of IST for the year ended January 3, 2004 was approximately $458,000. The net loss of IST for this period was approximately $1,146,000. The loss of IST in fiscal year 2003 included a write-off of goodwill and intangible assets of approximately $515,000.

Discontinued operations accounting treatment has been applied to the Velagio and IST operations. The revenues, operating expenses and other income and losses of both Velagio and IST are reported as “loss from discontinued operations” for all periods presented to reflect the reclassification of these operations as discontinued. Also, cash flows from the Velagio and IST operations are reported as “net cash provided by (used in) discontinued operations” whether associated with operating, investing or financing activities.

In the twelve months ended January 3, 2004 the Company had taken charges for potential costs related to unresolved issues in those subsidiaries as of the date they were discontinued. In the twelve months ended January 1, 2005, those issues were resolved for less than the amounts the Company had reserved. Accordingly, the Company has reversed those reserves and recorded other income in the amount of $149,380 in the year ended January 1, 2005.

10. Capital Stock

The Company has authorized 10,000,000 shares of preferred stock, no par value. As of December 31, 2005 and January 1, 2005, the Company had 5,875,241 and 6,821,436 shares of Series 2 preferred stock issued and outstanding, respectively. As of December 31, 2005 and January 1, 2005, the Company had 3,485 and 3,641 shares of Series 3 preferred stock issued and outstanding, respectively. As of December 31, 2005 and January 1, 2005, the Company had 4,392 and 4,605 shares of Series 4 preferred stock issued and outstanding, respectively. The Company has authorized 125,000,000 shares of Common Stock, no par value. As of December 31, 2005 and January 1, 2005, the Company has 55,557,870 and 18,491,618 shares of common stock issued and outstanding, respectively. These common share numbers do not include 951,455 shares registered in Company’s name and pledged to secure a liability.

Series 2 Preferred Stock

On September 26, 2003 the Company issued 3,607,151 shares of Series 2 preferred stock in conjunction with a private placement at $.42 per share (Note 11). On November 17, 2003, the Company issued 3,333,334 shares of Series 2 preferred stock in exchange for the conversion of debt. During the year ended December 31, 2005, several of the Series 2 preferred stockholders converted a total of 946,195 shares of Series 2 preferred stock into 946,195 shares of common stock. The terms of the Series 2 preferred stock are as follows.

Dividends. Series 2 preferred stock issued and outstanding shall be entitled to receive a cash dividend in the amount of 6.5% of the Issue Price per annum. The Series 2 preferred stock dividends shall be payable in cash, quarterly, subject to the declaration of the dividend by the board of directors, if and when the board of directors deems advisable. Any declared but unpaid dividend will not bear interest and will be payable out of net profits; if net profits are not sufficient to pay this dividend, either in whole or in part, then any unpaid portion of the dividend will be paid in full out of net profits of the Corporation in subsequent quarters before any dividends are paid upon shares of Junior Stock. Thus far, no dividends have been declared. As of December 31, 2005 there were dividends of approximately $400,509 in arrears.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, except in certain circumstances, the holders of each share of Series 2 preferred stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any declaration and payment or setting apart for payment of any amount shall be made in respect of Junior Stock, an amount equal to the Issue Price and all accrued but unpaid dividends.

Conversion. Each holder of any share(s) of Series 2 preferred stock may, at the holder’s option, convert all or any part of such share(s) from time to time held by the holder into shares of common stock at any time after the date of issuance. Each such share of Series 2 preferred stock shall be converted into one share of fully-paid and non-

assessable shares of common stock. Each share of Series 2 preferred stock shall automatically be converted into shares of common stock on a one-for-one basis immediately upon the consummation of the Company’s sale of its common stock in a bona fide, firm commitment, underwritten public offering under the Securities Act of 1933, as amended, which results in aggregate cash proceeds (before underwriters’ commissions and offering expenses) to the Company of $5,000,000 or more. In any event, if not converted to common stock, each share of Series 2 preferred stock shall automatically be converted into shares of common stock on a one-for-one basis immediately upon the third anniversary of the date of issuance of the Series 2 preferred stock.

Voting Rights. Each holder of Series 2 preferred stock shall have the right to one vote for each share of Common Stock into which such Series 2 preferred stock could then be converted.

Series 3 Preferred Stock

On April 3, 2004 the Company issued 3,640.803 shares of Series 3 preferred stock at $420 per share in exchange for conversion of $1,529,000 of outstanding debt. During the year ended December 31, 2005, several of the Series 3 preferred stockholders converted a total of 155.905 shares of Series 3 preferred stock into 155,905 shares of common stock. Each share of Series 3 preferred stock is convertible into 1,000 shares of the Company’s common stock. The terms of the Series 3 preferred stock are as follows.

Dividends. Series 3 preferred stock issued and outstanding shall be entitled to receive a cash dividend in the amount of 6.5% of the Issue Price per annum. The Series 3 preferred stock dividends are cumulative and shall be payable in cash, quarterly, subject to the declaration of the dividend by the board of directors, if and when the board of directors deems advisable. Any declared but unpaid dividend will not bear interest and will be payable out of net profits; if net profits are not sufficient to pay this dividend, either in whole or in part, then any unpaid portion of the dividend will be paid in full out of net profits of the Corporation in subsequent quarters before any dividends are paid upon shares of Junior Stock. If this preferred stock is converted into the Company’s common stock, and there exist undeclared dividends on the conversion date, the dividends will remain an obligation of the Company, and will be paid when declared and when there are legally available funds to make that payment. Thus far, no dividends have been declared. As of December 31, 2005 there were $172,348 of undeclared dividends in arrears.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, except in certain circumstances, the holders of each share of Series 3 preferred stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any declaration and payment or setting apart for payment of any amount shall be made in respect of Junior Stock, an amount equal to the Issue Price and all accrued but unpaid dividends.

Conversion. Each holder of any share(s) of Series 3 preferred stock may, at the holder’s option, convert all or any part of such share(s) from time to time held by the holder into shares of common stock at any time after one year from the date of issuance. Each such share of Series 3 preferred stock shall be converted into one thousand shares of fully-paid and non-assessable shares of common stock. Each share of Series 3 preferred stock shall automatically be converted into shares of common stock on a one-for-one thousand basis immediately upon the consummation of the Company’s sale of its common stock in a bona fide, firm commitment, underwritten public offering under the Securities Act of 1933, as amended, which results in aggregate cash proceeds (before underwriters’ commissions and offering expenses) to the Company of $5,000,000 or more. In any event, if not converted to common stock, each share of Series 3 preferred stock shall automatically be converted into shares of common stock on a one-for-one thousand basis immediately upon the third anniversary of the date of issuance of the Series 3 preferred stock. The Company has recorded a beneficial conversion feature of $983,017, which represents the difference between the conversion price and the fair value of the Company’s common stock on the commitment date, which was also the issuance date. This beneficial conversion feature was amortized over the conversion period of one year. At December 31, 2005, there was no remaining unamortized beneficial conversion feature associated with the Series 3 preferred stock.

Voting Rights. Each holder of Series 3 preferred stock shall have the right to one vote for each share of Common Stock into which such Series 3 preferred stock could then be converted.

Series 4 Preferred Stock

In April and May 2004, the Company issued 4,605.265 shares of Series 4 preferred stock at $380 per share in exchange for $1,750,000 in a private placement (Note 11) from investors, some of which include certain related parties. During the year ended December 31, 2005, several of the Series 4 preferred stockholders converted a total of 213.158 shares of Series 4 preferred stock into 213,158 shares of common stock. Each share of Series 4 preferred stock is convertible into 1,000 shares of the Company’s common stock. The terms of the Series 4 preferred stock are as follows.

Dividends. Series 4 preferred stock issued and outstanding shall be entitled to receive a cash dividend in the amount of 6.5% of the Issue Price per annum. The Series 4 preferred stock dividends are cumulative shall be payable in cash, quarterly, subject to the declaration of the dividend by the board of directors, if and when the board of directors deems advisable. Any declared but unpaid dividend will not bear interest and will be payable out of net profits; if net profits are not sufficient to pay this dividend, either in whole or in part, then any unpaid portion of the dividend will be paid in full out of net profits of the Corporation in subsequent quarters before any dividends are paid upon shares of Junior Stock. If this preferred stock is converted into the Company’s common stock, and there exist undeclared dividends on the conversion date, the dividends will remain an obligation of the Company, and will be paid when declared and when there are legally available funds to make that payment. Thus far, no dividends have been declared. As of December 31, 2005 there were $194,584 of undeclared dividends in arrears.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, except in certain circumstances, the holders of each share of Series 4 preferred stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any declaration and payment or setting apart for payment of any amount shall be made in respect of Junior Stock, an amount equal to the Issue Price and all accrued but unpaid dividends.

Conversion. Each holder of any share(s) of Series 4 preferred stock may, at the holder’s option, convert all or any part of such share(s) from time to time held by the holder into shares of common stock at any time after one year from the date of issuance. Each such share of Series 4 preferred stock shall be converted into one thousand shares of fully-paid and non-assessable shares of common stock. Each share of Series 4 preferred stock shall automatically be converted into shares of common stock on a one-for-one thousand basis immediately upon the consummation of the Company’s sale of its common stock in a bona fide, firm commitment, underwritten public offering under the Securities Act of 1933, as amended, which results in aggregate cash proceeds (before underwriters’ commissions and offering expenses) to the Company of $5,000,000 or more. In any event, if not converted to common stock, each share of Series 4 preferred stock shall automatically be converted into shares of common stock on a one-for-one thousand basis immediately upon the third anniversary of the date of issuance of the Series 4 preferred stock. The Company has recorded a beneficial conversion feature of $598,684, which represents the difference between the conversion price and the fair value of the Company’s common stock on the commitment date, which was also the issuance date. This beneficial conversion feature was amortized over the conversion period of one year. At December 31, 2005, there was no remaining unamortized beneficial conversion feature associated with the Series 4 preferred stock.

Voting Rights. Each holder of Series 4 preferred stock shall have the right to one vote for each share of Common Stock into which such Series 4 preferred stock could then be converted.

Common Stock

On July 20, 2005, the Company acquired Christenson Electric, Inc. (CEI) in exchange for 2,000,000 shares of the Company’s common stock and the assumption of certain liabilities within CEI (Note 7).

On October 13, 2005, the Company entered into a merger agreement under which it issued 27,365,305 shares of its common stock, 19,695,432 warrants to purchase shares of the Company’s common stock, and stock options to purchase 3,260,940 shares of the Company’s common stock, in exchange for all of the outstanding shares of EnergyConnect, Inc.

On October 5, 2005, the Company entered into a private placement under which it issued 5,233,603 shares of its common stock in exchange for $3,276,000 of cash and the conversion of $158,000 of debt (Note 11).

Also during the year, several shareholders converted shares of Series 2, Series 3, and Series 4 preferred stock into 1,315,258 shares of the Company’s common stock. The Company issued an aggregate of 1,079,440 shares of common stock in exchange for common stock warrants exercised. The exercise prices of the common stock warrants range from $0.31 to $42 per share. The Company issued 41,000 shares of common stock in exchange for stock options exercised at $0.29 per share. The Company also issued 31,646 shares of common stock in exchange for settlement of previously incurred debt.

On July 28, 2004, The Company issued an aggregate of 1,600,000 shares of common stock to a consultant in exchange for $560,000 of services rendered, which approximated the fair value of the shares issued during the period services were completed and rendered. Compensation costs of $560,000 were charged to operations during the year ended January 1, 2005. In October 2004, one of the Series 2 preferred stockholders converted 119,048 shares of Series 2 preferred stock into 119,048 shares of common stock.

On February 28, 2003, the Company entered into a Stock Purchase and Pledge Agreement (the “Agreement”) with Steelcase, Inc. (“Steelcase”) to repurchase 951,445 of the Company’s common shares held by Steelcase. Pursuant to the terms of the Agreement, the Company repurchased these shares for a base amount of approximately $209,318, or $0.22 per share, subject to adjustment (Note 12).

11. Private Placements

On October 5, 2005, the Company entered into a private placement under which it issued 5,233,603 shares of its common stock at $0.70 per share, and 2,944,693 warrants to purchase share of the Company’s common stock at $0.90 per share, in exchange for $3,276,000 of cash and the conversion of $158,000 of debt. The placement also required that the Company pay $1.1 million to retire certain debt. Under the terms of the private placement agreement the Company entered into a registration rights agreement, and accordingly is obligated to file a registration statement with the SEC registering the shares and warrants issued in the private placement, along with certain other shares and stock options not included on the private placement. Of the 5,233,603 shares issued in the transaction, 327,886 shares were issued as a fee to the placement agent. The registration agreement calls for the Company to submit its initial filing within 60 days of the date of the private placement, and be declared effective within 120 days of the completion of the private placement. If that does not occur within those time frames, the Company will be subject to a 2% cash penalty for each 30 days the registration statement is not filed, or at the Company’s option a 4% penalty, if paid in stock, for each 30 day late period. The Company accounted for the warrants issued in this transaction in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” (Note 13). The Company submitted its initial filing on February 13, 2006, and accordingly, is subject to a penalty of $224,584 in cash or 190,438 shares of the Company’s common stock.

In April 2004, 4,605.265 shares of Series 4 preferred stock were issued at $380 per share in conjunction with a $1,750,000 private placement. Each of these shares of preferred stock is convertible into 1,000 shares of the Company’s common stock (Note 10).

Prior to the Company’s acquisitions of CTS and Velagio on September 16, 2003, the Company entered into subscription agreements to issue 3,607,151 shares of restricted, Series 2 preferred stock at $0.42 per share. The subscription agreements were contingent upon the closing of the Company’s acquisitions of CTS and Velagio. The funding of the subscriptions occurred on or near October 3, 2003. In total, the Company received net proceeds from the private placement of approximately $715,000 in cash and $765,000 in debt conversion. Issuance costs relative to the private placement were approximately $35,000. These shares of stock are not registered under the Securities Act of 1933 and must be held for the time required by Rule 144 promulgated under the Securities Act. The private placement included an issuance of 333,335 warrants for the purchase of common stock, which are exercisable at a purchase price of $.42 per share with a 5-year term. Each investor was awarded one warrant for every $3 invested in the private placement. The proceeds from the offering were allocated between the Series 2 preferred stock and the warrants issued in the transaction. The Black Scholes valuation method was used to determine the value of the warrants. This value is presented as a liability for warrant settlement in the consolidated balance sheet. The Company used the following assumptions in calculating the value of these warrants: Risk free rate — 1.94%; Volatility index — 118%; Stock price on 9/26/03: $0.30 per share.

During April and May 2003 the Company issued 1,113,078 shares of restricted common stock in conjunction with a private placement at $.26 per share. The private placement included an issuance of 111,308 warrants for the purchase of common stock which are exercisable at a purchase price of $.40 per share with a 3-year term. Of the total capital raised, $50,000 was converted from a $40,000 note payable and a $10,000 miscellaneous payable, both owed to Steven M. Wright, a Director of the Company and a member of senior management. These payables arose from cash that had been previously advanced by him to the Company. The shares issued in the private placement were issued at a discount, were not registered and are restricted from sale for at least one year pursuant to federal securities laws. R. Patrick Hanlin, Chairman of the Board and Steven M. Wright, President & CEO at that time, both purchased additional shares in the private placement.

12. Repurchase of Common Stock

On February 28, 2003, the Company entered into a Stock Purchase and Pledge Agreement (the “Agreement”) with Steelcase, Inc. (“Steelcase”) to repurchase 951,445 of the Company’s common shares held by Steelcase. Pursuant to the terms of the Agreement, the Company repurchased these shares for a base amount of approximately $209,318, or $0.22 per share, subject to adjustment. The Company issued a three-year Promissory Note (the “Note”) for payment of this amount. Payments of principal under the Note will be made in three equal annual installments of approximately $69,773, on the first, second and third anniversaries of the date of the Note. The Note carries an interest rate of 12%, payable quarterly, starting on June 1, 2003 until the principal amount of the Note is paid in full.

If the Note and accrued interest are paid according to the terms of the Note, on the third anniversary date of the Note the parties shall calculate a new purchase price based on the average market closing price of the Company’s common stock for the 180 days prior to the third anniversary date. If the average market closing price per common share over this 180 day period is less than $0.22 per common share, then the purchase price payable under the Agreement will remain at $209,318 or $0.22 per common share. If the average market closing price per share over this 180 day period is greater than $0.22 per common share, then the purchase price payable under the Agreement will be increased by an amount equal to the excess of this 180 day average market closing price per common share over $0.22 per common share, times 951,445 shares. However, under this purchase price adjustment, the maximum purchase price paid will not exceed approximately $333,006, or $0.35 per common share. This feature is considered to be an embedded derivative option under the provisions of Financial Accounting Standards No. 133. Under these provisions a derivative liability was established at inception in the amount of $14,310 using the Black-Scholes valuation model. Changes based on fluctuations in the Company’s stock price are reflected in the other expense section of the Statement of Operations. From the date of inception of this note to the end of the fiscal year, December 31, 2005 this liability increased by $109,618, and the value of this liability as of December 31, 2005 was $123,928, and is reflected as a long term liability on the Consolidated Balance Sheet.

For purposes of all purchase price adjustments under the Agreement, the number of common shares and per share amounts are subject to adjustments to give effect to stock splits, dividends, reorganizations, recapitalizations and other similar transactions occurring after the date of the Agreement.

As of December 31, 2005, the Company had not made its required September 2004 and December 2004 quarterly interest payments of approximately $4,200 each quarter. As of the date of this report, the Company had not made its required February 28, 2005 annual principal payment of $69,773 and all of its 2005 quarterly interest payments. Total interest due and payable on this note as of December 31, 2005, is $26,514. The Company is accordingly in default under the terms of the settlement agreement.

13. Stock Options and Warrants

Stock Incentive Plan

The Company has a Stock Incentive Plan (the “Plan”). At December 31, 2005, January 1, 2005 and January 3, 2004, 7,717,765, 2,164,049 and 688,936 shares of common stock were reserved, respectively, for issuance to employees, officers, directors and outside  advisors. Under the Plan, the options may be granted to purchase shares of the Company’s common stock at fair market value, as determined by the Company’s Board of Directors, at the date of grant. The options are exercisable over a period of up to five years from the date of grant or such shorter term as provided for in the Plan. The options become exercisable over periods ranging between one and four years.

The following table summarizes the changes in stock options outstanding and the related prices for the shares of the Company’s common stock issued to employees, officers and directors of the Company under the Plan.

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.26-$0.84	7,691,376	4.1	$0.43	2,423,770	$0.47
$1.76-$2.70	26,389	3.9	$2.27	26,389	$2.27
	7,717,765	4.1	$0.44	2,450,159	$0.49

A summary of the status of the Company’s Stock Incentive Plan as of December 31, 2005 and January 1, 2005 and for the years then ended is presented below:

	December 31, 2005		January 1, 2005		January 3, 2004
	Shares	Weighted average exercise price	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at beginning of year	2,164,049	$.46	688,936	$.84	261,188	$.39
Granted at market price	2,370,000.58		1,870,188.43		95,000.42
Granted at other than market price	3,410,940.32		—	—	473,907	1.05
Exercised	(41,000)	.29	—	—	—
Cancelled	(186,224)	.39	(395,075)	.96	(141,159)	.44
Outstanding at end of year	7,717,765	$.44	2,164,049	$.46	688,936	$.84
Options exercisable at year end	2,450,158	$.49	850,779	$.52	474,719	$1.02

The Company granted 5,780,940, 1,870,188 and 95,000 options to purchase shares of the Company’s common stock to employees and directors of the Company, during the years ended December 31, 2005, January 1, 2005 and January 3, 2004, respectively. These options are forfeited if not exercised within periods of five to ten years, and vest over periods ranging from immediately to forty-eight months starting with the month of grant.

On October 13, 2005, in conjunction with the acquisition of EnergyConnect, the Company granted 3,260,940 options at $0.32 per share to prior holders of options in the EnergyConnect, Inc. Incentive Stock Option Plan. These options were granted with exercise dates of February 5, 2007 and February 5, 2008. If these options are not exercised on either of those dates, they will expire.

The Company also entered into an agreement with an investor relations company, under which it grants 30,000 options per month, on the first day of each month, for each month the agreement is in effect. The agreement is for investor relations services, and will continue on a month-to-month basis until terminated by either party. These option grants are valued at the date of each of the awards, with that value charged as an investor relations expense in the consolidated statement of operations in the month of the grant.

The weighted average per share value of options granted during the years ended December 31, 2005 and January 1, 2005 was $0.43 for each year. The weighted average per share value of options granted during the year ended January 3, 2004 was $0.95.

The Company has computed for pro forma disclosure purposes the value of all options granted during fiscal years 2005, 2004 and 2003 using the Black-Scholes pricing model as prescribed by SFAS No. 123 (see note 3). The following ranges of assumptions were used to calculate the values of these options.

	For the years ended
	December 31, 2005	January 1, 2005	January 3, 2004
Risk-free interest rate	3.50% - 4.45%	3.10% - 3.97%	2.12%
Expected dividend yield	—	—	—
Expected lives	5-10 years	5-10 years	5-10 years
Expected volatility	121% - 134%	151% - 155%	123%

Compensation expenses charged to operations for stock options issued to consultants amounted to $244,000, $0 and $0 for the years ended December 31, 2005, January 1, 2005 and January 3, 2004, respectively.

Common Stock Warrants

In connection with debt financing entered into during fiscal year 2000, the Company issued two stock warrants each to purchase individually 1,033,000 common shares at a price of $0.50 per share and $0.38722 per share, respectively. The warrants had an initial term of 3 years and were to expire in June 30, 2005. Proceeds from the debt were allocated between the debt and warrants based on the fair value of the warrants issued using the Black-Scholes model. The combined value assigned to the warrants when they were issued was approximately $357,000 and was initially recorded as debt discount and recognized as interest expense over the life of the debt. On September 15, 2003, the Company extended the life of these warrants until June 30, 2007 as partial consideration to satisfy a $150,000 promissory note between CTS and JMW Capital Partners, Inc. (now known as Aequitas Capital Management). In accordance with FIN 44, the fair value of the warrants on the date of the settlement of the $150,000 promissory note between CTS and JMW Capital Partners, Inc. was determined to be $468,000. The difference of $111,000 between the initial fair value and the fair value at the date of the extension was recorded as equity and a loss on debt extinguishment.

In connection with an April 2003 common stock private placement, the Company issued 111,308 warrants to purchase common stock. Each warrant is exercisable into one share of common stock at $0.40 per share and will expire in 2008. Subsequent to this private placement, the Company exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock. This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares. In accordance with EITF 00-19, the fair value of the warrants issued in the private placement must be recorded as a liability in the financial statements using the Black-Scholes model, and any subsequent changes in the Company’s stock price to be recorded in earnings. Accordingly, the fair value of these warrants at the date of issuance was determined to be $19,832. At September 1, 2004, the Company’s shareholder’s voted to increase the authorized shares available for issuance or conversion, which cured the situation described above. Accordingly, the fair value of the warrants on September 1, 2004 was determined to be $48,976. The warrant liability was reclassified to shareholders’ equity and the increase from the initial warrant value was recorded in earnings.

In September 2003, in connection with a preferred stock private placement, the Company issued 333,334 warrants to purchase common stock. Each warrant is exercisable into one share of common stock at $0.42 per share and will expire in 2008. Subsequent to this private placement, the Company exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock. This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares. In accordance with EITF 00-19, the fair value of the warrants issued in the private placement must be recorded as a liability in the financial statements using the Black-Scholes model, and any subsequent changes in the Company’s stock price to be recorded in earnings. Accordingly, the fair value of these warrants at the date of issuance was determined to be $64,902 (Note 10). At September 1, 2004, the Company’s shareholder’s voted to increase the authorized shares available for issuance or conversion, which cured the situation described above. Accordingly, the fair value of the warrants on September 1, 2004 was determined to be $139,000. The warrant liability was reclassified to shareholders’ equity and the increase from the initial warrant value was recorded in earnings.

In connection with the January 22, 2004 debt issuance by Destination Capital, LLC (see Notes 14 and 18), the Company is obligated to issue warrants to purchase the Company’s common stock. According to the terms of the debt issuance, warrants in the amount of one percent of the Company’s fully diluted common stock will be issued to the debt holders on the first day of each calendar month that the debt is outstanding. The Company repaid this debt in April 2004, and accordingly is obligated to issue 1,403,547 warrants, which is equivalent to 4% of the fully diluted common stock outstanding under the terms outlined in that agreement. Each warrant is exercisable into one share of common stock at $0.31 per share, subject to changes specified in the debt agreement, and will expire in 2008. Prior to this debt issuance, the Company exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock. This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares. In accordance with EITF 00-19, the fair value of the warrants issued in connection with the debt issuance must be recorded as a liability for warrant settlement in the financial statements using the Black-Scholes model, and any subsequent changes in the Company’s stock price to be recorded in earnings. Accordingly, the aggregate fair value of these warrants, on the date each of the obligations to issue warrants arose, was determined to be $701,824. At September 1, 2004, the Company’s shareholder’s voted to increase the authorized shares available for issuance or conversion, which cured the situation described above. Accordingly, the fair value of the warrants on September 1, 2004 was determined to be $780,373. The warrant liability was reclassified to shareholders’ equity and the increase from the initial warrant value was recorded in earnings.

In connection with the August 24, 2004 debt issuance by Destination Capital, LLC (see Notes 14 and 18), the Company is obligated to issue warrants to purchase the Company’s common stock. According to the terms of the debt issuance, warrants in the amount of 12.5% percent of the loan balance, outstanding on the first day of each month, will be issued to the debt holders for each calendar month that the debt is outstanding. Each warrant is exercisable into one share of common stock at the lesser of $0.38 per share or the price applicable to any shares, warrants or options issued (other than options issued to employees or directors) while the loan is outstanding, and will expire in 2009. Prior to this debt issuance, the Company exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock. This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares. In accordance with EITF 00-19, the fair value of the 37,500 warrants initially issued in connection with the debt issuance must be recorded as a liability for warrant settlement in the financial statements using the Black-Scholes model, and any subsequent changes in the Company’s stock price to be recorded in earnings. Accordingly, the aggregate fair value of these warrants, issued prior to September 1, 2004, was determined to be $17,513. At September 1, 2004, the Company’s shareholder’s voted to increase the authorized shares available for issuance or conversion, which cured the situation described above. Accordingly, the fair value of the warrants on September 1, 2004 was determined to be $20,776. The warrant liability was reclassified to shareholders’ equity and the increase from the initial warrant value was recorded in earnings.

For the months from September 1, 2004 to January 1, 2005, according to the terms of the warrant provision of the August 24, 2004 debt agreement, the Company is obligated to issue 693,750 additional warrants. The value of these warrants of $283,988 was added to shareholders’ equity on the consolidated balance sheet, with a corresponding expense charged to interest expense in the consolidated statement of operations.

On September 10, 2004, the Company entered into a Master Vehicle Lease Termination Agreement with CLLLC (see Note 18), under which the Company terminated its previous master vehicle lease agreement with CLLLC. Under the terms of this termination agreement, the Company was released from its obligation under the previous master vehicle lease agreement. In consideration for this release the Company issued 1,000,000 warrants to purchase the Company’s common shares. Each warrant is exercisable into one share of common stock at $0.38 per share and will expire in 2009. These warrants were valued at $515,000 using the Black Scholes model. This warrant value was recorded in the Company’s consolidated balance sheet as common stock warrants, with a corresponding expense recorded in the Company’s consolidated statement of operations.

On October 13, 2005, the Company issued an aggregate of 19,695,432 warrants in connection with acquisition of acquired EnergyConnect, Inc. The Company valued the warrants using the Black-Scholes option pricing model, applying a useful life of 5 years, a risk-free rate of 4.06%, an expected dividend yield of 0%, a volatility of 129% and a fair value of the common stock of $2.17. Total value of the warrants issued amounted $36,495,391, which was included in the purchase price of ECI (Note 7).

On October 5, 2005, in conjunction with a private placement which resulted in gross proceeds of $3,276,000 (Note 11), the Company sold 5,233,603 shares of common stock at $0.70 per share, and issued warrants to purchase up to 2,944,693 shares of common stock. The warrants have a term of five years and an exercise price of $0.90 per share. Since the warrants are subject to certain registration rights, The Company recorded a warrant liability totaling $6,286,919 in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” The warrant liability has subsequently been recalculated using the closing price of the company’s common stock as of December 31, 2005 of $2.50. The registration rights provide for the Company to file a registration statement with the Securities and Exchange Commission (“SEC”) no later that 60 days after the closing of the transaction and have it declared effective by the SEC no later than 120 days after the closing of the transaction. The registration statement was filed with the SEC on February 13, 2005. As of the date of this filing, the registration statement has not yet been declared effective by the SEC. The Company valued the warrants using the Black-Scholes option pricing model, applying a useful life of 5 years, a risk-free rate of 4.06%, an expected dividend yield of 0%, a volatility of 129% and a deemed fair value of the common stock of $2.37, which was the closing market price on October 4, 2005. In accordance with SFAS 133 “Accounting for Derivative Instruments and Hedging Activities,” the Company revalued the warrants as of December 31, 2005 using the Black-Scholes option pricing model. Assumptions regarding the life and expected dividend yield were left unchanged, but the Company applied a risk free rate of 4.21% , a volatility of 128% and a deemed fair value of common stock of $2.50, which was the closing price of the Company’s common stock on December 30, 2005. The difference between the fair value of the warrants on October 5, 2005 and December 31, 2005 of $503,543 has been recorded as a loss on revaluation of warrant liability in the consolidated statement of operations.

According to the terms of the warrant provision of the August 24, 2004 debt agreement, amended on August 1. 2005, the Company is obligated to issue 894,792 additional warrants for the period from February 1, 2005 to July 1, 2005. The value of these warrants of $320,967 was added to shareholders’ equity on the consolidated balance sheet, with a corresponding expense charged to interest expense in the consolidated statement of operations.

During the twelve months ended December 31, 2005 warrant holders exercised 1,815,507 warrants in exchange for 1,079,439 shares of the Company’s common stock. A portion of these were exercised on a cashless basis, and as a result of these exercises 736,068 warrants to purchase shares of the Company’s common stock were forfeited.

14. Debt

Operating Line of Credit

As of December 31, 2005, the Company has three loan facilities, one in each subsidiary. Two of the lines of credit are with the same lender. The first is a $6,000,000 credit facility, which expires in January 2006, and the second is a $3,000,000 credit facility which also expires in January 2006. Borrowings under these lines of credit are due on demand, bear interest payable weekly at prime plus 6 1/2% and prime plus 7 1/2%, respectively, and are collateralized by accounts receivable. The borrowing bases are limited by certain factors such as length of collection cycle, subordination of collateral position on bonded work and other credit related factors. Subject to these limitations, the Company had no available borrowing capacity at December 31, 2005. As of December 31, 2005, total borrowings of $5,840,016 were outstanding under these two facilities. The Company was in compliance with the terms of both of these borrowing facilities at December 31, 2005.

In January 2006, these two credit facilities were combined and expanded, resulting in a $10,000,000 credit facility due on demand with interest payable weekly at an annual rate of prime plus 6%. This line was renewed through January 2007.

The third loan facility is an unsecured $120,000 line of credit at prime plus 3 3/4%, due on demand with interest payable monthly. As of December 31, 2005, there was $117,454 outstanding under this line. The Company was in compliance with the terms of this line of credit at December 31, 2005.

Long Term Debt

The Company had several notes payable outstanding at December 31, 2005. The total amount of the notes and their terms are summarized below.

	December 31, 2005	January 1, 2005
Steelcase, Inc. promissory note, quarterly interest only payments at 12% per annum beginning June 1, 2003. Annual principal payments of $69,773, second payment due and payable February 28, 2005, collateralized by 951,445 shares of the Company’s common stock (reduced by derivative allocation of $796). (See Note 12) The Company is in default under the terms of the note agreement.	$138,749	$133,984

Oregon-SW Washington Electrical Trust Funds (comprised of several union benefits funds and pension trusts) promissory note in the amount of $952,907 payable monthly in payment amounts ranging from $25,000 per month to $75,000 per month including interest at 7% per annum, due and payable in full by September 1, 2006.	412,923	952,907

Destination Capital, LLC business loan agreement, net of debt discount of $16,054, nine monthly payments of interest only, starting September 24, 2004, with fifteen monthly payments of principal and interest of $41,667, thereafter, net of debt discount of $5,109. Interest accrued at prime plus 10%. (See Note 18)	303,225	1,186,135

Techni-Cal Enterprises, Inc. promissory note effective July 8, 2005 in the amount of $220,000 with a $40,000 principal payment due at signing, monthly principal payments of $5,000 due beginning August 1, 2005 through July 1, 2006, and monthly principal payments of $10,000 beginning August 1, 2006 through July 1, 2007. This is a non-interest bearing Note.	155,000	—

Oregon-SW Washington Electrical Trust Funds (comprised of several union benefits funds and pension trusts) promissory note in the amount of $188,012.11 payable monthly at $32,441.18 per month, including interest at 12% per annum, due and payable in full by February 25, 2006.	62,893	—

Christenson Leasing Company, LLC Motor Vehicle Capital Lease agreement effective March 21, 2005 and April 1, 2005 for 1999 International and Ford F-350, respectively. The lease terms are 36 months and 50 months, respectively, with payments due on the 24th of each month beginning in April 2005. The monthly payments vary by vehicle over the length of the lease from $1,800 to $2,000 and $700 to $800, respectively. The interest rates are 3.625% and 3.875% per annum, respectively.	76,693	—

William C. McCormick promissory note effective January 28, 2005 in the amount of $250,000. Interest payments of 15% per annum are due on the 28th day of each month with the entire balance of the note to be paid in full on July 28, 2005. Final payment of this note is past due.	250,000	—

Rodney M. Boucher promissory note effective October 13, 2005 due on demand, annualized interest accruing at prime plus 10% due on the 13th of each month through September 13, 2008.	329,033	—

Christenson Leasing Company, LLC First Addendum to Tenant Improvements Capital Lease agreement effective March 1, 2005. principal and interest payments of $7,940 are due on the first day of each month beginning March 2005 and lasting through December 2007. The interest rate is 12% per annum.	168,345	—

Aequitas Capital Management, Inc. promissory note effective July 5, 2005 in the amount of $90,847. Principal and interest payments of $5,047.05 are due on the first day of each month beginning in August 2005 and ending April 2006. An additional principal payment of $50,000 is due on October 1, 2005. The interest rate on this Note is 7% per annum. Payments on this note were renegotiated in January 2006 to be made in the amount of $15,000 per month ending in July 2006.	65,447	—

US Bank Term Loan Note effective July 21, 2005 in the amount of $1,900,000. Monthly interest payments of the prime rate plus 1.5% are due on the first day of each month beginning in August 2005 through July 2008. Principal payments of $22,619 are due on the first day of each month beginning on August 2005 through July 2008. A balloon payment for the remaining amount is then due in August 2008.	1,786,905	—
Total debt	3,749,213	2,273,026
Less current portion	(1,678,759)	(1,159,469)
Long term debt	$2,070,454	$1,113,557

Aggregate maturities of long-term debt as of December 31, 2005 are as follows:

Fiscal Year	Amount
2006	$1,678,759
2007	589,617
2008	1,367,336
2009	113,501
2010 and after	—
$3,749,213

15. Segment Information

The Company is managed by specific lines of business including construction and services, energy related transactional and redistribution services.  The Company’s management makes financial decisions and allocates resources based on the information it receives from its internal management system on each of its lines of business.   Certain other expenses associated with the public company status of Microfield are reported at the Microfield parent company level, not within the subsidiaries.  These expenses are reported separately in this footnote.  The Company’s management relies on the internal management system to provide sales, cost and asset information by line of business.

Summarized financial information by line of business for the twelve months ended December 31, 2005, January 1, 2005 and January 3, 2004, as taken from the internal management system previously discussed, is listed below.  Information for the twelve months ended January 1, 2005 and January 3, 2004 does not include any data from ECI or the former Christenson Electric, as those acquisitions were not completed by those dates.

	December 31,	January 1,	January 3,
	2005	2005	2004
Revenue
CEI	$56,762,252	$36,466,618	$10,342,045
ECI	1,172,783	—	—

Total revenue	$57,935,035	$36,466,618	$10,342,045

	December 31,	January 1,	January 3,
	2005	2005	2004
Gross Profit
CEI	$9,725,339	$6,131,631	$1,629,928
ECI	507,198	—	—

Total gross profit	$10,232,537	$6,131,631	$1,629,928

	December 31,	January 1,	January 3,
	2005	2005	2004
Operating Income (Loss)
CEI	$1,840,568	$(3,484,349)	$(1,766,721)
ECI	(77,336,850)	—	—
Corporate	(450,273)	(1,023,208)	(707,449)

Total operating income (loss)	$(75,946,555)	$(4,507,557)	$(2,474,170)

	As Of
	December 31, 2005	January 1, 2005
Assets
CEI	$24,619,463	$12,773,807
ECI	32,721,506	—
Corporate	122,394,668	10,499,766
Intercompany eliminated assets	(124,494,290)	(11,498,550)

Total assets	$55,241,347	$11,775,023

	As Of
	December 31, 2005	January 1, 2005
Capital Expenditures
CEI	$47,238	$117,713
ECI	—	—
Corporate	—	—

Total capital expenditures	$47,238	$117,713

The net operating income (loss) data listed above includes the effects of S, G & A expense, depreciation, amortization, charges for goodwill impairment and the write-off of intangible assets.  The following tables disclose those amounts for each segment.

	December 31,	January 1,	January 3,
	2005	2005	2004
Operating Expenses
CEI	$7,884,771	$9,615,980	$3,396,649
ECI	77,844,048	—	—
Corporate	450,273	1,023,208	707,449

Total operating expense	$86,179,092	$10,639,188	$4,104,098

	December 31,	January 1,	January 3,
	2005	2005	2004
Depreciation, Amortization and Write-off of Intangibles
CEI	$524,727	$893,977	$247,381
ECI	77,231,908	—	—
Corporate	—	1,656	276

Total depreciation, amortization, and write off of Intangibles	$77,756,635	$895,633	$247,657

There were no inter-company sales in the twelve months ended December 31, 2005, January 1, 2005 and January 3, 2004.  All of the Company’s assets as of December 31, 2005, and January 1, 2005, were attributable to U.S. operations. For the twelve months ended December 31, 2005, one customer accounted for approximately 10% of the Company’s net sales.

16. Income Taxes

The provision for income taxes for the years ended December 31, 2005, January 1, 2005 and January 3, 2004 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to changes in the valuation allowance to fully reserve net deferred tax assets.

As of December 31, 2005, January 1, 2005 and January 3, 2004, Microfield had deferred tax assets primarily consisting of its net operating loss carryforwards. However, because of cumulative losses in several consecutive years, the Company has recorded a full valuation allowance such that its net deferred tax asset is zero. The tax benefit recorded at the statutory rate in Microfield’s pre-tax loss in fiscal years 2005, 2004 and 2003 would have been approximately $194,233, $2,138,842 and $2,192,457, respectively. However, because of recognition of a full valuation allowance the effective tax rate for the Company was zero in 2005, 2004 and 2003.

Deferred tax assets are comprised of the following components:

	December 31, 2005	January 1, 2005
Current:
Allowance for doubtful accounts	$88,075	$40,028
Employee benefits	50,418	65,396
Start-up costs	31,486	31,486
Inventory allowance	82,649	55,063
Other allowances	58,394	41,840
	311,022	233,813
Non-current:
Net operating loss carryforwards	10,520,590	10,066,451
Start-up costs	—	31,486
Research and development credits	143,245	143,245
	10,663,835	10,241,182
Total deferred tax asset	10,974,857	10,474,995
Deferred tax asset valuation allowance	(10,974,857)	(10,474,995)

Net deferred tax assets	$—	$—

At December 31, 2005, the Company had available net operating loss carryforwards of approximately $27,000,000 for federal income tax purposes. Such carryforwards may be used to reduce consolidated taxable income, if any, in future years through their expiration in 2006 to 2025 subject to limitations of Section 382 of the Internal Revenue Code, as amended. Utilization of net operating loss carryforwards may be limited due to the ownership changes resulting from the Company’s initial public offering in 1995 and the Company’s acquisitions since then. In addition, the Company has research and development credits aggregating $143,245 for income tax purposes at December 31, 2005. Such credits may be used to reduce taxes payable, if any, in future years through their expiration in 2006 to 2013.

17. Net Income (Loss) Per Share

Net income per share is computed based on the weighted average number of shares of common stock and potentially dilutive securities assumed to be outstanding during the period using the treasury stock method. Potentially dilutive securities consist of stock options, convertible preferred stock and warrants to purchase common stock.

The most significant difference between basic and diluted net income per share is that basic net income per share does not treat potentially dilutive securities such as preferred stock, stock options and warrants as outstanding. For all periods presented, the computation of net loss per share excludes the effect of stock options and warrants as they were antidilutive. There were 7,717,765 options and 27,364,849 warrants outstanding at December 31, 2005, 2,163,049 options and 5,645,439 warrants outstanding at January 1, 2005, and 688,936 options and 2,510,643 warrants outstanding at January 3, 2004.

The following table presents the computation of basic and diluted losses per share:

	Year ended December 31, 2005	Year ended January 1, 2005	Year ended January 3, 2004
Net loss available for common shareholders	$(78,364,253)	$(7,352,324)	$(6,046,232)
Basic and fully diluted loss per share	$(2.88)	$(0.36)	$(0.59)
Continuing operations	$(2.88)	$(0.37)	$(0.31)
Discontinued operations	$0.00	$0.01	$(0.28)
Weighted average common shares outstanding	27,048,127	17,340,152	10,308,815

18. Related Party Transactions

The Company has a number of promissory notes, lines of credit and lease obligations owing to related parties. The following table lists the notes and obligations outstanding at December 31, 2005 by related party.

			Amount of	Monthly
Related Party	Type of Obligation	Maturity Date	Obligation	Payment
Christenson Leasing LLC(a)(g)	T. I. lease	December 2007	168,345	7,940
Christenson Leasing LLC(a)(g)	Vehicle leases	various	76,693	various
Christenson Leasing LLC(a)(g)	Equipment lease	December 2007	—	(f)60,000
JMW Group, LLC(a)	Note payable	August 2006	303,225	(c) 41,667
JMW Group, LLC(a)	Indemnity fees	Open obligation	—	(i) 12,500
Aequitas Capital Management(a)	Note payable	April 2006	65,447	various
Rod Boucher(h)	Note payable	September 13, 2008	329,033	11,309
William C. McCormick	Note payable	July 2005	(i)250,000	interest only
Mark Walter	Bond guarantee fees	Open obligation	—	(b)1,200
Destination Microfield, LLC(d)	Vehicle lease	August 2006	—	(e)36,350
William C. McCormick	Indemnity fees	Open obligation	—	3,246
John B. Conroy	Note receivable	September 2005	66,250	—

(a)      Robert J. Jesenik, a former director owns a significant interest in these entities.

(b)      This bond guarantee fee is an approximation, and fluctuates based on the total open bond liability.

(c)      This payment amount is for principal only. An additional amount is due monthly which includes interest at prime plus 10%.

(d)      William C. McCormick, Chairman of our board of directors, holds a minority ownership interest in this entity.

(e)      These payments vary over the term of the loan. This amount represents the monthly payment in effect on December 31, 2005.

(f)       This payment was reduced to $60,000 per month by terms of the reissued note, starting November 1, 2005.

(g)      William C. McCormick holds a beneficial minority ownership interest in this company.

(h)      This debt was paid in full in October 2005 in connection with a private placement.

(i)       This note represents deferred salaries and expenses payable to Mr. Boucher prior to the acquisition of EnergyConnect.

(j)       These indemnity fees are payments made on standby letters of credit which are in place to guarantee payments to vendors on specific jobs.

Terms and conditions of each of the notes and agreements are listed below.

Notes Payable to Destination Capital, LLC

On January 22, 2004, we entered into a Contract of Sale and Security Agreement with Destination Capital LLC (Destination) under which we agreed to sell up to 15% of its acceptable, eligible accounts receivable to Destination, in exchange for borrowing up to $600,000 from that entity under the terms of a Promissory Note. Destination is an entity in which Robert J. Jesenik, a shareholder and director, holds a significant interest. Under the terms of the agreement between us and Destination, we paid interest at the rate of 18% per annum on the amount of the note outstanding, and also issued warrants in the amount of 1% of the fully diluted common shares, per month, for each calendar month in which the Note was outstanding. The warrants have a five-year life and will be issued at the lower of $0.42 or the price of any other common or preferred equity issued in the six months following the date of the agreement. During the 6 month agreement period, we issued incentive stock options at $0.31 per share, therefore the price per share used for these warrants was reduced to $0.31. We initially were obligated to issue warrants to purchase 350,387 common shares at the time this note was issued. The fair value of these warrants was determined to be $155,221 using the Black Scholes pricing model. The assumptions used included a risk free rate of 3.1%, volatility of 152%, fair market value of our stock of $.48 per share and a remaining life of 5 years. The calculated fair value amount was recorded as a debt discount and is being amortized over the six-month term of the debt. This debt was outstanding on February 1, 2004, March 1, 2004 and April 1, 2004 and in accordance with the terms of the note agreement, we are further obligated to issue additional warrants to purchase 1,053,159 shares of our common stock. These warrants were valued using the Black Scholes pricing model. The assumptions used included risk free rates ranging from of 3.1% to 3.3%, volatility of 152%, remaining lives of 5 years for each warrant issuance, and fair market values of our stock on those three dates of $0.46, $0.60 and $0.62 per share, respectively. The fair value of these warrants in the amount of $780,373 was recorded as interest expense in the consolidated statement of operations for the year ended January 1, 2005. At the date of each of those warrant issuances, we did not have sufficient authorized common shares to effect the exercise of these warrants, accordingly, the fair value of all of these warrants was classified as liability for warrant settlement on the consolidated balance sheet. On September 1, 2004, our shareholders voted to increase our authorized common shares from 25,000,000 to 125,000,000. The fair market values of these warrants were re-measured on that date and reclassified as common stock warrants in the shareholders’ equity section on the balance sheet, with the increase or decrease in their values recorded as an increase or reduction of interest expense in the consolidated statement of operations. The Note was repaid in full during April 2004.

On August 24, 2004 we entered into a Business Loan Agreement with Destination under which we can borrow up to $2,000,000 based on Destination’s discretion and funds availability. Under the terms of the agreement, we pay interest at prime plus 10% (prime plus 12% in the event of a default), with nine monthly interest only payments starting September 24, 2004, and 15 monthly principal payments of $83,333 and accrued interest until maturity. At loan maturity on August 24, 2006, any remaining principal and accrued interest owed is then due and payable. This loan is immediately due if there occurs a default, there is a sale or disposal of all or substantially all of our assets or stock , or if there is a transfer of ownership or beneficial interest, by merger or otherwise, of our stock or our subsidiary. Additionally, we will issue to Destination the number of warrants equal to 12.5% of the value of the loan balance, on the first day of each month the loan is outstanding. These warrants have a five year life and will be issued at the lower of $0.38 or the price applicable to any shares, warrants or options (excluding options granted to employees or directors) issued by us while the loan is outstanding. Beginning August 1, 2004, we were obligated to issue the following warrant amounts based on the outstanding loan balances on the first day of each month.

		Warrants to be
Date	Loan Balance	Issued
August 1, 2004	$300,000	37,500
September 1, 2004	$750,000	93,750
October 1, 2004	$1,200,000	150,000
November 1, 2004	$1,200,000	150,000
December 1, 2004	$1,200,000	150,000
January 1, 2005	$1,200,000	150,000
February 1, 2005	$1,200,000	150,000
March 1, 2005	$1,200,000	150,000
April 1, 2005	$1,200,000	150,000
May 1, 2005	$1,200,000	150,000
June 1, 2005	$1,200,000	150,000
July 1, 2005	$1,158,334	144,792
Total warrants to be issued as of October 1, 2005		1,626,042

We were obligated to issue warrants to purchase 37,500 common shares at the time this note was issued. The fair value of these warrants was determined to be $17,513 using the Black Scholes pricing model. The assumptions used included a risk free rate of 3.8%, volatility of 155%, fair market value of our stock of $.50 per share and a remaining life of 5 years. The calculated fair value amount was recorded as a debt discount and is being amortized over the twenty-four month term of the debt. The warrants issued from September 1, 2004 through July 1, 2005 were also valued using the Black Scholes pricing model. The assumptions used include risk free rates ranging from 3.39% to 4.17%, volatility percentages ranging from 121% to 155%, remaining lives of 5 years for each warrant issuance, and fair market values of our stock ranging from $0.30, to $0.60 per share. At the time these warrant obligations arose, we had sufficient authorized common shares to effect the exercise of these warrants. Accordingly, the fair values of the warrants issued from September 1, 2004 through July 2, 2005, $604,955, were classified as common stock warrants in the shareholders’ equity (deficit) section on the consolidated balance sheet, and expensed as interest expense in the consolidated statement of operations, as they were issued.

On August 1, 2005 the note owed to Destination Capital was replaced by three notes, which were assigned to two related parties, Christenson Leasing Company LLC (CLC) and JMW Group, LLC (JMW). The three notes contain the following terms: $516,667 note payable to JMW with monthly payments of $41,667 plus interest at prime plus 10% beginning August 24, 2005 through August 24, 2006; $180,000 note payable to JMW with monthly payments of $5,000 plus interest at prime plus 10% beginning August 24, 2005 through July 24, 2008; $420,000 note payable to CLC with monthly payments of $11,667 plus interest at prime plus 10% beginning August 24, 2005 through July 24, 2008. In October 2005, the note to CLC and the smaller of the two notes to JMW were paid in full by CVI. Also, as a result of the renegotiation of these notes, the warrant obligation, contained in the business loan agreement was eliminated.

Note Payable to Rod Boucher

On October 13, 2005, as a part of the acquisition of EnergyConnect, we assumed the liabilities of EnergyConnect. Included in the liabilities was a note payable to Rod Boucher. Mr. Boucher became our Chief Executive Officer as of the date of the acquisition. The note represents expenses within EnergyConnect prior to the acquisition. The note is in the amount of $329,033, with monthly payments of $11,309, including interest at prime plus 10%, due on the 13th of each month through September 13, 2008. As of February 28, 2006, no payments had been made on this obligation.

Note Payable to William McCormick

On January 28, 2005, the Company entered into a promissory note agreement with William McCormick in the amount of $250,000. Pursuant to the terms of the note, monthly payments of interest only at 15% per annum, are due on the 28th day of each month starting on February 28, 2005. The note was to be paid in full on July 28, 2005. As of the date of this filing the note has not been repaid, and there was interest outstanding at December 31, 2005 of $12,534.

Bond Guarantee Fees

Christenson Velagio

A certain number of Christenson Velagio construction projects require us to maintain a surety bond. The bond surety company requires an additional guarantee for issuance of the bond. We had has an agreement with Mark Walter, our president under which at quarter end pays Walter between $600 and $1,200 per month for his personal guarantee of this bond liability. The guarantee fee is computed as 10% of the open liability under bonds issued for Christenson Velagio.

Christenson Electric

Certain construction projects within Christenson Electric required standby letters of credit. Our chairman of the board of directors has provided two letters of credit in the amounts of $100,000 and $193,000, for which he is paid indemnity fees. Under the $100,000 letter of credit agreement, Mr. McCormick is paid a fee of 15% of the letter of credit amount. Under the $193,000 letter of credit, Mr. McCormick is paid a fee of 15% per annum of the open liability of the issuer of the letter of credit, plus 1% of the gross profit of the job requiring the letter of credit. The open liability fee is calculated and paid monthly.

We also had an unrelated party guarantee a $1 million standby letter of credit issued as security for a large construction job. This party is paid a fee of 15% of the letter of credit amount for providing this security. This agreement also requires a secondary indemnity, should funds be drawn against this letter of credit, the substantial majority of which has been provided by Aequitas Capital Management, a related party. Robert Jesenik, our former director, is a principal shareholder and CEO of Aequitas. Aequitas charges an additional fee of 15% of the letter of credit amount. Aequitas is also indemnified by Christenson Electric should it have to indemnify the primary guarantor.

Tenant improvement lease

On December 30, 2002, Christenson Electric entered into a non-cancelable operating lease agreement with Christenson Leasing, LLC (CLC) covering $300,000 of leasehold improvements in our facility. The terms of the lease call for monthly payments of $7,500 including interest at 17.3% through December 2007. Christenson Electric was in default under the lease terms, which default was cured in March 2005, with the resumption of payments due under the lease under a modified payment plan arrangement.

On July 1, 2005, Christenson Electric entered into a promissory note with Aequitas Capital Management, a related party, covering certain equipment and furniture previously leased from Jesenik Enterprises, Inc., JW Assurance and Holding Limited, and JMW Capital Partners, Inc., each a related party. No payments had been made on these lease obligations since September 2002. At July 1, 2005, these entities assigned their interests in the obligation to Aequitas Capital, which we consolidated into one promissory note with total principal due of $90,847, interest accruing at 7% per annum, maturing at April 1, 2006, and with $5,047 monthly installment payments and, in addition, a lump sum payment of $50,000 due on October 1, 2005. As of December 31, 2005, the payments on this note had not been made as scheduled, the balance on the note was $65,447, and it was in default.

Equipment Lease Agreement

On December 31, 2002, Christenson Electric entered into a sale and leaseback agreement with Christenson Leasing, under which it sold machinery and tools, automotive equipment, and office furniture and equipment, not subject to prior liens. The agreement called for payments of $97,255 starting on January 2, 2003 through December 2007. On September 1, 2003, Christenson Velagio’s predecessor, Christenson Technology entered into a sublease agreement with Christenson Electric for use of certain equipment contained in that lease. The equipment consists of various construction vehicles, trailers, miscellaneous construction equipment, office furniture, computer hardware and software. Under the terms of the lease Christenson Velagio paid Christenson Electric $40,000 monthly beginning on September 1, 2003, with the final payment due on December 1, 2007. The lease is accounted for as an operating lease and contains a 10% purchase option at the end of the lease term, December 31, 2007. In 2003, we modified the payment plan to the lessor, under which $10,000 of the monthly lease obligation was be paid to the lessor in an equivalent amount of our Series 3 preferred stock. This arrangement to tender a portion of the payment with preferred stock in lieu of cash, was for the thirteen monthly payments beginning with the December 2003 lease payment, through the payment due in December 2004. Beginning with the payment due in January 2005, the total monthly amount due was paid entirely in cash.

In July 2005, the lease agreement between Christenson Electric and CLC was renegotiated, with a portion of the remaining operating lease obligation converted to a $500,000 note payable. In accordance with that agreement, the $100,000 monthly lease payment owed by CEI under the lease was reduced to $60,000 per month starting with the payment due on November 1, 2005. The $500,000 note was paid in full by Christenson Electric in October 2005.

Master Vehicle Lease Agreements

Christenson Velagio

We entered into a new Master Vehicle Lease Agreement, effective September 9, 2004, with Destination Microfield, LLC. Destination Microfield, LLC is partially owned by William C. McCormick. In accordance with the terms of the agreement, we will make twelve monthly payments of $29,000 starting October 5, 2004, twelve monthly payments of $35,000, starting October 5, 2005, and three monthly payments of $45,000 ending on December 9, 2006. This lease is accounted for as an operating lease with equal monthly amounts charged to expense in the consolidated statement of operations over the life of the lease. In October 2005, we signed a twelve month extension to this lease at $45,000 per month, with the lease now scheduled to end in December 2007. The lease also contains an interest rate provision with the monthly payment adjusting based on any increases in the prime rate. This adjustment is made on an annual basis.

Christenson Electric

We, through our subsidiary Christenson Electric is party to an agreement with CLC under which Christenson Electric leases its vans and trucks. In accordance with the terms of the agreement, we pay to CLC a varying amount each month representing the lease and maintenance costs of those vehicles. The lease is a month to month agreement that is modified with each addition or removal or vehicles.

Real Property Sub Leases

On September 1, 2003, Christenson Velagio entered into seven real property subleases with Christenson Electric for use of buildings, offices and storage yards to house the operations and property of Christenson Velagio. Christenson Electric, as the sublessor, is party to a master property lease with an unrelated party. Christenson Velagio has operating activities in Portland and Eugene, Oregon. The monthly sublease payments totaled $54,464 through November 30, 2004. On November 30, 2004, we terminated our lease with Christenson Electric for space in the Thurman Building and entered into a lease directly with the building owner for a smaller space in the building. We also are lessees to a facility which we have subleased to a third party. Under this lease, we pay $32,352 per month to our lessor, and receive $25,000 per month from our subleasee. This sublease agreement is scheduled to terminate in February 2006. Our obligation under the master lease for this facility ends in September 2008.

As of December 31, 2005 our total real property lease payments totaled $87,491, of which $675 was on a month-to-month basis. The remaining $86,816 is due on leases with maturity dates between July 2007 and October 2008. The rent per month on the Thurman Building is $38,898.

Administrative Services Agreement

On September 15, 2003, Christenson Technology entered into an administrative services agreement with Christenson Electric for the extension of certain administrative and related services by us to Christenson Electric. Under the terms of the agreement, certain employees provided administrative and related services to Christenson Electric upon reasonable request. The agreement is subject to a 60-day notice period before termination by either party. The monthly payment for these services was determined at the effective date of the agreement to be approximately $35,000, with a provision to be adjusted as needed based on the level of usage of these services by Christenson Electric. During the first quarter of 2005, the payment by Christenson Electric for these services was renegotiated to approximately $12,500 per month as the cost of services to Christenson Electric has been reduced. With the acquisition of Christenson Electric by us on July 20, 2005, the monthly charges by Christenson Velagio were discontinued.

Note receivable

In 1998, John B. Conroy, then our Chairman, CEO and President, entered into a transaction whereby he purchased 45,000 shares of our common stock at $1.75 per share. Mr. Conroy issued a promissory note to us for $78,750 in payment for the shares. On May 17, 2004 the Note was replaced with a new non-recourse note for $66,250 under which the original amount of the note was offset against a $12,500 amount owed by us to Mr. Conroy. The note also acknowledges the outstanding accrued interest due by Mr. Conroy in the amount of $21,937. Additionally, the interest rate of the new promissory note was established at 3.4% per annum, and the due date was extended to August 29, 2006. Mr. Conroy resigned as Chairman, CEO and President on September 16, 2002, and resigned as a director in October 2003. At December 31, 2005, accrued interest receivable under this note totaled $27,932. We have accounted for the $66,250 due from Mr. Conroy as a reduction in common stock equity in prior years. In May 2004, we accounted for the $12,500 amount due to Mr. Conroy and additional $637 of interest adjustment as an increase in common stock equity.

19. Commitments and Contingencies

Manufacturing and Purchase Commitments

The Company purchases inventory on an as needed basis. There are no purchase commitments for products that the Company uses in the performance of its services.

Operating lease commitments

The Company is party to a number of operating lease agreements, many of which are included in Note 18 above. Following is a schedule of the Company’s annual operating lease commitments for the coming five years.

Year	Amount
2006	$2,230,615
2007	1,804,850
2008	673,984
2009	7,500
2010 and beyond	—
Total	$4,716,949

Rental expenses charged to operations for the year ended December 31, 2005, January 1, 2005 and January 3, 2004 were $700,868, $490,337 and $269,657, respectively.

20. Legal Proceedings

Lawsuit settlement

In March, 2004, Kurt Underwood (former President/CEO of Microfield Group, Inc.) filed a lawsuit in Multnomah County Circuit Court, Portland, Oregon under case number 0403-02370 against Robert J. Jesenik, Aequitas Capital Management (formerly known as JMW Capital Partners), Destination Capital, LLC, Microfield Group, Inc., Christenson Electric, Inc., Steven M. Wright, Andrew S. Craig, Thomas A. Sidley, R. Patrick Hanlin, Michael Stansell, Brian A. Oliver, Brian N. Christopher, Kevin D. Robertson, Christenson Group, LLC, and Christenson Velagio, Inc. The lawsuit alleged that the Defendants violated Oregon securities law and Oregon common law in connection with the following transactions (which closed simultaneously in September 2003): (1) the merger of CTS Acquisition Co. (a wholly-owned subsidiary of the Company) with and into Christenson Technology Services, Inc.; and (2) the merger of VSI Acquisition Co. (A wholly-owned subsidiary of the Company) with and into Velagio, Inc. In addition, the lawsuit alleged that Mr. Underwood was terminated as an employee entitling him to severance pay. The lawsuit sought damages of approximately $1.4 million.

On May 27, 2004, the Company, certain executives, board members and related companies filed two separate answers, affirmative defenses, and counterclaims against Mr. Underwood in Multnomah County Circuit Court alleging violations of Oregon Securities law and Oregon common law in connection with the above named transactions. In addition, the countersuit alleged that Mr. Underwood was terminated by the Company for good cause. The lawsuit sought damages of not less than $2.5 million and return of the 3.4 million shares of Microfield stock held by Mr. Underwood in exchange for the return of the shares of Velagio stock held by the Company.

On May 11, 2005 the Company and Mr. Underwood entered into a Settlement Agreement under which both parties agreed to drop their respective lawsuits. The Settlement Agreement provides that the Company and certain defendants will jointly and severally purchase Mr. Underwood’s Microfield Stock for the aggregate purchase price of $362,500. The purchase price will be allocated as follows: $50,000 to the purchase of Mr. Underwood’s 119,050 Series 2 preferred shares and the balance to the purchase of Mr. Underwood’s 3,404,958 common shares. Additionally, the Settlement Agreement terminates Mr. Underwood’s Microfield Warrant. Payment under the Settlement Agreement occurred as scheduled on August 1, 2005. Microfield assigned its right to purchase these shares to Energy Fund II, LLC, a significant shareholder, which purchased all of Underwood’s shares in the settlement.

MICROFIELD GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	July 1,	December 31,
	2006	2005
Current assets:
Cash and cash equivalents
	$13,876,206	$729,016
Accounts receivable, net of allowances of $229,797 and $228,767	12,894,459	8,557,755
Inventory, net of allowances	327,313	720,769
Costs in excess of billings	4,995,128	2,039,040
Other current assets	547,965	607,793
Total current assets	32,641,071	12,654,373

Property and equipment, net	545,347	450,988
Intangible assets, net (Note 6)	5,749,763	6,008,937
Goodwill	35,977,047	35,962,766
Other assets	167,772	164,283
	$75,081,000	$55,241,347

Current liabilities:
Cash overdraft	$—	$942,436
Accounts payable	10,041,283	7,141,573
Accrued payroll taxes and benefits	3,105,330	1,762,626
Bank line of credit	10,117,448	5,957,470
Current portion of notes payable (Note 4)	798,363	950,993
Current portion of notes payable – related parties (Note 4)	667,207	727,766
Billings in excess of costs	686,510	802,640
Other current liabilities	107,399	78,878
Total current liabilities	25,523,540	18,364,382

Long-term liabilities:
Long term notes payable (Note 4)	1,540,023	1,605,477
Long term notes payable – related parties (Note 4)	—	453,151
Warrant liability (Note 7)	22,984,577	6,790,462
Derivative liability – notes (Note 4)	—	123,928
Total long-term liabilities	24,524,600	8,973,018

Commitments and contingencies
Shareholders’ equity :
Convertible Series 2 preferred stock, no par value, 10,000,000 shares authorized, 4,321,431 and 5,875,241 shares issued and outstanding at July 1, 2006 and December 31, 2005, respectively (Note 2)	1,715,099	2,367,699
Convertible Series 3 preferred stock, no par value, 10,000,000 shares authorized, 2,040 and 3,485 shares issued and outstanding at July 1, 2006 and December 31, 2005, respectively (Note 2)	856,670	1,463,658
Convertible Series 4 preferred stock, no par value, 10,000,000 shares authorized, 1,154 and 4,392 shares issued and outstanding at July 1, 2006 and December 31, 2005, respectively (Note 2)	413,117	1,643,423
Common stock, no par value, 225,000,000 and 125,000,000 shares authorized, at July 1, 2006 and December 31, 2005, respectively, 73,916,198 and 55,557,870 shares issued and outstanding at July 1, 2006 and December 31, 2005, respectively (Note 2)	97,337,261	91,532,139
Common stock warrants (Note 3)	36,374,570	38,391,161
Accumulated deficit	(111,663,857)	(107,494,133)
Total shareholders’ equity	25,032,860	27,903,947
	$75,081,000	$55,241,347

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MICROFIELD GROUP, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three months ended		Six months ended
	July 1,	July 2,	July 1,	July 2,
	2006	2005	2006	2005

Sales	$24,298,438	$9,006,523	$40,131,605	$17,901,207
Cost of goods sold	21,458,773	7,093,396	34,518,436	14,097,518
Gross profit	2,839,665	1,913,127	5,613,169	3,803,689

Operating expenses
Sales, general and administrative	3,931,660	1,632,289	7,758,612	3,226,716

Income (loss) from operations	(1,091,995)	280,838	(2,145,443)	576,973

Other income (expense)
Interest expense	(322,214)	(401,005)	(844,832)	(783,835)
Derivative income (expense)	2,459,095	(42,296)	(1,436,736)	(32,071)
Other income, net	6,623		240,221	10,898

Income (loss) before provision for income taxes	1,051,685	(162,463)	(4,186,790)	(228,035)

Provision for income taxes	—	—	—	—

Income (loss) from continuing operations	1,051,685	(162,463)	(4,186,790)	(228,035)

Discontinued operations:
Gain on sale of discontinued operations	—	—	17,067	25,062

Net income (loss)	$1,051,685	$(162,463)	$(4,169,723)	$(202,973)

Deemed preferred stock dividend (See Note 2)	—	—	—	(411,059)

Net loss attributable to common shareholders	$1,051,685	$(162,463)	$(4,169,723)	$(614,032)

Net income (loss) per share from continuing operations:
Basic	$0.02	$(0.01)	$(0.07)	$(0.01)
Diluted	$0.01	$(0.01)	$(0.07)	$(0.01)

Net loss per share from discontinued operations:
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—

Net income (loss) per share:
Basic	$0.02	$(0.01)	$(0.07)	$(0.01)
Diluted	$0.01	$(0.01)	$(0.07)	$(0.01)

Net income (loss) per share attributable to common shareholders
Basic	$0.02	$(0.01)	$(0.07)	$(0.03)
Diluted	$0.01	$(0.01)	$(0.07)	$(0.03)

Shares used in per share calculations:
Basic	65,018,352	18,557,300	60,884,478	18,524,459
Diluted	86,008,025	18,557,300	60,884,478	18,524,459

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MICROFIELD GROUP, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Six Months Ended
	July 1, 2006	July 2, 2005
Cash Flows From Operating Activities:

Net cash provided (used) by operating activities	(5,215,866)	593,418
Net cash used by investing activities	(209,479)	—
Net cash provided (used) by financing activities	18,572,534	(465,721)

Net increase in cash and cash equivalents	13,147,189	127,697
Cash and cash equivalents, beginning of period	729,017	10,992
Cash and cash equivalents, end of period	$13,876,206	$138,689

Supplemental schedule of non-cash financing and investing activities:
Beneficial conversion feature of Series 3 and Series 4 preferred stock	$—	$411,060
Valuation of warrants issued in private placement	$14,758,004	$—
Non-cash warrant exercises	$1,640,591	$—
Reduction of debt through issuance of common stock	$262,677	$—
Conversion of preferred stock to common stock	$2,489,895	$—
Miscellaneous adjustment to goodwill	$14,281	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MICROFIELD GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

July 1, 2006

(Unaudited)

1. Description of the Business

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three-and six-month periods ended July 1, 2006, are not necessarily indicative of the results that may be expected for the year ended December 30, 2006. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2005 financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

Business and Basis of Presentation

Microfield Group, Inc. (the “Company,” “Microfield,” “we,” “us,” or “our”) through its subsidiaries Christenson Electric, Inc. (“CEI”) and EnergyConnect, Inc. (“ECI”) specializes in the installation of electrical, control, and telecommunications products and services, and in transactions involving integration of consumers of electricity into the wholesale electricity markets.   The Company’s objective is to leverage our assets and resources and build a viable, profitable, energy and electrical services infrastructure business.

The condensed consolidated financial statements include the accounts of Microfield and its wholly owned subsidiaries, Christenson Electric, Inc. and EnergyConnect, Inc. (collectively the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company was incorporated in October 1986 as an Oregon corporation, succeeding operations that began in October 1984.  The Company’s headquarters are located in Portland, Oregon.

Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

Fiscal Year

The Company’s fiscal year is the 52- or 53-week period ending on the Saturday closest to the last day of December.  The Company’s current fiscal year is the 52-week period ending December 30, 2006.  The Company’s last fiscal year was the 53-week period ended January 1, 2005.  The Company’s second fiscal quarters in fiscal 2006 and 2005 were the 13-week periods ended July 1, 2006 and July 2, 2005, respectively.

Stock Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options based on estimated fair values. SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of the Company’s fiscal year 2006. The Company’s Consolidated Financial Statements as of and for the three and six months ended July 1, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, the Company’s Consolidated Financial Statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R). Stock-based compensation expense recognized under SFAS 123(R) for the three and six months ended July 1, 2006 was $478,248 and $975,590, respectively.

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s Consolidated Statement of Operations. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Under the intrinsic value method, no stock-based compensation expense had been recognized in the Company’s Consolidated Statement of Operations because the exercise price of the Company’s stock options granted to employees and directors equaled the fair market value of the underlying stock at the date of grant.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in the Company’s Consolidated Statement of Operations for the three and six months ended July 1, 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123 and compensation expense for the share-based payment awards granted subsequent to December 31, 2005 based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the Company’s pro forma information required under SFAS 123 for the periods prior to fiscal 2006, the Company accounted for forfeitures as they occurred.

Upon adoption of SFAS 123(R), the Company is using the Black-Scholes option-pricing model as its method of valuation for share-based awards granted beginning in fiscal 2006, which was also previously used for the Company’s pro forma information required under SFAS 123. The Company’s determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and certain other market variables such as the risk free interest rate.

The following table shows the effect on net earnings and earnings per share had compensation cost been recognized based upon the estimated fair value on the grant date of stock options for the three and six months ended July 2, 2005, in accordance with SFAS 123, as amended by SFAS No. 148 “Accounting for Stock-Based Compensation – Transition and Disclosure”:

		Three Months	Six Months
		Ended	Ended
		July 2,	July 2,
		2005	2005

Net loss	As reported	$(162,463)	(202,973)
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects		(131,412)	(204,609)
	Pro forma	$(293,875)	(407,582)
Net loss attributable to common shareholders	Pro forma	$(293,875)	(818,641)

Basic and diluted net loss per share	As reported	$(0.01)	(0.01)
	Pro forma	$(0.02)	(0.02)
Net loss per share attributable to common shareholders
	Pro forma	$(0.02)	(0.04)

Disclosures for the period ended July 1, 2006 are not presented because the amounts are recognized in the consolidated financial statements.

Acquisitions

Acquisition of Christenson Electric, Inc.

On July 20, 2005, the Company acquired Christenson Electric, Inc. (CEI) in exchange for 2,000,000 shares of the Company’s common stock and the assumption of certain liabilities within CEI. The shares of common stock issued in conjunction with the merger were not registered under the Securities Act of 1933. The acquisition of CEI was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The results of operations for CEI have been included in the Condensed Consolidated Statements of Operations since the date of acquisition.

Acquisition of EnergyConnect, Inc.

On October 13, 2005, the Company acquired EnergyConnect, Inc. (ECI) in exchange for 27,365,305 shares of the Company’s common stock, 19,695,432 warrants to purchase shares of the Company’s common stock and 3,260,940 stock options to purchase the Company’s common shares. The shares of common stock issued in conjunction with the merger were not registered under the Securities Act of 1933. The acquisition of ECI was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The results of operations for ECI have been included in the Condensed Consolidated Statements of Operations since the date of acquisition.

Pro forma unaudited financial information, assuming that the acquisitions had occurred as of January 1, 2005 is as follows:

	Three Months Ended	Six Months Ended
	July 2, 2005	July 2, 2005

Revenue	$13,868,745	$24,992,707
Net loss	(452,210)	(1,145,232)
Loss per share	$(0.01)	$(0.02)

The unaudited pro forma amounts are not necessarily indicative of the results that would have accrued in the acquisition of CEI and ECI had been completed on the date indicated.

2.   Capital Stock

The Company has authorized 10,000,000 shares of Preferred stock, no par value. As of July 1, 2006 and December 31, 2005, the Company had 4,321,431 and 5,875,241 shares of Series 2 preferred stock issued and outstanding, respectively.  As of July 1, 2006 and December 31, 2005, the Company had 2,040 and 3,485 shares of Series 3 preferred stock issued and outstanding, respectively.  As of July 1, 2006 and December 31, 2005, the Company had 1,154 and 4,392 shares of Series 4 preferred stock issued and outstanding, respectively.  On June 7, 2006, the Company held its annual shareholders’ meeting in which an additional 100,000,000 Common Stock was authorized for future issuance.  As of July 1, 2006, the Company has authorized 225,000,000 shares of Common Stock, no par value. As of July 1, 2006 and December 31, 2005, the Company had 73,916,198 and 55,557,870 shares of common stock issued and outstanding, respectively.

Series 2 Preferred Stock

The terms of the Series 2 preferred stock are as follows.

Dividends. Series 2 preferred stock issued and outstanding shall be entitled to receive a cash dividend in the amount of 6.5% of the Issue Price per annum. The Series 2 preferred stock dividends shall be payable in cash, quarterly, subject to the declaration of the dividend by the board of directors, if and when the board of directors deems advisable. Any declared but unpaid dividend will not bear interest and will be payable out of net profits; if net profits are not sufficient to pay this dividend, either in whole or in part, then any unpaid portion of the dividend will be paid in full out of net profits of the Corporation in subsequent quarters before any dividends are paid upon shares of Junior Stock. Thus far, no dividends have been declared. As of July 1, 2006 there were dividends of approximately $325,805 in arrears.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, except in certain circumstances, the holders of each share of Series 2 preferred stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any declaration and payment or setting apart for payment of any amount shall be made in respect of Junior Stock, an amount equal to the Issue Price and all accrued but unpaid dividends.

Conversion. Each holder of any share(s) of Series 2 preferred stock may, at the holder’s option, convert all or any part of such share(s) from time to time held by the holder into shares of common stock at any time after the date of issuance. Each such share of Series 2 preferred stock shall be converted into one share of fully-paid and non-assessable shares of common stock. Each share of Series 2 preferred stock shall automatically be converted into shares of common stock on a one-for-one basis immediately upon the consummation of the Company’s sale of its common stock in a bona fide, firm commitment, underwritten public offering under the Securities Act of 1933, as amended, which results in aggregate cash proceeds (before underwriters’ commissions and offering expenses) to the Company of $5,000,000 or more. In any event, if not converted to common stock, each share of Series 2 preferred stock shall automatically be converted into shares of common stock on a one-for-one basis immediately upon the third anniversary of the date of issuance of the Series 2 preferred stock.

Voting Rights. Each holder of Series 2 preferred stock shall have the right to one vote for each share of Common Stock into which such Series 2 preferred stock could then be converted

Series 3 Preferred Stock

The terms of the Series 3 preferred stock are as follows.

Dividends.  Series 3 preferred stock issued and outstanding shall be entitled to receive a cash dividend in the amount of 6.5% of the Issue Price per annum.  The Series 3 preferred stock dividends are cumulative and shall be payable in cash, quarterly, subject to the declaration of the dividend by the board of directors, if and when the board of directors deems advisable.  Any declared but unpaid dividend will not bear interest and will be payable out of net profits; if net profits are not sufficient to pay this dividend, either in whole or in part, then any unpaid portion of the dividend will be paid in full out of net profits of the Corporation in subsequent quarters before any dividends are paid upon shares of Junior Stock.  If this preferred stock is converted into the Company’s common stock, and there exist undeclared dividends on the conversion date, the dividends will remain an obligation of the Company, and will be paid when declared and when there are legally available funds to make that payment. Thus far, no dividends have been declared.  As of July 1, 2006 there was $113,183 of undeclared dividends in arrears.

Liquidation Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, except in certain circumstances, the holders of each share of Series 3 preferred stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any declaration and payment or setting apart for payment of any amount shall be made in respect of Junior Stock, an amount equal to the Issue Price and all accrued but unpaid dividends.

Conversion.  Each holder of any share(s) of Series 3 preferred stock may, at the holder's option, convert all or any part of such share(s) from time to time held by the holder into shares of common stock at any time after one year from the date of issuance.  Each such share of Series 3 preferred stock shall be converted into one thousand shares of fully-paid and non-assessable shares of common stock.  Each share of Series 3 preferred stock shall automatically be converted into shares of common stock on a one-for-one thousand basis immediately upon the consummation of the Company’s sale of its common stock in a bona fide, firm commitment, underwritten public offering under the Securities Act of 1933, as amended, which results in aggregate cash proceeds (before underwriters’ commissions and offering expenses) to the Company of $5,000,000 or more.  In any event, if not converted to common stock, each share of Series 3 preferred stock shall automatically be converted into shares of common stock on a one-for-one thousand basis immediately upon the third anniversary of the date of issuance of the Series 3 preferred stock. The Company has recorded a beneficial conversion feature of $983,017, which represents the difference between the conversion price and the fair value of the Company’s common stock on the commitment date, which was also the issuance date.  This beneficial conversion feature is being amortized over the conversion period of one year.  At July 1, 2006, the beneficial conversion feature associated with the Series 3 preferred stock was fully amortized.

Voting Rights.  Each holder of Series 3 preferred stock shall have the right to one vote for each share of Common Stock into which such Series 3 preferred stock could then be converted.

Series 4 Preferred Stock

The terms of the Series 4 preferred stock are as follows.

Dividends.  Series 4 preferred stock issued and outstanding shall be entitled to receive a cash dividend in the amount of 6.5% of the Issue Price per annum.  The Series 4 preferred stock dividends are cumulative shall be payable in cash, quarterly, subject to the declaration of the dividend by the board of directors, if and when the board of directors deems advisable.  Any declared but unpaid dividend will not bear interest and will be payable out of net profits; if net profits are not sufficient to pay this dividend, either in whole or in part, then any unpaid portion of the dividend will be paid in full out of net profits of the Corporation in subsequent quarters before any dividends are paid upon shares of Junior Stock.  If this preferred stock is converted into the Company’s common stock, and there exist undeclared dividends on the conversion date, the dividends will remain an obligation of the Company, and will be paid when declared and when there are legally available funds to make that payment. Thus far, no dividends have been declared.  As of July 1, 2006 there was $70,286 of undeclared dividends in arrears.

Liquidation Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, except in certain circumstances, the holders of each share of Series 4 preferred stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any declaration and payment or setting apart for payment of any amount shall be made in respect of Junior Stock, an amount equal to the Issue Price and all accrued but unpaid dividends.

Conversion.  Each holder of any share(s) of Series 4 preferred stock may, at the holder's option, convert all or any part of such share(s) from time to time held by the holder into shares of common stock at any time after one year from the date of issuance.  Each such share of Series 4 preferred stock shall be converted into one thousand shares of fully-paid and non-assessable shares of common stock.  Each share of Series 4 preferred stock shall automatically be converted into shares of common stock on a one-for-one thousand basis immediately upon the consummation of the Company’s sale of its common stock in a bona fide, firm commitment, underwritten public offering under the Securities Act of 1933, as amended, which results in aggregate cash proceeds (before underwriters’ commissions and offering expenses) to the Company of $5,000,000 or more.  In any event, if not converted to common stock, each share of Series 4 preferred stock shall automatically be converted into shares of common stock on a one-for-one thousand basis immediately upon the third anniversary of the date of issuance of the Series 4 preferred stock. The Company has recorded a beneficial conversion feature of $598,684, which represents the difference between the conversion price and the fair value of the Company’s common stock on the commitment date, which was also the issuance date.  This beneficial conversion feature is being amortized over the conversion period of one year.  At July 1, 2006, the beneficial conversion feature associated with the Series 4 preferred stock was fully amortized.

Voting Rights.  Each holder of Series 4 preferred stock shall have the right to one vote for each share of Common Stock into which such Series 4 preferred stock could then be converted.

Common Stock

During the six months period ended July 1, 2006, the Company issued an aggregate of 3,858,826 shares of common stock in exchange for 4,196,908 cashless warrants exercised.  Also, in the six months ended July 1, 2006 the Company issued an aggregate of 1,553,810 shares of common stock in exchange for conversion of 1,553,810 shares of Series 2 Preferred Stock at $0.42 per preferred share, 1,445,210 shares of common stock in exchange for conversion of 1,445.210 shares of Series 3 Preferred Stock at $420 per preferred share, and 3,237,649 shares of common stock in exchange for conversion of 3,237.649 shares of Series 4 Preferred Stock at $380 per preferred share.  There were 245,188 common shares issued during the period as a result of option exercises at a weighted average of $0.34 per share.

Also during the six months ended July 1, 2006 the Company issued shares in the following transactions: 7,500,000 shares of common stock in connection with a private placement at $2.00 per share; 440,344 common shares in payment of liquidated damages due to an extended registration filing period; and 77,300 common shares to Steelcase, Inc. in payment of note that was in default.  In connection with the Steelcase transaction, an additional 874,145 common shares that were held in Treasury as security for the Steelcase note, were retired (Note 4).

3.  Stock Options and Warrants

Stock Incentive Plan

The Company has a Stock Incentive Plan (the "Plan").  At July 1, 2006 and July 2, 2005, 7,752,577 and 3,176,825 shares of common stock were reserved, respectively, for issuance to employees, officers, directors and outside advisors.  Under the Plan, the options may be granted to purchase shares of the

Company’s common stock at fair market value, as determined by the Company’s Board of Directors, at the date of grant.  The options are exercisable over a period of up to five years from the date of grant or such shorter term as provided for in the Plan.  The options become exercisable over periods from zero to four years.

A total of 100,000 options to purchase shares of the Company’s common stock were granted to employees and directors of the Company during the six months ended July 1, 2006.  None of these were issued in the second quarter of 2006.  The 100,000 options issued during the six months ended July 1, 2006 are forfeited if not exercised within five years, and all of these options vest ratably over forty-eight months starting with the month of grant.  The Company also issued an aggregate of 180,000 stock options to a consultant in exchange for services rendered.  The weighted average per share value of the options granted in the six months ended July 1, 2006 was $1.12.  There were 245,188 common shares issued during the period at a weighted average of $0.34 per share as a result of option exercises.

The following table summarizes the changes in stock options outstanding and the related prices for the shares of the Company’s common stock issued to employees, officers and directors of the Company under the Plan.

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.26 - $0.84	7,626,188	3.82	$0.44	2,839,207	$0.50
$1.76 - $2.70	126,389	4.13	$2.41	34,722	$2.31
	7,752,577	3.85	$0.47	2,873,928	$0.53

Transactions involving stock options issued are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2005	2,164,049	$0.46
Granted	5,780,940	0.53
Exercised	(41,000)	(0.29)
Cancelled or expired	(186,224)	0.39
Outstanding at December 31, 2005	7,717,765	$0.44
Granted	280,000	1.12
Exercised	(245,188)	(0.34)
Cancelled or expired	—	—
Outstanding at July 1, 2006	7,752,577	$0.47

The Company has computed for pro forma disclosure purposes the value of all options granted during fiscal quarters in 2006 and 2005 using the Black-Scholes pricing model as prescribed by SFAS No. 123.

Common Stock Warrants

In connection with debt financing entered into during fiscal year 2000, the Company issued two stock warrants each to purchase individually 1,033,000 common shares at a price of $0.50 per share and $0.38722 per share, respectively.  The warrants had an initial term of 3 years and were to expire in June 30, 2005.  Proceeds from the debt were allocated between the debt and warrants based on the fair value of the warrants issued using the Black-Scholes model.  The combined value assigned to the warrants when they were issued was approximately $357,000 and was initially recorded as debt discount and recognized as interest expense over the life of the debt.  On September 15, 2003, the Company extended the life of a portion of these warrants until June 30, 2007 as partial consideration to satisfy a $150,000 promissory note between CTS and Aequitas Capital Management (“Aequitas,” formerly known as JMW Capital Partners, Inc).  In accordance with FIN 44, the fair value of the warrants on the date of the settlement of the $150,000 promissory note between CTS and Aequitas was determined to be $468,000.  The difference of $110,000 between the initial fair value and the fair value at the date of the extension was recorded as equity and a loss on debt extinguishment.  During the six months ended July 1, 2006, the holders of these warrants exercised 1,239,600 warrants in exchange for 1,111,795 shares of the Company’s common stock (Note 2).

In connection with an April 2003 common stock private placement, the Company issued 111,308 warrants to purchase common stock.  Each warrant is exercisable into one share of common stock at $0.40 per share and will expire in 2008.  Subsequent to this private placement, the Company exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock.  This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares.  In accordance with EITF 00-19, the fair value of the warrants issued in the private placement must be recorded as a liability in the financial statements using the Black-Scholes model, and any subsequent changes in the Company’s stock price to be recorded in earnings.  Accordingly, the fair value of these warrants at the date of issuance was determined to be $19,832.  At the end of each quarter the increase or decrease in derivative value was recorded in earnings in the consolidated statement of operations.  At September 1, 2004, the Company’s shareholder’s voted to increase the authorized shares available for issuance or conversion, which cured the situation described above.  Accordingly, the fair value of the warrants on September 1, 2004 was determined to be $48,976.  The warrant liability was reclassified to shareholders’ equity and the increase from the prior quarter end warrant value was recorded in earnings.  During the six months ended July 1, 2006, the holders of these warrants exercised 33,231 warrants in exchange for 33,231 shares of the Company’s common stock (Note 2).

In September 2003, in connection with a preferred stock private placement, the Company issued 333,334 warrants to purchase common stock.  Each warrant is exercisable into one share of common stock at $0.42 per share and will expire in 2008.  Subsequent to this private placement, the Company exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock.  This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares.  In accordance with EITF 00-19, the fair value of the warrants issued in the private placement must be recorded as a liability in the financial statements using the Black-Scholes model, and any subsequent changes in the Company’s stock price to be recorded in earnings.  Accordingly, the fair value of these warrants at the date of issuance was determined to be $64,902.  At the end of each quarter the increase or decrease in derivative value was recorded in earnings in the consolidated statement of operations.  At September 1, 2004, the Company’s shareholder’s voted to increase the authorized shares available for issuance or conversion, which cured the situation described above.  Accordingly, the fair value of the warrants on September 1, 2004 was determined to be $139,000.  The warrant liability was reclassified to shareholders’ equity and the increase from the prior quarter end warrant value was recorded in earnings.  During the six months ended July 1, 2006, the holders of these warrants exercised 83,333 warrants in exchange for 83,333 shares of the Company’s common stock (Note 2).

In connection with the January 22, 2004 debt issuance by Destination Capital, LLC (see Note 5), the Company is obligated to issue warrants to purchase the Company’s common stock.  According to the terms of the debt issuance, warrants in the amount of one percent of the Company’s fully diluted common stock will be issued to the debt holders on the first day of each calendar month that the debt is outstanding.  The Company repaid this debt in April 2004, and accordingly is obligated to issue 1,403,548 warrants, which is equivalent to 4% of the fully diluted common stock outstanding under the terms outlined in that agreement.  Each warrant is exercisable into one share of common stock at $0.31 per share, subject to changes specified in the debt agreement, and will expire in 2008.  Prior to this debt issuance, the Company exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock.  This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares.  In accordance with EITF 00-19, the fair value of the warrants issued in connection with the debt issuance must be recorded as a liability for warrant settlement in the financial statements using the Black-Scholes model, and any subsequent changes in the Company’s stock price to be recorded in earnings.  Accordingly, the aggregate fair value of these warrants, on the date each of the obligations to issue warrants arose, was determined to be $701,824.  At the end of each quarter the increase or decrease in derivative value was recorded in earnings in the consolidated statement of operations.   At September 1, 2004, the Company’s shareholder’s voted to increase the authorized shares available for issuance or conversion, which cured the situation described above.  Accordingly, the fair value of the warrants on September 1, 2004 was determined to be $780,373.  The warrant liability was reclassified to shareholders’ equity and the increase from the prior quarter end warrant value was recorded in earnings.  During the six months ended July 1, 2006, the holders of these warrants exercised 543,915 warrants in exchange for 492,437 shares of the Company’s common stock (Note 2).

In connection with the August 24, 2004 debt issuance by Destination Capital, LLC (see Note 5), the Company is obligated to issue warrants to purchase the Company’s common stock.  According to the terms of the debt issuance, warrants in the amount of 12.5% percent of the loan balance, outstanding on the first day of each month, will be issued to the debt holders for each calendar month that the debt is outstanding.  Each warrant is exercisable into one share of common stock at the lesser of $0.38 per share or the price applicable to any shares, warrants or options issued (other than options issued to employees or directors) while the loan is outstanding, and will expire in 2009.  Prior to this debt issuance, the Company exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock.  This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares.  In accordance with EITF 00-19, the fair value of the 37,500 warrants initially issued in connection with the debt issuance must be recorded as a liability for warrant settlement in the financial statements using the Black-Scholes model, and any subsequent changes in the Company’s stock price to be recorded in earnings.  Accordingly, the aggregate fair value of these warrants, issued prior to September 1, 2004, was determined to be $17,513.  At the end of each quarter the increase or decrease in derivative value was recorded in earnings in the consolidated statement of operations.    At September 1, 2004, the Company’s shareholder’s voted to increase the authorized shares available for issuance or conversion, which cured the situation described above.  Accordingly, the fair value of the warrants on September 1, 2004 was determined to be $20,775.  The warrant liability was reclassified to shareholders’ equity and the increase from the prior quarter end warrant value was recorded in earnings.

For the months from September 1, 2004 to July 2, 2005, according to the terms of the warrant provision of the August 24, 2004 debt agreement, the Company is obligated to issue 1,588,542 additional warrants.  The value of these warrants of $604,955 was added to shareholders’ equity on the consolidated balance sheet, with a corresponding expense charged to interest expense in the consolidated statement of operations.  This included charges against earnings of $178,917 and $320,967 associated with an aggregate of 444,792 and 894,792 warrants, respectively, that the Company was obligated to issue for the three and six months ended July 2, 2005.  During the six months ended July 1, 2006, the holders of these warrants exercised 1,242,594 warrants in exchange for 1,206,108 shares of the Company’s common stock (Note 2).

On September 10, 2004, the Company entered into a Master Vehicle Lease Termination Agreement with CLLLC (see Note 5), under which the Company terminated its previous master vehicle lease agreement with CLLLC.  Under the terms of this termination agreement, the Company was released from its obligation under the previous master vehicle lease agreement.  In consideration for this release the Company issued 1,000,000 warrants to purchase the Company’s common shares, which were valued at $515,000 using the Black Scholes model.  This warrant value was recorded in the Company’s consolidated balance sheet as common stock warrants, with a corresponding expense recorded in the Company’s consolidated statement of operations in the third quarter of 2004.  During the six months ended July 1, 2006, the holders of these warrants exercised 1,000,000 warrants in exchange for 889,648 shares of the Company’s common stock (Note 2).

On August 1, 2005 the note owed to Destination was replaced by three notes, which were assigned to two related parties, Christenson Leasing Company LLC (CLC) and JMW Group, LLC (JMW).  The three notes contain the following terms:  $516,667 note payable to JMW with monthly payments of $41,667 plus interest at prime plus 10% beginning August 24, 2005 through August 24, 2006; $180,000 note payable to JMW with monthly payments of $5,000 plus interest at prime plus 10% beginning August 24, 2005 through July 24, 2008; $420,000 note payable to CLC with monthly payments of $11,667 plus interest at prime plus 10% beginning August 24, 2005 through July 24, 2008.  In October 2005, the note to CLC and the smaller of the two notes to JMW were paid in full by CVI. Also, as a result of the renegotiation of these notes, the warrant obligation, contained in the business loan agreement was eliminated.

On October 13, 2005, the Company issued an aggregate of 19,695,432 warrants in connection with acquisition of acquired EnergyConnect, Inc. The Company valued the warrants using the Black-Scholes option pricing model, applying a useful life of 5 years, a risk-free rate of 4.06%, an expected dividend yield of 0%, a volatility of 129% and a fair value of the common stock of $2.17.  Total value of the warrants issued amounted $36,495,391, which was included in the purchase price of ECI (Note 1).

On October 5, 2005, in conjunction with a private placement which resulted in gross proceeds of $3,276,000, the Company sold 5,233,603 shares of common stock at $0.70 per share, and issued warrants to purchase up to 2,944,693 shares of common stock.  The warrants have a term of five years and an exercise price of $0.90 per share.  During the six months ended July 1, 2006, the holders of these warrants exercised 54,235 warrants in exchange for 42,274 shares of the Company’s common stock (Note 2).

Since these warrants are subject to certain registration rights, the Company recorded a warrant liability totaling $6,286,919 in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  The warrant liability has subsequently been recalculated using the closing price of the company’s common stock as of December 31, 2005 of $2.50.  The registration rights provide for the Company to file a registration statement with the Securities and Exchange Commission (“SEC”) no later that 60 days after the closing of the transaction and have it declared effective by the SEC no later than 120 days after the closing of the transaction.  The registration statement was filed with the SEC on February 13, 2006.  This filing was declared effective on June 8, 2006.  On August 2, 2006, a post-effective amendment was filed which suspended the effectiveness of this registration.  This amendment was declared effective by the SEC on August 9, 2006.

The registration rights agreement has a liquidated damages provision that calls for additional shares to be issued to the investors in the event that the registration statement is not filed and declared effective within a certain period of time.  In accordance with this liquidated damages provision, the Company issued an additional 440,344 shares of common stock to these investors.

The Company initially valued the warrants using the Black-Scholes option pricing model, applying a useful life of 5 years, a risk-free rate of 4.06%, an expected dividend yield of 0%, a volatility of 129% and a deemed fair value of the common stock of $2.37, which was the closing market price on October 4, 2005.  In accordance with SFAS 133 “Accounting for Derivative Instruments and Hedging Activities,” the Company revalued the warrants as of December 31, 2005 and April 1, 2006 using the Black-Scholes option pricing model.  At July 1, 2006 assumptions regarding the life and expected dividend yield were left unchanged, but the Company applied a risk free rate of 5.35% , a volatility of 123% and a deemed fair value of common stock of $3.07, which was the closing price of the Company’s common stock on June 30, 2006.  The difference between the fair value of the warrants on December 31, 2005 and July 1, 2006 of $1,436,111 has been recorded as a loss on revaluation of warrant liability in the consolidated statement of operations.

On June 30, 2006, in conjunction with a private placement which resulted in gross proceeds of $15,000,000, the Company sold 7,500,000 shares of common stock at $2.00 per share, and issued warrants to purchase up to 5,625,000 shares of common stock.  The warrants have a term of five years and an exercise price of $3.00 per share.  Since the warrants are subject to certain registration rights, the Company recorded a warrant liability totaling $14,758,004 in accordance with EITF 00-19 “Accounting for

Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  The warrant liability will subsequently be recalculated using the closing price of the company’s common stock as of the end of each quarter.  The registration rights provide for the Company to file a registration statement with the Securities and Exchange Commission (“SEC”) no later that 90 days after the closing of the transaction and have it declared effective by the SEC no later than 120 days after the closing of the transaction.  The registration statement was filed with the SEC on July 21, 2006.  As of the date of this filing, the registration statement has not yet been declared effective by the SEC.  The Company initially valued the warrants using the Black-Scholes option pricing model, applying a useful life of 5 years, a risk-free rate of 5.35%, an expected dividend yield of 0%, a volatility of 123% and a deemed fair value of the common stock of $3.07, which was the closing market price on June 30, 2006.

During the six months ended July 1, 2006 warrant holders exercised an aggregate of 4,196,908 warrants in exchange for 3,858,826 shares of the Company’s common stock.  A portion of these were exercised on a cashless basis, and as a result of these exercises 338,082 warrants to purchase shares of the Company’s common stock were forfeited.  During the six months ended July 2, 2005, warrant holders exercised 826,400 warrants in exchange for 229,358 shares of the Company’s common stock

4.   Debt

Operating Line of Credit

As of July 1, 2006, the Company has a $10,000,000 credit facility.  At December 31, 2005, the Company had two lines of credit with this lender for a total borrowing availability of $9,000,000.  The two lines were combined and expanded to $10,000,000 in January 2006. This credit facility expires in January 2007.  In most prior years, this facility has been renewed annually.  There can be no assurance that this facility will be renewed.  Borrowings under the line of credit are due on demand, bear interest payable weekly at prime plus 6% and are collateralized by accounts receivable.  The borrowing base is limited by certain factors such as length of collection cycle, subordination of collateral position on bonded work and other credit related factors.  Subject to these limitations, the Company had no available borrowing capacity at July 1, 2006.  As of July 1, 2006 and December 31, 2005, borrowings of $9,999,994 and $5,840,016, respectively, were outstanding under the facility.  The Company was in compliance with the terms of the borrowing facility at quarter end.

The Company has a second loan facility which is an unsecured $120,000 line of credit at prime plus 3 ¾%, due on demand with interest payable monthly.  As of July 1, 2006 and December 31, 2005, there was $117,454 outstanding under this line.  The Company was in compliance with the terms of this line of credit at July 1, 2006.

Long Term Debt

The Company had notes payable outstanding at July 1, 2006 and December 31, 2005.  The total amount of these debts and their terms are summarized below.

July 1,	December 31,
2006	2005

Steelcase, Inc. promissory note, quarterly interest only payments at 12% per annum beginning June 1, 2003. Three annual principal payments of $69,773, due starting February 28, 2004, collateralized by 951,445 shares of the Company’s common stock (reduced by derivative allocation of $3,176). This debt and the related imbedded derivative amount due were repaid by the sale of 77,300 shares that were

previously held as security. The remaining 874,145 shares, previously held as security, were retired (Note 2).	$—	$138,749

Techni-Cal Enterprises, Inc. promissory note effective July 8, 2005 in the amount of $220,000 with a $40,000 principal payment due at signing, monthly principal payments of $5,000 due beginning August 1, 2005 through July 1, 2006, and monthly principal payments of $10,000 beginning August 1, 2006 through July 1, 2007. This is a non-interest bearing Note.	125,000	155,000

Christenson Leasing Company, LLC Motor Vehicle Capital Lease agreement effective March 21, 2005 and April 1, 2005 for 1999 International and Ford F-350, respectively. The lease terms are 36 months and 50 months, respectively, with payments due on the 24th of each month beginning in April 2005. The monthly payments vary by vehicle over the length of the lease from $1,800 to $2,000 and $700 to $800, respectively. The interest rates are 3.625% and 3.875% per annum, respectively.	58,785	76,693

William C. McCormick promissory note effective January 28, 2005 in the amount of $250,000. Interest payments of 15% per annum are due on the 28th day of each month with the entire balance of the note to be paid in full on July 28, 2005. As of July 1, 2006 this note was past due. The note was repaid in full in July 2006.	250,000	250,000

Rodney M. Boucher promissory note effective October 13, 2005 and May 8, 2006, due on demand, annualized interest accruing at 17.75% due on the 13th of each month through September 13, 2008. As of July 1, 2006 no payments had been made on this note. This note was paid in full as of August 2006.	417,207	317,207

Christenson Leasing Company, LLC First Addendum to Tenant Improvements Capital Lease agreement effective March 1, 2005. Principal and Interest payments of $7,940 are due on the first day of each month beginning March 2005 and lasting through December 2007. The interest rate is 12% per annum.	129,875	168,345

Oregon-SW Washington Electrical Trust Funds (comprised of several union benefits funds and pension trusts) promissory note in the amount of $188,012.11 payable monthly at $32,441.18 per month, including interest at 12% per annum, due and payable in full by February 25, 2006.	—	62,893

Aequitas Capital Management, Inc. promissory note effective July 5, 2005 in the amount of $90,847. Principal and interest payments of $5,047.05 are due on the first day of each month beginning in August 2005 and ending April 2006. An additional principal payment of $50,000 is due on October 1, 2005. The interest rate on this Note is 7% per annum. Payments on this note were renegotiated in January 2006 to be made in the amount of $15,000 per month ending in July 2006.	19,907	65,447

Oregon-SW Washington Electrical Trust Funds (comprised of several union benefits funds and pension trusts) promissory note in the amount

of $952,907 payable monthly in payment amounts ranging from $25,000 per month to $75,000 per month including interest at 7% per annum, due and payable in full by September 1, 2006.	197,668	412,923

US Bank Term Loan Note effective July 21, 2005 in the amount of $1,900,000. Monthly interest payments of the Prime Rate plus 1.5% are due on the first day of each month beginning in August 2005 through July 2008. Principal payments of $22,619 are due on the first day of each month beginning on August 2005 through July 2008.	1,726,738	1,786,905

Destination Capital, LLC business loan agreement, net of debt discount of $16,054, nine monthly payments of interest only, starting September 24, 2004, with fifteen monthly payments of principal and interest of $41,667, thereafter, net of debt discount of $2,920. Interest accrued at prime plus 10%. (See Note 5)	80,413	303,225

Total debt	3,005,593	3,737,387
Less current portion	(1,465,570)	(1,678,759)

Long term debt	$1,540,023	$2,058,628

Aggregate maturities of long-term debt as of July 1, 2006 are as follows:

Fiscal Year	Amount
Twelve months ended June 30, 2007	$1,465,570
Twelve months ended June 29, 2008	349,856
Twelve months ended June 28, 2009	1,190,167
Thereafter	—
3,005,593

5.   Related Party Transactions

The Company has a number of promissory notes, lines of credit and lease obligations owing to related parties.  The following table lists the notes and obligations outstanding at July 1, 2006 by related party.

Related Party	Type of Obligation	Maturity Date	Amount of Obligation	Monthly Payment
Christenson Leasing LLC(a)(g)	T. I. lease	December 2007	129,875	7,940
Christenson Leasing LLC(a)(g)	Vehicle leases	various	58,785	various
Christenson Leasing LLC(a)(g)	Equipment lease	December 2007	—	(f)60,000
JMW Group, LLC(a)	Note payable	August 2006	83,333	(c) 41,667
Aequitas Capital Management(a)	Note payable	April 2006	19,907	various
Rod Boucher(g)	Note payable	September 13, 2008	417,207	11,309
William C. McCormick	Note payable	July 2005	250,000	interest only
Mark Walter	Bond guarantee fees	Open obligation	—	(b)4,000
Destination Microfield, LLC(d)	Vehicle lease	August 2006	—	(e)36,350
William C. McCormick	Indemnity fees	Open obligation	—	(h) 14,913
John B. Conroy	Note receivable	September 2005	66,250	—

(a)	Robert J. Jesenik, a former director owns a significant interest in these entities.
(b)	This bond guarantee fee is an approximation, and fluctuates based on the total open bond liability.
(c)	This payment amount is for principal only. An additional amount is due monthly which includes interest at prime plus 10%.

(d)	William C. McCormick, Chairman of our board of directors, holds a minority ownership interest in this entity.
(e)	These payments vary over the term of the loan. This amount represents the monthly payment in effect on July 1, 2006.
(f)	This payment was reduced to $60,000 per month by terms of the reissued note, starting November 1, 2005.
(g)	This note represents deferred salaries and expenses payable to Mr. Boucher prior to the acquisition of EnergyConnect, and a $100,000 loan made to the Company in May 2006.
(h)	These indemnity fees are payments made on standby letters of credit which are in place to guarantee payments to vendors on specific jobs.

Terms and conditions of each of the notes and agreements are listed below.

Note Payable to Destination Capital, LLC

On August 24, 2004 we entered into a Business Loan Agreement with Destination under which we could borrow up to $2,000,000 based on Destination’s discretion and funds availability.  Under the terms of the agreement, we pay interest at prime plus 10% (prime plus 12% in the event of a default), with nine monthly interest only payments starting September 24, 2004, and 15 monthly principal payments of $83,333 and accrued interest until maturity.  At loan maturity on August 24, 2006, any remaining principal and accrued interest owed is then due and payable.  This loan is immediately due if there occurs a default, there is a sale or disposal of all or substantially all of our assets or stock, or if there is a transfer of ownership or beneficial interest, by merger or otherwise, of our stock or our subsidiary.  Additionally, we will issue to Destination the number of warrants equal to 12.5% of the value of the loan balance, on the first day of each month the loan is outstanding.  These warrants have a five year life and will be issued at the lower of $0.38 or the price applicable to any shares, warrants or options (excluding options granted to employees or directors) issued by us while the loan is outstanding.  Beginning August 1, 2004, we were obligated to issue the following warrant amounts based on the outstanding loan balances on the first day of each month.

Date	Loan Balance	Warrants to be Issued

August 1, 2004	$300,000	37,500
September 1, 2004	$750,000	93,750
October 1, 2004	$1,200,000	150,000
November 1, 2004	$1,200,000	150,000
December 1, 2004	$1,200,000	150,000
January 1, 2005	$1,200,000	150,000
February 1, 2005	$1,200,000	150,000
March 1, 2005	$1,200,000	150,000
April 1, 2005	$1,200,000	150,000
May 1, 2005	$1,200,000	150,000
June 1, 2005	$1,200,000	150,000
July 1, 2005	$1,158,334	144,792

Total warrants issued as of July 1, 2006		1,626,042

We were obligated to issue warrants to purchase 37,500 common shares at the time this note was issued.  The fair value of these warrants was determined to be $17,513 using the Black Scholes pricing model. The assumptions used included a risk free rate of 3.8%, volatility of 155%, fair market value of our stock of $.50 per share and a remaining life of 5 years.  The calculated fair value amount was recorded as a debt discount and is being amortized over the twenty-four month term of the debt.  The warrants issued from September 1, 2004 through July 1, 2005 were also valued using the Black Scholes pricing model. The assumptions used include risk free rates ranging from 3.39% to 4.17%, volatility percentages ranging from 121% to 155%, remaining lives of 5 years for each warrant issuance, and fair market values of our stock ranging from $0.30, to $0.60 per share.  At the time these warrant obligations arose, we had sufficient authorized common shares to effect the exercise of these warrants.  Accordingly, the fair values of the warrants issued from September 1, 2004 through July 2, 2005, $604,955, were classified as common stock warrants in the shareholders’ equity (deficit) section on the consolidated balance sheet, and expensed as interest expense in the consolidated statement of operations, as they were issued.

On August 1, 2005 the note owed to Destination was replaced by three notes, which were assigned to two related parties, Christenson Leasing Company LLC (CLC) and JMW Group, LLC (JMW).  The three notes contain the following terms:  $516,667 note payable to JMW with monthly payments of $41,667 plus interest at prime plus 10% beginning August 24, 2005 through August 24, 2006; $180,000 note payable to JMW with monthly payments of $5,000 plus interest at prime plus 10% beginning August 24, 2005 through July 24, 2008; $420,000 note payable to CLC with monthly payments of $11,667 plus interest at prime plus 10% beginning August 24, 2005 through July 24, 2008.  In October 2005, the note to CLC and the smaller of the two notes to JMW were paid in full by CVI. Also, as a result of the renegotiation of these notes, the warrant obligation, contained in the business loan agreement was eliminated.

Note Payable to Rod Boucher

On October 13, 2005, as a part of the acquisition of EnergyConnect, we assumed the liabilities of EnergyConnect.  Included in the liabilities was a note payable to Rod Boucher.  Mr. Boucher became our Chief Executive Officer as of the date of the acquisition.  The note represents expenses within EnergyConnect prior to its acquisition.  The note is in the amount of $317,207, with monthly payments of $11,309, including interest at prime plus 10%, due on the 13th of each month through September 13, 2008.  On May 8, 2006, Mr. Boucher advanced an additional $100,000 to the Company.  This amount was added to the principal amount of the note.  As of July 1, 2006, no payments had been made on this obligation.  This loan was paid in full in August 2006.

Note Payable to William McCormick

On January 28, 2005, the Company entered into a promissory note agreement with William McCormick in the amount of $250,000.  Pursuant to the terms of the note, monthly payments of interest only at 15% per annum, are due on the 28th day of each month starting on February 28, 2005.  The note was to be paid in full on July 28, 2005.  As of the July 1, 2006 the note had not been repaid, and there was interest outstanding of $31,233.  This note was repaid in full in July 2006.

Bond Guarantee Fees

Mark Walter

A certain number of CEI construction projects require us to maintain a surety bond.  The bond surety company requires an additional guarantee for issuance of the bond.  We have an agreement with Mark Walter, our President under which at quarter end pays Walter between $1,000 and $4,000 per month for his personal guarantee of this bond liability.  The guarantee fee is computed as 10% of the open liability under bonds issued for Christenson.

William McCormick

Certain construction projects within CEI required standby letters of credit.  Our chairman of the board of directors has provided two letters of credit in the amounts of $1,000,000 and $193,000, for which he is paid indemnity fees.  Under the $1,000,000 letter of credit agreement, Mr. McCormick is paid a fee of 15% of the letter of credit amount.  Under the $193,000 letter of credit, Mr. McCormick is paid a fee of 15% per annum of the open liability of the issuer of the letter of credit, plus 1% of the gross profit of the job requiring the letter of credit.

The letter of credit guarantee fees are calculated and accrued monthly.  As of July 1, 2006, the amounts owed to Mr. McCormick under the letter of credit obligations totaled $78,960.

Other indemnifier

We also had an unrelated party guarantee a $1 million standby letter of credit issued as security for a large construction job.  This party was paid a fee of 15% of the letter of credit amount for providing this security.  This agreement also required a secondary indemnity, should funds be drawn against this letter of credit, the substantial majority of which was provided by Aequitas Capital Management, a related party.  Robert Jesenik, a former director, is a principal shareholder and CEO of Aequitas.  Aequitas charged an additional fee of 15% of the letter of credit amount.  Aequitas is also indemnified by Christenson Electric should it have to indemnify the primary guarantor.  This letter of credit and the related fees ended in April 2006.

Tenant improvement lease

On December 30, 2002, Christenson Electric entered into a non-cancelable operating lease agreement with Christenson Leasing, LLC (CLC) covering $300,000 of leasehold improvements in our facility.  The terms of the lease call for monthly payments of $7,500 including interest at 17.3% through December 2007.  Christenson Electric was in default under the lease terms, which default was cured in March 2005, with the resumption of payments due under the lease under a modified payment plan arrangement.

On July 1, 2005, Christenson Electric entered into a promissory note with Aequitas Capital Management, a related party, covering certain equipment and furniture previously leased from Jesenik Enterprises, Inc., JW Assurance and Holding Limited, and JMW Capital Partners, Inc., each a related party.  Prior to 2006, no payments had been made on these lease obligations since September 2002.  At July 1, 2005, these entities assigned their interests in the obligation to Aequitas Capital, which was consolidated into one promissory note with total principal due of $90,847, interest accruing at 7% per annum, maturing at April 1, 2006, and with $5,047 monthly installment payments and, in addition, a lump sum payment of $50,000 due on October 1, 2005.   As of July 1, 2006, the payments on this note had not been made as scheduled, the balance on the note was $19,907, and it was in default.

Equipment Lease Agreement

On December 31, 2002, Christenson Electric entered into a sale and leaseback agreement with Christenson Leasing, under which it sold machinery and tools, automotive equipment, and office furniture and equipment, not subject to prior liens.  The agreement called for payments of $97,255 starting on January 2, 2003 through December 2007.  On September 1, 2003, Christenson’s predecessor, Christenson Technology entered into a sublease agreement with Christenson Electric for use of certain equipment contained in that lease.  The equipment consists of various construction vehicles, trailers, miscellaneous construction equipment, office furniture, computer hardware and software.  Under the terms of the lease the formerly separate subsidiary, Christenson Velagio, paid Christenson Electric $40,000 monthly beginning on September 1, 2003, with the final payment due on December 1, 2007.  The lease is accounted for as an operating lease and contains a 10% purchase option at the end of the lease term, December 31, 2007.   In 2003, we modified the payment plan to the lessor, under which $10,000 of the monthly lease obligation was paid to the lessor in an equivalent amount of our Series 3 preferred stock.   This arrangement to tender a portion of the payment with preferred stock in lieu of cash, was for the thirteen monthly payments beginning with the December 2003 lease payment, through the payment due in December 2004.  Beginning with the payment due in January 2005, the total monthly amount due was paid entirely in cash.

In July 2005, the lease agreement between Christenson Electric and CLC was renegotiated, with a portion of the remaining operating lease obligation converted to a $500,000 note payable.  In accordance with that agreement, the $100,000 monthly lease payment owed by CEI under the lease was reduced to $60,000 per month, starting with the payment due on November 1, 2005.  The $500,000 note was paid in full by Christenson Electric in October 2005.

Master Vehicle Lease Agreements

We entered into a new Master Vehicle Lease Agreement, effective September 9, 2004, with Destination Microfield, LLC.  Destination Microfield, LLC is partially owned by William C. McCormick.  In accordance with the terms of the agreement, we will make twelve monthly payments of $29,000 starting

October 5, 2004, twelve monthly payments of $35,000, starting October 5, 2005, and three monthly payments of $45,000 ending on December 9, 2006.  This lease is accounted for as an operating lease with equal monthly amounts charged to expense in the consolidated statement of operations over the life of the lease.  In October 2005, we signed a twelve month extension to this lease at $45,000 per month, with the lease now scheduled to end in December 2007.  The lease also contains an interest rate provision with the monthly payment adjusting based on any increases in the prime rate.  The monthly payment in effect on July 1, 2006 is $36,350.  This adjustment is made on an annual basis.

We, through our subsidiary CEI, are a party to an agreement with CLC under which CEI leases its vans and trucks.  In accordance with the terms of the agreement, we pay to CLC a varying amount each month representing the lease and maintenance costs of those vehicles.  The lease is a month to month agreement that is modified with each addition or removal or vehicles.

Real Property Sub Leases

On September 1, 2003, our formerly separate subsidiary, Christenson Velagio, entered into seven real property subleases with Christenson Electric, then a separate, unrelated entity, for use of buildings, offices and storage yards to house the operations and property of Christenson Velagio.  Christenson Electric, as the sublessor, is party to a master property lease with an unrelated party.  The monthly sublease payments totaled $54,464 through November 30, 2004.  On November 30, 2004, Christenson Velagio terminated its lease with Christenson Electric for space in the Thurman Building and entered into a lease directly with the building owner for a smaller space in the building.  The rent per month on the Thurman Building is $38,898.    The Company moved from this space in April 2006 and is pursuing potential sublease options.

We are lessees to a facility which we subleased to a third party through February 2006.  Under this lease, we pay $32,352 per month to our lessor, and received $25,000 per month from our subleasee.  This agreement terminated in February, 2006.  Our obligation under the master lease for this facility ends in September 2008.  On April 17, 2006, the Company moved to this facility, and is searching for a tenant for the Thurman office location.  As a newly combined entity, Christenson has operating activities in Portland and Eugene, Oregon.

As of April 1, 2006 our total real property lease payments totaled $87,491, of which $675 was on a month-to-month basis.  The remaining $86,816 is due on leases with maturity dates between July 2007 and October 2008.

Note receivable

In 1998, John B. Conroy, then our Chairman, CEO and President, entered into a transaction whereby he purchased 45,000 shares of our common stock at $1.75 per share.  Mr. Conroy issued a promissory note to us for $78,750 in payment for the shares.  On May 17, 2004 the Note was replaced with a new non-recourse note for $66,250 under which the original amount of the note was offset against a $12,500 amount owed by us to Mr. Conroy.  The note also acknowledges the outstanding accrued interest due by Mr. Conroy in the amount of $21,937.  Additionally, the interest rate of the new promissory note was established at 3.4% per annum, and the due date was extended to August 29, 2006.  Mr. Conroy resigned as Chairman, CEO and President on September 16, 2002, and resigned as a director in October 2003.  At July 1, 2006, accrued interest receivable under this note totaled $26,519.  We have accounted for the $66,250 due from Mr. Conroy as a reduction in common stock equity in prior years.  In May 2004, we accounted for the $12,500 amount due to Mr. Conroy and additional $637 of interest adjustment as an increase in common stock equity.

6.   Amortization of Purchased Intangible Assets

The following table presents details of the purchased intangible assets as of July 1, 2006 and December 31, 2005:

	July 1, 2006	December 31, 2005
Intangibles purchased in 2003
Christenson Technology customer lists	$663,305	$663,305
Christenson Technology trade name	872,771	872,771

Intangibles purchased in 2005
Christenson Electric customer relationships	1,687,335	1,687,335
Christenson Electric trade name	758,356	758,356
EnergyConnect developed technology	2,390,667	2,390,667

	6,372,434	6,372,434
Less accumulated amortization	(622,671)	(363,497)

	$5,749,763	$6,008,937

The Company’s trade name is considered to have an undeterminable life, and as such will not be amortized. Instead, the trade name will be tested annually for impairment, with any impairment charged against earnings in the Company’s consolidated statement of earnings.   Customer lists relative to the CTS base of customers was determined to have a six-year life.  The CEI customer relationship was determined to have a ten-year life, and the developed technology has an estimated useful life of ten years

Amortization of intangible assets included as a charge to income was $114,710 and $259,174 for the three and six months ended July 1, 2006, respectively.

Based on the Company’s current intangible assets, amortization expense for the five succeeding years will be as follows:

Amortization
Year	Expense
2006-last six months	$259,176
2007	518,351
2008	518,351
2009	486,107
2010	407,800
2011-first six months	203,900
Total	$2,393,685

7. Private Placements

On October 5, 2005, in conjunction with a private placement which resulted in gross proceeds of $3,276,000, the Company sold 5,233,603 shares of common stock at $0.70 per share, and issued warrants to purchase up to 2,944,693 shares of common stock. The warrants have a term of five years and an exercise price of $0.90 per share.

Since these warrants are subject to certain registration rights, The Company recorded a warrant liability totaling $6,286,919 in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” The warrant liability has been recalculated using the closing price of the company’s common stock as of December 31, 2005 of $2.50. The registration rights provide for the Company to file a registration statement with the Securities and Exchange Commission (“SEC”) no later that 60 days after the closing of the transaction and have it declared effective by the SEC no later than 120 days after the closing of the transaction. The registration statement was filed with the SEC on February 13, 2006. This filing was declared effective on June 8, 2006.  On August 2, 2006, a post-effective amendment was filed which suspended the effectiveness of this registration.  That amendment was declared effective on August 9, 2006.

The registration rights agreement has a liquidated damages provision that calls for additional shares to be issued to the investors in the event that the registration statement is not filed and declared effective within a certain period of time.  In accordance with this liquidated damages provision, the Company issued an additional 440,344 shares of common stock to these investors.

The Company valued the warrants using the Black-Scholes option pricing model, applying a useful life of 5 years, a risk-free rate of 4.06%, an expected dividend yield of 0%, a volatility of 129% and a deemed fair value of the common stock of $2.37, which was the closing market price on October 4, 2005. In accordance with SFAS 133 “Accounting for Derivative Instruments and Hedging Activities,” the Company revalued the warrants as of December 31, 2005 using the Black-Scholes option pricing model. Assumptions regarding the life and expected dividend yield were left unchanged, but the Company applied a risk free rate of 4.21% , a volatility of 128% and a deemed fair value of common stock of $2.50, which was the closing price of the Company’s common stock on December 31, 2005. The difference between the fair value of the warrants on October 5, 2005 and December 31, 2005 of $503,543 was recorded as a loss on revaluation of warrant liability in the consolidated statement of operations for the year ended December 31, 2005.  At July 1, 2006, the warrant liability has been recalculated using the closing price of the company’s common stock as of June 30, 2006 of $3.07.  This revaluation from the end of 2005 resulted in an increase of $1,436,111 in the warrant liability and has also has been recorded as a loss on revaluation of warrant liability in the consolidated statement of operations in the six months ended July 1, 2006.

On June 30, 2006, in conjunction with a private placement which resulted in gross proceeds of $15,000,000, the Company sold 7,500,000 shares of common stock at $2.00 per share, and issued warrants to purchase up to 5,625,000 shares of common stock. The warrants have a term of five years and an exercise price of $3.00 per share. Since the warrants are subject to certain registration rights, The Company recorded a warrant liability totaling $14,758,004 in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” The warrant liability has been recalculated using the closing price of the company’s common stock as of June 30, 2006 of $3.07. The registration rights provide for the Company to file a registration statement with the Securities and Exchange Commission (“SEC”) no later that 90 days after the closing of the transaction and have it declared effective by the SEC no later than 120 days after the closing of the transaction. The registration statement was filed with the SEC on July 21, 2006. As of the date of this filing, the registration statement has not yet been declared effective by the SEC. The Company valued the warrants using the Black-Scholes option pricing model, applying a useful life of 5 years, a risk-free rate of 5.35%, an expected dividend yield of 0%, a volatility of 123% and a deemed fair value of the common stock of $3.07, which was the closing market price on June 30, 2006.

8.  Liquidity Matters

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As shown in the consolidated financial statements for the six months ended July 1, 2006, the Company incurred net losses of $4,170,000.

The Company's existence is dependent upon management's ability to develop profitable operations within its subsidiaries and resolve its liquidity problems.  The Company recently raised $15 million in new financing.  Management has been successful in cutting certain expenses, both to improve gross margins and to reduce the monthly overhead costs.  While the Company anticipates it will continue to improve its bottom line results as a result of cost reduction efforts and fundraising events, its high level of debt, history of losses and liquidity issues raise doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By adjusting the Company’s operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, the Company is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to them, this could have a material adverse effect on the Company’s business, results of operations liquidity and financial condition.  Investment capital or debt facilities may be difficult to obtain due.  There can be no assurance that additional capital will be available or, if available, will be at terms acceptable to the Company.  The Company is continuing to focus on opportunities to increase revenues and grow margins while continuing to reduce monthly expenses in an attempt to turn cash flow positive and maintain profitability before charges for non-cash intangible reductions.

9.  Segment Information

The Company is managed by specific lines of business including construction and services, energy related transactional and redistribution services.  The Company’s management makes financial decisions and allocates resources based on the information it receives from its internal management system on each of its lines of business.   Certain other expenses associated with the public company status of Microfield are reported at the Microfield parent company level, not within the subsidiaries.  These expenses are reported separately in this footnote.  The Company’s management relies on the internal management system to provide sales, cost and asset information by line of business.

Summarized financial information by line of business for the three and six months ended July 1, 2006, and July 2, 2005, as taken from the internal management system previously discussed, is listed below.  Information for the three and six months ended July 2, 2005 does not include any data from ECI or the former Christenson Electric, as those acquisitions were not completed by that date.

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Revenue
CEI	$23,985,295	$9,006,523	$38,991,915	$17,901,207
ECI	313,144	—	1,139,691	—
Microfield	—	—	—

Total revenue	$24,298,439	$9,006,523	$40,131,605	$17,901,207

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Gross Profit
CEI	$2,856,767	$1,913,127	$5,709,893	$3,803,689
ECI	(17,102)	—	(96,724)	—
Microfield	—	—	—	—

Total gross profit	$2,839,665	$1,913,127	$5,613,169	$3,803,689

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Operating Income (Loss)
CEI	$482,527	$280,838	$840,721	$576,973
ECI	(764,979)	—	(1,480,387)	—
Microfield	(809,543)	—	(1,505,777)	—

Total operating income (loss)	$(1,091,995)	$280,838	$(2,145,443)	$576,973

	As Of
	July 1, 2006	December 31, 2006
Assets
CEI	$30,912,044	$24,619,464
ECI	31,941,998	32,721,506
Microfield	137,415,903	122,394,667
Intercompany eliminated assets	(125,188,945)	(124,494,290)

Total assets	$75,081,000	$55,241,347

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Capital Expenditures
CEI	$90,202	$—	$209,479	$—
ECI	—	—	—	—
Microfield	—	—	—	—

Total capital expenditures	$90,202	$—	$209,479	$—

The net operating income (loss) data listed above includes the effects of S, G & A expense, depreciation, amortization, charges for goodwill impairment and the write-off of intangible assets.  The following tables disclose those amounts for each segment.

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Operating Expenses
CEI	$2,374,240	$1,720,529	$4,869,171	$3,282,340
ECI	747,979	—	1,383,663	—
Microfield	809,441	(88,480)	1,505,778	(55,624)

Total operating expense	$3,931,660	$1,632,289	$7,758,612	$3,226,716

	Three Months Ended		Six Months Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Depreciation, Amortization and Write-off of Intangibles
CEI	$120,642	$34,410	$245,969	$69,913
ECI	59,767	—	119,533	—
Microfield	—	—	—	—

Total depreciation, amortization, and write off of Intangibles	$180,409	$34,410	$365,502	$69,913

There were no inter-company sales in the three and six months ended July 1, 2006 and July 2, 2005.  All of the Company’s assets as of July 1, 2006, and July 2, 2005, were attributable to U.S. operations.

10. Business Concentration

Revenue from one (1) major customer, which accounted for greater than 10% of total sales, approximated $8,846,000 or 23% of sales for the six month period ended July 1, 2006 and no customers with total sales of over 10% of sales for the corresponding six month period ended July 2, 2005.  Total accounts receivable of $2,668,000 or 21% of total accounts receivable was due from these customers as of July 1, 2006.

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors

Microfield Group, Inc.

Portland, Oregon

We have audited the accompanying balance sheets of Christenson Electric, Inc. (the “Company”) as of October 31, 2004 and 2003 and the related statements of operations, deficiency in shareholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Christenson Electric, Inc. as of October 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note 3 to the accompanying financial statements, the Company has suffered recurring losses and is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants

New York, New York

September 18, 2005

CHRISTENSON ELECTRIC, INC.
BALANCE SHEETS
AS OF OCTOBER 31, 2004 AND 2003

	October 31, 2004	October 31, 2003
Assets
Current assets:
Cash and cash equivalents	$85,696	$746,284
Accounts receivable, net of allowances of $32,541 and $752,543	1,188,147	7,590,499
Accounts receivable—related parties	20,456	56,647
Notes receivable—related party	—	1,400,000
Costs in excess of billings (Note 5)	589,115	1,312,170
Other current assets (Note 6)	360,344	261,513
Total current assets	2,243,758	11,367,113

Property and equipment, net (Note 4)	280,535	399,272
Investment in related party (Note 12)	1,428,246	365,000
Other assets	104,482	126,734
Total Assets	$4,057,021	$12,258,119

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Cash disbursed in excess of available funds	$283,890	$150,557
Accounts payable	2,507,586	5,017,892
Accounts payable—related parties	126,009	435,401
Bank line of credit (Note 14)	667,053	—
Current portion of notes payable (Note 14)	55,533	—
Billings in excess of costs (Note 6)	45,047	1,725,708
Other current liabilities (Note 9)	765,410	1,697,119
Total current liabilities	4,450,528	9,026,677

Long-term liabilities:
Long term notes payable (Note 14)	228,717	—
Long term notes payable—related parties (Notes 14 & 18)	180,996	211,751
Total long-term liabilities	409,713	211,751

Commitments and contingencies (Note 19)	—	—
Shareholders’ equity(deficit):
Common stock, no par value, 500 shares authorized, 100 shares issued and outstanding,	63	63
Additional paid-in capital	2,781,657	2,781,657
Retained earnings/(accumulated deficit)	(3,584,940)	237,971
Total shareholders’ equity(deficit)	(803,220)	3,019,691
Total liabilities and shareholders’ equity (deficit)	$4,057,021	$12,258,119

The accompanying notes are an integral part of these financial statements.

CHRISTENSON ELECTRIC, INC.
STATEMENTS OF OPERATIONS
FISCAL YEARS ENDED OCTOBER 31, 2004 AND 2003

	October 31, 2004	October 31, 2003
Sales	$11,206,002	$48,568,548

Cost of goods sold	9,387,502	45,516,856

Gross profit	1,818,500	3,051,692

Operating expenses
Sales, general and administrative	4,274,510	8,796,833
Write-off of impaired intangible assets (Note 7)	340,470	—

Loss from operations	(2,796,480)	(5,745,141)

Other income (expense)
Interest income (expense), net	(481,335)	(521,005)
Gain (loss) on disposal of assets (Note 8 and 11)	—	1,445,022
Other income (expense), net	(271,500)	312,252

Total other income (expense)	(752,835)	1,236,269

Loss before provision for income taxes	(3,549,315)	(4,508,872)
Provision for income taxes	—	—

Net loss	$(3,549,315)	$(4,508,872)

Basic and diluted net loss per share	$(35,493)	$(45,089)

Weighted average shares used in per share calculations:
Basic and diluted	100	100

The accompanying notes are an integral part of these financial statements.

CHRISTENSON ELECTRIC, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FISCAL YEARS ENDED OCTOBER 31, 2004 AND 2003

				Retained	Total
				Earnings	Stockholders’
	Common Stock		Additional	(Accumulated	Equity
	Shares	Amount	Paid-in Capital	Deficit)	(Deficit)
Balance, October 31, 2002	100	$63		$4,746,843	$4,746,906
Contribution to Capital			2,781,657		2,781,657
October 31, 2003 Net Loss				(4,508,872)	(4,508,872)
Balance, October 31, 2003	100	$63	2,781,657	$237,971	$3,019,691
October 31,2004 Net Loss				(3,549,316)	(3,549,316)
Net dividend (Note 11)				(273,595)	(273,595)
Balance, October 31, 2004	100	$63	2,781,657	$(3,584,940)	$(803,220)

The accompanying notes are an integral part of these financial statements.

CHRISTENSON ELECTRIC, INC.
STATEMENTS OF CASH FLOWS
FISCAL YEARS ENDED OCTOBER 31, 2004 AND 2003

	October 31,	October 31,
	2004	2003

Cash flows from operating activities:
Net loss	$(3,549,316)	$(4,508,872)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	122,086	173,478
Gain on sale of equipment (Note 12)	—	(445,021)
Gain on sale of intangibles (Note 12)	—	(1,000,000)
Write-off of intangible asset (Note 7)	340,470	—
Investments in related party (Note 12)	389,521	84,764
Allowance for doubtful accounts	720,002	(543,543)

Changes in current assets and liabilities
Receivables and retainages	5,463,701	5,662,754
Refundable income taxes	218,650	1,180,350
Other and related-party receivables	(633,652)	2,300,598
Costs and estimated earnings in excess of billings	723,055	(537,331)
Inventory (Notes 8 and 12)	—	897,945
Prepaid expenses and deposits	(98,831)	(164,722)
Current note receivable—related party	—	(107,018)
Accounts payable,net	(2,532,437)	(2,727,268)
Accrued expenses	(930,056)	(483,997)
Billings in excess of costs and estimated earnings	(1,680,661)	749,139

Net cash used in operating activities	(1,447,468)	531,255

Cash flows provided by, (used in) investing activities
Proceeds from sale of equipment (Note 12)	—	872,385
Purchase of equipment and leasehold improvements	(3,348)	318,900
Other	22,250	11,616
Net cash flows provided by, (used in) investing activities	18,902	1,202,904

Cash flows provided by, (used in) financing activities
Bank overdraft	133,333	(192,427)
Net (payments) advances on line of credit agreements	667,053	—
Proceeds on long-term debt	1,588,711	1,368,014
Principal payments on long-term debt	(1,619,466)	(2,348,362)
Principal payments on capital leases	(1,653)	(66,059)
Net cash flows provided by, (used in) financing activities	767,978	(1,238,834)

Net increase (decrease) in cash	(660,588)	495,323
Cash and cash equivalents, beginning of period	746,284	250,961
Cash and cash equivalents, end of period	$85,696	$746,284

Supplemental schedule of non-cash financing and investing activities:
Contribution to capital through conversion of intercompany amounts		2,781,657
Assumption of debt	284,250
Dividend paid to shareholder	273,595

The accompanying notes are an integral part of these financial statements.

CHRISTENSON ELECTRIC, INC.
NOTES TO FINANCIAL STATEMENTS
FISCAL YEARS ENDED OCTOBER 31, 2004 AND 2003

1.   Description of Business

Christenson Electric, Inc. (“CEI” or the “Company”), does business as Christenson Power Services (CPS), engages in electrical construction, primarily high voltage electrical services and contract construction, predominantly on electrical substations, transmission facilities and wind farm power generation projects, primarily in the western region of the United States. (see Note 4).  In June 2003, CEI elected to exit its unprofitable lines of business and sold certain assets to Christenson Technology Services, Inc. (CTS), a related party.  On September 16, 2003, CTS’ was sold to Microfield Group, Inc. (Microfield) in exchange for shares of Microfield’s publicly traded common stock.  As part of the sale agreement, CEI and CTS entered into service agreements under which certain employees of each company performed services for the other in exchange for negotiated compensation amounts (see Note 12).  Subsequent to the period addressed in this audit, effective July 20, 2005, the parent company of CEI, CEAC, Inc. sold all the outstanding shares of CEI to Microfield (see Note 16).

CPS’ customers include electric utilities, industry, and government agencies.  CPS provides new facilities design, design modification, installation, wiring and maintenance from transformers and circuit breakers to complex construction of electrical substation switchyards and transmission yards up to 500,000 volts.    In addition, CPS has been involved in the construction of greater than 10% of the currently operating wind farm power generation projects developed in the United States over the last six years.  CPS also provides docking crews, electricians and other tradesman provided under long-term staffing contracts, to major regional utilities and the Bonneville Power Administration.  Individual project contracting is performed under fixed-price, cost-plus-fee, time and material, and unit-price contracts.

The Company’s headquarters are located in Portland, Oregon.

2.   Summary of Significant Accounting Policies

Fiscal Year — The Company’s fiscal year is the twelve months ending on the last day of October.  The Company’s current fiscal year is the twelve months ending October 31, 2004.  The Company’s last fiscal year was the twelve months ended October 31, 2003.

Fair Value of Financial Instruments — The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value due to the relative short maturities of these instruments. The carrying value of debt instruments is recorded at the estimated fair value of these instruments.

Cash and cash equivalents — The Company considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be cash equivalents.  Cash and cash equivalents are primarily maintained at two financial institutions.

Receivables — Contract receivables are recorded when invoices are issued and are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, review of specific problem accounts, existing economic conditions in the construction industry, and the financial stability of their customers. The allowance for doubtful accounts at October 31, 2004 and 2003 was $32,541 and $752,543, respectively.  Generally, the Company considers contract receivables past due after 60 days. The Company follows the practice of filing statutory liens on construction projects where collection problems are anticipated. The liens serve as collateral for contract receivables.

Concentrations — Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of sales and accounts receivable.  The Company’s cash balances are with federally insured banks and periodically exceed the insured limits of $100,000. The Company’s receivables are from customers concentrated in the construction industry and various companies within the western region of the United States. For the twelve months period ending October 31, 2004, three customers accounted for 58% of total sales.  For the twelve months period ending October 31, 2003, two customers accounted for 32% of total sales.  At October 31, 2004 and 2003, two different sets of customers represented accounts receivable of more than 69% and 50%, respectively, of total outstanding accounts receivable.  In addition, two vendors accounted for 34% of the Company’s accounts payable at October 31, 2004 and three vendors accounted for 42% of the Company’s accounts payable at October 31, 2003.  The level of sales to any single customer may vary and the loss of any one of these customers, or a decrease in the level of sales to any one of these customers, could have a material adverse impact on the Company’s financial condition and results of operations.

CEI performs limited credit evaluations of its customers, does not require collateral on accounts receivable balances, but does retain lien rights to reduce its risk.  CEI has experienced material credit losses for the periods presented. These have been primarily isolated to discontinued operations.

CEI currently relies on various sources for key components used in the installation and sales of its products and services.  None of CEI’s products or supplies used in the performance of its services is from a single source.  The inability of any limited source suppliers to fulfill supply and production requirements, could materially impact future operating results.

The Company’s business is concentrated in the electrical services industry.  Its future success depends on the buying patterns of its customers and continued demand by customers for the Company’s products and services.  The Company’s success will depend on its ability to maintain its history of high quality in designing customer solutions and performing its services, enhancing its existing products and services and developing and introducing, on a timely basis, successful new products or services.

Inventory — When held, inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.  CEI no longer maintains inventory, since the sale of CEI inventory to CTS on June 1, 2003 (See Note 8).

Equipment and leasehold improvements — Equipment and leasehold improvements are recorded at cost and include major expenditures, which increase productivity or substantially increase useful lives.  Maintenance, repairs, and minor replacements are charged to expense when incurred.  When equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are removed from the accounts, and any gain or loss is included in the combined statements of operations.

The cost of equipment is depreciated over the lesser of the term of the related lease or the estimated useful lives of the related assets.  Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation and amortization are computed using the straight-line method for financial reporting purposes over lives ranging from 3 to 7 years.

Impairment of long-lived assets — Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable.  Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition.  Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a discounted cash flow model.

The Company measures the carrying value of goodwill recorded in connection with the acquisitions for potential impairment in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.”  To apply SFAS 142, a company is divided into separate “reporting units,” each representing groups of products that are separately managed.  For this purpose, the Company has one reporting unit.  To determine whether or not goodwill may be impaired, a test is required at least annually, and more often when there is a change in circumstances that could result in an impairment of goodwill. To the extent goodwill is determined to be impaired, an impairment charge is recorded in accordance with SFAS 142.

Revenue and cost recognition — Revenues from fixed-price, cost-plus-fee, time and material, and unit-price contracts are recognized using the percentage-of-completion method of accounting, measured by the percentage of contract costs incurred to date to estimated total contract costs. This method is used because management considers total cost to be the best available measure of completion of construction contracts in progress. Provisions for estimated losses on construction contracts in progress are made in their entirety in the period in which such losses are determined without reference to the percentage complete.

Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to revenue and costs, and are recognized in the period in which the revisions are determined. Claims for additional revenue are not recognized until the period in which such claims are allowed.

Direct contract costs include all direct labor, material, estimating costs, and shop and equipment costs. Shop and equipment costs include shop salaries and expenses, facilities rent, small tools, repairs and maintenance, and depreciation not identifiable with or allocated to a specific contract or service activity. General and administrative costs are charged to expense as incurred.

Advertising — Advertising costs are expensed when incurred. Advertising expense was $1,521 and $90,926 for the years ended October 31, 2004 and 2003, respectively.

Income taxes — The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes.  The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.  The effect on deferred taxes of a change in tax rates is recognized in operations in the period that includes the enactment date.  Due to losses, there has been no provision for income taxes in the period presented.

Pension plan contributions — The Company contributes to several Multi-Employer Pension Benefit Plans on behalf of its employees covered by collective bargaining agreements.  During the years ended October 31, 2004 and 2003, the Companies contributed $404,236 and $2,059,873, respectively, to these plans, which were expensed as incurred.

CEI’s salaried employees, with at least 1,000 hours of service, who are not covered by collective bargaining agreements, participate in a noncontributory profit sharing plan. Annual contributions are determined at the discretion of CEI’ s Board of Directors. There were no contributions made during the years ended October 31, 2004 and 2003.

Use of estimates — The preparation of the financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting periods. Accordingly, actual results could differ from these estimates.  Estimates are used in accounting for, among other things, the allowance for doubtful accounts, inventory obsolescence, long-term contracts, depreciation, and contingencies.

Material estimates that are particularly susceptible to significant change in the near-term relate to the valuation of deferred tax assets (see Note 13).  Management has estimated the value of goodwill as non-recoverable based on an impairment test effective, October 31, 2004 (see Note 7).

Recent accounting pronouncements

SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

SFAS 152.  In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005 with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 123R.  On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock Warrants, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. Accordingly, the Company will implement the revised standard in the forth quarter of fiscal year 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company’s results of operations in the first quarter of fiscal year 2006 and thereafter.

SFAS 152.  On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

FIN 47.  In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the end of its fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its financial position, results of operations or cash flows.

SFAS 154.  In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its financial position, results of operations or cash flows.

3.  Going Concern

The accompanying combined financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company sustained losses of $3,549,316 and $4,508,872 during the fiscal years ended October 31, 2004 and 2003, respectively.  At October 31, 2004, the Company had total liabilities of $4,860,241, $4,450,528 of which is due within twelve months, negative working capital of $2,206,770, and a shareholders’ deficit of $803,220.

The Company’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems.  Management has been focused on cutting certain expenses, both to improve gross margins and to reduce the monthly overhead costs.  While the Company anticipates these losses will continue to decline as a result of cost reduction efforts and fundraising events, recurring losses and liquidity issues raise doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By adjusting the Company’s operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, the Company is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to them, this could have a material adverse effect on the Company’s business, results of operations liquidity and financial condition.  Investment capital or debt facilities may be difficult to obtain.  There can be no assurance that additional capital will be available or, if available, will be at terms acceptable to the Company.  The Company is focusing on opportunities to increase revenues and grow margins while continuing to reduce monthly expenses in an attempt to turn cash flow positive and profitable.

4.  Property and Equipment

Property and equipment consist of the following:

	October 31, 2004	October 31, 2003
Furniture and equipment	$5,127	$5,127
Leasehold Improvements	718,130	714,781
	723,257	719,908
Less accumulated depreciation and amortization	(442,722)	(320,636)
	$280,535	$399,272

Depreciation expense included as a charge to income was $122,086 and $173,478 for the years ended October 31, 2004 and October 31, 2003, respectively.

5.  Construction in Process

Revenues and costs recognized on construction contracts in progress contrast the related billings as follows:

	October 31, 2004	October 31, 2003

Direct costs to date	$11,466,430	$16,397,798
Gross profit to date	1,978,102	2,842,979

Earned contract revenue	13,444,532	19,240,777
Contract billings to date	(12,900,464)	(19,654,315)

Net under (over) billings	$544,068	$(413,538)

Included in the accompanying balance sheets under the following captions are:

	October 31, 2004	October 31, 2003

Costs and estimated earnings in excess of billings	$589,115	$1,312,170
Billings in excess of costs and estimated earnings	(45,047)	(1,725,708)

Net under (over) billings	$544,068	$(413,538)

The following schedule summarizes the backlog on construction contracts after the year ended October 31, 2004, the construction contracts won from November 1, 2004 to April 30, 2005, and the pipeline of potential construction contracts on which CEI has bid.  Backlog represents the amount of revenue CEI expects to realize from work to be performed on uncompleted contracts in progress for the year ended October 31, 2004, and from contractual agreements on which work has not yet begun.  Pipeline represents the current potential additional revenue CEI may realize from additional new work in fiscal 2005 and future periods if CEI is selected to work on those contracts.

	Estimated Contract Revenues	Estimated Gross Profit	Estimated Gross Margin
Contract backlog, balance at October 31, 2004	$7,595,134	$1,510,672	19.9%
New contracts and contract adjustments during fiscal 2005 through April 30, 2005	$14,932,811	$1,926,333	12.9%
Sub-total	$22,527,944	$3,437,005
Pipeline at April 30, 2005	$12,355,000	$1,679,045	13.6%
Total backlog and pipeline	$34,882,944	$5,116,050	14.7%

6.  Other Current Assets

The following table details the breakdown of Company other current assets at October 31, 2004 and 2003.

Description	October 31, 2004	October 31, 2003
Deposits — bid bonds	$256,977	$263,311
Deposits — health & welfare	10,000	—
Other deposits	—	(1,798)
Prepaid expenses	93,367	—
Total other current assets	$360,344	$261,513

7.  Goodwill and Intangible Assets

On January 1, 2004, the members of GDC, LLC (GDC) assigned their membership interests to CEI for $10.  GDC was founded on or about November 30, 2001, and was primarily engaged as a financing affiliate holding a data center and lighting contracts and dedicated financing for those two assets.  As of January 1, 2004, CEI owns 100% of GDC and total assets of $7,746 and liabilities of $348,216 have been incorporated into the Company’s financial statements as of that date.  CEI recorded $340,470 in goodwill as part of this acquisition.  At October 31, 2004 management determined that the goodwill was fully impaired as a result of the discontinuation and wind down of the GDC business and recorded an impairment charge of $340,470.  Now CEI no longer carries goodwill from this acquisition on the books of the Company.  The full amortization expense associated with this goodwill was $340,470 for the year ended October 31, 2004.  As of October 3, 2004, GDC is no longer in operations, and has no assets and liabilities.

8.  Sales and Acquisitions

Effective June 1, 2003, CEI sold inventory and customer lists with a book value of $500,000 to Christenson Technology Services, Inc. (CTS) in exchange for a $1,500,000 promissory note, with principal and interest due within twelve months, recording a gain on sale of assets of $1,000,000 (see Note 11).  The transaction was limited to certain assets related to the electrical services business, and did not include any assets associated with the High Voltage Division of the Company’s business (later known as CPS).  As part of the sale agreement, CEI retained some of the contracts under which the Company was providing services at the time of the sale, and the related assets and liabilities, as those operations wound down.

9. Other Current Liabilities

The following table details the breakdown of Company other current liabilities at October 31, 2004 and 2003.

Description	October 31, 2004	October 31, 2003
Accrued payroll, bonuses and payroll taxes	$222,288	$1,140,810
Accrued interest	11,366	—
Accrued sales tax Washington	263,635	320,303
Current obligations under capital leases	46,906	48,559
Other accrued expenses	221,216	187,448
Total Other Current Liabilities	$765,411	$1,697,120

10.  Debt

Effective January 1, 2004, CEI assumed a promissory note between GDC and Umpqua Bank as part of the CEI acquisition of GDC.  On October 25, 2004, a forbearance agreement was executed between the parties acknowledging $284,250 in remaining principal due.  The forbearance agreement acknowledged the loan is in default and provided a payment plan to retire the note.  On or before January 3, 2005, CEI began making monthly principal and interest payments in the amount of $5,553 including interest at 8.25%, calculated on a sixty month amortization, with the remaining balance due on or before December 31, 2005.

Effective August 30, 2004, the Company obtained a $1,000,000 credit facility with CAPCO Financial Company (CAPCO), which expires August 30, 2005. The loan limit was subsequently raised to $2,000,000, and the expiration was extended to January 14, 2006.  Borrowings under the line of credit are due on demand, bear interest payable weekly at prime plus 7 1/2% and are collateralized by accounts receivable.  The borrowing base is limited by certain factors such as length of collection cycle, subordination of collateral position on bonded work and other credit related factors.  Subject to these limitations, the Company had $670,409 available borrowing capacity at October 31, 2004.  As of October 31, 2004, borrowings of $667,053 were outstanding under the facility.  The Company was in compliance with the terms of the borrowing facility at October 31, 2004.

The total amounts of the individual notes payable outstanding at October 31, 2004 and October 31, 2003, and their terms are summarized below.

	October 31, 2004	October 31, 2003

Umpqua Bank, twelve monthly payments of $5,553.25 in remaining principal due, including interest at 8.25% per annum, beginning on or before January 3, 2005, with the principal balance calculated on a sixty month amortization. The full remaining balance is due on or before December 31, 2005.	$284,250	$—

Total long-term debt	284,250	—
Less current maturities of long-term debt	(55,533)	—

Long-term debt, net of current maturities	$228,717	$—

11. Shareholders’ Equity

In the year ending October 31, 2004, the Company issued a net dividend of $273,595 to its parent company, CEAC, Inc. (CEAC). This net dividend was composed of two main parts, as described below.   First, effective in May 2004, the Company restructured certain accounts payable debt totaling $343,480, which was transferred from the Company to its parent, CEAC, Inc. (CEAC) and which debt was originally with related parties; specifically: $217,306 due to Christenson Leasing, LLC., $117,173 due to JMW Capital Partners, Inc. (now Aequitas Capital Management, Inc.) and $9,000 due to JMW Executive Financial Group, Inc.  CEAC in turn transferred the debt to its parent, Chrtistenson Group, LLC. (CG), which converted the debt to membership interests in CG by mutual consent of the parties involved.  Second, at October 31, 2004, the Company issued a dividend to CEAC by, in mutual agreement with CEAC, forgiving net receivables due from and payables due to CEAC in the amount of $617,075.  The result of the two components was a net reduction of retained earnings of $273,595 from which there was no impact on the number of shares outstanding during the year.

12.  Related Party Transactions

The Company has a number of promissory notes, lines of credit and lease obligations owing to related parties.  The following table lists the notes and obligations outstanding at October 31, 2004 and October 31, 2003 by related party.

Related Party	Type of Obligation	Maturity Date	Amount of Obligation at October 31, 2004	Amount of Obligation at October 31, 2003
CEAC, Inc.(1)	Payable Obligation	Open	—	$435,401
Christenson Leasing, LLC (CLC)(a)	Equipment Lease	12/31/07	$4,258,750	4,868,350
CLC(a)	Tenant Improvements Lease	12/31/07	227,902	265,348
Christenson Velagio, Inc. (CVI)	Bond Guarantee Fees	Open	—	—
Irvine Associates, Inc.	Equipment Lease	5/17/05	11,753	11,753
Jesenik Enterprises, Inc. (JEI)(a)	Bond Indemnity Fees	Open	126,009	—
JEI(a)	Equipment Lease	5/17/05	11,753	11,753
JW Assurance and Holding Limited(a)	Equipment Lease	5/17/05	16,790	16,790
Aequitas Capital Management(a)	Equipment Lease	5/17/05	50,371	50,371

 (a)    Robert J. Jesenik, a director and significant shareholder of the Company, also owns a significant interest in these entities.  Mr. Jesenik is also an executive officer of each of the entities designated by this footnote.

Terms and conditions of each of the notes and agreements are listed below.

Notes Payable

On August 1, 2002, the Company sold its telecommunication division to Christenson Technology Services, Inc. (CTS), a related entity owned by certain stockholders of CEI, in exchange for a note receivable in the amount of $265,189.  This note was later converted to equity in a related entity as described below.

On June 1, 2003, CEI sold inventory and customer lists with a book value of $500,000 to Christenson Technology Services, Inc. (CTS) in exchange for a $1,500,000 promissory note, with principal and interest due within twelve months, recording a gain on sale of assets of $1,000,000 (see below).  The transaction was limited to certain assets related to the electrical services business, and did not include any assets associated with the High Voltage Division of the Company’s business (later known as CPS).  As part of the sale agreement, CEI retained some of the contracts under which the Company was providing services at the time of the sale, and the related assets and liabilities, as those operations wound down.

On September 15, 2003, CTS, CEI and Microfield Group, Inc. (Microfield) entered into an Agreement to Consolidate, Amend and Satisfy Obligations.  Under this agreement CTS acknowledged the separate debts of $1.5 million and $265,000 owed to CEI.  The combined debt of $1,765,000, was split into two separate amounts, in which a new Subordinated Amended and Restated Promissory Note for $1,400,000 was issued to CEI.  The remaining $365,000 of indebtedness was converted to 869,048 shares of Microfield Series 2 preferred stock in a transaction in which Microfield acquired CTS on September 16, 2003.  On November 15, 2003, the remaining interest due of $52,767 was converted to 125.636 shares of Microfield Series 3 preferred stock and the $1,400,000 Promissory Note was converted to 3,333,333 shares of MGI Series 2 preferred stock.  Subsequently, on July 20, 2005, supporting the restructuring of the US Bank loans, CEI transferred its interest in all Microfield Preferred Stock shares held by CEI to CEAC (see Notes 8 and 16).

On January 1, 2004, the members of GDC, LLC (GDC) assigned their membership interests to CEI for $10.  GDC, LLC was founded on or about November 30, 2001, and was primarily engaged as a financing affiliate holding a data center and lighting contracts and was the dedicated financing vehicle for those two assets.  As of January 1, 2004, CEI owns 100% of GDC, LLC.  Total assets of $7,746 and liabilities of $348,216 have been incorporated into the Company’s financial statements as of January 1, 2004.  The company recorded $340,470 in goodwill as part of this acquisition.  At October 31, 2004 management determined that the goodwill was fully impaired as a result of the discontinuation of the GDC business and recorded an impairment charge of $340,470 in the combined statement of operations for the fiscal year ended October 31, 2004.

Accounts Payable

CEI and CEAC, Inc., CEI’s parent company until the July 20, 2005 sale of CEI to Microfield (see Note 16), maintained open accounts payable between themselves from time to time.  At October 31, 2004 and October 31, 2003 the balance due CEAC by CEI was $0 and $445,401, respectively.

Lease Agreements

On December 30, 2002, CEI entered into a non-cancelable operating lease agreement with Christenson Leasing, LLC (CLC) covering $300,000 of leasehold improvements in the Company’s facility.  The terms of the lease call for monthly payments of $7,500 including interest at 17.3% through December 2007. The total lease obligation outstanding at October 31, 2004 and October 31, 2003 was $227,902 and $265,348, respectively.  At October 31, 2004, CEI was in default under the lease terms, which default was cured in March 2005, with the resumption of payments due under the lease under a modified payment plan arrangement (see Note 14).

On May 17, 2001, CEI entered into operating lease agreements covering certain equipment and furniture with Jesenik Enterprises, Inc., JW Assurance and Holding Limited, and JMW Capital Partners, Inc., each a related party, and with Seth Buechley and Irvine Associates, Inc.  No payments have been made on these lease obligations since September 2002.   At October 31, 2004 and October 31, 2003 the lease obligations due totaled $148,643, split between the parties as follows:  $11,753 to Jesenik Enterprises, Inc.; $16,790 to JW Assurance and Holding Limited; $50,371 to JMW Capital Partners, Inc.; $ 57,874 to Seth Buechley; and $11,753 to Irvine Associates, Inc.  Subsequent to the period of this audit, at July 1, 2005, the Company consolidated all but the obligation to Seth Buechley into one promissory note with total principal due of $90,847, interest accruing at 7% per annum, maturing at April 1, 2006, and with $5,047 monthly installment payments and, in addition, a lump sum payment of $50,000 due on October 1, 2005.  Management is in discussions with Seth Buechley regarding the payment provisions for his portion of this overdue lease obligation debt.

On December 31, 2002, CEI entered into a sale and leaseback agreement with CLC, under which it sold machinery and tools, automotive equipment, and office furniture and equipment, not subject to prior liens with a book value of $675,693 to CLC for $4,005,738 in total consideration, $872,385 of which was paid in cash directly to CEI from CLC, and $3,133,353 which was paid directly by CLC to third parties on behalf of CEI.  The $3,133,353 was distributed by CLC as follows:  $2,781,657 to a bank on behalf of CEAC, which resulted in a reduction of debt due to CEAC by CEI; $351,696 to parties to which CEI had outstanding payables due. CEI recorded a gain on sale of assets of $548,387.

Gain on Sale of Assets Schedule	October 31, 2004	October 31, 2003
December 21, 2002, Asset Sale/Lease Transaction with CLC (see above)	$—	$548,388
June 1, 2003, transaction with CTS (see above and Note 8)	—	1,000,000
Other and misc.		(103,366)
Total Other Current Liabilities	$—	$1,445,022

The resulting lease is recorded as an operating lease with payment terms of $97,255 per month, beginning January 2, 2003, through December 31, 2007.  On December 31, 2003, the lease payments due to CLC were reduced to $87,255 per month through expiration at December 1, 2005.  Simultaneously, on December 31, 2003, in an agreement with Microfield Group, Inc., CTS’ parent, CEI agreed to deliver 309,524 Microfield Group common shares or the equivalent to CLC as consideration for the rent payment reduction.  At October 31, 2004, CEI and CLC agreed to restructure the lease payment schedule, allowing for graduated payments over the remaining term of the lease (see Note 14).  Subsequent to the period of this audit, effective June 30, 2005, the Company and CLC agreed to amend the lease further, to reduce the total monthly payment due to $60,000, starting October 31, 2005.  In consideration of the reduction, the Company executed a promissory note with CLC totaling $500,000, interest accruing at prime plus 10% per annum, monthly payments of $20,833 due starting October 1, 2005 and maturity at September 1, 2007.

Management Services Agreement

On September 11, 2003 CEI entered into a management services agreement with CTS for the extension of certain management consulting services by CEI and their employees to CTS.  Under the terms of the agreement, certain employees provided management consulting services to CTS upon reasonable request.  The services to be provided by CEI’s employees include financial, legal, industry and labor affairs and management reporting services.  The monthly fee for general management, financial and industry and labor affairs were determined to be $14,000 per month, payable in advance.  The fees for legal and management reporting system services requested in addition to those provided normally were set at $150 per hour and $65 per hour, respectively.  These fees were discontinued in January 2004.

Administrative Services Agreement

On September 15, 2003, CEI entered into an administrative services agreement with CTS for the extension of certain administrative and related services to CTS.  Under the terms of the agreement, certain employees of CTS provided administrative and related services to CEI upon reasonable request.  The agreement is subject to a 60-day notice period before termination by either party.  The monthly payment for these services was determined at the effective date of the agreement to be approximately $35,000, with a provision to be adjusted as needed based on the level of usage of these services by CEI.  During the first quarter of 2004, the payment by CEI for these services was renegotiated to $15,000 per month as the cost of services to CEI had been reduced.  CTS did not charge CEI for these services from August 2004 to December 2004, but resumed a charge of approximately $12,500 per month in January 2005.

Bond Guarantee and Indemnity Fees

CEI has an agreement with CVI, the successor of CTS, under which CVI pays CEI a varying amount per month for CEI’s guarantee of certain bond liabilities.  The guarantee fee is computed as 15% (annualized) of the open liability under bonds issued for CTS and indemnified by certain former shareholders of CEI.  The amount of the monthly payments has fluctuated as it is subject to the open bond liability, which also fluctuates.

On June 5, 2002, three stockholders of CEI entered into an Indemnity Agreement with two insurance companies with respect to surety bond obligations of CEI and Affiliates. CEI will pay fees to the stockholders for personal indemnities at 15% per annum based on the total bonding in place under the bonding facilities.   Subsequently, two stockholders sold their interest in CEI, with the Indemnity Agreement continuing with one former stockholder and the indemnity agreement obligation for the other being assumed by the remaining stockholder, Robert Jesenik.  Total indemnity fees paid to stockholders and former stockholders were $87,986 and $446,140 for the years ended October 31, 2004 and 2003, respectively.  In the event an obligation arises out of the indemnity agreement requiring payment with cash or collateral, the stockholder and former stockholder shall be indemnified by CEI to the full extent of the payment. Total potential obligations, not recorded on the accompanying combined financial statements, from the personal indemnity agreement amounted to $205,000 and $1,791,830 at October 31, 2004 and 2003, respectfully.  As of October 31, 2004, there have been no payments made to the stockholders and former stockholders for purposes of claims regarding the indemnification obligations.  CEI has an agreement with Robert Jesenik, dba Jesenik Enterprises, Inc. (JEI), under which CEI pays JEI a varying amount per week based on the remaining amount due to Mr. Jesenik outstanding for past fees due under this agreement.  The amount remaining due and payable at October 31, 2004 and October 31, 2003 was $126,009 and $0 respectively.  Subsequent to the period of this audit, effective July 1, 2005, the Company and Aequitas Capital Management, Inc. (ACM, assignee of the Robert Jesenik payable) agreed to consolidate the remaining $64,413 due into a promissory note between the parties.  The Company executed a promissory note with CLC totaling $214,413 (for this and an additional $150,000 due ACM from the Company), without interest accruing, weekly payments of $5,000 due starting July 5, 2005, and additional payments of $50,000 due on July 5, 2005, August 1, 2005, and September 5, 2005 and maturity at September 26, 2005.

Other Transactions

Effective December 31, 2003, CEI sold its interest in Executive King Air, LLC (EKA), a private transportation company and a related party, by transfer of its one-third (1/3) membership interest in EKA back to EKA for the forgiveness of $85,000 in payments due EKA from CEI.

Related Party Cash Transactions by Year

Following is a summary of significant transactions and related account balances related to accounts payable and accounts receivable in the years ending and with the related parties as captioned:

	October 31, 2004	October 31, 2003
CEAC Distribution:
Accounts Receivable:	$—	$13,846
Accounts Payable:	131,474	(47,878)
Christenson Electric Services:
Accounts Receivable:	(63,684)	1,337,692
Accounts Payable:	—	—

	October 31, 2004	October 31, 2003
Christenson Leasing:
Accounts Receivable:	—	(1,172,385)
Accounts Payable:	696,179	2,401,485

Christenson Technology Services:
Accounts Receivable:	—	1,858,009
Accounts Payable:	—	—
Christenson Velagio:
Accounts Receivable:	2,460,811	1,185,830
Accounts Payable:	2,869,537	2,844,552
Executive Air Services, Inc.:
Accounts Receivable:	—	7,431
Accounts Payable:	—	1,157
Executive King Air, LLC:
Accounts Receivable:	344	246,826
Accounts Payable:	—	26,551
Filter Technologies, Inc.:
Accounts Receivable:	8,740	141,652
Accounts Payable:	—	2,811
Irvine & Associates:
Accounts Receivable:	—	—
Accounts Payable:	6,109	78,672
Jesenik Enterprises:
Accounts Receivable:	—	—
Accounts Payable:	188,666	160,001
JMW Capital Partners, Inc:
Accounts Receivable:	171,396	149,952
Accounts Payable:	1,549	326,834
JMW Capital Properties, Inc:
Accounts Receivable:	—	(9,430)
Accounts Payable:	7,162	33,391

	October 31, 2004	October 31, 2003
JMW Executive Financial Group, Inc:
Accounts Receivable:	—	—
Accounts Payable:	1,500	3,000
Sandy & Associates:
Accounts Receivable:	—	2,924
Accounts Payable:	—	—

13.  Income Taxes

The Company has adopted Financial Accounting Standard Number 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities are calculated using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company’s aggregate unused operating losses approximate $3,300,000, which expire through 2024 subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax assets related to the carry forward is approximately $1,100,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will be realized.

Components of deferred tax assets as of October 31, 2004 are as follows:

Non Current
Net operating loss carry forward	$1,100,000
Less: valuation allowance	(1,100,000)
Net deferred tax assets	$—

14.  Commitments and Contingencies

Capital lease — On December 30, 2002, CEI entered into a non-cancelable capital lease agreement with CLC covering $300,000 of leasehold improvements in the Company’s facility.  The terms of the lease call for monthly payments of $7,500 including interest at 17.3% through December 2007. The total lease obligation outstanding at October 31, 2004 and 2003 was $227,902 and $265,348, respectively.  At October 31, 2004, CEI was in default under the lease terms, which default was cured in March 2005, with the resumption of payments due under the lease under a modified payment plan arrangement.  At October 31, 2004 and 2003, the lease obligation was split between current and long term as follows:

	October 31, 2004	October 31, 2003
Current portion due	$46,906	48,559
Long term amount due	180,996	211,751
Total amount due under capital lease	$227,902	260,310

At October 31, 2004 and 2003, gross assets and accumulated depreciation related to this lease were as follows:

	October 31, 2004	October 31, 2003
Gross Assets	$723,257	$719,908
Less Accumulated Depreciation	(442,722)	(320,636)
Net book value	$280,535	$399,272

Aggregate payments due annually under the revised capital lease for the next five years are as follows.

Years ending October 31,	Capital Leases
2005	$63,520
2006	95,280
2007	95,280
2008	15,880
2009	—
Total payments due	$269,960

Operating leases — The Company is party to various operating leases, the terms of which are described below.

On May 17, 2001, CEI entered into operating lease agreements covering certain equipment and furniture with Jesenik Enterprises, Inc., JW Assurance and Holding Limited, and JMW Capital Partners, Inc., each a related party, and with Seth Buechley and Irvine Associates, Inc.  No payments have been made on these lease obligations since September 2002.   At October 31, 2004 the lease obligations due totaled $148,643, split between the parties as follows:  $11,753 to Jesenik Enterprises, Inc.; $16,790 to JW Assurance and Holding Limited; $50,371 to JMW Capital Partners, Inc.; $ 57,874 to Seth Buechley; and $11,753 to Irvine Associates, Inc.  Subsequent to the period of this audit, at July 1, 2005, the Company consolidated all but the obligation to Seth Buechley into one promissory note with total principal due of $90,847, interest accruing at 7% per annum, maturing at April 1, 2006, and with $5,047 monthly installment payments and, in addition, a lump sum payment of $50,000 due on October 1, 2005.  Management is in discussions with Seth Buechley regarding the payment provisions for his portion of this overdue lease obligation debt.

On December 31, 2002, CEI entered into a sale and leaseback agreement with CLC, under which it sold machinery and tools, automotive equipment, and office furniture and equipment, not subject to prior liens, to CLC (See Note 12). The lease is recorded as an operating lease with payment terms of $97,255 per month, beginning January 2, 2003, through December 31, 2007.  On December 31, 2003, the lease payments due to CLC were reduced to $87,255 per month through expiration at December 1, 2005.  Simultaneously, on December 31, 2003, in an agreement with Microfield Group, CTS’ parent, CEI agreed to deliver 309,524 Microfield Group common shares or the equivalent to CLC as consideration for the rent payment reduction.  At October 31, 2004, CEI and CLC agreed to restructure the lease payment schedule as follows.

Payment dates	Payment amount per month
October — November 2004	$50,000
December 2004	60,000
January — April 2005	65,000
May — November 2005	100,000
December 2005 — November 2006	115,000
December 2006 — December 2007	125,500

This lease agreement contains a purchase option at fair market value at the end of the lease term.

On September 1, 2003 CEI entered into a sublease agreement in the amount of $40,000 per month, under which it subleased a portion of the equipment listed in the lease agreement between CEI and CLC to CTS, a related party.  Under the terms of the agreement, CTS makes its payments directly to CLC.

Subsequent to the period of this audit, effective June 30, 2005, the Company and CLC agreed to amend the lease further, to reduce the total monthly payment due to $60,000, starting October 31, 2005.  In consideration of the reduction, the Company executed a promissory note with CLC totaling $500,000, interest accruing at prime plus 10% per annum, monthly payments of $20,833 due starting October 1, 2005 and maturity at September 1, 2007.

Real Property Leases — CEI has entered into various real property leases for use of buildings, offices and storage yards to house the operations and property of CEI.  CEI currently has operating activities, where long-term real property leases are required, only in Portland, Oregon.  At October 31, 2004, CEI had vacated facilities for the Columbia Square Office and the Bothell Washington Facility and CEI was subleasing these spaces in their entirety.

Future minimum lease commitments for the leases described above as of October 31, 2004, are as follows:

Location	Maturity	2005	2006	2007	2008
Thurman Building	10/31/2008	$680,009	$700,167	$722,085	$743,894
Columbia Square Office	7/31/2008	377,606	385,984	394,384	301,738
Bothell Washington Facility	3/31/2006	73,378	30,970	—	—
Total		$1,130,993	$1,117,121	$1,116,469	$1,045,632

Subsequent events relating to the real property leases led to the following summarized changes to the real property leases as follows: The Thurman Building lease was revised prior to the sale of the building to new owners, with the new agreement relating to the portion of the space used by CEI, the 1st floor café space, $478,409 in unpaid rent was forgiven and an additional $49,655 was considered deferred rent in the new lease agreement.  The portion of the space occupied by CVI then became subject to a separate lease agreement between the Landlord and CVI.  The Bothell Washington facility lease was terminated due to default, effective April 14, 2005 and the Company and the Landlord settled remaining amounts due for $15,750.

Collective Bargaining Agreements. - All of CEI’s job site employees are covered by collective bargaining agreements.  The majority of these agreements will continue for more than one year.

15.  Legal Proceedings

In March, 2004, Kurt Underwood (former President/CEO of Microfield Group, Inc.) filed a lawsuit in Multnomah County Circuit Court, Portland, Oregon under case number 0403-02370 against various related parties including Christenson Electric, Inc.  On May 27, 2004, the Company and the other defendants listed in Mr. Underwood’s complaint filed two separate answers, affirmative defenses, and counterclaims against Mr. Underwood.

On May 11, 2005 the Company and Mr. Underwood entered into a Settlement Agreement under which both parties agreed to drop their respective lawsuits.  The Settlement Agreement provides in part that certain defendants will jointly and severally purchase Microfield Group, Inc. stock held by Mr. Underwood for the aggregate purchase price of $362,500.  The purchase price will be allocated as follows:  $50,000 to the purchase of Mr. Underwood’s 119,050 Series 2 preferred shares and the balance to the purchase of Mr. Underwood’s 3,404,958 common shares.  Microfield assigned its right to purchase Underwood’s shares under the Settlement Agreement to Energy Fund II, LLC, a related party.    Payment under the Settlement Agreement occurred as required.  The Company was not directly responsible for this obligation, but did incur certain expenses, including legal expenses associated with this litigation, for which the company entered an accrued expense of $85,000 at October 31, 2004.

From time to time, claims are made against the Companies in the ordinary course of our business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting the Companies from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse affect on the Company’s results of operations for that period or future periods.

16.  Subsequent Events

Restructuring

CEAC, Inc., CEI’s parent company until the July 20, 2005 sale of CEI to Microfield (see below), entered into a line of credit agreement with U.S. Bank National Association (US Bank) in March 2000.  The debt facility was secured by all of the assets of CEAC and CEI, the stock of CEI, and was also guaranteed by CEI.   Subsequent to the periods covered by this audit, effective July 1, 2005, the US Bank loan to CEAC, Inc was restructured into a new loan, with a portion being assigned to CEI.  The loan to CEI was for $1,900,000 at an interest rate of prime plus 1.5%, matures on July 31, 2008 and requires principal payments of $22,619 per month.

Supporting the restructuring of the US Bank loans, effective May 31, 2005, CEI transferred its interest in a certain certificate of deposit, valued at $260,061, which is held as a portion of the collateral for the CEAC, Inc. loan from US Bank, and all Microfield Preferred Stock shares held by CEI to CEAC, effective July 20, 2005.

Effective June 30, 2005, the Company and Christenson Leasing, LLC (CLC) agreed to amend the a sale and leaseback agreement made previously between the parties (see Note 5), to reduce the total monthly payment due to $60,000, starting October 31, 2005.  In consideration of the reduction, the Company executed a promissory note with CLC totaling $500,000, interest accruing at prime plus 10% per annum, monthly payments of $20,833 due starting October 1, 2005 and maturity at September 1, 2007.

Acquisition

On July 20, 2005, CEAC, Inc. sold all the outstanding shares of Christenson Electric, Inc. (CEI) to Microfield Group, Inc. (Microfield) in exchange for 2 million shares of Microfield’s common stock at $.64 per common share, and the assumption of interest-bearing debt within CEI of approximately $4.6 million.  Prior to the transaction, debt of $1.9 million owed to US Bank was transferred from CEAC to CEI.  Also, common shares of Microfield, previously held by CEI, were transferred to CEAC.  The transaction was valued at approximately $5.9 million.  As a result of the transaction, CEI is a wholly-owned subsidiary of Microfield.

Christenson Electric, Inc.
Condensed Balance Sheets
As of April 30, 2005 and October 31, 2004
(Unaudited)

	As of April 30, 2005	As of October 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$261,798	$85,696
Accounts receivable	2,039,939	1,188,147
Accounts receivable — related parties	—	20,456
Unbilled revenue	617,857	589,115
Prepaid expenses and other current assets	420,155	360,344
Total current assets	3,339, 749	2,243,758

Property, leaseholds and equipment, net	332,758	280,535
Investments	1,428,246	1,428,246
Other assets	97,255	104,482
Total Assets	$5,198,008	$4,057,021

Liabilities and Shareholders’ Deficit
Current liabilities:
Cash disbursed in excess of available funds	$295,127	$283,890
Accounts payable	3,958,402	2,507,586
Accounts payable — related parties	—	126,009
Accrued payroll and taxes	155,376	—
Line of credit	655,553	667,053
Current portion of notes payable	534,250	55,533
Other current liabilities	491,642	810,457
Total current liabilities	6,090,350	4,450,528

Long term portion of notes payable	—	228,717
Long term portion of capital lease payable — related party	260,773	180,996
Total liabilities	6,351,123	4,860,241

Commitments and contingencies	—	—

Shareholders’ deficit:
Common stock, no par value, 500 shares authorized, 100 shares issued and outstanding at April 30, 2005 and October 31, 2004	63	63
Additional paid-in capital	2,781,657	2,781,657
Accumulated deficit	(3,934,835)	(3,584,940)
Total shareholders’ deficit	(1,153,115)	(803,220)

Total liabilities and shareholders’ deficit	$5,198,008	$4,057,021

The accompanying notes are an integral part of the unaudited condensed financial statements.

Christenson Electric, Inc.
Condensed Statements of Operations
For the six months ended April 30, 2005 and 2004
(Unaudited)

	Six Months Ended April 30, 2005	Six Months Ended April 30, 2004
Sales	$6,952,988	$7,004,613
Cost of sales	5,984,507	5,669,167
Gross profit	968,481	1,335,446
Operating expenses:
Sales, general and administrative expense	1,252,165	1,869,536
Loss from operations	(283,684)	(534,090)
Other income (expense), net	(66,211)	(165,891)
Loss from continuing operations	$(349,895)	$(699,981)

The accompanying notes are an integral part of the unaudited condensed financial statements.

Christenson Electric, Inc.
Statements of Cash Flows
For the six months ended April 30, 2005 and 2004
(Unaudited)

	Six Months Ended April 30, 2005	Six Months Ended April 30, 2004
Cash flows from operating activities:
Net loss	$(349,895)	$(699,981)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	60,548	70,878
Allowance for doubtful accounts	752,492	17,889
Changes in operating assets and liabilities	(511,014)	(136,763)
Net cash provided by operating activities	(47,869)	(747,977)

Cash flows from investing activities	(105,544)	(5,344)
Cash flows from financing activities	329,515	70,474

Net increase in cash and cash equivalents	176,102	(682,847)

Cash and cash equivalents, beginning of period	85,696	746,284
Cash and cash equivalents, end of period	$261,798	$63,437

The accompanying notes are an integral part of the unaudited condensed financial statements.

Christenson Electric, Inc.
Notes to Interim Condensed Financial Statements
Six Months Ended April 30, 2005 and 2004
(Unaudited)

1.   Description of Business

Christenson Electric, Inc. (“CEI” or the “Company”), does business as Christenson Power Services (CPS), engages in electrical construction, primarily high voltage electrical services and contract construction, predominantly on electrical substations, transmission facilities and wind farm power generation projects, primarily in the western region of the United States. (see Note 3).  In June 2003, CEI elected to exit its unprofitable lines of business and sold certain assets to Christenson Technology Services, Inc. (CTS), a related party.  On September 16, 2003, CTS’ was sold to Microfield Group, Inc. (Microfield) in exchange for shares of Microfield’s publicly traded common stock.  As part of the sale agreement, CEI and CTS entered into service agreements under which certain employees of each company performed services for the other in exchange for negotiated compensation amounts (see Note 12).  Subsequent to this period, effective July 20, 2005, the parent company of CEI, CEAC, Inc. sold all the outstanding shares of CEI to Microfield (see Note 7).

CPS’ customers include electric utilities, industry, and government agencies.  CPS provides new facilities design, design modification, installation, wiring and maintenance from transformers and circuit breakers to complex construction of electrical substation switchyards and transmission yards up to 500,000 volts.    In addition, CPS has been involved in the construction of greater than 10% of the currently operating wind farm power generation projects developed in the United States over the last six years.  CPS also provides docking crews, electricians and other tradesman provided under long-term staffing contracts, to major regional utilities and the Bonneville Power Administration.  Individual project contracting is performed under fixed-price, cost-plus-fee, time and material, and unit-price contracts.

The Company’s headquarters are located in Portland, Oregon.

2.   Summary of Significant Accounting Policies

Fiscal Year — The Company’s fiscal year is the twelve months ending on the last day of October.  The Company’s current fiscal year is the twelve months ending October 31, 2005.  The Company’s last fiscal year was the twelve months ended October 31, 2004.

Fair Value of Financial Instruments — The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value due to the relative short maturities of these instruments. The carrying value of debt instruments is recorded at the estimated fair value of these instruments.

Cash and cash equivalents — The Company considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be cash equivalents.  Cash and cash equivalents are primarily maintained at two financial institutions.

Receivables — Contract receivables are recorded when invoices are issued and are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, review of specific problem accounts, existing economic conditions in the construction industry, and the financial stability of their customers. The allowance for doubtful accounts at April 30, 2005 and October 31, 2004 was $50 and $32,541, respectively.  Generally, the Company considers contract receivables past due after 60 days. The Company follows the practice of filing statutory liens on construction projects where collection problems are anticipated. The liens serve as collateral for contract receivables.

Concentrations — Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of sales and accounts receivable.  The Company’s cash balances are with federally insured banks and periodically exceed the insured limits of $100,000. The Company’s receivables are from customers concentrated in the construction industry and various companies within the western region of the United States.  For the six months period ending April 30, 2005, two customers accounted for 58% of total sales.  At April 30, 2005, one customer represented accounts receivable of 71% of total outstanding accounts receivable.  In addition, two vendors accounted for 30% of the Company’s accounts payable at April 30, 2004.  The level of sales to any single customer may vary and the loss of any one of these customers, or a decrease in the level of sales to any one of these customers, could have a material adverse impact on the Company’s financial condition and results of operations.

CEI performs limited credit evaluations of its customers, does not require collateral on accounts receivable balances, but does retain lien rights to reduce its risk.

CEI currently relies on various sources for key components used in the installation and sales of its products and services.  None of CEI’s products or supplies used in the performance of its services is from a single source.  The inability of any limited source suppliers to fulfill supply and production requirements, could materially impact future operating results.

The Company’s business is concentrated in the electrical services industry.  Its future success depends on the buying patterns of its customers and continued demand by customers for the Company’s products and services.  The Company’s success will depend on its ability to maintain its history of high quality in designing customer solutions and performing its services, enhancing its existing products and services and developing and introducing, on a timely basis, successful new products or services.

Inventory — When held, inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.  CEI no longer maintains inventory, since the sale of CEI inventory to CTS on June 1, 2003.

Equipment and leasehold improvements — Equipment and leasehold improvements are recorded at cost and include major expenditures, which increase productivity or substantially increase useful lives.  Maintenance, repairs, and minor replacements are charged to expense when incurred.  When equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are removed from the accounts, and any gain or loss is included in the combined statements of operations.

The cost of equipment is depreciated over the lesser of the term of the related lease or the estimated useful lives of the related assets.  Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets. Depreciation and amortization are computed using the straight-line method for financial reporting purposes over lives ranging from 3 to 7 years.

Impairment of long-lived assets — Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable.  Determination of recoverability is based on an estimate of discounted future cash flows resulting from the use of the asset and its eventual disposition.  Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a discounted cash flow model.

The Company measures the carrying value of goodwill recorded in connection with the acquisitions for potential impairment in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.”  To apply SFAS 142, a company is divided into separate “reporting units,” each representing groups of products that are separately managed.  For this purpose, the Company has one reporting unit.  To determine whether or not goodwill may be impaired, a test is required at least annually, and more often when there is a change in circumstances that could result in an impairment of goodwill. To the extent goodwill is determined to be impaired, an impairment charge is recorded in accordance with SFAS 142.

Revenue and cost recognition — Revenues from fixed-price, cost-plus-fee, time and material, and unit-price contracts are recognized using the percentage-of-completion method of accounting, measured by the percentage of contract costs incurred to date to estimated total contract costs. This method is used because management considers total cost to be the best available measure of completion of construction contracts in progress. Provisions for estimated losses on construction contracts in progress are made in their entirety in the period in which such losses are determined without reference to the percentage complete.

Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to revenue and costs, and are recognized in the period in which the revisions are determined. Claims for additional revenue are not recognized until the period in which such claims are allowed.

Direct contract costs include all direct labor, material, estimating costs, and shop and equipment costs. Shop and equipment costs include shop salaries and expenses, facilities rent, small tools, repairs and maintenance, and depreciation not identifiable with or allocated to a specific contract or service activity. General and administrative costs are charged to expense as incurred.

Advertising — Advertising costs are expensed when incurred. Advertising expense was $0 and $3,370, respectively for the six months ended April 30, 2005 and 2004, respectively.

Income taxes — The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes.  The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.  The effect on deferred taxes of a change in tax rates is recognized in operations in the period that includes the enactment date.  Due to losses, there has been no provision for income taxes in the period presented.

Pension plan contributions — The Company contributes to several Multi-Employer Pension Benefit Plans on behalf of its employees covered by collective bargaining agreements.  During the six months ended April 30, 2005 and 2004, the Companies contributed $185,622 and $150,376, respectively, to these plans, which were expensed as incurred.

CEI’s salaried employees, with at least 1,000 hours of service, who are not covered by collective bargaining agreements, participate in a noncontributory profit sharing plan. Annual contributions are determined at the discretion of CEI’ s Board of Directors. There were no contributions made during the six months ended April 30, 2005 and 2004.

Use of estimates — The preparation of the financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting periods. Accordingly, actual results could differ from these estimates.  Estimates are used in accounting for, among other things, the allowance for doubtful accounts, inventory obsolescence, long-term contracts, depreciation, and contingencies.

Material estimates that are particularly susceptible to significant change in the near-term relate to the valuation of deferred tax assets.  Management has estimated the value of goodwill as non-recoverable based on an impairment test effective, October 31, 2004.

NEW ACCOUNTING PRONOUNCEMENTS

FIN 47.  In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its financial position, results of operations or cash flows.

SFAS 154.  In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its financial position, results of operations or cash flows.

3.  Capital Stock

The Company has authorized 500 shares of Common Stock, no par value. As of April 30, 2005 and October 31, 2004, the Company had 100 shares of common stock issued and outstanding.

4.  Debt

Effective January 1, 2004, CEI assumed a promissory note between GDC and Umpqua Bank as part of the CEI acquisition of GDC.  On October 25, 2004, a forbearance agreement was executed between the parties acknowledging $284,250 in remaining principal due.  The forbearance agreement acknowledged the loan is in default and provided a payment plan to retire the note.  On or before January 3, 2005, CEI began making monthly principal and interest payments in the amount of $5,553 including interest at 8.25%, calculated on a sixty month amortization, with the remaining balance due on or before December 31, 2005.

Effective August 30, 2004, the Company obtained a $1,000,000 credit facility with CAPCO Financial Company (CAPCO), which expires August 30, 2005. The loan limit was subsequently raised to $2,000,000, and the expiration was extended to January 14, 2006.  Borrowings under the line of credit are due on demand, bear interest payable weekly at prime plus 7 1/2% and are collateralized by accounts receivable.  The borrowing base is limited by certain factors such as length of collection cycle, subordination of collateral position on bonded work and other credit related factors.  Subject to these limitations, as of April 30, 2004, borrowings of $655,553 were outstanding and the Company had no available borrowing capacity.  The Company was in compliance with the terms of the borrowing facility at October 31, 2004.

The total amounts of the individual notes payable outstanding at April 30, 2005 and October 31, 2004, and their terms are summarized below.

	April 30, 2005	October 31, 2004
William C. McCormick, an unsecured note, due July 31, 2005, interest payable monthly at 12% per annum.	$250,000	$—

Umpqua Bank, twelve monthly payments of $5,553.25 in remaining principal due, including interest at 8.25% per annum, beginning on or before January 3, 2005, with the principal balance calculated on a sixty month amortization. The full remaining balance is due on or before December 31, 2005. The Company has not made its required payments and the loan is currently in default.	284,250	284,250

Total long-term debt	534,250	284,250
Less current maturities of long-term debt	(534,250)	(55,533)

Long-term debt, net of current maturities	$—	$228,717

5.  Related Party Transactions

The Company has a number of promissory notes, accounts receivable, lines of credit and lease obligations owing to and from related parties.  The following table lists the notes, accounts and obligations outstanding at April 30, 2005 and October 31, 2004 and by related party.

Related Party	Type of Obligation	Maturity Date	Amount of Obligation at April 30, 2005	Amount of Obligation at October 31, 2004
CEAC, Inc.(a)	Accounts Receivable	current	$418,417	—
CEAC, Inc.(a)	Accounts Payable	current	54,464	—
Christenson Leasing, LLC (CLC)(a)	Equipment Lease	2/31/07	2,597,255	$4,258,750
CLC(a)	TI Lease	12/31/07	216,523	227,902
Christenson Velagio, Inc. (CVI)	Bond Guarantee Fees	Open	—	—

Irvine Associates, Inc.	Equipment Lease	5/17/05	11,753	11,753
Jesenik Enterprises, Inc. (JEI)(a)	Bond Indemnity Fees	Open	126,913	126,009
JEI(a)	Equipment Lease	5/17/05	11,753	11,753
JW Assurance and Holding Limited(a)	Equipment Lease	5/17/05	16,790	16,790
Aequitas Capital Management(a)	Equipment Lease	5/17/05	50,371	50,371

(a)             Robert J. Jesenik, a director and significant shareholder of the Company, also owns a significant interest in these entities.  Mr. Jesenik is also an executive officer of each of the entities designated by this footnote.

Terms and conditions of each of the notes and agreements are listed below.

Notes Payable

On August 1, 2002, the Company sold its telecommunication division to Christenson Technology Services, Inc. (CTS), a related entity owned by certain stockholders of CEI, in exchange for a note receivable in the amount of $265,189.  This note was later converted to equity in a related entity as described below.

On September 15, 2003, CTS, CEI and Microfield Group, Inc. (Microfield) entered into an Agreement to Consolidate, Amend and Satisfy Obligations.  Under this agreement CTS acknowledged the separate debts of $1.5 million and $265,000 owed to CEI.  The combined debt of $1,765,000, was split into two separate amounts, in which a new Subordinated Amended and Restated Promissory Note for $1,400,000 was issued to CEI.  The remaining $365,000 of indebtedness was converted to 869,048 shares of Microfield Series 2 preferred stock in a transaction in which Microfield acquired CTS on September 16, 2003.  On November 15, 2003, the remaining interest due of $52,767 was converted to 125.636 shares of Microfield Series 3 preferred stock and the $1,400,000 Promissory Note was converted to 3,333,333 shares of MGI Series 2 preferred stock. On April 2, 2004 Subsequently, on July 20, 2005, supporting the restructuring of the US Bank loans, CEI transferred its interest in all Microfield Preferred Stock shares held by CEI to CEAC (see Note 7).

On January 1, 2004, the members of GDC, LLC (GDC) assigned their membership interests to CEI for $10.  GDC, LLC was founded on or about November 30, 2001, and was primarily engaged as a financing affiliate holding a data center and lighting contracts and was the dedicated financing vehicle for those two assets.  As of January 1, 2004, CEI owns 100% of GDC, LLC.  Total assets of $7,746 and liabilities of $348,216 have been incorporated into the Company’s financial statements as of January 1, 2004.  The company recorded $340,470 in goodwill as part of this acquisition.  At October 31, 2004 management determined that the goodwill was fully impaired as a result of the discontinuation of the GDC business and recorded an impairment charge of $340,470 in the combined statement of operations for the fiscal year ended October 31, 2004.

Accounts Receivable

CEI and CEAC, Inc., CEI’s parent company until the July 20, 2005 sale of CEI to Microfield (see Note 7), maintained open accounts payable and receivable between the companies from time to time.  At April 30, 2005 and October 31, 2004 the accounts payable due CEAC by CEI was $52,464 and $0, respectively.  At April 30, 2005 and October 31, 2004 the accounts receivable due CEI by CEAC was $418,417 and $0, respectively.  These amounts due arose from expenses of CEAC paid by CEI.

Lease Agreements

On December 30, 2002, CEI entered into a non-cancelable operating lease agreement with Christenson Leasing, LLC (CLC) covering $300,000 of leasehold improvements in the Company’s facility.  The terms of the lease call for monthly payments of $7,500 including interest at 17.3% through December 2007. The total lease obligation outstanding at April 30, 2005 and 2004 was $216,523 and $242,092, respectively.

On May 17, 2001, CEI entered into operating lease agreements covering certain equipment and furniture with Jesenik Enterprises, Inc., JW Assurance and Holding Limited, and JMW Capital Partners, Inc., each a related party, and with Seth Buechley and Irvine Associates, Inc.  No payments have been made on these lease obligations since September 2002, though the original lease provided for total payments of $4,645 per month through May 2005.   At April 30, 2005 and 2004 the lease obligations due and unpaid totaled $143,997 and $88,257, respectively and the total unpaid amount due under the lease through lease maturity was $148,643 at both dates.  The unpaid lease payable obligation split between the parties at April 30, 2005 and 2004, respectively as follows: $11,386 and $6,979 to Jesenik Enterprises, Inc.; $16,266 and $9,969 to JW Assurance and Holding Limited; $48,797 and $29,908 to JMW Capital Partners, Inc. (now Aequitas Capital Management, Inc.); $ 56,163 and $34,422 to Seth Buechley; and $11,386 and $6,979 to Irvine Associates, Inc.  At April 30, 2005 and 2004 the total lease obligations remaining totaled $148,643, split between the parties as follows:  $11,753 to Jesenik Enterprises, Inc.; $16,790 to JW Assurance and Holding Limited; $50,371 to JMW Capital Partners, Inc.; $ 57,874 to Seth Buechley; and $11,753 to Irvine Associates, Inc.  At July 1, 2005, the Company consolidated all but the obligation to Seth Buechley into one promissory note with total principal due of $90,847, interest accruing at 7% per annum, maturing at April 1, 2006, and with $5,047 monthly installment payments and, in addition, a lump sum payment of $50,000 due on October 1, 2005.  Management is in discussions with Seth Buechley regarding the payment provisions for his portion of this overdue lease obligation debt.

On December 31, 2002, CEI entered into a sale and leaseback agreement with CLC, under which it sold machinery and tools, automotive equipment, and office furniture and equipment, not subject to prior liens, to CLC. The lease is recorded as an operating lease with payment terms of $97,255 per month, beginning January 2, 2003, through December 31, 2007.  On September 1, 2003 CEI entered into a sublease agreement in the amount of $40,000 per month, under which it subleased a portion of the equipment listed in the lease agreement between CEI and CLC to CTS, a related party.  Under the terms of the agreement, CTS makes its payments directly to CLC.  On December 31, 2003, the lease payments due to CLC were reduced to $87,255 per month through expiration at December 1, 2005.  Simultaneously, on December 31, 2003, in an agreement with Microfield Group, Inc., CTS’ parent, CEI agreed to deliver 309,524 Microfield Group common shares or the equivalent to CLC as consideration for the rent payment reduction.  At October 31, 2004, CEI and CLC agreed to restructure the lease payment schedule, allowing for graduated payments over the remaining term of the lease as follows:

Payment dates	Payment amount per month
October — November 2004	$50,000
December 2004	60,000
January — April 2005	65,000
May — November 2005	100,000
December 2005 — November 2006	115,000
December 2006 — December 2007	125,500

Effective June 30, 2005, the Company and CLC agreed to amend the lease further, to reduce the total monthly payment due to $60,000, starting October 31, 2005.  In consideration of the reduction, the Company executed a promissory note with CLC totaling $500,000, interest accruing at prime plus 10% per annum, monthly payments of $20,833 due starting October 1, 2005 and maturity at September 1, 2007.

Management Services Agreement

On September 11, 2003 CEI entered into a management services agreement with CTS for the extension of certain management consulting services by CEI and their employees to CTS.  Under the terms of the agreement, certain employees provided management consulting services to CTS upon reasonable request.  The services to be provided by CEI’s employees include financial, legal, industry and labor affairs and management reporting services.  The monthly fee for general management, financial and industry and labor affairs were determined to be $14,000 per month, payable in advance.  The fees for legal and management reporting system services requested in addition to those provided normally were set at $150 per hour and $65 per hour, respectively.  These fees were discontinued in January 2004.

Administrative Services Agreement

On September 15, 2003, CEI entered into an administrative services agreement with CTS for the extension of certain administrative and related services to CTS.  Under the terms of the agreement, certain employees of CTS provided administrative and related services to CEI upon reasonable request.  The agreement is subject to a 60-day notice period before termination by either party.  The monthly payment for these services was determined at the effective date of the agreement to be approximately $35,000, with a provision to be adjusted as needed based on the level of usage of these services by CEI.  During the first quarter of 2004, the payment by CEI for these services was renegotiated to $15,000 per month as the cost of services to CEI had been reduced.  CTS did not charge CEI for these services from August 2004 to December 2004, but resumed a charge of approximately $12,500 per month in January 2005.

Bond Guarantee and Indemnity Fees

CEI has an agreement with CVI, the successor of CTS, under which CVI pays CEI a varying amount per month for CEI’s guarantee of certain bond liabilities.  The guarantee fee is computed as 15% (annualized) of the open liability under bonds issued for CTS and indemnified by certain former shareholders of CEI.  The amount of the monthly payments has fluctuated as it is subject to the open bond liability, which also fluctuates.

On June 5, 2002, three stockholders of CEI entered into an Indemnity Agreement with two insurance companies with respect to surety bond obligations of CEI and Affiliates. CEI will pay fees to the stockholders for personal indemnities at 15% per annum based on the total bonding in place under the bonding facilities.   Subsequently, two stockholders sold their interest in CEI, with the Indemnity Agreement continuing with one former stockholder and the indemnity agreement obligation for the other being assumed by the remaining stockholder, Robert Jesenik.  Total indemnity fees paid to stockholders and former stockholders were $39,337 for the six months ended April 30, 2005.  In the event an obligation arises out of the indemnity agreement requiring payment with cash or collateral, the stockholder and former stockholder shall be indemnified by CEI to the full extent of the payment. Total potential obligations, not recorded on the accompanying combined financial statements, from the personal indemnity agreement amounted to $20,000 at April 30, 2005.  As of April 30, 2005, there have been no payments made to the stockholders and former stockholders for purposes of claims regarding the indemnification obligations.  CEI has an agreement with Robert Jesenik, dba Jesenik Enterprises, Inc. (JEI), under which CEI pays JEI a varying amount per week based on the remaining amount due to Mr. Jesenik outstanding for past fees due under this agreement.  The amount remaining due and payable at April 30, 2005 was $126,913.  Effective July 1, 2005, the Company and Aequitas Capital Management, Inc. (ACM, assignee of the Robert Jesenik payable) agreed to consolidate the remaining amount due into a promissory note between the parties.

Other Transactions

Effective December 31, 2003, CEI sold its interest in Executive King Air, LLC (EKA), a private transportation company and a related party, by transfer of its one-third (1/3) membership interest in EKA back to EKA for the forgiveness of $85,000 in payments due EKA from CEI.

6.   Legal Proceedings

Shareholder lawsuit and settlement

In March, 2004, Kurt Underwood (former President/CEO of Microfield Group, Inc.) filed a lawsuit in Multnomah County Circuit Court, Portland, Oregon under case number 0403-02370 against Robert J. Jesenik, Aequitas Capital Management (formerly known as JMW Capital Partners), Destination Capital, LLC, Microfield Group, Inc., Christenson Electric, Inc., Steven M. Wright, Andrew S. Craig, Thomas A. Sidley, R. Patrick Hanlin, Michael Stansell, Brian A. Oliver, Brian N. Christopher, Kevin D. Robertson, Christenson Group, LLC, and Christenson Velagio, Inc.  The lawsuit alleged that the Defendants violated Oregon securities law and Oregon common law in connection with the following transactions (which closed simultaneously in September 2003): (1) the merger of CTS Acquisition Co. (a wholly-owned subsidiary of the Company) with and into Christenson Technology Services, Inc.; and (2) the merger of VSI Acquisition Co. (A wholly-owned subsidiary of the Company) with and into Velagio, Inc.  In addition, the lawsuit alleged that Mr. Underwood was terminated as an employee entitling him to severance pay.  The lawsuit sought damages of approximately $1.4 million.

On May 27, 2004, the Company, certain defendants filed two separate answers, affirmative defenses, and counterclaims against Mr. Underwood in Multnomah County Circuit Court alleging violations of Oregon Securities law and Oregon common law in connection with the above named transactions.  In addition, the countersuit alleged that Mr. Underwood was terminated by the Company for good cause.  The lawsuit sought damages of not less than $2.5 million and return of the 3.4 million shares of Microfield stock held by Mr. Underwood in exchange for the return of the shares of Velagio stock held by the Microfield.

On May 11, 2005 the defendants and Mr. Underwood entered into a Settlement Agreement under which both parties agreed to drop their respective lawsuits.  The Settlement Agreement provides that certain defendants will jointly and severally purchase Mr. Underwood’s Microfield Stock for the aggregate purchase price of $362,500.  The purchase price will be allocated as follows:  $50,000 to the purchase of Mr. Underwood’s 119,050 Series 2 preferred shares and the balance to the purchase of Mr. Underwood’s 3,404,958 common shares.  Additionally, the Settlement Agreement terminates Mr. Underwood’s Microfield Warrant.  Microfield assigned its right to purchase Underwood’s shares under the Settlement Agreement to Energy Fund II, LLC, a related party.  Payment under the Settlement Agreement occurred as scheduled on August 1, 2005.

7.  Subsequent Events

Restructuring

CEAC, Inc., CEI’s parent company until the July 20, 2005 sale of CEI to Microfield (see below), entered into a line of credit agreement with U.S. Bank National Association (US Bank) in March 2000.  The debt facility was secured by all of the assets of CEAC and CEI, the stock of CEI, and was also guaranteed by CEI.  Effective July 1, 2005, the US Bank loan to CEAC, Inc was restructured into a new loan, with a portion being assigned to CEI.  The loan to CEI was for $1,900,000 at an interest rate of prime plus 1.5%, matures on July 31, 2008 and requires principal payments of $22,619 per month.

Supporting the restructuring of the US Bank loans, effective May 31, 2005, CEI transferred its interest in a certain certificate of deposit, valued at $260,061, which is held as a portion of the collateral for the CEAC, Inc. loan from US Bank, and all Microfield Preferred Stock shares held by CEI to CEAC, effective July 20, 2005.

Effective June 30, 2005, the Company and Christenson Leasing, LLC (CLC) agreed to amend the a sale and leaseback agreement made previously between the parties (see Note 5), to reduce the total monthly payment due to $60,000, starting October 31, 2005.  In consideration of the reduction, the Company executed a promissory note with CLC totaling $500,000, interest accruing at prime plus 10% per annum, monthly payments of $20,833 due starting October 1, 2005 and maturity at September 1, 2007.

Acquisition

On July 20, 2005, CEAC, Inc. sold all the outstanding shares of Christenson Electric, Inc. (CEI) to Microfield Group, Inc. (Microfield) in exchange for 2 million shares of Microfield’s common stock at $.64 per common share, and the assumption of interest-bearing debt within CEI of approximately $4.6 million.  Prior to the transaction, debt of $1.9 million owed to US Bank was transferred from CEAC to CEI.  Also, common shares of Microfield, previously held by CEI, were transferred to CEAC.  The transaction was valued at approximately $6.7 million.  As a result of the transaction, CEI is a wholly-owned subsidiary of Microfield.

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
EnergyConnect, Inc.
San Jose, California

We have audited the accompanying balance sheets of EnergyConnect, Inc. as of December 31, 2004 and 2003 and the related statements of operations, deficiency in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EnergyConnect, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note 2 to the accompanying financial statements, the Company has suffered recurring losses and is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants

McLean, Virginia
September 15, 2005

ENERGYCONNECT, INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2004 AND 2003

	December 31, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	10,814	6,087
Other current assets	14,689	4,466
Total current assets	25,503	10,553

Property and equipment, net of accumulated depreciation of $22,701 and $16,399 at December 31,2004 and 2003 ,respectively (Note 4)	4,185	116
Intangible assets, net of accumulated amortization of $104 and $0 at December 31,2004 and 2003, respectively (Note 5)	3,006	—
Total assets	$32,694	$10,669

Current liabilities:
Accounts payable	$181,378	$1,625
Accrued payroll and taxes	413,532	280,000
Bank line of credit (Note 6)	100,412	—
Note payable (Note 11)	200,000	—
Other current liabilities-related parties (Note 8)	128,355	118,256
Total current liabilities	1,023,677	399,881

Long-term liabilities:
Loans payable-related parties (Note 8)	280,240	19,000
Total long-term liabilities	280,240	19,000

Commitments and contingencies (Note 12)	—	—

Deficiency in stockholders’ equity:
Common stock, no par value, 2,500 shares authorized, 143 and 141 shares issued and outstanding at December 31, 2004 and 2003, respectively (Note 10)	425,322	350,307
Common stock subscription (Note 10)	(285,015)	(210,000)
Accumulated deficit	(1,411,530)	(548,519)
Total deficiency in stockholders’ equity	(1,271,223)	(408,212)
Total liabilities and deficiency in stockholders’ equity	$32,694	$10,669

The accompanying notes are an integral part of these financial statements.

ENERGYCONNECT, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	December 31, 2004	December 31, 2003
Sales	$75,594	$—

Operating expenses:
Sales, general and administrative	938,565	261,908

Loss from operations	(862,971)	(261,908)

Interest income (expense), net	(40)	4,466

Loss before provision for income taxes	(863,011)	(257,442)
Provision for income taxes	—	—

Net loss	$(863,011)	$(257,442)

Basic and diluted net loss per share	$(6,078)	$(2,163)

Weighted average shares used in per share calculations:
Basic and diluted	142	119

The accompanying notes are an integral part of these financial statements.

ENERGYCONNECT, INC.
STATEMENT OF DEFICIENCY IN SHAREHOLDERS’ EQUITY
FISCAL YEARS ENDED DECEMBER 31, 2004 AND 2003

	Shares	Amount	Subscription Receivable	Accumulated Deficit	Total Shareholders’ Equity(Deficit)
Balance December 31, 2002	100	$140,307	$—	$(291,077)	$(150,770)

Common stock issued in exchange for note receivable	40	200,000	(200,000)	—	—

Common stock subscribed	1	10,000	(10,000)	—	—

Net loss	—	—	—	(257,442)	(257,442)

Balance December 31, 2003	141	$350,307	$(210,000)	$(548,519)	$(408,212)

Common stock subscribed	2	75,015	(75,015)	—	—

Net loss	—	—	—	(863,011)	(863,011)

Balance December 31, 2004	143	$425,322	$(285,015)	$(1,411,530)	$(1,271,223)

The accompanying notes are an integral part of these financial statements.

ENERGYCONNECT, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	December 31, 2004	December 31, 2003
Cash flows from operating activities:
Net loss	$(863,011)	$(257,442)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization (Note 4 and 5)	6,406	765

Changes in current assets and liabilities:
Other current assets	(10,223)	(4,466)
Accounts payable	313,086	158,293
Other current liabilities	10,298	80,882
Net cash used in operating activities	(543,444)	(21,968)

Cash flows from investing activities
Purchase of intangibles (Note 5)	(3,110)	—
Purchases of property and equipment (Note 4)	(10,371)	—
Net cash used in investing activities	(13,481)	—

Cash flows from financing activities:
Proceeds from note payable (Note 11)	200,000	—
Loan from shareholder, net	261,240	19,000
Borrowing on line of credit (Note 6)	100,412	—
Net cash provided by financing activities	561,652	19,000
Net increase (decrease) in cash and cash equivalents	4,727	(2,968)

Cash and cash equivalents, beginning of year	6,087	9,055
Cash and cash equivalents, end of year	$10,814	$6,087

Supplemental Disclosures of Cash Flow Information:
Interest paid in cash	$—	$—
Taxes paid in cash	$—	$—

The accompanying notes are an integral part of these financial statements.

ENERGYCONNECT, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

1.  Description of the Business

EnergyConnect, Inc. (the “Company”) provides technologies and services to enable commercial buildings to participate in new wholesale electric power markets.  Building operational flexibility is modeled and controlled to supply needed products and services to the electric grid.  EnergyConnect collects payment for these products and services and shares payments with participating buildings.

The Company was incorporated in March 1998 as a Nevada Corporation.  The Company’s headquarters are located in San Jose, California.

2.  Liquidity Matters

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As shown in the financial statements during the years ended December 31, 2004 and 2003, the Company incurred net losses of $863,011 and $257,442, respectively.  The Company’s current liabilities exceeded its current assets by $998,174 as of December 31, 2004.  These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop revenues and profitable operations.  Management has been focused on developing software which when in use will generate a customer base and initial revenues.  While the Company anticipates these efforts will result in initial revenues toward the third quarter of 2005, recurring losses and liquidity issues raise doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By raising funds to sustain the company until revenues are sufficient to support operations, management believes it will have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, the Company is not successful in generating sufficient capital resources, on terms acceptable to them, this could have a material adverse effect on the Company’s business, results of operations, liquidity and financial condition.  Investment capital or debt facilities may be difficult to obtain.  There can be no assurance that additional capital will be available or, if available, will be at terms acceptable to the Company.

3.  Summary of Significant Accounting Policies

Fiscal Year

The Company’s fiscal year is the twelve month period ending on the last day of December.  The Company’s current fiscal year is the twelve month period ending December 31, 2004.  The Company’s last fiscal year was the twelve month period ended December 31, 2003.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be cash equivalents.  Cash and cash equivalents are primarily maintained at one financial institution.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value due to the relative short maturities of these instruments. The carrying value of debt, derivatives and the liability for warrant settlement are recorded at the estimated fair value of these instruments.

Advertising Costs

The Company follows the policy of charging the costs of advertising to expenses incurred.  The Company incurred no advertising costs in either period.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation of computer equipment and software is computed using straight line or accelerated declining balance method over the estimated useful lives of the assets.  Estimated lives of three to five years are used for computer equipment and software.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable.  At December 31, 2004 and 2003 there was no outstanding trade accounts receivable.  The Company performs limited credit evaluations of its customers, does not require collateral on accounts receivable balances.  The Company has not experienced material credit losses for the periods presented.

Revenue and Cost Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition In Financial Statements (“SAB101”).

SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s financial position and results of operations was not significant.

Impairment of Long-lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows.  Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future undiscounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

The Company’s long lived assets consist of a patent.  While it has not been issued and amortization has not started, this asset will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable.  Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition.  Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a undiscounted cash flow model.

Income Taxes

The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes.  The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.  The effect on deferred taxes of a change in tax rates is recognized in operations in the period that includes the enactment date.  Due to recurring losses, there has been no provision for income taxes in the periods presented.

Computation of Net Income (Loss) per Share

Basic earnings (loss) per common share are computed using the weighted-average number of common shares outstanding during the period.  Diluted earnings per common share is computed using the combination of dilutive common share equivalents, which include convertible preferred shares, options and warrants and the weighted-average number of common shares outstanding during the period.  There were no common share equivalents at December 31, 2004 and 2003,

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

The Company has no items of other comprehensive income or expense.  Accordingly, the Company’s comprehensive loss and net loss are the same for all periods presented.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company evaluates, on an on-going basis, its estimates and judgments, including those related to revenue recognition, bad debts, impairment of goodwill and intangible assets, income taxes, contingencies and litigation. Its estimates are based on historical experience and assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     Proprietary Software in Development

In accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“FAS 86”), the Company will capitalize computer software development upon the establishment of technological feasibility. Technological feasibility is considered to have occurred upon completion of a detailed program design which has been confirmed by documenting and tracing the detail program design to product specifications and has been reviewed for high-risk development issues, or to the extent a detailed program design is not pursued, upon completion of a working model that has been confirmed by testing to be consistent with the product design. Amortization will be provided based on the greater of the ratios that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product, or the straight-line method over the estimated useful life of the product.  As of December 31, 2004 and 2003, the Company had not capitalized software development costs.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no research and product development costs for the year ended December 31, 2004 and 2003.

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2004 and 2003 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. The Company has no awards of stock-based employee compensation outstanding at December 31, 2004 and 2003.

        Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

Recent Accounting Pronouncements

On  December  16,  2004,  the Financial Accounting Standards Board (FASB) issued FASB  Statement  No.  123R  (revised  2004),  “Share-Based  Payment”  which is a revision  of  FASB Statement No. 123, “Accounting for Stock-Based Compensation”.Statement  123R  supersedes  APB opinion No. 25, “Accounting for Stock Issued to Employees”,  and  amends  FASB  Statement  No.  95,  “Statement  of Cash Flows”.Generally,  the  approach in Statement 123R is similar to the approach described in  Statement 123.  However, Statement 123R requires all share-based payments to employees,  including  grants of employee stock options, to be recognized in the income  statement based on their fair values.  Pro-forma disclosure is no longer an  alternative.  On  April  14, 2005, the SEC amended the effective date of the provisions  of  this statement.  The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method  of  accounting  no later than the first quarter of 2006.  Management has not  determined  the  impact  that  this  statement  will  have  on  Company’s financial  statements.

SFAS 151.  In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 152.  In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 153.  On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

FIN 47. In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No.  143,” which requires an entity to recognize a liability for the fair value of  a  conditional  asset retirement obligation when incurred if the liability’s fair  value  can  be  reasonably estimated. The Company is required to adopt the provisions  of FIN 47 no later than its last quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its financial  position,  results  of  operations  or cash flows.

SFAS 154. In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its financial position, results of operations or cash flows.

4.  Property and Equipment

	December 31,	December 31,
	2004	2003
Property and equipment consist of the following:
Computer hardware and software	$26,886	$16,515
Less accumulated depreciation and amortization	(22,701)	(16,399)
	$4,185	$116

Depreciation expense included as a charge to income was $6,302 and $765 for the years ended December 31, 2004 and 2003, respectively.

5.  Intangible Assets

The costs and accumulated amortization of intangible assets at December 31, 2004 and 2003, are summarized as follows:

	2004	2003
Patent	$3,110	$—
Less: accumulated amortization	(104)	—
Intangible assets, net	$3,006	$—

Amortization expense included as a charge to income was $104 and $0 for the years ended December 31, 2004 and 2003, respectively.

6.   Operating Line of Credit

During the year ended December 31, 2004, the Company secured a $120,000 credit facility, which expires on March 1, 2006.  Borrowings under the line of credit are due on demand, bear interest payable monthly at prime plus 3.75% and are unsecured.  The Company had available borrowing capacity at December 31, 2004 of approximately $20,000.  As of December 31, 2004, borrowings of $100,412 were outstanding under the facility.  The Company was in compliance with the terms of the borrowing facility at December 31, 2004.

7.  Income Taxes

The provision for income taxes for the years ended December 31, 2004 and 2003 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to changes in the valuation allowance to fully reserve net deferred tax assets.

As of December 31, 2004 and 2003, the Company had deferred tax assets primarily consisting of its net operating loss carryforwards.  However, because of cumulative losses in several consecutive years, the Company has recorded a full valuation allowance such that its net deferred tax asset is zero.  The tax benefit recorded at the statutory rate in EnergyConnect’s pre-tax loss in fiscal years 2004 and 2003 would have been approximately $345,000 and $103,000, respectively.  However, because of recognition of a full valuation allowance the effective tax rate for the Company was zero in both 2004 and 2003.

At December 31, 2004, the Company had available net operating loss carryforwards of approximately $1,411,000 for federal income tax purposes. Such carryforwards may be used to reduce taxable income, if any, in future years through their expiration in 2005 to 2024 subject to limitations of Section 382 of the Internal Revenue Code, as amended.

8.   Related Party Transactions

The following table lists the amounts due to certain shareholders at December 31, 2004 and 2003.  The amounts payable to these shareholders and employees represent costs incurred by the listed persons in the performance of their duties on behalf of the Company.  The short-term payables are payable on demand and non-interest bearing.  No formal repayment terms and arrangement terms exist.  Long-term payables bear interest at 10% per annum and the shareholder agreed not to demand payments from the Company within twelve months from December 31, 2004.

_	December 31, 2004	December 31, 2003
Short term payables:
Gene Ameduri	$30,651	$15,461
Rodney Boucher	—	39,347
Vincent Cushing	97,704	63,448
Total current payables	128,355	118,256

Long term payables:
Rodney Boucher	280,240	19,000
Total long term payables	$280,240	$19,000

In July 2003, the Company entered into an agreement with Gene Ameduri in which he received 40 shares of the Company’s common stock in exchange for a note receivable in the amount of $200,000.  The note accrues interest at 5% per annum and is due to the Company in minimum installments of $5,000, corresponding with each of the Company’s qualifying payroll periods beginning on January 1, 2005 (see Note 10 and 13).

9.   Business Concentration

During the year ended December 31, 2004, approximately $69,000, or 91%, of total revenues were derived from one major customer.

10.   Capital Stock

The Company is authorized to issue 2,500 shares of common stock.  The common stock has no par value. The Company has 143 and 141 shares of common stock issued and outstanding at December 31, 2004 and 2003, respectively.

On July 14, 2003, the Company entered into an agreement with an officer in which he received 40 shares of the Company’s common stock in exchange for a note receivable in the amount of $200,000.  The note accrues interest at 5% per annum and is due to the Company in minimum installments of $5,000, corresponding with each of the Company’s qualifying payroll periods beginning on January 1, 2005 (see Note 13).  On December 12, 2003, an investor subscribed one share of the Company’s common stock in the amount of $10,000.  The Company did not receive the proceeds in payment for that stock purchase until May 2005.

During the year ended December 31, 2004, the Company issued 2 shares of common stock to an investor in exchange for $75,015 of proceeds, net of costs and fees.   The Company did not receive the proceeds in payment for that stock purchase until February 2005.

In instances where investors purchase stock, and proceeds are not received by the Company in the reporting period, the Company accounts for the shares subscribed as common stock subscription receivable, and those amounts are offset against equity.  At December 31, 2004 and 2003, the company had stock subscriptions receivable of $285,015 and $210,000, respectively.

11.   Notes Payable to Microfield

In April 2004, the Company entered into a Letter Agreement under which it received $200,000 from Microfield Group, Inc. (Microfield).  The Letter Agreement provides for a subsidiary of Microfield, Christenson Velagio, Inc. (CVI) to provide construction and construction related services to the Company.  It also provides for the company to receive up to an additional $400,000, if a certain level of purchase orders is issued by the company to CVI.  The Letter Agreement terminated on July 31, 2004.  The note was converted to 5 shares of the Company’s common stock in March 2005.

12.   Commitments and Contingencies

Consulting Agreement

The Company has various consulting agreements with outside contractors to provide business development and consultation services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such agreement by written notice.

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on its financial position, results of operations or liquidity.

13.   Subsequent Events

In September 2005, the $200,000 note receivable and related interest receivable from the Company’s officer, in connection with issuance of 40 shares of common stock during the year ended December 31, 2003 (Note 10), was eliminated in exchange for return of 2 shares of the Company’s common stock held by that officer, and offset against amounts owed to that officer for un-reimbursed business expenses in the amount of approximately $40,000.  The Company and the Company’s officers determined the return of 2 shares based upon the fair value of Company’s common stock in August 2005, which approximately $100,000 per share.

EnergyConnect, Inc.

Condensed Balance Sheets

As of September 30, 2005 and December 31, 2004

	As of	As of
	September 30,	December 31,
	2005	2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,997	$10,814
Accounts receivable	47,827	—
Other current assets	21,845	14,689
Total current assets	118,669	25,503

Property and equipment, net	1,449	4,185
Other assets	33,977	3,006
Total Assets	$154,095	$32,694

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$627,215	$181,378
Note payable	—	200,000
Line of credit	117,454	100,412
Other current liabilities	189,124	541,887
Total current liabilities	933,793	1,023,677

Long term portion of notes payable	226,789	280,240
Total liabilities	1,160,582	1,303,917

Commitments and contingencies	—	—

Shareholders’ deficit:
Common stock, no par value, 2,500 shares authorized, 143 shares issued and outstanding at September 30, 2005 and December 31, 2004	1,491,968	425,322
Common stock subscription		(285,015)
Accumulated deficit	(2,498,455)	(1,411,530)
Total shareholders’ equity (deficit)	(1,006,487)	(1,272,223)

Total liabilities and shareholders’ equity (deficit)	$154,095	$32,694

The accompanying notes are an integral part of the unaudited condensed financial statements.

EnergyConnect, Inc.

Condensed Statements of Operations

For the nine months ended September 30, 2005 and 2004

	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004
	(Unaudited)	(Unaudited)

Sales	$244,825	$52,314
Cost of sales	153,318	12,750

Gross profit	91,507	39,564

Operating expenses:
Sales, general and administrative expense	1,566,741	696,518

Loss from operations	(1,475,234)	(656,954)

Other expense, net	388,309	(6,894)

Net Loss	$(1,086,925)	$(663,848)

The accompanying notes are an integral part of the unaudited condensed financial statements.

EnergyConnect, Inc.

Statements of Cash Flows

For the nine months ended September 30, 2005 and 2004

	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004
	(Unaudited)	(Unaudited)
Cash flows from operating activities:

Net cash provided by operating activities	$(1,231,792)	$(442,413)
Net cash provided by investing activities	(28,235)	(7,840)
Net cash provided by financing activities	1,298,210	445,180

Net increase (decrease) in cash and cash equivalents	38,183	(5,073)

Cash and cash equivalents, beginning of period	10,814	6,087
Cash and cash equivalents, end of period	$48,997	$1,014

The accompanying notes are an integral part of the unaudited condensed financial statements.

ENERGYCONNECT, INC.
NOTES TO FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

1.   Description of the Business

EnergyConnect, Inc. (the “Company”) provides technologies and services to enable commercial buildings to participate in new wholesale electric power markets.  Building operational flexibility is modeled and controlled to supply needed products and services to the electric grid.  EnergyConnect collects payment for these products and services and shares payments with participating buildings.

The Company was incorporated in March 1998 as a Nevada Corporation.  The Company’s headquarters are located in San Jose, California.

2.   Liquidity Matters

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As shown in the financial statements during the nine months ended September 30, 2005 and 2004, the Company incurred net losses of $1,500,000 and $664,000, respectively.  The Company’s current liabilities exceeded its current assets by $815,000 as of September 30, 2005.  These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s existence is dependent upon management’s ability to develop revenues and profitable operations.  Management has been focused on developing software which when in use will generate a customer base and initial revenues.  While the Company recorded initial revenues from the deployment of this software during the third quarter of 2005, recurring losses and liquidity issues raise doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By raising funds to sustain the company until revenues are sufficient to support operations, management believes it will have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, the Company is not successful in generating sufficient capital resources, on terms acceptable to them, this could have a material adverse effect on the Company’s business, results of operations, liquidity and financial condition.  Investment capital or debt facilities may be difficult to obtain.  There can be no assurance that additional capital will be available or, if available, will be at terms acceptable to the Company.

3.   Summary of Significant Accounting Policies

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the nine-month periods ended September 30, 2005 and 2004, are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. The unaudited condensed financial statements should be read in conjunction with the December 31, 2004 financial statements and footnotes included herein.

Fiscal Year

The Company’s fiscal year is the twelve month period ending on the last day of December.  The Company’s current fiscal year is the twelve month period ending December 31, 2005.  The Company’s last fiscal year was the twelve month period ended December 31, 2004.  The Company’s third fiscal quarters in fiscal 2005 and 2004 were the three month periods ended September 30, 2005 and 2004, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be cash equivalents.  Cash and cash equivalents are primarily maintained at one financial institution.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value due to the relative short maturities of these instruments. The carrying value of debt, derivatives and the liability for warrant settlement are recorded at the estimated fair value of these instruments.

Advertising Costs

The Company follows the policy of charging the costs of advertising to expenses incurred.  The Company incurred no advertising costs in either period.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation of computer equipment and software is computed using straight line or accelerated declining balance method over the estimated useful lives of the assets.  Estimated lives of three to five years are used for computer equipment and software.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable.  At September 30, 2005 there was one customer that comprised the majority of the outstanding trade receivable balance.  At September 30, 2004 there was no outstanding trade accounts receivable.  The Company performs limited credit evaluations of its customers, does not require collateral on accounts receivable balances.  The Company has not experienced material credit losses for the periods presented.

Revenue and Cost Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition In Financial Statements (“SAB101”).

SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s consolidated financial position and results of operations was not significant.

Impairment of Long-lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future undiscounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

The Company’s long lived assets consist of a patent.  While it has not been issued and amortization has not started, this asset will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such asset may not be recoverable.  Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition.  Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a undiscounted cash flow model.

Income Taxes

The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes.  The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.  The effect on deferred taxes of a change in tax rates is recognized in operations in the period that includes the enactment date.  Due to recurring losses, there has been no provision for income taxes in the periods presented.

Computation of Net Income (Loss) per Share

Basic earnings (loss) per common share are computed using the weighted-average number of common shares outstanding during the period.  Diluted earnings per common share is computed using the combination of dilutive common share equivalents, which include convertible preferred shares, options and warrants and the weighted-average number of common shares outstanding during the period.  During the nine months ended September 30, 2005 and 2004, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

The Company has no items of other comprehensive income or expense.  Accordingly, the Company’s comprehensive loss and net loss are the same for all periods presented.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company evaluates, on an on-going basis, its estimates and judgments, including those related to revenue recognition, bad debts, impairment of goodwill and intangible assets, income taxes, contingencies and litigation. Its estimates are based on historical experience and assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred $1,048,000 of  research and product development costs in the nine months ended September 30, 2005 and $359,000 in the nine months ended September 30, 2004.

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2004 and 2003 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. The Company has no awards of stock-based employee compensation outstanding at December 31, 2004 and 2003.

Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

Recent Accounting Pronouncements

SFAS 123R.  On March 31, 2004 the Financial Accounting Standards Board (“FASB”) issued its exposure draft, “Share-Based Payments”, which is a proposed amendment to SFAS 123. The exposure draft would require all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the statement of operations based on their fair value. The FASB issued the final standard in December 2004 that is effective for small business issuers for annual periods beginning after December 15, 2005. The Company has not yet assessed the impact of adopting this new standard.

SFAS 151.  In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this

Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 152.  In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 153.  On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 154. In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

4.   Debt.

As of September 30, 2005, the Company has a $120,000 credit facility, which expires on March 1, 2006.  Borrowings under the line of credit are due on demand, bear interest payable monthly at prime plus 3.75% and are unsecured.  The Company had $2,546 borrowing capacity at September 30, 2005.  As of September 30, 2005, borrowings of $117,454 were outstanding under the facility.  The Company was in compliance with the terms of the borrowing facility at September 30, 2005.

5.   Related Party Transactions

The following table lists the amounts due to certain shareholders at September 30, 2005 and December 31, 2004.  The amounts payable to these shareholders and employees represent costs incurred by the listed persons in the performance of their duties on behalf of the Company.

	September 30, 2005	December 31, 2004
Short term payables:
Gene Ameduri	$42,000	$30,651
Rodney Boucher	67,000	—
Vincent Cushing	80,124	97,704
Total current payables	189,124	128,355

Long term payables:
Rodney Boucher	226,789	280,240
	$226,789	$280,240

At December 31, 2004 the Company had a liability of $413,333 on its balance sheet representing deferred compensation owed to Vincent Cushing for the years 2002, 2003 and 2004.  Mr. Cushing owns a minority interest in the Company.  During the nine months ended September 30, 2005 this liability was settled, with Mr. Cushing forgiving the entire debt.  Accordingly, the full $413,333 is classified as income from forgiveness of debt and is listed as other income (expense), net in the condensed statement of operations.

6.   Capital Stock

The Company is authorized to issue 2,500 shares of common stock.  The common stock has no par value. The Company has 143 shares of common stock issued and outstanding at September 30, 2005 and December 31, 2004.

7.   Subsequent Events

On October 13, 2005, the Company’s shareholders entered into an agreement to sell all the outstanding shares of EnergyConnect, Inc.  in exchange for 27,365,305 shares of Microfield Group, Inc. common stock at $2.34 per common share, issuance of 19,695,432 warrants to purchase the Company’s common shares at $2.58 per share, and issuance of 3,260,940 options to purchase the company’s common stock at $0.32 per share. The transaction was valued at approximately $107 million. As a result of the transaction, ECI is a wholly-owned subsidiary of Microfield Group, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the twelve months ended December 31, 2005 for Microfield Group, Inc.,

(UNAUDITED)

	Microfield Group For the Year ended December 31, 20005 (audited)	Christenson Electric For the Period January 1, 2005 though July 19, 2005 (unaudited)	EnergyConnect For the period January 1, 2005 through September 30, 2005 (unaudited)	Pro Forma Adjustments	Reference	Pro Forma Condensed Combinced Statement of Operations for the Year Ended December 31, 2005 (unaudited)

Sales	$57,935,035	11,131,316	$244,825	(765,380)	Note 3	$68,545,796
Cost of sales	47,702,498	9,471,228	153,318	(610,666)	Note 3	56,716,378

Gross profit	10,232,537	1,660,088	91,507	(154,714)		11,829,418

Operating expenses:
Sales, general and administrative expense	8,759,333	1,524,587	1,566,741	277,728		12,128,389
Write-off of impaired goodwill and intangible assets	77,419,759	—	—	—		77,419,759

Income/(loss) from operations	(75,946,555)	135,501	(1,475,234)	(432,442)		(77,718,730)

Other income (expense), net	(2,053,037)	(154,235)	388,309	—		(1,818,963)

Loss from continuing operations	$(77,999,592)	(18,734)	$(1,086,925)	(432,442)		$(79,537,693)

Basic and diluted loss from continuing operations per share	$(2.92)					$(1.43)

Weighted average shares used in per share calculations:
Basic and fully diluted	26,709,011	2,000,000	27,365,305	(512,820)	Note 1	55,561,496

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

These financial statements may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other risks detailed in our registration statement on Form S-1. Actual results could differ materially from those projected in these forward-looking statements as a result of risk factors set forth in our periodic reports both previously and hereafter filed with the Securities Exchange Commission.

Note 1 — Basis of Presentation

On July 20, 2005, Microfield completed the acquisition of Christenson Electric, Inc. for 2,000,000 shares of Microfield common stock valued at approximately $1,280,000, without acquisition costs.  On October 13, 2005, Microfield completed the acquisition of EnergyConnect, Inc. for 27,365,205 shares of Microfield common stock valued at approximately $64,035,000, 19,695,432 warrants to purchase Microfield’s common stock valued at $36,119,000, and 3,260,940 options to purchase Microfield common stock valued at $6,770,000.  The total purchase price not including direct acquisition costs of approximately $197,000 was $106,924,000.   Shares included in Microfield’s weighted average total as a result of the acquisition of CEI were eliminated.  The weighted average shares applicable to the CEI acquisition are included in the CEI statement of operations column and are included in the pro forma weighted average share totals as if they were outstanding at the beginning of the annual period presented.

The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed combined statements of operations.  Under this method of accounting, the purchase consideration is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being recorded as goodwill and other intangible assets.  For the purposes of pro forma adjustments, Microfield has followed Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Intangible Assets.”

The unaudited pro forma condensed combined statements of operations are presented combining Microfield’s condensed consolidated statement of operations for the year ended December 31, 2005 with CEI’s statement of operations for the seven and a half months ended July 20, 2005, and ECI’s statement of operations for the nine months ended September 30, 2005, assuming the transactions occurred on January 1, 2005.  Operations of CEI from July 21, 2005 through December 31, 2005 and of ECI from October 4, 2005 through December 31, 2005 are included in Microfield’s statement of operations.  A pro forma balace sheet as of December 31, 2005 has not been presented since the financial condition of CEI and ECI as of December 31, 2005 are included in the Microfield consolidated balance sheet as of December 31, 2005. The pro forma information does not purport to be indicative of the results, which would have been reported if the purchase had been in effect for the periods presented or which may result in the future.

Transactions between Microfield, CEI and ECI during the periods presented have been eliminated.  There are no significant differences between the accounting policies of Microfield, CEI and ECI.

Note 2 — Pro forma purchase price adjustments

Pursuant to the Merger Agreement, the shareholder of CEI, in total received 2,000,000 shares of Microfield common stock.  Also, pursuant to the merger agreement between Microfield and ECI the shareholders of ECI, in total received 27,365,305 shares of Microfield common stock, 19,695,432 warrants to purchase Microfield common stock, and 3,260,940 stock options to purchase Microfield common stock.  For purposes of the unaudited pro forma condensed combined financial statements, the fair value of the Company’s common stock issued as a part of the acquisitions was determined based on the average price of the Company’s common stock for several days before the acquisitions of CEI and ECI.

The components of the separate purchase prices were as follows:

	CEI	ECI
Common stock	$1,280,000	$64,034,814
Warrants	—	36,119,391
Stock options	—	6,769,711
Direct acquisition costs	250,000	197,000

Total	$1,530,000	107,120,916

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair values of the assets acquired were based on management’s best estimates.  The total purchase prices were allocated to the assets and liabilities acquired as follows:

	CEI	ECI
Cash and other current assets	$3,391,341	$118,669
Equipment and other assets	372,032	35,426
Goodwill and other intangible assets	6,688,161	108,127,403
Current liabilities	(4,116,502)	(1,160,582)
Long term liabilities	(4,805,032)	—

Total purchase price	$1,530,000	107,120,916

Goodwill and intangible assets of $6,688,161 in CEI represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired.  Of this amount $872,771 has been allocated to a tradename intangible.  This intangible has an indefinite life and as such is not being amortized.  The remainder of the amount has been allocated to goodwill.  Goodwill of $108,127,403 in ECI represents the excess of the purchase price over the fair value of the net tangible assets acquired. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually.

These transactions had no effect on the Company’s earnings at the dates of acquisition as the assets and liabilities were acquired at the same cost bases for which they were listed in the previous CEI  and ECI financial statements, which approximated fair value, except for goodwill which was recorded at the excess of the purchase price over the net assets.  There were no assets that were required to be written down at the acquisition date and no material amount of assets that required a regular recurring expense to be charged against the company’s earnings.  A pro forma adjustment of $277,728, representing amortization of acquired intangible assets from the beginning of the period presented to the dates of their respective acquisitions, was charged against earnings in the pro forma condensed combined statements of operations.

As part of its preparation for the audit of the Company for the year ended December 31, 2005, the Company carefully evaluated the potential impairment of goodwill recorded at the acquisition dates as required by Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Intangible Assets.”

Note 3 - Eliminations

Microfield’s wholly-owned subsidiary, Christenson Velagio, Inc. (CVI) provides electrical services for Christenson Electric on some of CEI’s high voltage projects.  Microfield’s revenue, combined with CE’s revenue for the year ended December 31, 2005 included sales between the two companies totaling approximately $765,000.  Gross margin on services between the companies averages approximately 15-20%.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Oregon law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$3,342.41
Accounting fees and expenses	10,000.00	*
Legal fees and expenses	30,000.00	*
Miscellaneous	1,657.59
TOTAL	$45,000.00

*        Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In connection with an April 2003 common stock private placement, the Company issued 111,308 warrants to purchase common stock. Each warrant is exercisable into one share of common stock at $0.40 per share and will expire in 2008. Subsequent to this private placement, the Company exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock. This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares.

On September 16, 2003 the Company acquired Christenson Technology Services, Inc. and Velagio, Inc. in exchange for 8,386,285 shares of the Company’s common stock. The shares of common stock issued in conjunction with the acquisition were not registered under the Securities Act of 1933.

On September 26, 2003, the Company issued 3,607,151 shares of restricted Series 2 preferred stock in conjunction with a private placement at $.42 per share. In total, the Company received net cash proceeds from the private placement of approximately $715,000 and conversion of $765,000 of debt. Issuance costs relative to the private placement were approximately $35,000. These shares of stock are not registered under the Securities Act of 1933 and must be held for the time required by Rule 144 promulgated under the Securities Act.

In September 2003, in connection with a preferred stock private placement, the Company issued 333,334 warrants to purchase common stock. Each warrant is exercisable into one share of common stock at $0.42 per share and will expire in 2008. Subsequent to this private placement, the Company exercised an option to convert $1,400,000 of outstanding debt into preferred stock that is convertible into shares of common stock. This exercise, when aggregated with all other outstanding equity arrangements, resulted in the total number of common shares that could be required to be delivered to exceed the number of authorized common shares.

In November 2003, 3,333,333 preferred shares were issued in exchange for the conversion of a previously existing $1.4 million debt owed by the Company. This conversion was completed in conjunction with a $750,000 Series 2 preferred stock private placement subscribed to on September 26, and a conversion of $765,000 of existing debt into shares of Series 2 preferred stock, also on September 26, 2003.

On April 8, 2004 the Company issued 4,605.265 shares of Series 4 preferred stock in conjunction with a private placement at $380 per share. Each of the Series 4 preferred shares are convertible into one thousand shares of the Company’s common stock. In total, the Company received net proceeds from the private placement of approximately $1,724,000. Issuance costs relative to the private placement were approximately $26,000. These shares of stock are not registered under the Securities Act of 1933 and must be held for the time required by Rule 144 promulgated under the Securities Act.

In April 2004, the Company issued 3,640.803 shares of Series 3 preferred stock in exchange for the conversion of previously existing debt in the amount of $1,529,000 owed to various related parties. Each of these shares of preferred stock is convertible into 1,000 shares of the Company’s common stock. These shares of stock are not registered under the Securities Act of 1933 and must be held for the time required by Rule 144 promulgated under the Securities Act.

On July 28, 2004, the Company issued an aggregate of 1,600,000 shares of common stock to a consultant in exchange for $560,000 of services rendered, which approximated the fair value of the shares issued during the period services were completed and rendered. Compensation costs of $560,000 were charged to operations during the year ended January 1, 2005. In October 2004, one of the Series 2 preferred stockholders converted 119,048 shares of Series 2 preferred stock into 119,048 shares of common stock.

Pursuant to an Agreement and Plan of Merger dated July 20, 2005 by and between the Company, CPS Acquisition Co., Christenson Electric, Inc. and CEAC, Inc., an Oregon corporation and sole shareholder of Christenson Electric, the Company issued 2,000,000 shares of its common stock to CEAC. The shares of common stock issued in conjunction with the acquisition were not registered under the Securities Act of 1933.

On October 5, 2005, the Company closed a private placement of $3,659,520 of its common stock to certain accredited investors. The Company sold 5,227,886 shares of common stock to the investors for $0.70 per share. In addition, each investor received a warrant to purchase one share of common stock for every two shares purchased in the private placement. The warrants have a five year term and an exercise price of $0.90 per share.

On October 13, 2005, the Company acquired, via merger, substantially all of the assets of EnergyConnect, Inc., a Nevada corporation. As a result of the merger, the Company issued 27,365,306 shares of its common stock and 19,695,432 common stock purchase warrants exercisable at $2.58 per share to EnergyConnect shareholders in exchange for all the outstanding shares of EnergyConnect. The Company also granted options to purchase shares of our common stock at $0.32 per share to the Energy Connect option holders in connection with the assumption of the EnergyConnect Employee Stock Option Plan.

In the three months ended April 1, 2006, there were numerous warrant exercises and conversions of preferred stock to common stock. In that period 7,144,433 shares of common stock were issued as a result of those transactions. Warrants for 2,647,388 shares of common stock were exercised, and 1,353,334, 1,038,448 and 2,105,263 shares of common stock were issued for the conversion of Series 2, Series 3 and Series 4 preferred stock.

On April 10, 2006, we issued 702,425 shares of common stock upon exercise of outstanding warrants.

On April 17, 2006, we issued 19,231 shares of common stock upon exercise of outstanding warrants.

On April 18, 2006, we issued 88,544 shares of common stock upon exercise of outstanding warrants.

On April 19, 2006, we issued 366,777 shares of common stock upon exercise of outstanding warrants.

On April 27, 2006, we issued 211,355 shares of common stock upon exercise of outstanding warrants.

On May 4, 2006, we issued 50,000 shares of common stock upon conversion of Series 4 preferred stock.

On May 15, 2006, we issued 77,300 shares of common stock in exchange for Steelcase debt.

On May 22, 2006 we issued an aggregate of 366,777 shares of common stock upon conversion of preferred stock.

On June 1, 2006, we issued 42,538 shares of common stock upon exercise of outstanding warrants.

On June 8, 2006, we issued an aggregate of 440,435 shares of common stock to certain investors as a penalty payment for late registration of their shares of common stock.

On June 12, 2006, we issued 24,669 shares of common stock upon exercise of outstanding warrants.

On June 14, 2006, we issued 187,223 shares of common stock upon exercise of outstanding warrants.

On June 23 , 2006, we issued an aggregate of 400,000 shares of common stock upon conversion of preferred stock.

On June 30, 2006, we issued 19,707 shares of common stock upon exercise of outstanding warrants.

On June 30, 2006, we closed a private placement of approximately $15,000,000 of its common stock to certain accredited investors. We sold 7,500,000 shares of common stock to the investors for $2.00 per share. In addition, we issued 5,625,000 warrants to the investors. The warrants have a five year term and an exercise price of $3.00 per share.

On July 12, 2006, we issued 628,141 shares of common stock upon conversion of 628.141 shares of Series 4 preferred stock.

All of the above offerings and sales were deemed to be exempt under Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Microfield Group, Inc. or executive officers of Microfield Group, Inc., and transfer was restricted by Microfield Group, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above- referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings. Except as disclosed above, we have not employed any underwriters in connection with any of the above transactions.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean Microfield Group, Inc., an Oregon corporation.

Exhibit No.	Description
2.1

Form of Asset Purchase Agreement between Greensteel, Inc., and Microfield Graphics, Inc., dated September 7, 2000 (Incorporated by reference to Annex A to the Registrant’s Proxy Statement filed October 3, 2000).

2.2

Form of Agreement and Plan of Merger between Microfield Graphics, Inc. and Innovative Safety Technologies, LLC. and Microfield Merger Sub, Inc. dated September 16, 2002 (Incorporated by reference to Exhibit 2 to the Registrant’s Current Report on Form 8-K filed October 3, 2002).

Exhibit No.	Description
2.3

Form of Agreement and Plan of Merger by and among Microfield Group, Inc. and CTS Acquisition Co. and Christenson Technology Services, Inc. and Christenson Group, LLC, dated September 15, 2003 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed October 1, 2003.

2.4

Form of Agreement and Plan of Merger by and among Microfield Group, Inc. and VSI Acquisition Co. and Velagio, Inc. and Kurt A. Underwood and TSI Telecommunication Services, Inc. dated as of September 15, 2003 (Incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed October 1, 2003).

2.5

Form of Agreement and Plan of Merger by and among Microfield Group, Inc. and CPS Acquisition Co. and Christenson Electric, Inc. and CEAC, Inc. dated as of July 20, 2005 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed July 26, 2005)

2.6

Agreement and Plan of Merger by and among Microfield Group, Inc. and ECI Acquisition Co. and EnergyConnect, Inc. dated as of October 11, 2005 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2005)

3.1	Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form SB-2 (File No. 33-918900).

Exhibit No.	Description
3.2	Amended Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed March 21, 2005).

3.3	Bylaws, as amended (Incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form SB-2 (File No. 33-918900).

5.1	Opinion of Dunn Carney Allen Higgins & Tongue LLP.*

10.1	Restated 1995 Stock Incentive Plan dated May 11, 1998 (Incorporated by reference to Exhibit 10.11 to Registrant’s Quarterly Report on Form 10-QSB for the three month period ending July 3, 1999).

10.2

Form of $400,000 Subordinated Promissory Note issued to JMW Capital Partners, Inc., dated June 30, 2000 (Incorporated by reference to Exhibit 10.14 to Registrant’s Quarterly Report on Form 10-QSB for the three month ending July 1, 2000).

10.3

Form of Stock Purchase Warrants to Purchase Shares of Common Stock of Microfield Group, Inc. issued to JMW Capital Partners, Inc., dated June 30, 2000 (Incorporated by reference to Exhibit 10.15 to Registrant’s Quarterly Report on Form 10-QSB for the three month ending July 1, 2000)

10.4

Form of Registration Rights Agreement between the Company and JMW Capital Partners, Inc. (now known as Aequitas Capital Management), dated June 30, 2000 (Incorporated by reference to Exhibit 10.16 to Registrant’s Quarterly Report on Form 10-QSB for the three month ending July 1, 2000).

10.5

Form of Note and Warrant Purchase Agreement between the Company and JMW Capital Partners, Inc. (now known as Aequitas Capital Management), dated June 30, 2000 (Incorporated by reference to Exhibit 10.17 to Registrant’s Quarterly Report on Form 10-QSB for the three month ending July 1, 2000).

10.10

Form of Loan Agreement and promissory note dated August 24, 2004 between Microfield Group, Inc. and Destination Capital, LLC (Incorporated by reference to Exhibit 10.10 to Registrant’s Current Report on Form 8-K filed August 30, 2005).

10.22	Microfield Group, Inc. 2004 Stock Incentive Plan (Incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-KSB filed May 20, 2005).

10.24	Settlement Agreement between the Company, Kurt A. Underwood and various other parties (Incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-KSB filed May 20, 2005).

10.25

Form of Stock Purchase Warrants to purchase Common Stock of Microfield Group, Inc. issued to ECI stockholders (Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed October 19, 2005).

10.26	Form of Warrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 7, 2006)

10.27	Securities Purchase Agreement dated June 30, 2006 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed July 7, 2006)

10.28	Registration Rights Agreement dated June 30, 2006 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed July 7, 2006)

14	Code of Business Conduct and Ethics (Incorporated by reference to Exhibit 14 to Amendment No. 1 to Form S-1 filed on May 2, 2006).

21.1	Subsidiaries of the Registrant.*

23.1	Consent of Dunn Carney Allen Higgins & Tongue LLP (included in Exhibit 5.1)*

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Russell Bedford Stefanou Mirchandani LLP , Registered Independent Accountants

23.4	Consent of Russell Bedford Stefanou Mirchandani LLP, Registered Independent Accountants

23.5	Consent of Russell Bedford Stefanou Mirchandani LLP, Registered Independent Accountants

24.1	Power of Attorney (included on page II-6)*

*  Previously filed.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Portland, State of Oregon, on September 26, 2006.

MICROFIELD GROUP, INC.

By:	/s/ Rodney M. Boucher
Rodney M. Boucher
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

SIGNATURE		TITLE	DATE

/s/ Rodney M. Boucher		Chief Executive Officer and Director	September 26, 2006
Rodney M. Boucher

*		President and Director	September 26, 2006
A. Mark Walter

/s/ Randall R. Reed		Chief Financial Officer	September 26, 2006
Randall R. Reed		(Principal Financial and Accounting Officer)

*		Director	September 26, 2006
Gary D. Conley

*		Director	September 26, 2006
Gene Ameduri

*		Director	September 26, 2006
William C. McCormick

*		Director	September 26, 2006
Michael W. Stansell

* By:	/s/ Randall R. Reed
Randall R. Reed
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
2.1

Form of Asset Purchase Agreement between Greensteel, Inc., and Microfield Graphics, Inc., dated September 7, 2000 (Incorporated by reference to Annex A to the Registrant’s Proxy Statement filed October 3, 2000).

2.2

Form of Agreement and Plan of Merger between Microfield Graphics, Inc. and Innovative Safety Technologies, LLC. and Microfield Merger Sub, Inc. dated September 16, 2002 (Incorporated by reference to Exhibit 2 to the Registrant’s Current Report on Form 8-K filed October 3, 2002).

2.3

Form of Agreement and Plan of Merger by and among Microfield Group, Inc. and CTS Acquisition Co. and Christenson Technology Services, Inc. and Christenson Group, LLC, dated September 15, 2003 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed October 1, 2003.

2.4

Form of Agreement and Plan of Merger by and among Microfield Group, Inc. and VSI Acquisition Co. and Velagio, Inc. and Kurt A. Underwood and TSI Telecommunication Services, Inc. dated as of September 15, 2003 (Incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed October 1, 2003).

2.5

Form of Agreement and Plan of Merger by and among Microfield Group, Inc. and CPS Acquisition Co. and Christenson Electric, Inc. and CEAC, Inc. dated as of July 20, 2005 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed July 26, 2005)

2.6

Agreement and Plan of Merger by and among Microfield Group, Inc. and ECI Acquisition Co. and EnergyConnect, Inc. dated as of October 11, 2005 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2005)

3.1	Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form SB-2 (File No. 33-918900).

3.2	Amended Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed March 21, 2005).

3.3	Bylaws, as amended (Incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form SB-2 (File No. 33-918900).

5.1	Opinion of Dunn Carney Allen Higgins & Tongue LLP.*

10.1	Restated 1995 Stock Incentive Plan dated May 11, 1998 (Incorporated by reference to Exhibit 10.11 to Registrant’s Quarterly Report on Form 10-QSB for the three month period ending July 3, 1999).

10.2

Form of $400,000 Subordinated Promissory Note issued to JMW Capital Partners, Inc., dated June 30, 2000 (Incorporated by reference to Exhibit 10.14 to Registrant’s Quarterly Report on Form 10-QSB for the three month ending July 1, 2000).

10.3

Form of Stock Purchase Warrants to Purchase Shares of Common Stock of Microfield Group, Inc. issued to JMW Capital Partners, Inc., dated June 30, 2000 (Incorporated by reference to Exhibit 10.15 to Registrant’s Quarterly Report on Form 10-QSB for the three month ending July 1, 2000)

10.4

Form of Registration Rights Agreement between the Company and JMW Capital Partners, Inc. (now known as Aequitas Capital Management), dated June 30, 2000 (Incorporated by reference to Exhibit 10.16 to Registrant’s Quarterly Report on Form 10-QSB for the three month ending July 1, 2000).

10.5

Form of Note and Warrant Purchase Agreement between the Company and JMW Capital Partners, Inc. (now known as Aequitas Capital Management), dated June 30, 2000 (Incorporated by reference to Exhibit 10.17 to Registrant’s Quarterly Report on Form 10-QSB for the three month ending July 1, 2000).

10.10

Form of Loan Agreement and Promissory Note dated August 24, 2004 between Microfield Group, Inc. and Destination Capital, LLC. (Incorporated by reference to Exhibit 10.10 to Registrant’s Current Report on Form 8-K Filed August 30, 2005).

10.22	Microfield Group, Inc. 2004 Stock Incentive Plan (Incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-KSB filed May 20, 2005).

10.24	Settlement Agreement between the Company, Kurt A. Underwood and various other parties (Incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-KSB filed May 20, 2005).

10.25

Form of Stock Purchase Warrants to purchase Common Stock of Microfield Group, Inc. issued to ECI stockholders (Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed October 19, 2005).

10.26	Form of Warrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 7, 2006)

10.27	Securities Purchase Agreement dated June 30, 2006 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed July 7, 2006)

10.28	Registration Rights Agreement dated June 30, 2006 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed July 7, 2006)

14	Code of Business Conduct and Ethics (Incorporated by reference to Exhibit 14 to Amendment No. 1 to Form S-1 filed on May 2, 2006).

21.1	Subsidiaries of the Registrant.*

23.1	Consent of Dunn Carney Allen Higgins & Tongue LLP (included in Exhibit 5.1)*

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Russell Bedford Stefanou Mirchandani LLP, Registered Independent Accountants

23.4	Consent of Russell Bedford Stefanou Mirchandani LLP, Registered Independent Accountants

23.5	Consent of Russell Bedford Stefanou Mirchandani LLP, Registered Independent Accountants

24.1	Power of Attorney (included on page II-6)*

*   Previously filed.